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Exhibit (a)-(1)

PRELIMINARY PROXY STATEMENT OF THE COMPANY

                    , 2016

Shareholders of Taomee Holdings Limited
Re: Notice of Extraordinary General Meeting of Shareholders
Dear Shareholder:

        You are cordially invited to attend an extraordinary general meeting of shareholders of Taomee Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Company"), to be held on                 , 2016 at                  (Beijing time). The meeting will be held at the offices of 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai, China. The accompanying notice of the extraordinary general meeting and proxy statement provide information regarding the matters to be considered and voted on at the extraordinary general meeting, including at any adjournment thereof.

        The Company entered into an agreement and plan of merger, dated as of December 11, 2015, with Orient TM Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Parent"), and Orient TM Merger Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (the "Merger Sub"). Such agreement and plan of merger, as may be amended from time to time, is referred to herein as the "Merger Agreement" and a copy of which is attached as Annex A to the accompanying proxy statement. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation") and becoming a wholly owned subsidiary of Parent.

        At the extraordinary general meeting, you will be asked to consider and vote upon a proposal to approve and authorize the Merger Agreement and the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands (the "Cayman Registrar") in connection with the Merger (the "Plan of Merger"), and the transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the "Transactions"), including the Merger. Merger Sub is formed solely for purposes of the Merger. Immediately following the consummation of the Merger, Parent will be beneficially owned by (i) an affiliate of Orient Ruide Capital Management (Shanghai) Co., Ltd. (the "Sponsor"); (ii) Mr. Benson Haibing Wang, the co-founder, chief executive officer and a director of the Company ("Mr. Wang"), (iii) Joy Union Holdings Limited, a company incorporated under the laws of the British Virgin Islands that is wholly-owned by Mr. Wang ("Joy Union"), (vi) Mr. Roc Yunpeng Cheng, the co-founder, president and a director of the Company, (v) Charming China Limited, a company incorporated under the laws of the British Virgin Islands that is wholly-owned by Mr. Cheng ("Charming China"), (vi) Mr. Jason Liqing Zeng, the chairman of the board of directors of the Company ("Mr. Zeng") and (vii) Frontier Technology Holdings Limited, a company incorporated under the laws of the British Virgin Islands that is wholly-owned by Mr. Zeng ("Frontier Technology"). Mr. Wang, Joy Union, Mr. Cheng, Charming China, Mr. Zeng and Frontier Technology are collectively referred to as the "Rollover Shareholders". Mr. Wang, Joy Union, Mr. Cheng, Charming China and the Sponsor are collectively referred to as the "Buyer Group".

        As of the date of the accompanying proxy statement, Mr. Wang, himself and through Joy Union Holdings Limited, beneficially owns 87,230,252 Shares, representing approximately 12.2% of the total number of issued and outstanding Shares, Mr. Cheng, himself and through Charming China Limited, beneficially owns 72,072,833 Shares, representing approximately 10.1% of the total number of issued and outstanding Shares, and Mr. Zeng, through Frontier Technology and Speednext Industrial Limited, beneficially owns 167,568,540 Shares, representing approximately 23.5% of the total number of issued and outstanding Shares, respectively, in the Company. Pursuant to a rollover and support agreement entered among Mr. Wang, Joy Union, Mr. Cheng, Charming China, Mr. Zeng, Frontier Technology and Parent, dated as of December 11, 2015 and as amended and restated on December 31, 2015 (the "Rollover and Support Agreement"), (a) Mr. Wang, Mr. Cheng and Mr. Zeng have agreed to vote all 326,871,625 Shares beneficially owned by them, which represented approximately 45.8% of the total voting power thereof, in favor of the authorization and approval of the Merger Agreement and the Merger, and (b) Mr. Wang has agreed to roll-over 86,392,592 Shares beneficially held him, Mr. Cheng has agreed to roll-over 71,392,593 Shares beneficially held by him, and Mr. Zeng has agreed to roll-over 35,576,008 Shares beneficially held by him through Frontier Technology, respectively, in the Company, which collectively represent approximately 27.1% of the total number of issued and outstanding Shares (the "Rollover Shares") and which will be cancelled at the effective time ("Effective Time") of the Merger for no consideration. Each Rollover Shareholder will instead receive newly issued ordinary shares of Parent. If completed, the Merger will result in the Company becoming a privately-held company and its American depositary shares (the "ADSs") will no longer be listed on the New York Stock Exchange, or the "NYSE;" and the American depositary shares program for the ADSs will terminate.

        The Buyer Group intends to fund the merger consideration through equity financing provided by the Sponsor in an aggregate amount equal to US$97,547,052 pursuant to an equity commitment letter issued by the Sponsor. In calculating this amount, the Buyer Group did not consider the value of the Rollover Shares, which will be cancelled for no consideration pursuant to the merger agreement.

        If the Merger Agreement and the Plan of Merger are approved and authorized by the requisite vote of the Company's shareholders and the Merger is completed, each Share (including Shares represented by the ADSs) issued and outstanding immediately prior to the Effective Time of the Merger will be cancelled and cease to exist in exchange for the right to receive US$0.1884 per Share or US$3.767 per ADS, in each case, in cash, without interest and net of any applicable withholding taxes, except for (a) the Rollover Shares, (b) Shares (including Shares represented by the ADSs) beneficially owned by the Company or held by the Company as treasury shares or held by the Company's depositary that are reserved (but not yet allocated) by the Company for settlement upon exercise of any Company equity awards, and (c) Shares owned by shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to Section 238 of the Cayman Islands Companies Law, which Shares will be cancelled in accordance with the procedures set out in Section 238 of the Cayman Islands Companies Law and the holders of such shares shall be entitled to receive the fair value of such Shares determined in accordance with the provisions of Section 238 of the Cayman Islands Companies Law (the "Dissenting Shares"). The Rollover Shares will be cancelled for no consideration. The Dissenting Shares will be cancelled for their fair value or other agreed value as described in more detail below.

        In addition, at the Effective Time,

  •
  (a) vesting of each option (the "Company Option") to purchase Shares granted under the Company's 2009 Stock Option Plan, 2010 Share Incentive Plan and 2012 Share Incentive Plan, each as amended (the "Share Incentive Plan") issued and outstanding as of the effective time of the Merger and having an exercise price per Share less than US$0.1884 will be accelerated by 12 months, (b) vesting of each Company Option issued and outstanding as of the effective time of the Merger and having an exercise price per Share equal to or greater than US$0.1884 will be accelerated as to all of the covered Shares, and (c) vesting of each Company restricted share award issued under the Share Incentive Plan (the "Company Restricted Share") issued and outstanding as of the effective time of the Merger will be accelerated by 12 months, except for certain awards that will be accelerated by three months or vest immediately prior to the Effective Time;

  •
  each vested Company Option (including after application of any acceleration), will be cancelled and converted into the right to receive an amount equal to the product of (a) the excess of US$0.1884 over the exercise price payable per Share under such Company Option multiplied by (b) the number of Shares covered under such vested Company Option, in cash, without interest and net of any applicable withholding taxes; if the exercise price of a Company option is greater than or equal to US$0.1884, such Company Option will be cancelled at the Effective Time of the Merger for no consideration;

  •
  each unvested and outstanding Company Option as of the effective time of the Merger will be assumed by Parent and converted into an option to purchase that number of ordinary shares of Parent equal to the number of Shares subject to such option multiplied by the ratio of (a) US$0.1884 divided by (b) the fair market value of one ordinary share of Parent at the effective time of the Merger, and rounded down to the nearest whole share, with a per share exercise price determined by dividing the per Share exercise price of such option by the ratio of (x) US$0.1884 divided by (y) the fair market value of one ordinary share of Parent at the effective time of the Merger, and rounding up to the nearest whole cent; and the terms and conditions of the assumed option, including vesting conditions, shall otherwise remain unmodified;

  •
  each Company Restricted Share vested and outstanding as of the effective time of the Merger (after application of any acceleration) will be cancelled and converted into the right to receive US$0.1884 per Share, in cash, without interest and net of any applicable withholding taxes; and

  •
  each unvested and outstanding Company Restricted Share will be assumed by Parent and will cover that number of ordinary shares of Parent equal to the number of Shares covered thereby multiplied by the ratio of (a) US$0.1884 divided by (b) the fair market value of one ordinary share of Parent at the effective time of the Merger, rounded down to the nearest whole share; the terms and conditions of the assumed Company Restricted Share, including vesting conditions, shall otherwise remain unmodified.

        The payment in connection with the treatment of applicable vested Company Options and vested Company Restricted Shares will be made by the Surviving Corporation as soon as practicable following the Effective Time (and in any event within 30 days following the Effective Time).

        An independent committee of the board of directors of the Company (the "Special Committee"), composed solely of directors unrelated to any of the management members of the Company, Parent and Merger Sub, reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Special Committee, after due consideration, has unanimously determined that (a) the Merger, on the terms and subject to the consideration set forth in the Merger Agreement and the Plan of Merger, is substantively and procedurally fair to, and in the best interests of, the Company and its unaffiliated shareholders, and declared it advisable to enter into the merger agreement, (b) approved the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and (c) recommended that the board of directors of the Company approve and authorize the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

        The board of directors of the Company, after carefully considering all relevant factors, including the unanimous determination and recommendation of the independent committee, in a meeting held on December 11, 2015, unanimously (other than Mr. Wang and Mr. Cheng who abstained from the vote) (a) determined that the Merger, on the terms and subject to the consideration set forth in the Merger Agreement and the Plan of Merger, is substantively and procedurally fair to, and in the best interests of, the Company and its unaffiliated shareholders, and declared it advisable to enter into the Merger Agreement, (b) approved the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and (c) recommended that the Company's shareholders vote FOR the approval and authorization of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

        The Company's board of directors unanimously (other than Mr. Wang and Mr. Cheng who abstained from the vote) recommends that you vote FOR the proposal to approve and authorize the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, FOR the proposal THAT the directors of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

        When considering the recommendation of the Special Committee and the board of directors of the Company, you should be aware that some of the Company's directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Company's shareholders generally. Mr. Wang, Mr. Cheng and Mr. Zeng have elected to roll-over the Rollover Shares.

        The accompanying proxy statement provides you with detailed information about the Merger and the extraordinary general meeting. We encourage you to read the entire document and all of the attachments and other documents referred to or incorporated by reference herein carefully. You may also obtain more information about the Company from documents the Company has filed with the Securities and Exchange Commission, referred to herein as the "SEC", which are available for free at the SEC's website www.sec.gov.

        Regardless of the number of the Shares you own, your vote is very important. The Merger cannot be completed unless the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are approved by a special resolution (as defined in the Cayman Islands Companies Law), being a resolution passed by an affirmative vote of at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting of which notice specifying the intention to prepare the resolution as a special resolution has been duly given, referred to herein as a "special resolution." Whether or not you plan to attend the extraordinary general meeting, please complete the enclosed proxy card, in accordance with the instructions set forth on your proxy card, as promptly as possible. The deadline to lodge your proxy card is                 , 2016 at          (Beijing time). Voting at the extraordinary general meeting will take place by poll voting, each shareholder having one vote for each Share held as of the close of business in the Cayman Islands on                 , 2016.

        JPMorgan Chase Bank, N.A., in its capacity as the ADS depositary and referred to herein as the "ADS Depositary", holds on deposit the Shares that are represented by the ADSs. The ADS Depositary will endeavor to vote (or will endeavor to cause the vote of) the Shares it holds on deposit at the extraordinary general meeting in accordance with the voting instructions timely received from holders of the ADSs as of the close of business in New York City on                 , 2016, the ADS record date. The ADS Depositary must receive such instructions no later than          New York City time on                 , 2016. Holders of the ADSs will not be able to attend the extraordinary general meeting unless they cancel their ADSs and become holders of the Shares prior to the close of business in the Cayman Islands on             , 2016, the Share Record Date. ADS holders who wish to cancel their ADSs need to make arrangements to deliver the ADSs to the ADS Depositary for cancellation before the close of business in New York City on             , 2016, together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of the Shares), (b) payment of the ADS cancellation fees (US$0.05 per ADS to be cancelled) and related expenses and taxes (such as stamp taxes and share transfer taxes), and (c) a certification that the ADS holder either (i) held the ADSs as of the applicable ADS record date for the extraordinary general meeting and has not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled, or has given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting, or (ii) did not hold the

ADSs as of the applicable ADS record date for the extraordinary general meeting and undertakes not to vote the corresponding Shares at the extraordinary general meeting. Upon cancellation of the ADSs, the ADS Depositary will arrange for J.P. Morgan Chase Banks N.A., Hong Kong Branch (DCC), the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after the registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention.

        Voting at the extraordinary general meeting will take place by poll voting, as required by the Company's articles of association.

        Shareholders who continue to hold their Shares until the consummation of the Merger will have the right to seek appraisal and payment of the fair value of their Shares, but only if they deliver to the Company, before the vote is taken, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of appraisal rights, which is attached as Annex G to the accompanying proxy statement. The fair value of your Shares as determined under the Cayman Islands Companies Law could be more than, the same as, or less than the merger consideration you would receive pursuant to the Merger Agreement if you did not exercise appraisal rights with respect to your Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS' RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THE ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS' RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS' RIGHTS MUST SURRENDER THE ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY'S REGISTER OF MEMBERS, CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO TH ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE CORRESPONDING SHARES) BEFORE                      (NEW YORK CITY TIME) ON             , 2016 AND BECOME REGISTERED HOLDERS OF SHARES BEFORE THE VOTE ON THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS' RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE UNITED STATES AND ADSs WOULD CONTINUE TO BE LISTED ON THE NYSE. SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED OR CONVERTED HIS, HER OR ITS ADSs TO EXERCISE DISSENTERS' RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY'S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs AND APPLICABLE SHARE TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.

        Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of

v

the disclosure in this letter or in the accompanying notice of the extraordinary general meeting or proxy statement. Any representation to the contrary is a criminal offense.

        If you have any questions or need assistance voting your Shares, please call our Investor Relations Department at +86(21) 6128-0056 Ext 8651.

        Thank you for your cooperation and continued support.

Sincerely,	Sincerely,
Shengwen Rong	Jason Liqing Zeng
Chairman of the Special Committee	Chairman of the Board

        The accompanying proxy statement is dated             , 2016, and is first being mailed to the Company's shareholders and ADS holders on or about             , 2016.

 TAOMEE HOLDINGS LIMITED

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD
ON                         , 2016

Dear Shareholder:

        Notice is hereby given that an extraordinary general meeting (the "EGM") of the shareholders of Taomee Holdings Limited (referred to herein alternately as "the Company," "us," "we" or other terms correlative thereto), will be held on                          2016 at                  (Beijing time) at the offices of 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai, China.

        Only registered holders of ordinary shares of the Company, par value US$0.00002 per share (each, a "Share"), as of the close of business in the Cayman Islands on                                      (the "Share Record Date") or their proxy holders are entitled to attend and vote at this extraordinary general meeting or any adjournment thereof. At the extraordinary general meeting, you will be asked to consider and vote upon the following resolutions:

        as special resolutions:

        THAT the Agreement and Plan of Merger, dated as of December 11, 2015 (the "Merger Agreement"), among Orient Tm Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), Orient TM Merger Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company (the Merger Agreement being in the form attached as Annex A to the accompanying proxy statement and to be produced and made available for inspection at the extraordinary general meeting), the plan of merger (the "Plan of Merger") required to be registered with the Registrar of Companies in the Cayman Islands (the Plan of Merger being in the form attached as Annex B to the accompanying proxy statement and to be produced and made available for inspection at the extraordinary general meeting) in order to give effect to the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the "Merger"), and any and all transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the "Transactions"), including (i) the Merger and (ii) the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of the new memorandum and articles of association in the form attached as Appendix II to the Plan of Merger at the effective time of the Merger, be authorized and approved;

        THAT the directors of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger; and

        as ordinary resolution (if necessary):

        THAT the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

        Please refer to the accompanying proxy statement, which is attached to and made a part of this notice. A list of the Company's shareholders will be available at its principal executive offices at 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China, during ordinary business hours for the two business days immediately prior to the extraordinary general meeting.

        Certain existing shareholders of the Company, namely Mr. Benson Haibing Wang, the co-founder, chief executive officer and a director of the Company ("Mr. Wang"), Mr. Roc Yunpeng Cheng, the

co-founder, president and a director of the Company ("Mr. Cheng"), Mr. Jason Liqing Zeng, the chairman of the board of directors of the Company ("Mr. Zeng") have entered into a rollover and support agreement, dated as of December 11, 2015 and as amended and restated on December 31, 2015 (as may be amended from time to time, the "Rollover and Support Agreement"), with Parent, pursuant to which they have agreed, among other things, that: (a) Mr. Wang, Mr. Cheng and Mr. Zeng will vote all 326,871,625 Shares beneficially owned by them, which represent approximately 45.8% of the total voting power thereof, in favor of the authorization and approval of the Merger Agreement and the Merger, and (b) Mr. Wang has agreed to roll-over 86,392,592 Shares beneficially held him, Mr. Cheng has agreed to roll-over 71,392,593 Shares beneficially held by him, and Mr. Zeng has agreed to roll-over 35,576,008 Shares beneficially held by him through Frontier Technology, respectively, in the Company, which collectively represent approximately 27.1% of the total number of issued and outstanding Shares (the "Rollover Shares") and which will be cancelled at the Effective Time of the Merger for no consideration. Each Rollover Shareholder will instead receive newly issued ordinary shares of Parent.

        As of the date of the accompanying proxy statement, Mr. Wang, himself and through Joy Union Holdings Limited ("Joy Union"), beneficially owns 87,230,252 Shares, representing approximately 12.2% of the total number of issued and outstanding Shares, Mr. Cheng, himself and through Charming China Limited ("Charming China"), beneficially owns 72,072,833 Shares, representing approximately 10.1% of the total number of issued and outstanding Shares, and Mr. Zeng, through Frontier Technology Holdings Limited and Speednext Industrial Limited, beneficially owns 167,568,540 Shares, representing approximately 23.5% of the total number of issued and outstanding Shares. Immediately following the consummation of the Merger, Parent will be beneficially owned by (i) an affiliate of Orient Ruide Capital Management (Shanghai) Co., Ltd. (the "Sponsor"); and (ii) Mr. Wang, Mr. Cheng (together with Mr. Wang and the Sponsor, the "Buyer Group"), and Mr. Zeng, who have elected to roll-over an aggregate of 193,361,193 ordinary shares of the Company (the "Shares") in connection with the Merger (the "Rollover Shares").

        After careful consideration and upon the unanimous recommendation of a special committee (the "Special Committee") of the board of directors of the Company (the "Board"), composed solely of directors who are unaffiliated with any of the management members of the Company, Parent and Merger Sub, the Board, acting upon the unanimous recommendation of the Special Committee, unanimously (other than Mr. Wang and Mr. Cheng who abstained from the vote) (a) determined that it was fair to, advisable and in the best interests of the Company and its shareholders and ADS holders, other than the members of the Buyer Group (or any of their respective affiliates) and the directors and officers of the Company (such shareholders and ADS holders, other than the members of the Buyer Group (or any of their respective affiliates) and the directors and officers of the Company, are referred to herein as the "Unaffiliated Holders") for the Company to enter into the Merger Agreement, the Plan of Merger and the Transactions, including the Merger; (b) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement, the Plan of Merger and the Limited Guaranties executed by each of the Sponsor, Mr. Wang and Joy Union, and Mr. Cheng and Charming China in favor of the Company (the "Limited Guaranties"), and the consummation of the Transactions, including the Merger and the Limited Guaranties; and (c) resolved to recommend in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and t the Transactions, including the Merger, to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, be submitted to a vote of the shareholders of the Company for authorization and approval.

        Regardless of the number of Shares that you own, your vote is very important. The Merger cannot be completed unless the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing two-thirds or more of Shares (including Shares represented by ADSs)

present and voting in person or by proxy as a single class at the extraordinary general meeting. Given the Mr. Wang, Mr. Cheng and Mr. Zeng's beneficial ownership as described above and assuming they comply with their voting undertakings under the Rollover and Support Agreement, based on the number of Shares expected to be issued and outstanding and entitled to vote as of the close of business in the Cayman Islands on the Share Record Date,                  Shares (representing approximately         % of the number of Shares expected to be issued and outstanding and entitled to vote as of the close of business in the Cayman Islands on the Share Record Date) owned by the Unaffiliated Holders must be voted in favor of the special resolutions to be proposed at the extraordinary general meeting for the Merger to be authorized and approved, assuming all shareholders are present in person or by proxy and voting at the meeting. If less than all shareholders are present in person or by proxy and voting at the meeting, a smaller number of Shares will be required to approve the Merger.

        Even if you plan to attend the extraordinary general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card as promptly as possible. To be valid, your proxy card must be completed, signed and returned to the Company's offices at 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, PRC, Attention: Investor Relations Department, no later than                         , 2016 at                  (Beijing time).

        The proxy card is the "instrument appointing a proxy" and the "instrument of proxy" as referred to in the Company's articles of association. Voting at the extraordinary general meeting will take place by poll voting, as required by the Company's articles of association. Each shareholder has one vote for each Share held as of the close of business in the Cayman Islands on the Share Record Date. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card.

        Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name.

        If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to your broker, bank or other nominee, your vote will not be counted.

        When proxies are properly dated, executed and returned by holders of Shares, the Shares they represent will be voted at the extraordinary general meeting in accordance with the instructions of the shareholders. If no specific instructions are given by such shareholders, such Shares will be voted "FOR" the proposals as described above, unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

        If you own ADSs as of the close of business in New York City on                         , 2016 (the "ADS Record Date") (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct JPMorgan Chase Bank, N.A., in its capacity as the ADS depositary (the "ADS Depositary") and the holder of the Shares underlying your ADSs how to vote the Shares underlying your ADSs by completing and signing the ADS voting instruction card attached to the accompanying proxy statement and returning it in accordance with the instructions printed on it as soon as possible. The ADS Depositary must receive your instructions no later than                          (New York City time) on                         , 2016 in order to ensure the Shares underlying your ADSs are properly voted at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, you must rely on the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote.

        The ADS Depositary will endeavor to vote or cause to be voted the Shares it holds on deposit at the extraordinary general meeting in accordance with the voting instructions timely received from holders of ADSs.

        Alternatively, if you own ADSs as of the close of business in New York City on the ADS Record Date, you may vote at the extraordinary general meeting directly if you cancel your ADSs and become a registered holder of the Shares underlying your ADSs prior to the close of business in the Cayman Islands on                         , 2016 the Share Record Date. If you wish to cancel your ADSs for the purpose of voting Shares directly, you need to make arrangements to deliver your ADSs to the ADS Depositary for cancellation before                          (New York City time) on                         , 2016 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fees (US$0.05 per ADS to be cancelled pursuant to the terms of the Deposit Agreement, dated as of May 24, 2011, by and among the Company, the ADS Depositary and holders of the ADSs issued thereunder (the "Deposit Agreement")) and any applicable taxes and (c) a certification that you either (i) held the ADSs as of the ADS Record Date and have not given, and will not give, voting instructions to the ADS Depositary as to the ADSs being cancelled or have given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting or (ii) did not hold the ADSs as of the ADS Record Date and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, please contact your broker, bank or other nominee to find out what actions you need to take to instruct the broker, bank or other nominee to cancel the ADSs on your behalf.

        Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Companies Law the Cayman Islands for the exercise of dissenters' rights, which is attached as Annex G to the accompanying proxy statement. The fair value of their Shares as determined under that statute could be more than, the same as or less than the merger consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters' rights with respect to their Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS' RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS' RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS' RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY'S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE CORRESPONDING SHARES) BEFORE                          (NEW YORK CITY TIME) ON                         , 2016, AND BECOME REGISTERED HOLDERS OF SHARES BEFORE THE VOTE ON THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTERS' RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT CONSUMMATED, THE COMPANY WOULD CONTINUE TO BE A

x

PUBLIC COMPANY IN THE UNITED STATES AND ADSs WOULD CONTINUE TO BE LISTED ON THE NYSE. SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED OR CONVERTED HIS, HER OR ITS ADSs TO EXERCISE DISSENTERS' RIGHTS AND THE MERGER IS NOT CONSUMMATED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY'S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs AND APPLICABLE SHARE TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.

        PLEASE DO NOT SEND YOUR SHARE CERTIFICATES OR CERTIFICATES EVIDENCING ADSs AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES OR ADRs.

        The Merger Agreement, the Plan of Merger and the Merger are described in the accompanying proxy statement. Copies of the Merger Agreement and the Plan of Merger are included as Annex A and Annex B, respectively, to the accompanying proxy statement. We urge you to read the entire accompanying proxy statement carefully.

BY ORDER OF THE BOARD OF DIRECTORS,
Taomee Holdings Limited
Jason Liqing Zeng Chairman
, 2016
Shanghai, PRC , 2016
Executive Office: 16/F, Building No. A-2 No. 1528 Gumei Road, Xuhui District Shanghai 200233 PRC	Registered Office: c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands

NOTES

Votes may be given either personally or by proxy. A shareholder may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.

2
Whether or not you propose to attend the EGM in person, you are strongly advised to complete and sign the enclosed form of proxy in accordance with the instructions printed on it and then deposit it (together with any power of attorney or other authority under which it is signed or a notarially certified copy of that power or authority) at 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China, or send copies of the foregoing by email to ir@taomee.com, in each case marked for the attention of the Investor Relations Department, not later than 48 hours before the time for the holding of the EGM or adjourned EGM in accordance with the Articles of Association of the Company. Returning the completed form of proxy will not preclude you from attending the EGM and voting in person if you so wish. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

3
The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company.

4
In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the register of members of the Company.

5
Any corporation or other non-natural person which is a shareholder may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder.

6
If a clearing house (or its nominee) is a shareholder, it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual shareholder of the Company holding the number and class of shares specified in such authorisation.

7
A person may participate at the EGM by conference telephone or other communication equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in the EGM in this manner is treated as presence in person at that meeting. The dial-in information of the EGM is as follows:

 PROXY STATEMENT

Dated                         , 2016

SUMMARY VOTING INSTRUCTIONS

Ensure that your Shares or ADSs of Taomee Holdings Limited can be voted at the extraordinary general meeting by submitting your proxy card or ADS voting instructions card, or by contacting your broker, bank or other nominee.

        If your Shares are registered in the name of a broker, bank or other nominee:    check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your Shares are voted at the extraordinary general meeting.

        If your Shares are registered in your name:    submit your proxy as soon as possible by signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope, so that your Shares can be voted at the extraordinary general meeting.

        If you submit your signed proxy card without indicating how you wish to vote, the Shares represented by your proxy will be voted in favor of the resolutions to be proposed at the extraordinary general meeting, unless you appoint a person other than the chairman of the meeting as proxy, in which case Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

        If your ADSs are registered in the name of a broker, bank or other nominee:    check the ADS voting instructions card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that the Shares represented by your ADSs are voted at the extraordinary general meeting.

        If your ADSs are registered in your name:    submit your ADS voting instructions card as soon as possible by signing, dating and returning the enclosed ADS voting instructions card in the enclosed postage-paid envelope, so that the Shares represented by your ADSs can be voted at the extraordinary general meeting on behalf of the ADS depositary, as the registered holder of the Shares represented by your ADSs.

        If you submit your ADS voting instructions card without indicating how you wish to vote, the Shares represented by your ADSs will be voted in favor of the resolutions to be proposed at the extraordinary general meeting, unless you appoint a person other than the chairman of the meeting as proxy, in which case ADSs represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

        If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact the Company's Investor Relations Department, at +86 (21) 6128-0056 Ext 8651 or via email at ir@taomee.com.

 SUMMARY TERM SHEET

        This "Summary Term Sheet" and the "Questions and Answers About the Extraordinary General Meeting and the Merger" highlight selected information contained in this proxy statement regarding the merger and may not contain all of the information that may be important to your consideration of the merger and other transactions contemplated by the merger agreement. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the extraordinary general meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in "Where You Can Find More Information" beginning on page 121. In this proxy statement, the terms "the Company," "us," "we" or other terms correlative thereto refer to Taomee Holdings Limited. All references to "dollars" and "US$" in this proxy statement are to U.S. dollars, and all references to "RMB" in this proxy statement are to Renminbi, the lawful currency of the People's Republic of China (the "PRC").

The Parties Involved in the Merger

The Company

        Taomee Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, is one of the leading children's entertainment and media companies in China. Our principal executive offices are located at 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, PRC. Our telephone number at this address is +86 (21) 6128-0056. Our registered office in the Cayman Islands is located at offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

        For a description of our history and development, business and organizational structure, see our annual report on Form 20-F for the fiscal year ended December 31, 2014, filed on April 15, 2015 (the "Annual Report"), which is incorporated herein by references. See "Where You Can Find More Information" for a description of how to obtain a copy of our Annual Report.

Parent

        Orient TM Parent Limited ("Parent") is an exempted company incorporated with limited liability under the laws of the Cayman Islands. Parent was formed solely for the purpose of entering into the Merger Agreement and the related financing agreements and consummating the transactions contemplated by such agreements. The registered office of Parent is located at the offices of Maricorp Services Ltd., P.O. Box 2075, George Town, Grand Cayman KY1-1105, Cayman Islands, and its telephone number is +86 (21) 6332-5888.

Merger Sub

        Orient TM Merger Limited ("Merger Sub") is an exempted company with limited liability under the laws of the Cayman Islands. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by such agreements. The registered office of Merger Sub is located at the offices of Maricorp Services Ltd., P.O. Box 2075, George Town, Grand Cayman KY1-1105, Cayman Islands, and its telephone number is +86 (21) 6332-5888.

Mr. Benson Haibing Wang

        Mr. Benson Haibing Wang ("Mr. Wang") is one of our founders and our chief executive officer. He has served as our director since October 2008. Prior to co-founding our company, Mr. Wang worked as a project manager at Tencent Technology (Shenzhen) Company Limited, a subsidiary of Tencent Holdings Limited, from 2004 to 2007. Mr. Wang is also a director of Gamespedia Holdings Limited and Shanghai Weiju. During the five years preceding the date of this filing, Mr. Wang has not assumed any other material occupation, position, office or employment with any other corporation or organization. His business address is 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District Shanghai 200233, PRC, and his telephone number is +86 (21) 6128-0056. Mr. Wang is a citizen of the PRC.

Mr. Roc Yunpeng Cheng

        Mr. Roc Yunpeng Cheng ("Mr. Cheng") is one of our founders and our president. He has served as our director since October 2008. Prior to co-founding our company, Mr. Cheng worked as an assistant general manager of the advertising department of Tencent Technology (Shenzhen) Company Limited from 2001 to 2007, primarily responsible for advertising business in east and south China. Mr. Cheng was a sales manager in the Shenzhen Branch of International Network Communications (Shanghai) Co., Ltd., a company engaging in Internet portal and related business, from 1999 to 2001. Ms. Cheng is also a director of Shanghai Taoyue Information Technology Co., Ltd., an online game development company, a director of Jiangxi Haomi Network Technology Co., Ltd., a company that develops family entertainment and education application on mobile and multi-screen platforms in China and Shanghai Weiju, a hi-tech toy design and R&D company. During the five years preceding the date of this filing, Mr. Cheng has not assumed any other material occupation, position, office or employment with any other corporation or organization. His business address is 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District Shanghai 200233, PRC, and his telephone number is + 86 (21) 6128-0056. Mr. Cheng is a citizen of the PRC.

Mr. Jason Liqing Zeng

        Mr. Jason Liqing Zeng ("Mr. Zeng") has served as our chairman of the board of directors since October 2008. Mr. Zeng founded Shenzhen Decent Investment Limited, an investment company that focuses on high-technology investment, in May 2007 and has served as the chairman since its inception. Previously, Mr. Zeng co-founded Tencent Holdings Limited, an Internet service company in China listed on the Hong Kong Stock Exchange, and served as its chief operating officer from 1999 to 2007. From 1993 to 1999, Mr. Zeng served as a manager in the Shenzhen Branch of China Telecom Corporation Limited, a company engaging in information service and wired telecommunications and broadband services in China and listed on the Hong Kong Stock Exchange and the New York Stock Exchange. Mr. Zeng is also an independent director of A8 Digital Music Holdings Limited, an integrated digital music company listed on the Hong Kong Stock Exchange, as well as a director of Shenzhen Ruigao, Shenzhen Taole Network Technology Co., Ltd, Shenzhen Kuaibo Technology Co., Ltd. and other several private companies. During the five years preceding the date of this filing, Mr. Zeng has not assumed any other material occupation, position, office or employment with any other corporation or organization. Mr. Zeng's business address is 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, PRC. Mr. Zeng's business telephone number is + 86 (21) 6128-0056. Mr. Zeng is a citizen of the PRC.

Joy Union Holdings Limited

        Joy Union Holding Limited is a company incorporated under the laws of the British Virgin Islands ("Joy Union"). Joy Union is wholly-owned by Mr. Wang. The registered office of Joy Union is located at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands and its telephone number is +86 (21) 6128-0056.

Charming China Limited

        Charming China Limited is a company incorporated under the laws of the British Virgin Islands ("Charming China"). Charming China is wholly-owned by Mr. Cheng. The registered office of Charming China is located at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands and its telephone number is +86 (21) 6128-0056.

Frontier Technology Holdings Limited

        Frontier Technology Holdings Limited is a company incorporated under the laws of the British Virgin Islands and wholly owned by Mr. Zeng ("Frontier Technology"). The registered address for Frontier Technology Holdings Limited is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands. The business telephone number for Frontier Technology is +86 (21) 6128-0056.

Speednext Industrial Limited

        Speednext Industrial Limited is a company incorporated under the laws of the British Virgin Islands and wholly owned by Mr. Zeng. The registered address of Speednext Industrial Limited is Offshore Incorporations Limited, P.O Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and its telephone number is +86 (21) 6128-0056.

Orient Ruibo

           (Dongzhengruibo (Shanghai) Investment Center (Limited Partnership)) ("Orient Ruibo") is a limited partnership formed under the laws of the PRC for the purpose of holding interests in the Parent and completing the transactions contemplated by the merger. Orient Ruibo has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. The principal business address for Orient Ruibo is 36/F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC, and its telephone number is +86 (21) 6332-5888.

Orient Ruide

        Orient Ruide Capital Management (Shanghai) Co., Ltd. ("Orient Ruide," and collectively with Orient Ruibo, the "Orient Entities") is a company incorporated under the laws of the PRC. Orient Ruide is the general partner of Orient Ruibo and is principally engaged in the business of provision of investment management and consultancy services. The principal business address for Orient Ruide is 36/F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC, and its telephone number is +86 (21) 6332-5888.

        Throughout this proxy statement, (i) Orient Ruide, Mr. Wang, Mr. Cheng, Joy Union and Charming China are collectively referred to as the "Guarantors," (ii) Mr. Wang, Mr. Cheng, Mr. Zeng, Joy Union, Charming China and Frontier Technology, are collectively referred to as the "Rollover Shareholders" and (iii) Orient Ruide, Rollover Shareholders (other than Mr. Zeng and Frontier Technology) or any of their respective affiliates are collectively referred to herein as the "Buyer Group."

The Merger (Page 86)

        You are being asked to vote upon a proposal to authorize and approve the agreement and plan of merger dated as of December 11, 2015 among the Company, Parent and Merger Sub (the "Merger Agreement"), the plan of merger that is required to be filed with the Registrar of Companies of the Cayman Islands (the "Cayman Islands Registrar"), substantially in the form attached as Annex B to this proxy statement (the "Plan of Merger") and the transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, "the Transactions"), including the merger (the "Merger"), and upon the Merger becoming effective (the "Effective Time"), the memorandum and articles of association of the Company (as the surviving company) in the form attached as Appendix II to the Plan of Merger. Once the Merger Agreement and Plan of Merger are authorized and approved by the requisite vote of the shareholders of the Company and the other conditions to the consummation of the transactions are satisfied or waived in accordance with the terms of the Merger Agreement, and the Plan of Merger is registered with the Cayman Islands Registrar, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company and becoming a wholly owned subsidiary of Parent as a result of the Merger. Following completion, and as a result, of the Merger, the Company, as the surviving company, will continue to do business under the name "Taomee Holdings Limited." If the Merger is completed, the Company will cease to be a publicly-traded company and its American depositary shares ("ADSs") will no longer be listed on The New York Stock Exchange (the "NYSE") and the ADS program will terminate.

        Copies of the Merger Agreement and the Plan of Merger are attached as Annex A and Annex B to this proxy statement. You should read the Merger Agreement and the Plan of Merger in their entirety because they, and not this proxy statement, are the legal documents that govern the merger.

Merger Consideration (Page 87)

        Under the terms of the Merger Agreement, at the Effective Time, except as described below, each Share issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist and will be converted into and exchanged for the right to receive US$0.1884 per Share (the "Per Share Merger Consideration") and each Share represented by ADSs issued and outstanding will be cancelled in exchange for the right to receive US$3.767 per ADS (the "Per ADS Merger Consideration"), in each case, in cash, without interest and net of any applicable withholding taxes. Notwithstanding the foregoing, if the Merger is completed, the following Shares (including Shares represented by ADSs), will be cancelled and cease to exist at the Effective Time but will not be converted into the right to receive the consideration described in the immediately preceding sentence:

  •
  (a) certain Shares (including Shares represented by ADSs) held by each of the Rollover Shareholders as set forth in a Rollover and Support Agreement (the "Rollover and Support Agreement"), dated as of December 11, 2015 and as amended and restated on December 31, 2015, entered into among Rollover Shareholders and Parent (collectively, the "Rollover Shares"), (b) Shares beneficially owned by the Company or held by the Company as treasury shares, and (c) any Shares held by JPMorgan Chase Bank, N.A., (the "ADS Depositary") that are not represented by ADS immediately prior to the Effective Time ((a), (b) and (c), collectively, the "Excluded Shares"), which will be cancelled without payment of any consideration or distribution therefor; and

  •
  Shares outstanding immediately prior to the Effective Time and held by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenters' rights under the Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as amended, consolidated and revised, the "Cayman Islands Companies Law"), which will be cancelled in accordance with the procedures set out in section 238 of the Cayman Islands Companies Law, and the holders thereof will be entitled to receive the fair value of such Shares determined in accordance with the provisions of Section 238 of the Cayman Islands Companies Law (the "Dissenting Shares").

Treatment of Company Equity Awards (Page 88)

        At the Effective Time,

  •
  (a) vesting of each option (the "Company Option") to purchase Shares granted under the Company's 2009 Stock Option Plan, 2010 Share Incentive Plan and 2012 Share Incentive Plan, each as amended (the "Share Incentive Plan") issued and outstanding as of the effective time of the Merger and having an exercise price per Share less than US$0.1884 will be accelerated by 12 months, (b) vesting of each Company Option issued and outstanding as of the effective time of the Merger and having an exercise price per Share equal to or greater than US$0.1884 will be accelerated as to all of the covered Shares, and (c) vesting of each Company restricted share award issued under the Share Incentive Plan (the "Company Restricted Share") issued and outstanding as of the effective time of the Merger will be accelerated by 12 months, except for certain awards that will be accelerated by three months or vest immediately prior to the Effective Time;

  •
  each vested Company Option (including after application of any acceleration), will be cancelled and converted into the right to receive an amount equal to the product of (a) the excess of US$0.1884 over the exercise price payable per Share under such Company Option multiplied by (b) the number of Shares covered under such vested Company Option, in cash, without interest and net of any applicable withholding taxes; if the exercise price of a Company option is greater than or equal to US$0.1884, such Company Option will be cancelled at the Effective Time of the Merger for no consideration;

  •
  each unvested and outstanding Company Option as of the effective time of the Merger will be assumed by Parent and converted into an option to purchase that number of ordinary shares of Parent equal to the number of Shares subject to such option multiplied by the ratio of (a) US$0.1884 divided by (b) the fair market value of one ordinary share of Parent at the effective time of the Merger, and rounded down to the nearest whole share, with a per share exercise price determined by dividing the per Share exercise price of such option by the ratio of (x) US$0.1884 divided by (y) the fair market value of one ordinary share of Parent at the effective time of the Merger, and rounding up to the nearest whole cent; and the terms and conditions of the assumed option, including vesting conditions, shall otherwise remain unmodified;

  •
  each Company Restricted Share vested and outstanding as of the effective time of the Merger (after application of any acceleration) will be cancelled and converted into the right to receive US$0.1884 per Share, in cash, without interest and net of any applicable withholding taxes; and

  •
  each unvested and outstanding Company Restricted Share will be assumed by Parent and will cover that number of ordinary shares of Parent equal to the number of Shares covered thereby multiplied by the ratio of (a) US$0.1884 divided by (b) the fair market value of one ordinary share of Parent at the effective time of the Merger, rounded down to the nearest whole share; the terms and conditions of the assumed Company Restricted Share, including vesting conditions, shall otherwise remain unmodified.

        The payment in connection with the treatment of applicable vested Company Options and vested Company Restricted Shares will be made by the Surviving Corporation as soon as practicable following the Effective Time (and in any event within 30 days following the Effective Time).

Rollover and Support Agreement (Page 62)

        Concurrently with the execution of the Merger Agreement, the Rollover Shareholders and Parent entered into the Rollover and Support Agreement, dated December 11, 2015 and as amended and restated on December 31, 2015, pursuant to which, among other things:

  •
  the Rollover Shareholders will vote all of the Shares (including Shares represented by ADSs) beneficially owned by them, representing approximately 45.8% of the total issued and outstanding Shares as of the date of this proxy statement, (i) for the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, (ii) against any competing transaction or any other transaction, proposal, agreement or action made in opposition to the authorization or the approval of the Merger Agreement or the Plan of Merger or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, (iii) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the merger or any other transactions contemplated by the Merger Agreement, the Plan of Merger or the Rollover and Support Agreement or the performance by the Rollover Shareholder of its obligations under the Rollover and Support Agreement, (iv) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Rollover Shareholders contained in the Rollover and Support Agreement or otherwise reasonably requested by Parent in order to consummate the Merger and the other transactions contemplated by the Merger Agreement, (v) in favor of any other matters necessary to effect the Merger and the other transactions contemplated by the Merger Agreement, and (vi) in favor of any adjournment or postponement of the Company's shareholder meeting or any other annual or special meetings of the shareholders of the Company, however called, at which any of the matters described in (i) to (vi) the above is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Parent;

  •
  the Rollover Shareholders agree that the Rollover Shares (including Shares represented by ADSs) held by them, representing approximately 27.1% of the total issued and outstanding Shares as of the date of this proxy statement, will, in connection with and at the Effective Time of the Merger, be cancelled for no consideration in the merger, and each Rollover Shareholder will instead receive newly issued ordinary shares of Parent.

        The Rollover and Support Agreement will terminate upon the earlier to occur of the closing of the Merger or the date of termination of the Merger Agreement in accordance with its terms. Copies of the Rollover and Support Agreement are attached as Annexes C-1 and C-2 to this proxy statement.

Record Date and Voting Information (Page 78)

        Before voting your Shares, we encourage you to read this proxy statement in its entirety, including all of the annexes, attachments, exhibits and materials incorporated by reference, and carefully consider how the Merger will affect you. To ensure that your Shares can be voted at the extraordinary general meeting, please complete, sign and return to the Company the accompanying proxy card, which is attached to this proxy statement, in accordance with the instructions set forth on the proxy card, as soon as possible so that it is received by the Company no later than                     , 2016 (Beijing time), the deadline to lodge your proxy card. Voting at the extraordinary general meeting will take place by poll voting, as required by the Company's articles of association. Each holder has one vote for each Shares held as of the close of business in the Cayman Islands on                         , 2016 (the "Share Record Date"). Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name.

        If you own ADSs as of the close of business in New York City on                         , 2016 (the "ADS Record Date") (and do not convert such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS Depositary (as record holder of the Shares underlying your ADSs) how to vote the Shares underlying your ADSs by completing and signing the ADS voting instruction card attached to this proxy statement and returning it in accordance with the instructions printed on it as soon as possible. The ADS Depositary must receive your instructions no later than                      (New York City time) on                         , 2016 in order to ensure the Shares underlying your ADSs are properly voted at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, you must rely on the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote. The ADS Depositary will endeavor to vote or cause to be voted the Shares it holds on deposit at the extraordinary general meeting in accordance with the voting instructions timely received from holders of ADSs.

        Holders of ADSs will not be able to attend the extraordinary general meeting unless they cancel their ADSs and become holders of Shares prior to the close of business in the Cayman Islands on the Share Record Date. ADS holders who wish to cancel their ADSs need to make arrangements to deliver the ADSs to the ADS Depositary for cancellation before (New York City time) on                         , 2016 together with (a) delivery instructions for the corresponding Shares, (b) payment of the ADS cancellation fees and any applicable taxes and (c) a certification that any such ADS holder either (i) held the ADSs as of the ADS Record Date and has not given, and will not give, voting instructions to the ADS Depositary as to the ADSs being cancelled, or has given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting, or (ii) did not hold the ADSs as of the ADS Record Date and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, please contact your broker, bank or other nominee to find out what actions you need to take to instruct the broker, bank or other nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS Depositary will arrange for J. P. Morgan Chase Bank N.A., Hong Kong Branch (the DCC), the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after the registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to make a request to the registrar of the Shares to issue and mail a certificate to your attention.

Shareholder Vote Required to Authorize and Approve the Merger Agreement and Plan of Merger (Page 80)

        The Merger cannot be completed unless the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are authorized and approved by a special resolution of the Company's shareholders, which requires an affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting.

        Pursuant to the Rollover and Support Agreement, the Rollover Shareholders have agreed to vote all of the Shares they beneficially own in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and against any competing transaction, at the extraordinary general meeting of the Company (and any adjourned meeting). As of the date of this proxy statement, the Rollover Shareholders beneficially owned, in the aggregate, 326,871,625 Shares, which represents approximately 45.8% of the total voting power thereof.

        Based on the number of Shares we expect to be issued and outstanding on the Share Record Date, approximately 148,882,549 Shares held by shareholders other than the Rollover Shareholders must be voted in favor of the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, in order for the proposal to be authorized and approved, assuming all shareholders will be present and voting in person or by proxy at the extraordinary general meeting.

Dissenter Rights of Shareholders (Page 109)

        Shareholders who dissent from the Merger in accordance with Section 238 of the Cayman Islands Companies Law (the "Dissenting Shareholders") will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written notice of objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law. The fair value of the Shares determined under the Cayman Islands Companies Law could be more than, the same as, or less than the merger consideration Dissenting Shareholders would otherwise receive.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTER RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY'S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HELD THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs BEFORE                          (NEW YORK CITY TIME) ON                         , 2016 AND BECOME REGISTERED HOLDERS OF SHARES BEFORE THE VOTE ON THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. THEREAFTER, SUCH FORMER ADS HOLDERS MUST ALSO COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW.

        A copy of Section 238 of the Cayman Islands Companies Law is attached as Annex G to this proxy statement. We encourage you to read the section of this proxy statement entitled "Dissenter Rights" as well as Annex G to this proxy statement carefully and to consult your Cayman Islands legal counsel if you desire to exercise your dissenter rights.

Purposes and Effects of the Merger (Page 54)

        The purpose of the Merger is to enable Parent to acquire 100% control of the Company in a transaction in which the holders of Shares and ADSs (other than Excluded Shares and ADSs representing Excluded Shares) will be cashed out in exchange for the Per Share Merger Consideration or the Per ADS Merger Consideration, as applicable. See "Special Factors—Purpose of and Reasons for the Merger" beginning on page 54 for additional information.

        ADSs representing Shares are currently listed on the NYSE under the symbol "TAOM." It is expected that, immediately following the consummation of the Merger, the Company will cease to be a publicly traded company and will instead become a private company beneficially owned by the Buyer Group. Following the completion of the Merger, the ADSs will cease to be listed on the NYSE, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of the ADSs and the underlying Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be terminated upon the Company's application to the SEC if the Shares are not listed on a national securities exchange and there are fewer than 300 record holders of the Shares. Ninety days after the filing of Form 15 in connection with the completion of the Merger or such longer period as may be determined by the SEC, registration of the ADSs and the underlying Shares under the Exchange Act will be terminated and the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including the Sarbanes-Oxley Act of 2002, applicable to public companies. Furthermore, following the completion of the Merger, the ADS Program will terminate. See "Special Factors—Effects of the Merger on the Company" beginning on page 55 for additional information.

Plans for the Company after the Merger (Page 59)

        Following the completion of the Merger, the Buyer Group anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, except that it will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent.

        Following the completion of the Merger, the Company will no longer be subject to the Exchange Act and the NYSE compliance and reporting requirements and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.

        The Buyer Group has advised the Company that, except as set forth in this proxy statement and the transactions already under consideration by the Company, the Buyer Group does not have any present plans or proposals that relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries, or the sale or transfer of a material amount of the assets of the Company or any of its subsidiaries. However, the Buyer Group will continue to evaluate the Company's entire business and operations from time to time, and may propose or develop plans and proposals that they consider to be in the best interests of the Company and its equity holders, including the disposition or acquisition of material assets, alliances, joint ventures, and other forms of cooperation with third parties or other extraordinary transactions.

        Following the completion of the Merger, the surviving corporation's management and board of directors will continuously evaluate and review the Company's business and operations and may propose or develop new plans and proposals, including any of the foregoing actions and any actions to address the challenges referred to in "Special Factors—Purpose of and Reasons for the Merger—The Buyer Group" beginning on page 54, in each case, that they consider to be in the best interests of the Company and its shareholders. The Buyer Group expressly reserves the right to make any changes they deem appropriate to the operation of the Company in light of such evaluation and review as well as any future developments.

Recommendations of the Special Committee and the Board (Page 33)

        A special committee of the Board (the "Special Committee"), composed solely of directors who are unaffiliated with any member of the Buyer Group or any member of the management of the Company, reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Special Committee, after consultation with its financial advisor and legal counsel and due consideration, unanimously:

  •
  determined that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to and in the best interests of the Company and its shareholders and ADS holders, other than the Buyer Group and the directors and officers of the Company (such shareholders and ADS holders, other than the Buyer Group and the directors and officers of the Company, are referred to herein as the "Unaffiliated Holders"),

  •
  declared it advisable for the Company to enter into the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and

  •
  recommended that the Board authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

        The Board, acting upon the unanimous recommendation of the Special Committee and after each director duly disclosed his interests in the transactions, including the Merger, unanimously (other than Mr. Wang and Mr. Cheng who abstained from the vote):

  •
  determined that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to and in the best interests of the Company and its Unaffiliated Holders,

  •
  approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and

  •
  recommended the approval and authorization of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, be submitted to the shareholders of the Company for authorization and approval.

        ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE AND APPROVE THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE TRANSACTIONS, INCLUDING THE MERGER, FOR THE PROPOSAL TO AUTHORIZE THE DIRECTORS TO DO ALL THINGS NECESSARY TO GIVE EFFECT TO THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE TRANSACTIONS, INCLUDING THE MERGER, AND FOR THE PROPOSAL TO ADJOURN THE EXTRAORDINARY GENERAL MEETING IN ORDER TO ALLOW THE COMPANY TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT PROXIES RECEIVED AT THE TIME OF THE EXTRAORDINARY GENERAL MEETING TO PASS THE SPECIAL RESOLUTIONS TO BE PROPOSED AT THE EXTRAORDINARY GENERAL MEETING.

        For a detailed discussion of the material factors considered by the Special Committee and the Board in determining to recommend the approval and authorization of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and in determining that the Merger is fair to and in the best interest of the Company and the Unaffiliated Holders, see "Special Factors—Reasons for the Merger and Recommendation of the Special Committee and the Board" beginning on page 33 and "Special Factors—Effects of the Merger on the Company—Primary Benefits and Detriments of the Merger" beginning on page 57 for additional information. The foregoing summary is qualified in its entirety by reference to these sections.

Position of the Buyer Group as to Fairness (Page 40)

        Each member of the Buyer Group believes that the Merger is fair (both substantively and procedurally) to the Unaffiliated Holders. Their belief is based upon the factors discussed under the caption "Special Factors—Position of the Buyer Group as to the Fairness of the Merger" beginning on page 40.

        Each member of the Buyer Group is making the statements included in this paragraph solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each member of the Buyer Group as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder of the Company as to how that shareholder should vote on the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the transactions contemplated by the Merger Agreement, including the Merger.

Financing of the Merger (Page 61)

        The Buyer Group estimates that the total amount of funds necessary to consummate the Merger and related transactions will be approximately US$134.0 million, assuming no exercise of dissenters' rights by shareholders of the Company. The Buyer Group intends to fund the merger consideration through equity financing provided by the Sponsor in an aggregate amount equal to US$97,547,052 pursuant to an equity commitment letter issued by the Sponsor. Such funds are to be paid from accounts outside China, and such payment will not be subject to any restriction, registration, approval or procedural requirements under applicable PRC laws, rules and regulations. In calculating this amount, the Buyer Group did not consider the value of the Rollover Shares, which will be cancelled for no consideration pursuant to the merger agreement. The payment in connection with the treatment of applicable vested Company Options and vested Company Restricted Shares will be made by the Surviving Corporation as soon as practicable following the Effective Time (and in any event within 30 days following the Effective Time). The Buyer Group does not foresee any restrictions or limitations on the Buyer Group's ability to make payment of the merger consideration. As of the date of this proxy statement, neither Parent nor Merger Sub has entered into any alternative financing arrangements or alternative financing plans to acquire the funds necessary for the Merger and the related transactions. See "Special Factors—Financing" beginning on page 61 for additional information.

        The equity financing will be provided by Orient Ruide (the "Sponsor") pursuant to an equity commitment letter, dated December 11, 2015 (the "Equity Commitment Letter") from the Sponsor to Parent. Subject to the terms and conditions of the Equity Commitment Letter, the Sponsor has committed to purchase, or cause the purchase of the newly issued ordinary shares of Parent, directly or indirectly, through one or more affiliates, immediately prior to the Effective Time, for an aggregate cash amount of US$97,547,052 at US$0.1884 per share. Such funds are to be used solely by Parent to (i) fund the payment of merger consideration and any other amounts required to be paid by Parent to consummate the Merger pursuant to the Merger Agreement and (ii) pay related fees and expenses incurred by Parent and/or Merger Sub pursuant to the Merger Agreement.

Limited Guaranties (Annexes D to F)

        Concurrently with the execution of the Merger Agreement, each Guarantor executed and delivered a limited guaranty (collectively, the "Limited Guaranties"), dated December 11, 2015, in favor of the Company. Under the Limited Guaranties, the Sponsor has guaranteed 78%, each of Mr. Wang and Joy Union has guaranteed 12%, and each of Mr. Cheng and Charming China has guaranteed 10%, respectively, of the payment obligations of Parent under the Merger Agreement for the termination fee and certain costs and expenses that may become payable to the Company by Parent under certain circumstances as set forth in the Merger Agreement.

        The Limited Guaranties will terminate as of the earliest of (a) the Effective Time of the Merger; or (b) 90 days from after the termination of the Merger Agreement under circumstances set forth therein where the Company has not presented a bona fide written claim for such payment by such 90 days. Copies of the Limited Guaranties are attached as Annexes D to F to this proxy statement.

Share Ownership of the Company Directors and Officers and Voting Commitments (Page 63)

        As of date of this proxy statement, Mr. Wang, Mr. Cheng and Mr. Zeng beneficially own approximately 12.4%, 10.5% and 23.5% of our outstanding Shares, respectively (including Shares issuable upon exercise of options and the non-vested equity shares that will vest within 60 days of the date of this proxy statement). See "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page 115 for additional information.

        Pursuant to the support agreement, the Rollover Shareholders have agreed to, among other thing, irrevocably and unconditionally vote all of the Shares beneficially owned by them in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions, including the Merger, and against any competing transaction. See "Special Factors—Interests of Certain Persons in the Merger" beginning on page 63 and "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page 115 for additional information.

Opinion of Duff & Phelps Securities, Financial Advisor of the Special Committee (Page 45)

        The Special Committee retained Duff & Phelps LLC ("Duff & Phelps") to act as its financial advisor in connection with the Merger. On December 11, 2015, Duff & Phelps rendered its oral opinion, subsequently confirmed in writing, to the Special Committee, to the effect that, as of that date and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Duff & Phelps, as set forth in its opinion, the Per Share Merger Consideration to be received by the holders of shares (other than the Excluded Shares and the Dissenting Shares) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares) in the Merger, were fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger on any particular holder of Shares or ADSs other than in their capacity as holders of Shares or ADSs).

        The opinion of Duff & Phelps was addressed to the Special Committee and only addressed the fairness from a financial point of view of the Per Share Merger Consideration and Per ADS Merger Consideration to be received by holders of the Shares and the ADSs (in each case, other than Excluded Shares and Dissenting Shares, including Excluded Shares represented by ADSs) in the Merger, and does not address any other aspect or implication of the Merger. The summary of the opinion of Duff & Phelps in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex H to this proxy statement and sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Duff & Phelps in preparing its opinion. We encourage holders of the Shares and the ADSs to read carefully the full text of the written opinion of Duff & Phelps. However, the opinion of Duff & Phelps, the summary of the opinion and the related analyses set forth in this proxy statement are not intended to be, and do not constitute advice or a recommendation to any shareholder, or holder of ADSs, of the Company as to how to act or vote with respect to the Merger or any other matter. See "Special Factors—Opinion of Duff & Phelps, Special Committee's Financial Advisor" beginning on page 45 for additional information.

Interests of the Company's Executive Officers and Directors in the Merger (Page 63)

        In considering the recommendations of the Board, the Company's shareholders should be aware that certain of the Company's directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of the Company's shareholders and ADS holders generally. These interests include, among others:

  •
  the beneficial ownership of equity interests in Joy Union by Mr. Wang;

  •
  the beneficial ownership of equity interests in Charming China by Mr. Cheng;

  •
  the beneficial ownership of equity interests in Frontier Technology and Speednext Industrial Limited by Mr. Zeng;

  •
  cash-out of in-the-money options to purchase Shares and cash-out of other company equity awards granted under the Share Incentive Plans held by certain of the Company's directors and executive officers;

  •
  the expected continuation of service of the executive officers of the Company with the surviving company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements, including equity compensation, with the surviving company;

  •
  continued indemnification rights, rights to advancement of fees and directors and officers liability insurance to be provided by the surviving company to former directors and officers of the Company; and

  •
  the compensation of each member of the Special Committee in exchange for their services in such capacity at a rate of US$12,000 per month (the payment of which is not contingent upon the completion of the Merger or the Special Committee's or the Board's recommendation of the Merger).

        As of the date of this proxy statement, our directors and executive officers collectively beneficially own 524,258,918 Shares, which in aggregate represent approximately 72.7% of the total issued and outstanding Shares issuable upon exercise of options and the non-vested equity shares that will vest within 60 days of the date of this proxy statement held by all of our directors and executive officers as a group. The maximum total amount of all cash payments our directors and executive officers may receive in respect to their Shares, vested and unvested options and restricted share units if the Merger is consummated is approximately US$61.8 million after application of any acceleration.

        The Special Committee and the Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the Merger Agreement and related matters. See "Special Factors—Interests of Certain Persons in the Merger" beginning on page 63 for additional information.

No Solicitation of Competing Transactions (Page 95)

        The Merger Agreement restricts our ability, until the earlier of the Effective Time and termination of the Merger Agreement, to solicit or engage in discussions or negotiations with third parties regarding Competing Transactions (as defined in the section entitled "the Merger Agreement—No Solicitation of Competing Transactions"). However, subject to specified conditions and prior to obtaining the required shareholder approval of the Merger Agreement, we may furnish information to a third party in response to an unsolicited proposal or offer regarding a Competing Transactions from a third party if the Special Committee determines in good faith (after consultation with a financial advisor and independent legal counsel) that the proposal constitutes, or could be reasonably expected to result in, a Superior Proposal (as defined in the section entitle "The Merger Agreement—No Solicitation of Competing Transactions"), and, in light of such Superior Proposal, failure to do so would be inconsistent with the fiduciary duties of the board of directors. See and read carefully "The Merger Agreement—No Solicitation of Competing Transactions" beginning on page 95.

Conditions to the Merger (Page 103)

        The consummation of the Merger is subject to the satisfaction of the following conditions:

  •
  the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, being authorized and approved by the shareholders at the extraordinary general meeting; and

  •
  no governmental authority having enacted, issued, promulgated, enforced or entered any law or award which is then in effect or is pending, proposed or threatened and has or would have the effect of making the Merger illegal or otherwise prohibiting the consummation of the transactions.

        The obligations of Parent and Merger Sub to complete the Merger are also subject to the satisfaction, or waiver by Parent or Merger Sub, of the following conditions:

  •
  the representations and warranties of the Company contained in the Merger Agreement (disregarding any limitation or qualification as to "materiality" or company material adverse effect) being true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failure to be true and correct, individually or in the aggregate, would not be reasonably be expected to have a company material adverse effect; provided that for certain representations and warranties of the Company, such representations and warranties are true and correct in all respects (except for de minimis inaccuracies) as of the date of the Merger Agreement and as of the closing date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), in each case, interpreted without giving effect to any limitations or qualifications as to "materiality" or company material adverse effect;

  •
  the Company having performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the closing date;

  •
  no company material adverse effect having occurred since the date of the Merger Agreement; and

  •
  the Company having delivered to Parent a certificate, dated the closing date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the immediately preceding conditions.

        The obligations of the Company to complete the Merger are subject to the satisfaction, or waiver by the Company, of the following conditions:

  •
  the representations and warranties of Parent and Merger Sub in the Merger Agreement (disregarding any limitation or qualifications by materiality) being true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date time), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent the consummation of any of the transactions;

  •
  each of Parent and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the closing date; and

  •
  Parent having delivered to the Company a certificate dated the closing date, signed by an executive officer of Parent, certifying as to the satisfaction of the immediately preceding conditions.

Termination of the Merger Agreement (Page 104)

        The Merger Agreement may be terminated at any time prior to the Effective Time:

  (1)
  by mutual written consent of the Company and Parent, with the approval of their respective boards of directors (in the case of the Company, acting upon the unanimous recommendation of the Special Committee);

  (2)
  by either the Company (upon the unanimous approval of the Special Committee) or Parent if:

  •
  the Merger has not been consummated on or before the date falling twelve (12) months from the date of the Merger Agreement (the "Termination Date"), provided that this termination right is not available to either the Company or Parent whose failure to fulfill any of its obligations under the Merger Agreement has been a cause of, or resulted in, the failure to consummate the Merger by such date;

  •
  any governmental authority has enacted, issued, promulgate, enforced or entered any final and non-appealable order having the effect of making the Merger illegal or otherwise prohibiting the consummation of the transactions, provided that this termination right is not available to either the Company or Parent whose failure to fulfill any of its obligations under the Merger Agreement has been a cause of, or resulted in, such order; or

  •
  the requisite company vote has not been obtained at the extraordinary shareholders' meeting of the Company duly convened and concluded or at any adjournment or postponement thereof;

  (3)
  by the Company (upon the unanimous recommendation of the Special Committee) if:

  •
  the Board authorizes (upon recommendation of the Special Committee) the Company to enter into a written agreement concerning a Superior Proposal;

  •
  a breach or failure of any representation, warranty or covenant of Parent or Merger Sub has occurred, which breach would give rise to the failure of a condition and as a result of such breach, such condition would not be capable of being satisfied prior the termination date; or

    •
    (i) all of the conditions to the consummation of the Merger have been satisfied, (ii) the Company has irrevocably confirmed by notice to Parent that all of the conditions to the consummation of the Merger for the Company have been satisfied or that the Company is willing to waive any unsatisfied conditions and that the Company is willing to consummate the closing, and (iii) Parent and Merger Sub fail to complete the Closing within ten (10) business days following the date the closing should have occurred; or

  (4)
  by Parent:

  •
  a breach or failure of any representation, warranty or covenant of the Company has occurred, which breach would give rise to the failure of a condition and as a result of such breach, such condition would not be capable of being satisfied prior to the termination date, or if capable of being cured, has not been cured within thirty (30) days following receipt of written notice by the Company of such breach of failure to perform from Parent stating Parent's intention to terminate the Merger Agreement provided that Parent has no termination right if either Parent or Merger Sub is then in breach of any representations, warranties or covenants under the Merger Agreement that would give rise to the failure of a condition; or

  •
  Company Triggering Event has occurred (as defined in the section entitled "The Merger Agreement—Termination of the Merger Agreement").

Termination Fees and Reimbursement of Expense (Page 106)

        The Company is required to pay Parent a termination fee of US$4.2 million if the Merger Agreement is terminated:

  •
  by either the Company or Parent if:

  •
  pursuant to a No Requisite Company Vote Termination Event (as defined in the section entitled "The Merger Agreement—Termination of the Merger Agreement"), and at the time of such termination, a bona fide Competing Transaction has been made known to the Company, publicly announced, publicly made known, and not withdrawn;

  •
  within twelve (12) months after the termination of the Merger Agreement, the Company or its subsidiaries enters any definitive agreement in connection with any Competing Transaction or consummates any Competing Transaction (provided that all references to "20%" in the definition of "Competing Transaction" will be deemed to be references to "50%" in this section); or

  •
  by Parent pursuant to a Company Breach Termination Event (as defined in the section entitled "The Merger Agreement—Termination of the Merger Agreement) or a Company Triggering Event (as defined in the section entitled "The Merger Agreement—Termination of the Merger Agreement);

  •
  by the Company if the Board authorizes (upon recommendation of the Special Committee) the Company to enter into a written agreement concerning a Superior Proposal.

        Parent is required to pay the Company a termination fee of US$7.1 million in the event the Merger Agreement is terminated by the Company:

  •
  due to a breach or failure of any representation, warranty or covenant of Parent or Merger Sub, which breach would give rise to the failure of a condition to the closing of the Merger and as result of such breach, such condition would not be capable of being satisfied prior to the termination date; or

  •
  due to the failure by Parent and Merger Sub to complete the closing of the Merger within ten (10) business days after the closing should have occurred pursuant to the terms of the Merger Agreement, and (A) all of the conditions to complete the merger have been satisfied, and (B) the Company has irrevocably confirmed by notice to Parent that all of the conditions have been satisfied or that the Company is willing to waive any unsatisfied conditions and that the Company is ready, willing and able to consummate the closing.

        In the event that the Company or Parent fails to pay the termination fee when due and in accordance with the requirements of the Merger Agreement, the Company or Parent, as the case may be, will reimburse the other party for all costs and expenses actually incurred or accrued by the other party (including, without limitation, fees and expenses of counsel) in connection with collection and enforcement, together with interest on such unpaid termination fee.

Regulatory Matters (Page 69)

        The Company does not believe that any material regulatory approvals, filings or notices are required in connection with the Merger other than the approvals, filings or notices required under the federal securities laws and the filing of the Plan of Merger (and supporting documentation as specified in the Cayman Islands Companies Law) with the Cayman Registrar and, in the event the merger becomes effective, a copy of the certificate of Merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of Merger published in the Cayman Islands Gazette.

Litigation Related to the Merger (Page 69)

        We are not aware of any lawsuit that challenges the Merger Agreement or any of the Transactions, including the Merger.

Accounting Treatment of the Merger (Page 69)

        The Merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, "Business Combinations—Related Issues."

Material U.S. Federal Income Tax Consequences (Page 69)

        For a U.S. Holder (as defined under "Special Factors—Material U.S. Federal Income Tax Consequences), the receipt of cash pursuant to the Merger or through the exercise of dissenters' right will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. See "Special Factors—Material U.S. Federal Income Tax Consequences" beginning on page 69. The tax consequences of the Merger to you will depend upon your personal circumstances. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, non-U.S. and other tax consequences of the Merger to you.

Material PRC Income Tax Consequences (Page 73)

        Based on the current law and practice in the PRC, the Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law, effective January 1, 2008 (the "EIT Law") or that the gain recognized on the receipt of cash for our Shares or ADSs should otherwise be subject to PRC tax to holders of such Shares and ADSs that are not PRC residents. However, there is uncertainty regarding whether the PRC tax authorities would deem the Company to be a resident enterprise or that gain recognized on the receipt of cash for our Shares or ADSs would otherwise be subject to PRC tax to holders of such Shares and ADSs that are not PRC residents. If the PRC tax authorities were to determine that the Company should be considered a resident enterprise or that the receipt of cash for the Shares or ADSs should otherwise be subject to PRC tax, then gain recognized on the receipt of cash for the Shares or ADSs pursuant to the Merger or through the exercise of dissenter rights, as the case may be, by the Company's shareholders or ADS holders who are not PRC residents could be treated as PRC-source income that would be subject to PRC income tax at a rate of 20% in the case of individuals or 10% in the case of enterprises (subject to applicable tax treaty relief, if any). Whether or not the Company is considered a resident enterprise, gain recognized on the receipt of cash for Shares or ADSs is subject to PRC tax if the holders of such Shares or ADSs are PRC resident individuals. You should consult your own tax advisor for a full understanding of the tax consequences of the Merger or the exercise of dissenter rights to you, including any PRC tax consequences. See "Special Factors—Material PRC Income Tax Consequences" beginning on page 73 for additional information.

Material Cayman Islands Tax Consequences (Page 75)

        The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of cash for the Shares or ADSs under the terms of the Merger Agreement. This is subject to the qualification that (a) Cayman Islands stamp duty may be payable if any original transaction documents are brought to or executed or produced before a court in the Cayman Islands (for example, for enforcement), (b) registration fees will be payable to the Cayman Islands Registrar to register the Plan of Merger and (c) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette. See "Special Factors—Material Cayman Islands Tax Consequences" beginning on page 75 for additional information.

Market Price of the ADSs (Page 76)

        The closing price of ADSs on the NYSE on May 29, 2015, the last trading date immediately prior to the Company's announcement on June 1, 2015 that it had received a going-private proposal, was US$2.99 per ADS. The consideration of US$3.767 per ADS to be paid in the Merger represents a premium of 26.0% over that closing price and a premium of approximately 19.4% over the Company's 30 trading day average closing price prior to May 29, 2015.

Fees and Expenses (Page 68)

        Whether or not the Merger is completed, all costs and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such costs and expenses except as otherwise provided in the Merger Agreement.

Remedies (Page 107)

        The parties to the Merger Agreement may be entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement, in addition to any other remedy at law or equity. The Company's right to obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case solely with respect to causing the Equity Financing to be funded at any time, is, however, subject to (i) all of the conditions to Parent's and Merger Sub's obligations to close (other than those conditions that by their nature are to be satisfied at the closing of the Merger) having been satisfied or waived, (ii) Parent and Merger Sub failing to complete the Closing by the date on which the Closing should have occurred pursuant to the Merger Agreement and (iii) the Company having irrevocably confirmed in writing that (a) all of the conditions to the Company's obligations to complete the Merger have been satisfied or that it is willing to waive any of such conditions and (b) if specific performance is granted and the Equity Financing is funded, then the Closing will occur.

        While the parties may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the closing of the Merger and monetary damages.

 QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING
AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the extraordinary general meeting and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:
When and where will the extraordinary general meeting be held?

A:
The extraordinary general meeting will take place on                           , 2016 at                  (Beijing time) at the offices of 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai, China.

Q:
What vote of the Company's shareholders is required to authorize and approve the Merger Agreement and the Plan of Merger?

A:
In order for the Merger to be completed, the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, must be authorized and approved by a special resolution (as defined in the Cayman Islands Companies Law) of the Company's shareholders, which requires an affirmative vote of shareholders representing two-thirds or more of Shares (including Shares represented by ADSs) present and voting in person or by proxy as a single class at the extraordinary general meeting.

At the close of business in the Cayman Islands on                 , 2016, the record date for voting Shares at the extraordinary general meeting (the "Share Record Date"), Shares are                 expected to be issued and outstanding and entitled to vote at the extraordinary general meeting. For discussion of the voting arrangement of the Rollover Shareholders, see "Summary Term Sheet—Rollover and Support Agreement" beginning on page 5.

Q:
What vote of the Company's shareholders is required to approve the proposal to adjourn the extraordinary general meeting, if necessary, to solicit additional proxies?

A:
The proposal to adjourn the extraordinary general meeting, if necessary, to solicit additional proxies must be authorized and approved by an affirmative vote of shareholders representing a majority of Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. For more information, see "The Extraordinary General Meeting—Vote Required" beginning on page 80.

Q:
Who is entitled to vote at the extraordinary general meeting?

A:
The Share Record Date is                           , 2016. Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on the Share Record Date or their proxy holders are entitled to vote at the extraordinary general meeting or any adjournment thereof.

The record date with respect to ADSs is                           , 2016 (the "ADS Record Date"). Only ADS holders of the Company at the close of business in New York City on the ADS Record Date are entitled to instruct the ADS Depositary to vote at the extraordinary general meeting. Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs by the close of business in New York City on                           , 2016 and become a holder of Shares by the close of business in the Cayman Islands on the Share Record Date.

Q:
What constitutes a quorum for the extraordinary general meeting?

A:
The presence, in person, by proxy or by corporate representative, of two or more shareholders holding not less than one-third of the issued and outstanding Shares that are entitled to vote on the Share Record Date will constitute a quorum for the extraordinary general meeting.

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and currently expect the Merger to close during the second quarter of 2016, after all conditions to the Merger have been satisfied or waived. In order to complete the Merger, we must obtain shareholder approval of the Merger at the extraordinary general meeting and the other closing conditions under the Merger Agreement must be satisfied or waived in accordance with the Merger Agreement.

Q:
What happens if the Merger is not completed?

A:
If the Company's shareholders do not authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, or if the Merger is not completed for any other reason, the Company's shareholders will not receive any payment for their Shares or ADSs pursuant to the Merger Agreement, nor will the holders of any options, or Company Restricted Shares receive payment pursuant to the Merger Agreement. In addition, the Company will remain a publicly traded company. The ADSs will continue to be listed and traded on the NYSE, provided that the Company continues to meet the NYSE's listing requirements. In addition, the Company will remain subject to the reporting obligations of the United States Securities and Exchange Commission (the "SEC"). Therefore, the Company's shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of Shares and ADSs.

Under specified circumstances, the Company may be required to pay Parent or its designees a termination fee and reimburse Parent for its expenses in connection with the Merger, or Parent may be required to pay the Company a termination fee and reimburse the Company for certain expenses in the event that Company or Parent fails to pay the applicable termination fee when due and in accordance with the requirements of the Merger Agreement, in each case as described in "The Merger Agreement—Termination Fees and Reimbursement of Expenses" beginning on page 106.

Q:
How will our directors and executive officers vote on the proposal to authorize and approve the Merger Agreement?

A:
Pursuant to the Rollover and Support Agreement, each of the Rollover Shareholders has agreed to vote (or cause to be voted) all of the Shares and ADSs that are held directly or directly by them in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. As of the date of this proxy statement, the Rollover Shareholders own an aggregate of 326,871,625 Shares, which represent approximately 45.8% of the total voting power thereof.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference herein and to consider how the Merger affects you as a shareholder. After you have done so, please vote as soon as possible.

Q:
How do I vote if my Shares are registered in my name?

A:
If Shares are registered in your name (that is, you do not hold ADSs) as of the Share Record Date for shareholder voting, you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the accompanying return envelope as soon as possible. The deadline to lodge your proxy card so that your Shares may be represented and voted at the extraordinary general meeting is                           , 2016 at                  (Beijing time).

Alternatively, you can attend the extraordinary general meeting and vote in person. If you decide to sign and send in your proxy card, and do not indicate how you want to vote, Shares represented by your proxy will be voted FOR the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, FOR the proposal to authorize the directors to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting, unless you appoint a person other than the chairman of the meeting as proxy, in which case Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines. If your Shares are held by your broker, bank or other nominee, please see below for additional information.

Q:
How do I vote if I own ADSs?

A:
If you own ADSs as of the close of business in New York City on the ADS Record Date (and do not cancel such ADSs and become a registered holder of the Shares underlying your ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS Depositary (as the holder of Shares underlying your ADSs) how to vote the Shares underlying your ADSs by completing and signing the ADS voting instruction card and returning it in accordance with the instructions printed on it as soon as possible. The ADS Depositary must receive such instructions no later than                  (New York City time) on                           , 2016 in order to ensure the Shares underlying your ADSs are properly voted at the extraordinary general meeting. The ADS Depositary will endeavor to vote or cause to vote or cause to be voted the Shares represented by the ADSs evidence by such holders of ADSs in accordance with such instructions. The ADS Depositary has, however, advised us that, pursuant to the Deposit Agreement, it will not itself exercise any voting discretion in respect of any ADSs. Notwithstanding the foregoing, pursuant to the Deposit Agreement, if the ADS Depositary timely receives voting instructions from a holder of ADSs that fails to specify the manner in which the ADS Depositary is to vote Shares represented by such holder's ADSs, the ADS Depositary will deem such holder to have instructed the ADS Depositary to vote in favor of the items set forth in the voting instructions. If you hold your ADSs in a brokerage, bank or other nominee account, you must rely on the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote.

Alternatively, if you own ADSs as of the close of business in New York City on the ADS Record Date, you may vote at the extraordinary general meeting directly if you cancel your ADSs and become a holder of the Shares underlying your ADSs prior to the close of business in the Cayman Islands on the Share Record Date. If you wish to cancel your ADSs for the purpose of voting Shares, you need to make arrangements to deliver your ADSs to the ADS Depositary for cancellation before                  in New York City on                           , 2016 together with (a) delivery instructions for the corresponding Shares (including the name and address of the person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fees (US$0.05 per ADS to be cancelled pursuant to the terms of the Deposit Agreement) and any applicable taxes and (c) a certification that you either (i) held the ADSs as of the ADS Record Date and have not given, and will not give, voting instructions to the ADS Depositary as to the ADSs being cancelled, or have given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting or (ii) did not hold the ADSs as of the ADS Record Date and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, please contact your broker, bank or other nominee to find out what actions you need to take to instruct the broker, bank or other nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS Depositary will arrange for the Hong Kong office of JPMorgan Hong Kong, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after the registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the Cayman Registrar of Shares, Maples Fund Services (Cayman) Limited, to issue and mail a certificate to your attention. If the Merger is not completed, the Company would continue to be a public company in the United States and ADSs would continue to be listed on the NYSE. Shares are not listed and cannot be traded on any stock exchange other than the NYSE, and in such case only in the form of ADSs. We encourage you to read the section of this proxy statement entitled "The Extraordinary General Meeting—Procedures for Voting—ADSs" beginning on page 81.

Q:
If my Shares or ADSs are held in a brokerage, bank or other nominee account, will my broker, bank or other nominee vote my Shares or ADSs on my behalf?

A:
Your broker, bank or other nominee will only vote your Shares on your behalf or give voting instructions with respect to the Shares underlying your ADSs if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your broker, bank or other nominee regarding how to instruct it to vote your Shares or ADSs. If you do not instruct your broker, bank or other nominee how to vote your Shares that it holds, those Shares or ADSs may not be voted.

Q:
What will happen if I abstain from voting or fail to vote on the proposal to authorize and approve the Merger Agreement?

A:
If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to the ADS Depositary, your broker, bank or other nominee, your vote will not be counted.

Q:
May I change my vote?

A:
Yes. If you are a holder of Shares, you may change your vote in one of the following three ways:

•
First, you may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting at least two hours before the extraordinary general meeting commences. Any written notice revoking a proxy should be sent to Taomee Holdings Limited, 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, PRC, Attention: Investor Relations Department.

•
Second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no later than                  (Beijing time) on                           , 2016, which is the deadline to lodge your proxy card.

•
Third, you may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting. If you hold Shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee to vote your Shares, you must follow directions received from the broker, bank or other nominee to change your instructions.

  Holders of ADSs may revoke their voting instructions by notification to the ADS Depositary in writing at any time prior to                  (New York City time) on                           , 2016. A holder of ADSs can do this in one of two ways:

  •
  First, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS Depositary.

  •
  Second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS Depositary bearing a later date than the ADS voting instruction card sought to be revoked. If you hold ADSs through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to give ADS voting instructions to the ADS Depositary, you must follow the directions of your broker, bank or other nominee to change those instructions.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Shares or ADSs in more than one brokerage, bank or other nominee account, you will receive a separate voting instruction card for each brokerage, bank or other nominee account in which you hold Shares or ADSs. If you are a holder of record and your Shares or ADSs are registered in more than one name, you will receive more than one proxy or voting instruction card. Please submit each proxy card that you receive.

Q:
Should I send in my Share certificates or my American Depositary Receipts representing ADSs ("ADRs") now?

A:
No. After the Merger is completed, you will be sent a form of letter of transmittal with detailed written instructions for exchanging your Share certificates for the merger consideration. Please do not send in your certificates now. Similarly, you should not send in the ADRs that represent your ADSs at this time. Promptly after the Merger is completed, the ADS Depositary will call for the surrender of all ADRs for delivery of the merger consideration. ADR holders will be receiving a similar form of letter of transmittal and written instructions from the ADS Depositary relating to the foregoing.

All holders of uncertificated Shares and uncertificated ADSs (i.e., holders whose Shares or ADSs are held in book entry) will automatically receive their merger consideration shortly after the Merger is completed without any further action required on the part of such holders. If your Shares or your ADSs are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your share certificates or ADRs in exchange for the merger consideration.

Q:
What happens if I sell my Shares or ADSs before the extraordinary general meeting?

A:
The Share Record Date for voting at the extraordinary general meeting is earlier than the date of the extraordinary general meeting and the date that the Merger is expected to be completed. If you transfer your Shares after the Share Record Date for voting but before the extraordinary general meeting, you will retain your right to vote at the extraordinary general meeting unless you have given, and not revoked, a proxy to the person to whom you transfer your Shares, but will transfer the right to receive the Per Share Merger Consideration in cash without interest to such person, so long as such person is registered as the owner of such Shares when the Merger is completed. In such case, your vote is still very important and you are encouraged to vote.

  The ADS Record Date is the close of business in New York City on                           , 2016. If you transfer your ADSs after the ADS Record Date but before the extraordinary general meeting, you will retain your right to instruct the ADS Depositary to vote at the extraordinary general meeting, but will transfer the right to receive the Per ADS Merger Consideration in cash without interest to the person to whom you transfer your ADSs, so long as such person owns such ADSs when the Merger is completed.

Q:
Am I entitled to dissenters' rights?

A:
Shareholders who dissent from the Merger will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenters' rights, which is attached as Annex G to this proxy statement. The fair value of their Shares as determined under that statute could be more than, the same as, or less than the Per Share Merger Consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters' rights with respect to their Shares.

ADS holders will not have the right to exercise dissenters' rights and receive payment of the fair value of the Shares underlying their ADSs. The ADS Depositary will not attempt to exercise any dissenters' rights with respect to any of the Shares that it holds, even if an ADS holder requests the ADS Depositary to do so. ADS holders wishing to exercise dissenters' rights must surrender their ADSs to the ADS Depositary, pay the ADS Depositary's fees required for the cancellation of their ADSs, provide instructions for the registration of the corresponding Shares in the Company's register of members, and certify that they have not given, and will not give, voting instructions as to their ADS (or, alternatively, that they will not vote the corresponding Shares) before                  (New York City time) on                           , 2016, and become registered holders of Shares before the vote on the Merger is taken at the Extraordinary General Meeting. Thereafter, such former ADS holders must comply with the procedures and requirements for exercising dissenters' rights with respect to the Shares under Section 238 of the Cayman Islands Companies Law. If the Merger is not completed, the Company would continue to be a public company in the United States and ADSs would continue to be listed on the NYSE. Shares are not listed and cannot be traded on any stock exchange other than the NYSE, and in such case only in the form of ADSs. We encourage you to read the section of this proxy statement entitled "Dissenters' Rights" beginning on page 109 as well as "Annex G—Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238" to this proxy statement carefully and to consult your own Cayman Islands legal counsel if you desire to exercise your dissenters' rights.

Q:
If I own ADSs and seek to exercise dissenters' rights, how do I convert my ADSs to Shares, and when is the deadline for completing the conversion of ADSs to Shares?

A:
If you own ADSs and wish to exercise dissenters' rights, you must deliver the ADSs (or to the extent ADSs are certificated, the ADRs) to the ADS Depositary for cancellation before                  (New York City time) on                           , 2016 together with (a) delivery instructions for the corresponding Shares (including the name and address of the person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fees (US$0.05 per ADS to be cancelled pursuant to the terms of the Deposit Agreement) and any applicable taxes and (c) a certification that you either (i) held the ADSs as of the ADS Record Date and have not given, and will not give, voting instructions to the ADS Depositary as to the ADSs being cancelled, or have given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting or (ii) did not hold the

  ADSs as of the ADS Record Date and undertakes not to vote the corresponding Shares at the extraordinary general meeting.

  You must become a registered holder of the Shares underlying your ADSs and deliver to the Company, before the vote is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law, which is attached as Annex G to this proxy statement, for the exercise of dissenters' rights.

Q:
Who can help answer my questions?

A:
If you have any questions about the Merger or if you need additional copies of this proxy statement or the accompanying proxy card, you should contact Investor Relations Department at the address and phone numbers provided in this proxy statement.

In order for you to receive timely delivery of any additional copy of this proxy statement or the accompanying proxy card in advance of the extraordinary general meeting, you must make your request no later than five business days prior to the date of the extraordinary general meeting.

Q:
Will any proxy solicitors be used in connection with the extraordinary general meeting?

A:
We have not retained a third-party service provider to assist in the solicitation process. We will ask banks, brokers and other custodians, nominees and fiduciaries to forward our proxy solicitation materials to the beneficial owners of Shares or ADSs registered in the name of such nominee holders. In addition, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of our officers, directors and employees. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. We will pay all expenses of filing, printing and mailing this proxy statement.

 SPECIAL FACTORS

Background of the Merger

        Most of events leading to the execution of the Merger Agreement described in this Background of the Merger occurred primarily in the PRC and Hong Kong. Therefore, all dates and times referenced in this Background of the Merger refer to China Standard Time.

        The Board and senior management of the Company have been reviewing periodically the Company's long-term strategic plan with the goal of maximizing shareholder value. As part of this ongoing process, the board of directors and senior management of the Company also have periodically reviewed strategic alternatives, such as potential commercial and strategic business partnerships, investment into new business sectors such as children's education, as well as alliances with other gaming and entertainment companies that may be available to the Company. All such efforts were preliminary in nature and, while management had discussions with third parties on possible options, the board of directors and management did not initiate the process of full negotiation due to initial unfavorable terms.

        Mr. Wang and Mr. Cheng, two of the founders of the Company, first considered taking the Company private around early February 2015. In February and March 2015, Mr. Wang and Mr. Cheng engaged in discussions with various private equity firms regarding the possibility of a going private proposal to the Company. All discussions during this period were preliminary in nature and were ultimately discontinued on or around March 13, 2015.

        On March 28, 2015, Mr. Wang and Mr. Cheng met with the representatives of Orient Ruide to explore the feasibility of a possible going private transaction with respect to the Company. In April and May 2015, Mr. Wang, Mr. Cheng and the representatives of Orient Ruide held several meetings in Shanghai to discuss the potential consortium arrangements among them and the potential proposal to be delivered to the Board.

        On May 24, 2015, Mr. Wang, Mr. Cheng and Orient Ruide decided to retain Shearman & Sterling LLP ("Shearman & Sterling") as their U.S. legal advisor in connection with the potential transaction. During the period from May 27, 2015 to May 30, 2015, Mr. Wang, Mr. Cheng and Orient Ruide, together with Shearman & Sterling, continued to discuss the consortium arrangements and the potential proposal and instructed Shearman & Sterling to finalize a consortium agreement (the "Consortium Agreement").

        On May 30, 2015, Mr. Wang and Joy Union which is controlled by Mr. Wang, Mr. Cheng and Charming China which is controlled by Mr. Cheng, and Orient Ruide entered into the Consortium Agreement pursuant to which the Buyer Group submitted to the Board a preliminary non-binding proposal (the "Proposal") to acquire the Company in a going private transaction for US$0.1794 in cash per Share (or US$3.588 in cash per ADS), other than any Shares or ADSs beneficially held by the consortium that may be rolled over in connection with the proposed transaction (the "Proposed Transaction"). The Consortium Agreement provided, among other things, for coordination in (a) the evaluation of the Company, including conducting due diligence of the Company and its business, (b) discussions regarding the proposed transaction with the Company, and (c) the negotiation of the terms of definitive documentation in connection with the proposed transaction. The members of the Buyer Group also stated in the Proposal that they were interested only in the Proposed Transaction, and that they did not intend to sell their respective stakes in the Company.

        On June 1, 2015, the Board held a telephonic meeting to discuss, among other things, the Proposal. Mr. Wang and Mr. Chen were presented at the telephonic meeting, but they abstained from the voting. At the meeting, the Board determined that it was in the best interests of the Company and the Unaffiliated Holders to establish an independent committee consisting entirely of independent directors, given the conflicts of interest that may arise from the fact that Mr. Wang and Mr. Cheng, both directors of the Company, are members of the Buyer Group. The directors of the Company then discussed various qualifications of the directors to serve on an independent committee and unanimous resolved to establish a special committee consisting of three independent directors, Mr. JP Gan, Mr. Shengwen Rong and Mr. Ted Lai, to consider the Proposal, with Mr. Shengwen Rong appointed as the chairman of the Special Committee. The Board also unanimously resolved to authorize the Special Committee to consider and, if thought fit, attend to any and all matters in connection with the Proposal and the Proposed Transaction, including the evaluation, negotiation, response, rejection and, if appropriate, approval and effectuation of the Proposed Transaction and determination of whether the Proposal (as it may be revised from time to time) is fair to, and in the best interests of, the Company and the Unaffiliated Holders. The Special Committee was further empowered to determine whether and under what conditions indications of interest or proposals with respect to alternative transactions should be sought from third parties, to make such reports and recommendations to the entire Board at such times and in such manner as the Special Committee considers appropriate, to execute any documentation on behalf of the Company, to appoint any financial, legal or other advisors and the exercise of any other power that may be otherwise exercised by the Board and that the Special Committee may determine is necessary or advisable to carry out and fulfill its duties and responsibilities through the abandonment or completion of the Proposed Transaction. On June 1, 2015, the Company issued a press release announcing that it had received the Proposal and that the Special Committee had been established to evaluate the Proposed Transaction, and furnished the press release to the SEC as an exhibit to a current report on Form 6-K.

        On June 5, 2015, Mr. Wang, Mr. Cheng, Joy Union and Charming China filed with the SEC a Schedule 13D in connection with the execution of the Consortium Agreement and the Proposal.

        Between June 1, 2015 and June 13, 2015, the Special Committee contacted and interviewed a number of prospective legal advisors, including Ropes & Gray LLP ("Ropes & Gray"), and evaluated the credentials and independence of the law firms interviewed. Following such interviews and evaluations, on June 13, 2015, the Special Committee retained Ropes & Gray to serve as its independent international legal advisor in connection with the Special Committee's evaluation and consideration of the Proposed Transaction and any alternative transaction.

        On June 13, 2015, the Special Committee had a discussion with Ropes & Gray regarding the due diligence requests from the Buyer Group and the best practice in the context of a going private transaction. Following the discussion the Special Committee determined that it was in the best interests of the Company to enter into a confidentiality agreement with the Buyer Group and instructed Ropes & Gray to prepare a draft confidentiality agreement and to start negotiating and finalizing the confidentiality agreement with the Buyer Group.

        On June 13, 2015, Shearman & Sterling sent a draft confidentiality agreement to Ropes & Gray.

        During the period from late June through late July 2015, Shearman & Sterling and Ropes & Gray negotiated and finalized the terms of the confidentiality agreement through several telephonic meetings.

        On June 15, 2015, the Special Committee had a telephonic meeting with Ropes & Gray to further discuss the key legal considerations for the Special Committee, including the scope of authority under the Board's resolutions, fiduciary duty of the Special Committee, disclosure requirements under securities law, and typical procedures and process in going private transactions. The Special Committee and Ropes & Gray also discussed the benefits of having a financial advisor in connection with the review and evaluation of the Proposal, and the market checking process that the Special Committee may conduct with the assistance of a financial advisor to identify any other possible bidders that might be interested to acquire the Company. The Special Committee then had a discussion on the qualifications, experience and other characteristics of potential financial advisors, including Duff & Phelps. The Special Committee considered Duff & Phelps's familiarity with the Company's industry, its experience in representing special committees in going-private transactions and its ability to interact in both English and Chinese and determined to retain Duff & Phelps as its financial advisor in connection with the review and evaluation of the Proposal. The Special Committee noted that Duff & Phelps had no prior relationship with the Company during the two years preceding June 1, 2015. The Special Committee instructed Ropes & Gray to negotiate with Duff & Phelps to finalize the engagement letter of Duff & Phelps.

        On June 18, 2015, the Special Committee held a telephonic meeting and Ropes & Gray and Duff & Phelps participated in the meeting. Ropes & Gray and Duff & Phelps discussed the Proposed Transaction with the Special Committee, including the composition of the Buyer Group, the structure of the Proposed Transaction, the price offered in the Proposed Transaction and the considerations in the Special Committee's evaluation of the Proposed Transaction. The Special Committee also had a discussion on the best practice and procedures with respect to running a sale process with Duff & Phelps and Duff & Phelps discussed the sale process that it would suggest to be carried out once it is formally engaged by the Special Committee.

        On June 25, 2015, the Special Committee executed an engagement letter with Duff & Phelps, and engaged Duff & Phelps as its financial advisor in connection with the review and evaluation of the Proposal. On the same day, the Special Committee had a telephonic meeting with Ropes & Gray and Duff & Phelps. Duff & Phelps and Ropes & Gray discussed with the Special Committee the expected timetable of the Proposed Transaction and the due diligence process and negotiation of the Merger Agreement. The Special Committee had a discussion on the advisability of a standstill letter instructing the senior management of the Company not to engage in any discussion with the Buyer Group concerning the Proposed Transaction, including any employment, compensation or investment arrangements related to the transaction. The Special Committee determined to send a standstill letter to the management of the Company other than the members of the Buyer Group and sent the standstill letter later that same day.

        The Special Committee instructed Ropes & Gray to contact Shearman & Sterling to discuss the process. The Special Committee also discussed the compensation package to be provided to Mr. Sam Lawn, the chief financial officer of the Company, who would be providing assistance to the Special Committee in connection with its consideration of the Proposed Transaction, and authorized Mr. Ted Lai to discuss such compensation with Mr. Lawn.

        On June 26, 2015, the Company issued a press release announcing that it has retained Duff & Phelps Securities, LLC as its financial advisor and Ropes & Gray as its international legal counsel to assist the Special Committee in the consideration and evaluation of the Proposal, and furnished the press release as an exhibit to a current report on Form 6-K.

        On June 30, 2015, the Board adopted resolutions confirming that each member of the Special Committee would be compensated for his service at a fixed monthly rate through the completion or abandonment of the Proposed Transaction. Such compensation was not and is not contingent upon the completion of the Merger or on the Special Committee's or the Board's recommendation of the Merger.

        On July 2, 2015, a meeting of the Special Committee was held via telephone. The Special Committee discussed with Ropes & Gray and Duff & Phelps the negotiation process, and the process for conducting a market check process to solicit other parties that might be interested in acquiring the Company. The Special Committee, with the advice of Duff & Phelps, determined to approach what it considered to be a relatively large group of potential buyers with various profiles, including both strategic companies and financial investors that were thought to have a plausible prospect of being able and willing to consider acquiring a business of the Company's size, industry and geographic profile.

        The Special Committee also reviewed the written materials to be used for soliciting interest from other parties. Following this discussion, the Special Committee authorized Duff & Phelps to conduct a market check by contacting the potential alternate buyers Duff & Phelps had identified.

        Between July 9, 2015 and July 13, 2015, Duff & Phelps delivered solicitation materials and initiated discussions with potential buyers and regularly updated the Special Committee on the status of those discussions. In all, Duff & Phelps contacted 46 potential private equity sponsors and 45 potential strategic investors to assess their interest in an acquisition of the Company as an alternative to the Proposed Transaction.

        On July 11, 2015, Duff & Phelps informed the Special Committee that "Potential Bidder A" indicated that it was interested in exploring the possibility of submitting a proposal for acquiring the Company and scheduled a conference call with Duff & Phelps for July 14, 2015.

        On July 16, 2015, the Special Committee convened a telephonic meeting with representatives of Ropes & Gray and Duff & Phelps. Duff & Phelps discussed with the Special Committee the preliminary results of the market check process. Duff & Phelps reported that seven parties, including two potential strategic investors, four financial investors, and a Chinese state owned enterprise, expressed interest in learning more about the Company and that Duff & Phelps was continuing to follow up with them to generate interest.

        On July 17, 2015, the Buyer Group delivered to the Special Committee its written due diligence requests in connection with the Proposed Transaction.

        On July 23, 2015, the Special Committee convened a telephonic meeting with representatives of Ropes & Gray and Duff & Phelps. Duff & Phelps informed the Special Committee that it had not yet received any alternative proposal from any other potential buyers.

        On July 27, 2015, the Buyer Group executed the confidentiality agreement to gain access to due diligence information.

        On August 2, 2015, the Company started to make due diligence materials available to the Buyer Group.

        On August 3, 2015, Potential Bidder A submitted to the Special Committee a proposal in which Potential Bidder A proposed to purchase all of the outstanding Shares of the Company in a stock-for-stock going private transaction. Potential Bidder A proposed that the consideration would be paid in the form of the PRC on-shore-listed share of Potential Bidder A having a then market value of US$4.50 per ADS.

        On August 6, 2015, the Special Committee convened a telephonic meeting and discussed with Duff & Phelps the proposal submitted by Potential Bidder A. Duff & Phelps also informed the Special Committee that two other potential buyers had indicated interest and also were considering submitting proposals to acquire the Company. The Special Committee instructed Duff & Phelps to negotiate with Potential Bidder A about how it proposed to complete the off-shore acquisition of the Company using its PRC onshore-listed shares as consideration. The Special Committee believed that there were likely to be substantial legal, regulatory and practical difficulties associated with attempting to structure a transaction using Bidder A's PRC onshore-listed shares as consideration. Accordingly, the Special Committee also instructed Duff & Phelps to explore whether Potential Bidder A would be willing and able to make a revised proposal on a cash basis. Following the meeting, Duff & Phelps engaged in further discussions with Potential Bidder A to encourage it to improve the terms of its proposal.

        On August 10, 2015, Shearman & Sterling presented to the Special Committee an initial draft of the Merger Agreement.

        On August 12, 2015, the Special Committee agreed with Mr. Sam Lawn that the Company would pay him a special transaction bonus upon consummation of the Merger. The Special Committee determined that a one-time payment conditioned on the completion of the Merger would serve as a sufficient retention incentive for Mr. Lawn through the relevant time period without incurring an obligation on behalf of the Company in the event the Merger did not occur and the Company would remain an independent public company.

        On August 13, 2015, the Special Committee retained Maples & Calder to serve as its legal advisor with respect to the laws of the Cayman Islands.

        On August 15, 2015, Duff & Phelps reported on its discussion with Potential Bidder A and informed the Special Committee that Potential Bidder A had withdrawn its proposal.

        On August 18, 2015, the Special Committee convened a telephonic meeting. Duff & Phelps informed the Special Committee that there remained one other party, "Potential Bidder B," which had indicated that it might submit a bid for the Company's outstanding Shares and offer a mixed cash and stock consideration. The Special Committee instructed Duff & Phelps to encourage Potential Bidder B to submit a proposal.

        On August 26, 2015, Potential Bidder B informed Duff & Phelps that it would not submit a proposal for acquiring the Company.

        On August 27, 2015, the Special Committee held a telephonic meeting. Duff & Phelps informed the Special Committee that Potential Bidder B had withdrawn its potential interest citing a decline in its own stock price and another party, "Potential Bidder C," that had earlier expressed interest in learning more about the Company had since withdrawn its interest as well. Recognizing that all the potential buyers that previously indicated possible interest had withdrawn their proposals, the Special Committee instructed Duff & Phelps to try to negotiate an improved offer from the Buyer Group and instructed Ropes & Gray to begin negotiating the other Merger Agreement terms with the Buyer Group and its legal counsel.

        On September 2, 2015, the Special Committee convened a meeting via telephone. The Special Committee discussed with Ropes & Gray and Duff & Phelps possible strategies for negotiations with the Buyer Group. Ropes & Gray discussed the key issues to be negotiated in the Merger Agreement.

        On September 7, 2015, Ropes & Gray presented to the Special Committee a revised draft of the Merger Agreement and a summary of key issues for further consideration. Following the discussion, the Special Committee decided to negotiate with the Buyer Group on, among others, the following terms:

  •
  the ability for the Board to change its recommendation to the Company's shareholders with respect to the Proposed Transaction and the circumstance under which such change will be allowed;

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  the shareholder vote required to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

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  the certainty of the consummation of the Proposed Transaction, including the equity financing relating to the Proposed Transaction, the conditions to closing of the Proposed Transaction and the Company's ability to compel specific performance;

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  the circumstances under which each party would be able to terminate the Merger Agreement and the circumstances under which each party would be obligated to pay the other a termination fee, and the amount and form of such termination fees;

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  the level of efforts required to be undertaken by the Company to secure requisite regulatory approvals in connection with the Proposed Transaction;

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  the representations and warranties made by the Company and the Buyer Group; and

  •
  the restrictions on the Company's conduct of its business prior to the closing of the Proposed Transaction.

        On September 10, 2015, the Special Committee held a telephonic meeting with Ropes & Gray and discussed open issues in the Merger Agreement. Ropes & Gray reported the status of the negotiations with the Buyer Group. Following the discussion, the Special Committee decided that Mr. JP Gan would negotiate with the Buyer Group directly and try to bring price negotiations to a satisfactory resolution.

        After negotiation between Mr. JP Gan and the Buyer Group, on September 11, 2015, the Buyer Group agreed to increase the proposed merger consideration by 5%, subject to further negotiation of other terms and conditions in the Merger Agreement and the other Transaction Documents.

        On September 14, 2015, after reviewing the draft Merger Agreement the Special Committee instructed Ropes & Gray to send the revised draft Merger Agreement to Shearman & Sterling.

        During the period from late September through early October 2015, Shearman & Sterling and the Buyer Group discussed the various issues raised by the revised draft of the Merger Agreement, the proposed financing structure and financing plan, and related documentation, which remained substantially unchanged from the issues identified on September 7 and summarized above. After discussion, the Buyer Group instructed Shearman & Sterling to continue to negotiate the Merger Agreement with Ropes & Gray and provide drafts of other Transaction Documents, including a rollover and support agreement with respect to the commitment from Mr. Wang and Mr. Cheng to rollover their respective stakes in the Company in the Proposed Transaction, an Equity Commitment Letter to be issued by the Sponsor in connection with the equity financing, and a limited guaranty to be provided by each member of the Buyer Group with respect to the guarantee of payment of certain fees and expenses payable by the Buyer Group under the Merger Agreement. On October 6, 2015, Shearman & Sterling sent to Ropes & Gray a revised draft of the Merger Agreement and drafts of Equity Commitment letter, Limited Guaranty and Rollover and Support Agreement (collectively, the "Transaction Documents").

        On September 24, 2015, the Special Committee held a telephonic meeting with Ropes & Gray and Duff & Phelps to review the status of negotiations.

        On October 8, 2015, Ropes & Gray provided a summary of the remaining key negotiation issues in relation to the Transaction Documents to the Special Committee, in particular:

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  the acceptance of the Special Committee's insistence on limited performance guaranties from the Buyer Group;

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  the deletion of materiality and knowledge qualifiers from some of the representations and warranties of the Company;

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  the acceptance of the Special Committee's insistence on changes to various representations and warranties;

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  the Buyer Group's continuing request for a solvency representation from the Company;

  •
  the Buyer Group's elimination of a debt financing requirement and withdrawl of the Buyer Group's prior request to include a financing condition to closing;

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  the Buyer Group's continuing insistence on a so-called "force-the-vote" provision;

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  the circumstances under which the Company could terminate the Merger Agreement due to a competing proposal or other intervening event;

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  the Buyer Group's continuing insistence on a closing condition in the event more than 10% dissenter's rights were exercised by more than 10% of the shares;

  •
  the Buyer Group's new request for a minimum cash at closing condition;

  •
  a request that the Company termination fee and the Buyer Group termination fee both be reduced to 1% of the equity value of the Company and the detailed terms upon which the termination fees would become payable; and

  •
  acceptance of the Special Committee's insistence on certain specific performance rights in the event of a Buyer Group breach of the Merger Agreement.

        On October 8, 2015, Ropes & Gray and Shearman & Sterling met by teleconference to negotiate various terms and conditions of the Merger Agreement and the other Transaction Documents.

        On October 9, 2015, the Special Committee held a telephonic meeting and discussed the outstanding issues in the Merger Agreement and other transaction documents previously outlined by Ropes & Gray on October 8. Following the review of the draft documents, the Special Committee instructed Ropes & Gray to negotiate further with Shearman & Sterling and the Buyer Group to finalize the transaction documents.

        On October 12, 2015, Ropes & Gray and Shearman & Sterling held additional negotiations via telephone.

        On October 13, 2015, Ropes & Gray sent a revised draft Merger Agreement and other Transaction Documents to Shearman & Sterling.

        On October 15, 2015, Shearman & Sterling and the Buyer Group discussed the remaining issues raised by the revised draft of the Merger Agreement and other Transaction Documents, as well as the Special Committee's request to increase the offer price. After lengthy discussion, the Buyer Group agreed on a so-called "package deal," including, among other things, a final and best offer of US$0.1884 per Share and US$3.767 per ADS; the ability for the Special Committee to terminate the agreement if it determines that an acquisition proposal constitutes a superior proposal; withdrawal of the Buyer Group's previous insistence on a condition that no more than 10% of the shareholders would exercise dissenter's rights; the company termination fee and parent termination fee at 3% and 5% of the equity value, respectively; and that the Company using its reasonable best efforts to ensure, and deliver at closing written evidence, that at closing the available cash is no less than certain amount.

        On October 22, 2015, Shearman & Sterling delivered the revised drafts of the Merger Agreement and other Transaction Documents to Ropes & Gray, reflecting the package deal.

        On October 28, 2015, the Special Committee convened via telephone and discussed with Ropes & Gray and Duff & Phelps on the terms of the package deal proposed by the Buyer Group and the outstanding issues in the Transaction Documents. Ropes & Gray summarized the key terms in the revised Merger Agreement. Following the discussion, the Special Committee instructed Ropes & Gray to continue to negotiate the Transaction Documents with the Buyer Group.

        On November 9, 2015, Ropes & Gray sent a further revised Merger Agreement to Shearman & Sterling.

        On November 10, 2015, Shearman & Sterling sent a further revised Merger Agreement to Ropes & Gray.

        On November 16, 2015, Mr. Sam Lawn, Fenwick & West LLP ("Fenwick"), the U.S. legal counsel of the Company, Shearman & Sterling and Ropes & Gray continued negotiations via telephone.

        On November 16, 2015, Shearman & Sterling presented to the Special Committee, Ropes & Gray, Duff & Phelps and Fenwick the further revised Transaction Documents.

        Between November 16, 2015 and December 9, 2015, Shearman & Sterling, Ropes & Gray and Fenwick continued to negotiate the Merger Agreement and the other Transaction Documents and to exchange drafts thereof. During this period, the negotiation included discussions of various representations and warranties in the Merger Agreement.

        On December 7, 2015, Shearman & Sterling provided the Special Committee, Ropes & Gray, Duff & Phelps and Fenwick a revised draft of the Merger Agreement and other Transaction Documents.

        On December 9, 2015, the Special Committee convened via telephone to discuss with Ropes & Gray and Duff & Phelps the status of final negotiations. Mr. JP Gan did not attend the meeting but discussed with the other members of the Special Committee and Ropes & Gray and Duff & Phelps separately.

        During the course of negotiation with the Buyer Group, the Special Committee obtained, in addition to a price increase, certain terms of the Transaction Documents that were more favorable to the Unaffiliated Holders than those contained in the initial drafts of the Merger Agreement and other Transaction Documents, including, among others, (a) the Board's enhanced ability to change its recommendation to the Company's shareholders with respect to the Proposed Transaction and to terminate the Merger Agreement in order to enter into an agreement with respect to an alternative transaction that could be more favorable to the Company and the Unaffiliated Holders; (b) increased certainty on the consummation of the Proposed Transaction by limiting the circumstances under which the Buyer Group would be able to terminate the Merger Agreement and removing certain closing conditions; (c) providing that the termination fee payable by Parent would be 66.7% higher than the termination fee payable by the Company; (d) removing the requirement that no more than 10% of the outstanding shares of the Company exercised the dissenting rights with respect to the Proposed Transaction.

        On December 11, 2015, the Special Committee and representatives from Ropes & Gray and Duff & Phelps held a meeting via telephone. Ropes & Gray updated the committee on the status of negotiations with the Buyer Group and summarized the key terms in the Merger Agreement and the other Transaction Documents. Ropes & Gray then reviewed the fiduciary duty considerations for members of the Special Committee. Duff & Phelps then reviewed with the Special Committee its financial analysis with respect to the consideration to be paid to the Company's shareholders in connection with the transaction and rendered its oral opinion, which was subsequently confirmed by it in writing by delivery of a written opinion dated the same day, to the Special Committee to the effect that, as of that date and based upon, and subject to, the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken, the per share merger consideration to be received by the holders of the shares (other than the holders of the Excluded Shares and Dissenting Shares), and the per ADS merger consideration to be received by the holders of the ADSs (other than ADSs representing the Excluded Shares) in the Merger was fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger on any particular holder of the shares or the ADSs other than in their capacity as a holder of the shares or ADSs).

        After reviewing and considering the proposed terms of the Merger Agreement and the other Transaction Documents, the negotiations as described above, and the various presentations of Ropes & Gray and Duff & Phelps over the course of the transaction to date, including the receipt of Duff & Phelps's opinion, and taking into account the other factors described below under the heading titled "—Reasons for the Merger and Recommendation of the Special Committee and the Board," the Special Committee unanimously determined that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, were fair to, and in the best interests of, the Company and the Unaffiliated Holders, and recommended that the Board authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and recommend in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be submitted to a vote of the shareholders of the Company for authorization and approval.

        Following the meeting of the Special Committee, the Board convened via telephone on December 11, 2015, with representatives of Fenwick, Duff & Phelps and Ropes & Gray. The Board, acting upon the unanimous recommendation of the Special Committee, unanimously (other than Mr. Wang, Mr. Cheng and Mr. Zeng, who abstained from the vote) (a) determined that it was fair to, advisable and in the best interests of the Company and the Unaffiliated Holders to consummate the Transactions, including the Merger; (b) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement, the Plan of Merger and the Limited Guaranties and the consummation of the Transactions, including the Merger; and (c) resolved to recommend in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be submitted to a vote of the shareholders of the Company for authorization and approval.

        Later on December 11, 2015, the Company, Parent and Merger Sub entered into the Merger Agreement and executed the other Transaction Documents, and the Company issued a press release announcing the execution thereof. The Company furnished the press release and executed Merger Agreement to the SEC as exhibits to a current report on Form 6-K.

        On December 21, 2015, Mr. Wang, Mr. Cheng, Joy Union and Charming China filed with the SEC an amendment to Schedule 13D in connection with the execution of the Merger Agreement and the Transaction Documents.

        On January 4, 2016, Mr. Wang, Mr. Cheng, the Sponsor, Mr. Zeng, Mr. Crow Zhen Wei, Mr. Bin Wang and Mr. Yuliang Feng entered into a restructuring framework agreement (the "Framework Agreement"), pursuant to which the parties agree to use commercially best efforts to restructure the Company and its subsidiaries after the Effective Time of the Merger, including transfer of equity interests in a subsidiary of the Company to third parties designated by the Sponsor, Mr. Wang and Mr. Cheng.

        On January 8, 2016, Mr. Wang, Mr. Cheng, Joy Union and Charming China filed with the SEC the Amendment No. 2 to Schedule 13D in connection with the execution of the Amended and Restated Rollover and Support Agreement dated December 31, 2015 and the Framework Agreement dated January 4, 2016.

        On February 17, 2016, Mr. Jason Liqing Zeng, Frontier Technology and Speednext Industrial Limited filed with the SEC the Amendment No. 1 to Schedule 13D in connection with the execution of the Rollover and Support Agreement dated December 11, 2015 and the Amended and Restated Rollover and Support Agreement dated December 31, 2015.

Reasons for the Merger and Recommendation of the Special Committee and the Board

        The Board, acting upon the unanimous recommendation of the Special Committee, which Special Committee acted with the advice and assistance of the Company's management and its independent financial and outside legal advisors, evaluated the Merger Agreement, the Plan of Merger and the Transactions.

        The Special Committee and the Board concluded that the purpose for engaging in the Merger is to enable the Company's shareholders to receive US$0.1884 per Share and its ADS holders to receive US$3.767 per ADS in cash, without interest and net of any applicable withholding taxes. As more fully explained below, the Special Committee and the Board ultimately concluded that the Merger is an opportunity for the Company's shareholders to realize the relative certainty of a cash premium to recent unaffected trading prices for the Company's ADS without being exposed to the perceived risks and volatility associated with holding a continuing equity interest in the Company.

        In general, the Special Committee and the Board believe that, as a privately held entity, the Company's management may have greater scope for developing viable opportunities to realize shareholder value and also greater flexibility to focus on improving the Company's long-term financial performance without the pressures created by the public equity market's emphasis on short-term period-to-period financial performance.

        In addition, as an SEC-reporting company, the Company's management and accounting staff, which comprises a relatively small number of individuals, must devote significant time to SEC reporting and compliance. The Company is also required to disclose a considerable amount of business information to the public, some of which is commercially sensitive and would not be disclosed by a non-reporting company. As a result, the Company's actual or potential competitors, customers, intellectual property licensors and other vendors all have ready access to such information, which may help them compete against the Company or make it more difficult for the Company to negotiate favorable terms with them, as the case may be.

        At a meeting on December 11, 2015, the Special Committee reviewed and considered the terms and conditions of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger. The Special Committee, after consultation with its financial advisors and legal counsels and due consideration, unanimously (a) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, was fair to, and in the best interests of, the Company and the Unaffiliated Holders; (b) declared advisable the Merger Agreement, the Plan of Merger and the Transactions, including the Merger and the Limited Guaranties; and (c) recommended that the Board authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger.

        At a meeting on December 11, 2015, the Board, acting upon the unanimous recommendation of the Special Committee, unanimously (other than Mr. Wang, Mr. Cheng and Mr. Zeng, who abstained from the vote) (a) determined that it was fair to, advisable and in the best interests of the Company and the Unaffiliated Holders for the Company to enter into the Merger Agreement, the Plan of Merger and the Transactions, including the Merger; (b) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement, the Plan of Merger and the Limited Guaranties and the consummation of the Transactions, including the Merger and the Limited Guaranties; and (c) resolved to recommend in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger, be submitted to a vote of the shareholders of the Company for authorization and approval.

        In the course of reaching their determinations, each of the Special Committee and the Board considered the following substantive factors and potential benefits of the Merger, which are not listed in any relative order of importance, each of which the Special Committee and the Board believed supported their decisions:

  •
  estimated forecasts of the Company's future financial performance prepared by the Company's management and the Company's management's view of the Company's business, financial condition, results of operations, prospects and competitive position;

  •
  the current and historical market prices of ADSs, and the fact that the Per Share Merger Consideration of US0.1884 and Per ADS Merger Consideration of US$3.767 offered to the Unaffiliated Holders implies a premium of approximately 26.0% over the Company's closing price of US$2.99 per ADS as quoted by NYSE on May 29, 2015, the last trading day immediately prior to the Company's announcement on June 1, 2015 that it had received the Proposal, and a premium of approximately 19.4% over the average closing price of the Company's ADS during the 30 trading days prior to May 29, 2015;

  •
  the increased costs of regulatory compliance for public companies;

  •
  the trends in the Company's industry, including competition;

  •
  the recognition that, as an SEC-reporting company, the Company's management and accounting staff, which comprise a relatively small number of individuals, must devote significant time to SEC reporting and compliance;

  •
  the recognition that, as a privately held entity, the Company's management may have greater scope for developing viable opportunities to realize shareholder value and also greater flexibility to focus on improving the Company's long-term financial performance without the pressures created by the public equity market's emphasis on short-term period-to-period financial performance;

  •
  the recognition that, as an SEC-reporting company, the Company is required to disclose a considerable amount of business information to the public, some of which would otherwise be considered commercially sensitive and would not be disclosed by a non-reporting company and which potentially may help our actual or potential competitors, customers, and vendors compete against the Company or make it more difficult for the Company to negotiate favorable terms with them, as the case may be;

  •
  the possible alternatives to the Merger (including the possibility of continuing to operate the Company as an independent U.S. publicly-traded company and the perceived risks of that alterative), the range of potential benefits to its shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and the assessment by the Special Committee that none of these alternatives was reasonably likely to present superior opportunities for the Company or to create greater value for its shareholders than the Merger, taking into account the likelihood of execution as well as business, competitive, industry and market risks;

  •
  the fact that the consideration payable in the Merger is entirely in cash, which will allow the Unaffiliated Holders to immediately realize liquidity for their investment and provide them with certainty of the value of their Shares or ADSs;

  •
  the possibility that it could take a considerable period of time before the trading price of the ADSs would reach and sustain a level equal to or greater than the merger consideration of US$3.767 per ADS, as adjusted for present value;

  •
  the negotiation with respect to the Per Share Merger Consideration and Per ADS Merger Consideration and the Special Committee's determination that, following extensive negotiations with the Buyer Group, US$0.1884 per Share and US$3.767 per ADS were the highest price that the Buyer Group would agree to pay, with the Special Committee basing its belief on a number of factors, including the duration and tenor of negotiations and the experience of the Special Committee and its advisors;

  •
  following its formation, the Special Committee had independent control of the sale process with the advice and assistance of Duff & Phelps as its independent financial advisor and Ropes & Gray and Maples and Calder as its independent legal advisors, which, in each case, reported solely to the Special Committee;

  •
  the Special Committee reviewed and discussed with Duff & Phelps its financial analysis, and Duff & Phelps rendered its oral opinion, which was subsequently confirmed by it in writing by delivery of a written opinion dated December 11, 2015, to the Special Committee to the effect that, as of that date and based upon, and subject to, the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken, the Per Share Merger consideration to be received by the holders of the shares (other than the holders of the Excluded Shares and Dissenting Shares), and the Per ADS Merger Consideration to be received by the holders of the ADSs (other than ADSs representing the Excluded Shares) in the Merger was fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger on any particular holder of the shares or the ADSs other than in their capacity as a holder of the shares or ADSs) (see "—Opinion of Duff & Phelps, the Special Committee's Financial Advisor" beginning on page 45 for additional information);

  •
  the likelihood that the Merger would be consummated based on, among other things (not in any relative order of importance):

  •
  the fact that Parent and Merger Sub have obtained committed equity financing necessary to complete the Merger;

  •
  the Company's ability, as set out in the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, including consummation of the Merger; and

  •
  the Merger Agreement contains a limited scope of conditions to closing;

  •
  the Merger Agreement provides that, in the event the failure of the Merger to be completed under certain circumstances, Parent will pay the Company a termination fee of US$7,100,000 (see "The Merger Agreement—Termination Fees and Reimbursement of Expenses" beginning on page 106 for additional information); and

  •
  Duff & Phelps, under the direction of the Special Committee, conducted a "market check" of parties deemed to be potentially interested in and capable of acquiring the Company, and all such parties ultimately declined to engage in fruitful discussions with the Special Committee regarding such acquisition or any alternative transaction.

        In addition, the Special Committee and the Board believed that sufficient procedural safeguards were and are present to ensure that the Merger is procedurally fair to the Unaffiliated Holders and to permit each of the Special Committee and the Board to represent effectively the interests of such Unaffiliated Holders. The procedural safeguards, which are not listed in any relative order of importance, include the following:

  •
  in considering the transaction with the Buyer Group, the Special Committee acted solely to represent the interests of the Unaffiliated Holders, and the Special Committee had independent control of the negotiation with the Buyer Group and its advisors on behalf of the Unaffiliated Holders;

  •
  all of the members of the Special Committee during the entire process were and are independent directors and free from any affiliation with the Buyer Group; none of the members of the Special Committee that recommended approval of the Merger Agreement, the Plan of Merger and the consummation of the Transactions is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such members has any financial interest in the Merger that is different from that of the Unaffiliated Holders other than such members' receipt of Board and Special Committee compensation (which was not and is not contingent upon the completion of the Merger, or the Special Committee's or the Board's recommendation of the Merger) and their indemnification and liability insurance rights under the Merger Agreement;

  •
  the Special Committee was assisted in negotiations with the Buyer Group and in its evaluation of the Merger by Duff & Phelps as its independent financial advisor and Ropes & Gray and Maples and Calder as its independent legal advisors;

  •
  the Special Committee was broadly empowered to consider, attend to and take any and all actions in connection with the Proposal from the Buyer Group in relation to the Merger Agreement, the Plan of Merger and the Transactions from the date the Special Committee was established, and no evaluation, negotiation or response regarding the Merger Agreement, the Plan of Merger and the Transactions in connection therewith from that date forward was considered by the Board for approval until the Special Committee had recommended such action to the Board;

  •
  the terms and conditions of the Merger Agreement were the product of extensive negotiations between the Special Committee and its advisors, on the one hand, and the Buyer Group and its advisors, on the other hand;

  •
  the Special Committee was broadly empowered to exercise the full power and authority of the Board in relation to the negotiation of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and related process;

  •
  the Special Committee, with the assistance of Duff & Phelps, engaged in an extensive "market check" sale process to identify other strategic alternatives that might be available to the Company;

  •
  the Special Committee held telephonic meetings on multiple occasions to consider and review the terms of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

  •
  the Special Committee and the Board recognized that the Special Committee had no obligation to recommend the Merger or any other transaction;

  •
  the Special Committee and the Board recognized that, under the terms of the Merger Agreement, prior to the approval and adoption of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, by the shareholders of the Company, the Special Committee has the ability to consider any acquisition proposal reasonably likely to lead to a Superior Proposal;

  •
  the Company has the ability, subject to compliance with the terms and conditions of the Merger Agreement and prior to the approval and adoption of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, by the shareholders of the Company, to terminate the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal should one arise;

  •
  the Board and the Special Committee have the ability, under certain circumstances, to change, withhold, withdraw, qualify or modify the Company Recommendation (as defined in the section entitled "Merger Agreement—No Solicitation of Competing Transactions" beginning on page 95) that the Company's shareholders vote to approve and adopt the Merger Agreement, Plan of Merger and the Transactions, including the Merger; and

  •
  dissenters' rights are available to the shareholders who comply with all of the required procedures under the Cayman Islands Companies Law for exercising dissenters' rights, which allow such shareholders to receive payment of the fair value of their Shares as determined by the Grand Court of the Cayman Islands.

        The Special Committee and the Board also considered a variety of potentially negative factors concerning the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, including the following, which are not listed in any relative order of importance:

  •
  the Unaffiliated Holders will have no on-going equity participation in the Company following the Merger, and they will cease to participate in the Company's future earnings or growth, if any, and to benefit from increases, if any, in the value of the Company's equity, and will not participate in any potential future sale of the Company to a third party, any potential recapitalization of the Company, which could include a dividend to shareholders or any future public listing of the Company's shares;

  •
  approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, is not subject to a separate approval by the Unaffiliated Holders and, given that the Buyer Group, together with Mr. Zeng, who agreed to vote all the Shares and ADSs beneficially owned by him in favor of the Merger Agreement, the Plan of Merger and the Transactions,

    including the Merger, pursuant to the Rollover and Support Agreement, have, in the aggregate, approximately 45.8% of the voting power of the outstanding Shares, the Buyer Group has the ability to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, at the extraordinary general meeting unless a substantial majority (or possibly all, depending on the number of Shares voted at the meeting) of the Unaffiliated Holders vote against the Proposal to authorize and approve the Merger Agreement;

  •
  the restrictions on the conduct of the Company's business prior to the consummation of the Merger may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending consummation of the Merger;

  •
  since the Company became publicly listed on NYSE on June 9, 2011, the highest historical closing price of ADSs (US$16.40 per ADS in June 2011) exceeds the consideration of US$3.767 per ADS to be paid in the Merger;

  •
  there are risks and costs to the Company if the Merger does not consummate, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on the Company's business and customer relationships;

  •
  the Company may be required, under certain circumstances, to pay Parent a termination fee of US$4,200,000 in connection with the termination of the Merger Agreement;

  •
  the Company's remedy in the event of breach of the Merger Agreement by Parent or Merger Sub is limited, under certain circumstances, to the receipt of a reverse termination fee of US$7,100,000, and under certain circumstances the Company may not be entitled to a reverse termination fee or expense reimbursement at all;

  •
  the Buyer Group has interests in the Merger that are different from, or in addition to, those of the Unaffiliated Holders (see "—Interests of Certain Persons in the Merger" beginning on page 63 for additional information), particularly in light of the terms of the Buyer Group's participation in the Merger;

  •
  it is possible that the Merger might not be completed and the negative impact of such a public announcement on the Company's sales and operating results, and the Company's ability to attract and retain key management, marketing and technical personnel; and

  •
  an all-cash transaction is taxable to the Unaffiliated Holders who are U.S. Holders (as defined under "—Material U.S. Federal Income Tax Consequences"), and is likely taxable to the Unaffiliated Holders in other jurisdictions.

        The foregoing discussion of information and factors considered by the Special Committee and the Board is not intended to be exhaustive, but includes a number of the factors considered by the Special Committee and the Board. In view of the wide variety of factors considered by the Special Committee and the Board, neither the Special Committee nor the Board found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the Special Committee and the Board may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Special Committee recommended that the Board authorize and approve, and the Board authorized and approved, the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, based upon the totality of the information presented to and considered by it.

        In reaching its conclusion regarding the fairness of the Merger to the Unaffiliated Holders and its decision to recommend the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, the Special Committee considered financial analyses presented by Duff & Phelps as an indication of the going-concern value of the Company. These analyses included, among others, a historical trading range analysis, discounted cash flow analysis, selected comparable public companies analysis, selected comparable transactions analysis and premiums paid analysis. All of the material analyses as presented to the Special Committee on December 11, 2015 are summarized below under the section entitled "—Opinion of Duff & Phelps, the Special Committee's Financial Advisor" beginning on page 45. The Special Committee expressly considered these analyses and the opinion of Duff & Phelps, among other factors considered, in reaching its determination as to the fairness of the Transactions, including the Merger.

        Neither the Special Committee nor the Board considered the liquidation value of the Company's assets because each considers the Company to be a viable going-concern business where value is derived from cash flows generated from its continuing operations. In addition, each of the Special Committee and the Board believes that the value of the Company's assets that might be realized in a liquidation would be significantly less than its going-concern value. Each of the Special Committee and the Board believes the analyses and additional factors it reviewed provided an indication of the Company's going-concern value. Each of the Special Committee and the Board also considered the historical market prices of the ADSs as described under the section entitled "Market Price of the Company's ADSs, Dividends and Other Matters—Market Price of the ADSs" beginning on page 76. Each of the Special Committee and the Board considered the purchase prices paid in previous transactions as described under "Transactions in Shares and ADSs." Neither the Special Committee nor the Board, however, considered the Company's net book value, which is defined as total assets minus total liabilities, attributable to the Company's shareholders, as a factor. Each of the Special Committee and the Board believes that net book value is not a material indicator of the value of the Company as a going concern as it does not take into account the future prospects of the Company, market conditions, trends in the industry related to the development and marketing in children's entertainment and media market or the business risks inherent in competing with other companies in that industry. The Board and the Special Committee note, however, that the merger consideration of US$0.1884 per Share and US$3.767 per ADS is in each case substantially higher than the Company's net book value per ADS of US$2.43 as of September 30, 2015. Except as described in "—Background of the Merger" above, the Company is not aware of any firm offer made by any unaffiliated person, other than the Buyer Group, during the past two years for (i) the merger or consolidation of the Company with or into another company, (ii) the sale of all or a substantial part of the Company's assets or (iii) the purchase of the Company' voting securities that would enable the holder to exercise control over the Company. The Board and Special Committee did not consider any purchase of securities of the Company by the Buyer Group during the past two years in their fairness determination because no such purchases or significance were made.

        In reaching its determination that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Holders, and its decision to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and its recommendation to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, by the Company's shareholders, the Board, on behalf of the Company, considered the analysis and recommendation of the Special Committee and the factors examined by the Special Committee as described above under this section and under "—Background of the Merger," and adopted such recommendations and analysis.

        During its consideration of the Merger Agreement and the Transactions, including the Merger, the Board was also aware that some of the Company's directors and shareholders, including Mr. Wang, a director and the chief executive officer of the Company, Mr. Cheng, a director and the president of the Company, Mr. Zeng, a chairman of the board of directors and other employees of the Company, have, or had at times during the negotiation of the Merger Agreement, interests with respect to the Merger that are or may be, or were or may have been, different from or in addition to those of the Unaffiliated Holders generally, as described under the section entitled "—Interests of Certain Persons in the Merger" beginning on page 63.

        For the foregoing reasons, the Special Committee and the Board believe that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its Unaffiliated Holders.

Position of the Buyer Group as to the Fairness of the Merger

        Under SEC rules governing going private transactions, each member of the Buyer Group is required to express his or its belief as to the fairness of the Merger to the unaffiliated security holders. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Buyer Group as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any shareholder or ADS holder as to how that shareholder or ADS holder should vote on the Proposal to authorize, approve and adopt the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger. The Buyer Group has interests in the Merger that are different from, and/or in addition to, those of the unaffiliated security holders by virtue of their continuing indirect or beneficial interests in the surviving corporation after the completion of the Merger. These interests are described under "Special Factors—Interests of Certain Persons in the Merger—Interests of the Buyer Group and Mr. Zeng" beginning on page 64. The Buyer Group believes the proposed Merger is fair for the unaffiliated security holders on the basis of the factors described in "Special Factors—Reasons for the Merger and Recommendation of the Special Committee and the Board" beginning on page 33 and the additional factors described below.

        The Buyer Group believes the interests of the unaffiliated security holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. The Buyer Group attempted to negotiate a transaction that would be most favorable to it, and not to the unaffiliated security holders and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such holders. The Buyer Group did not participate in the deliberations of the Special Committee regarding, and did not receive any advice from the Special Committee's independent legal or financial advisors as to, the fairness of the Merger to the unaffiliated security holders. Furthermore, the Buyer Group did not undertake or engage any financial advisor to perform any independent evaluation or other analyses to assist in assessing the fairness of the Per Share Merger Consideration or the Per ADS Merger Consideration to the unaffiliated security holders. No financial advisor provided the Buyer Group with any analysis or opinion with respect to the fairness of the Per Share Merger Consideration or the Per ADS Merger Consideration to the unaffiliated security holders. The Buyer Group reasonably believes that the Merger is substantively and procedurally fair to the Unaffiliated Holders, having formed this belief by considering the factors discussed below and adopting the views and analysis of the special committee as to the fairness of the Merger to the Unaffiliated Holders.

        Based on its knowledge and analysis of available information regarding the Company, as well as discussions with the Company's senior management regarding the Company and its business and the factors considered by, and the analyses and resulting conclusions of, the Special Committee and the Board discussed under "Special Factors—Reasons for the Merger and Recommendation of the Special Committee and the Board" beginning on page 33, each member of the Buyer Group believes that the Merger is substantively and procedurally fair to the unaffiliated security holders based on its consideration of the following factors, which are not listed in any relative order of importance:

  •
  the Special Committee, consisting entirely of directors who are not officers or employees of the Company and who are not affiliated with any member of the Buyer Group, was established and given authority to, among other things, review, evaluate and negotiate the terms of the Merger and to recommend to the Board what action should be taken by the Company, including not to engage in the Merger;

  •
  members of the Special Committee do not have any interests in the Merger different from, or in addition to, those of the unaffiliated security holders, other than (i) the directors' receipt of board compensation in the ordinary course, (ii) the Special Committee members' compensation in connection with its evaluation of the Merger (which is not contingent upon the completion of the Merger or recommendation of the Merger by the Special Committee or the Board) and (iii) the directors' indemnification and liability insurance rights under the Merger Agreement;

  •
  the Special Committee retained and was advised by its independent financial and legal advisors who are experienced in advising committees such as the Special Committee in similar transactions;

  •
  the Buyer Group did not participate in or seek to influence the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee;

  •
  the Special Committee and the Board had no obligation to recommend the approval and authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, or any other transaction;

  •
  the Board was fully informed about the extent to which the interests of certain shareholders of the Company who are also members of the Buyer Group in the Merger differed from those of the unaffiliated security holders;

  •
  the Special Committee and, acting upon the unanimous recommendation of the Special Committee, the Board determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the unaffiliated security holders;

  •
  the current and historical market prices of the ADSs, including the fact that Per Share Merger Consideration of $0.1884 and the Per ADS Merger Consideration of $3.767 represent a 26.0% premium over the Company's closing price of US$2.99 per ADS as quoted by the NYSE on May 29, 2015, the last trading day prior to June 1, 2015, the date that the Company announced it had received the non-binding "going private" Proposal, and a premium of 19.4% to the average closing price of the Company's ADS during the 30 trading days prior to May 29, 2015;

  •
  the Company's ADSs traded as low as $2.15 per ADS during the 52-week period prior to the announcement of the receipt of the non-binding "going private" Proposal;

  •
  the Per Share Merger Consideration and the Per ADS Merger Consideration are all cash, which allows the unaffiliated security holders to immediately realize certainty of value and liquidity without incurring brokerage and other costs typically associated with market sales and allows the unaffiliated security holders not to be exposed to risks and uncertainties relating to the prospects of the Company;

  •
  the Per Share Merger Consideration and Per ADS Merger Consideration, other terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, were the result of extensive negotiations between the Special Committee and its advisors on the one side and the Buyer Group and its advisors on the other side;

  •
  Parent obtained an equity financing commitment for the Merger, as well as the limited number and nature of the conditions to the equity financing commitment, set forth in the Equity Commitment Letter;

  •
  notwithstanding that the Buyer Group may not rely upon the opinion rendered by Duff & Phelps to the Special Committee, the Special Committee received from Duff & Phelps an oral opinion, dated December 11, 2015, which was subsequently confirmed by it in writing by delivery of a written opinion dated as of the same date, to the effect that, as of that date and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken the Per Share Merger Consideration to be received by the holders of the Shares (other than the holders of the Excluded Shares and the Dissenting Shares), and the Per ADS Merger Consideration to be received by the holders of the ADSs (other than ADSs representing the Excluded Shares), in the Merger was fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger in any particular holder of the Shares or ADSs other than in their capacity as a holder of the shares or ADSs);

  •
  the ability of the Company to terminate the Merger Agreement under the terms of the Merger Agreement to enter into a superior proposal;

  •
  the termination fee payable by the Company to Parent if the Merger Agreement is terminated under certain circumstances is $4.2 million, or approximately 3% of the Company's total equity value implied by the Per Share Merger Consideration;

  •
  the termination fee payable by Parent to the Company if the Merger Agreement is terminated under certain circumstances is $7.1 million, or approximately 5% of the Company's total equity value implied by the Per Share Merger Consideration, which is two-thirds higher than the amount of the termination fee payable by the Company to Parent;

  •
  the Company, under certain circumstances as set out in the Merger Agreement, is able to specifically enforce the terms of the Merger Agreement;

  •
  the availability of dissenter rights to the unaffiliated security holders who comply with all of the required procedures under the CICL for exercising the dissenter rights, which allows such shareholders to receive the fair value of their Shares as determined by the Grand Court of the Cayman Islands;

  •
  each guarantor has agreed to guarantee a pro rata portion of Parent's obligations under the Merger Agreement to pay a reverse termination fee to the Company and reimburse certain costs and expenses of the Company if the Merger Agreement is terminated under certain circumstances; and

  •
  the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions, including the Merger, is subject to approval by the affirmative vote of the shareholders holding at least two-thirds of the Shares present and voting in person or by proxy as a single class in accordance with the CICL and the Company's memorandum and articles of association.

        The Buyer Group did not consider the Company's net book value, which is an accounting concept, as a factor because it believed that the net book value is not a material indicator of the value of the Company as a going concern because it does not take into account the future prospects of the Company, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry.

        In its consideration of the fairness of the Merger, the Buyer Group did not consider the Company's liquidation value to be a relevant valuation method because it considers the Company to be a viable, going concern business where value is derived from cash flows generated from its continuing operations and because the Company will continue to operate its business following the Merger.

        The Buyer Group did not seek to establish a pre-merger going concern value for the Shares and the ADSs to determine the fairness of the Per Share Merger Consideration or the Per ADS Merger Consideration to the unaffiliated security holders because following the Merger the Company will have a significantly different capital structure. However, to the extent the pre-merger going concern value was reflected in the pre-announcement price of the ADSs, the Per Share Merger Consideration and the Per ADS Merger Consideration represented a premium to the going concern value of the Company.

        The foregoing is a summary of the information and factors considered and given weight by the Buyer Group in connection with its evaluation of the substantive and procedural fairness of the Merger to the unaffiliated security holders, which is not intended to be exhaustive, but is believed by the Buyer Group to include all material factors considered by it. The Buyer Group did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching their conclusion as to the substantive and procedural fairness of the Merger to the unaffiliated security holders. Rather, its fairness determination was made after consideration of all of the foregoing factors as a whole.

        The Buyer Group believes these factors provide a reasonable basis for its belief that the Merger is substantively and procedurally fair to the unaffiliated security holders. This belief, however, is not intended to be and should not be construed as a recommendation by the Buyer Group to any shareholder or ADS holder of the Company as to how such shareholder or ADS holder should vote with respect to the approval of the Merger Agreement. The Buyer Group does not make any recommendation as to how such shareholders or ADS holders should vote relating to the Proposal to authorize, approve and adopt the Merger Agreement, the Plan of Merger and the transactions contemplated by the Merger Agreement, including the Merger, at the extraordinary general meeting.

Certain Financial Projections

        The Company's management does not, as a matter of course, make public projections as to future sales, earnings, or other results. However, in connection with due diligence review of the Company, our management of the Company has prepared the financial projections set forth below for the fiscal year ended December 31, 2015 through the fiscal year ending December 31, 2017 to Duff & Phelps, as the financial advisors to the Special Committee. See "—Background of the Merger" beginning on page 25 for additional information. The accompanying prospective financial information was prepared by the Company's management for internal use and for use by the financial advisors in their financial analyses, and was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information , but in the view of the Company's management, was prepared on a reasonable basis, reflects the best currently available estimates and judgment, and presents, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of the Company.

        The financial projections are not a guarantee of performance. In compiling the projections, the Company's management took into account historical performance, combined with estimates regarding total revenues, gross profit, operating loss or profit and net loss or income. Although the projections are presented with numerical specificity, they were based on numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the projections were prepared. This information is not, however, fact and should not be relied upon as being necessarily indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information. In addition, factors such as industry performance, the market for our existing and new products, the competitive environment, expectations regarding future acquisitions or any other transaction and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause actual future results to differ materially from the results forecasted in these financial projections. In addition, the projections do not take into account any circumstances or events occurring after the date that they were prepared. We cannot assure you that the projections will be realized or that actual results will not be significantly different from those contained in the projections.

        Neither our independent registered public accounting firm, nor any other independent accountants have examined, compiled or performed any procedures with respect to the prospective financial information contained herein or any amounts derived therefrom or built thereupon and, accordingly, they have not expressed any opinion or given any form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The report accompanying our audited consolidated financial statements included in the Company's Annual Report on Form 20-F for the year ended December 31, 2014 incorporated by reference in this proxy statement refers exclusively to the Company's historical information and does not cover any other information in this proxy statement and should not be read to do so. The financial projections included in this proxy statement are included solely to give shareholders access to certain information that was made available to the financial advisors and are not included for the purpose of influencing any shareholder to make any investment decision with respect to the merger, including whether or not to seek appraisal for his, her or its Shares.

        The following table summarizes the financial projections prepared by our management and considered by the Special Committee in connection with their analysis of the Merger and Duff & Phelps in connection with the delivery of its fairness opinion:

	Management Projection Fiscal year ended December 31,
	2015E(1)	2016E	2017E
	(RMB(2) in thousands unless otherwise stated)
Total Net Revenue	221,193	231,476	318,137
Gross profit(3)	148,614	165,310	242,355
% margin	67.2%	71.4%	76.2%
Operating (loss)/profit(3)	(56,784)	(27,095)	32,282
% margin	(25.7)%	(11.7)%	10.1%
Net (loss)/income attributable to Taomee Holdings Limited	(57,006)	(39,895)	16,482
% margin	(25.8)%	(17.2)%	5.2%

(1)
These financial projections were prepared by the Company's management during the third quarter of 2015. At the time these projections were prepared, the audit for the fiscal year ended December 31, 2015 had not been completed. Accordingly, management estimates for fiscal year 2015 may vary materially from our audited financial statements.

(2)
These financial projections were prepared by the Company's management in RMB.

(3)
Gross profit and operating (loss)/profit include depreciation and amortization.

        In preparing the financial projections summarized above, the management of the Company assumed (i) the revitalization of the Company's s legacy PC games as well as the success of the Company's pipeline of new mobile and PC games, majority of which are anticipated to be launched in the second half of 2016 and at the beginning of 2017, and (ii) the anticipated increase in the popularity of the Company's animation series, which in turn would promote the Company's licensing and film business. The Company currently expects to launch an aggregate of six to seven mobile and PC games, three to four animation seasons, and two films between 2016 and 2017. Furthermore, the Company assumed that certain expenses, such as audit and legal expenses, transfer pricing taxes, privatization-related expenses and other fees associated in being a publicly listed company, to be eliminated or largely reduced after becoming a private company. Overall, the Company assumed the increase in its revenues in the next two years would outpace the increase in its expenses.

Opinion of Duff & Phelps, Special Committee's Financial Advisor

        Pursuant to an engagement letter dated June 17, 2015, the Special Committee retained Duff & Phelps as its financial advisor to deliver a fairness opinion in connection with the Merger. Duff & Phelps is an internationally recognized financial services firm that, among other things, is regularly engaged in the investment banking business, including the valuation of businesses and securities in connection with mergers and acquisitions, underwritings and private placements of securities, and other investment banking services.

        At the meeting of the Special Committee on December 11, 2015, Duff & Phelps rendered its oral opinion (which was confirmed in writing later that same day) to the Special Committee that, as of that date and based upon and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Duff & Phelps, the Per Share Merger Consideration to be received by the holders of the Shares (other than the Excluded Shares and Dissenting Shares) and the Per ADS Merger Consideration to be received by the holders of ADSs (other than ADSs representing the Excluded Shares) in the Merger was fair, from a financial point of view, to such holders (without giving effect to any impact of the Merger on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs). No limitations were imposed by the Special Committee upon Duff & Phelps with respect to the investigations made or procedures followed by it in rendering its opinion.

        The full text of the written opinion of Duff & Phelps dated December 11, 2015, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached as Annex H to this proxy statement and is incorporated herein by reference. The summary of the opinion of Duff & Phelps set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The shareholders of the Company are urged to read the opinion in its entirety. Duff & Phelps' written opinion is addressed to the Special Committee (in its capacity as such), is directed only to the Per Share Merger Consideration and the Per ADS Merger Consideration to be paid in the Merger and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the Merger or any other matter.

        In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in general, and with respect to similar transactions in particular. Duff & Phelps' procedures, investigations and financial analyses with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

  •
  reviewed the Company's annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission ("SEC") for the years ended December 31, 2013 and December 31, 2014 and the Company's unaudited financial statements for the nine months ended September 30, 2014 and the nine months ended September 30, 2015;

  •
  reviewed a detailed financial projection model for the years ending December 31, 2015 through 2017, prepared and provided to Duff & Phelps by management of the Company, upon which Duff & Phelps has relied, with the Special Committee's consent, in performing its analysis (the "Management Projections");

  •
  reviewed other internal documents relating to the past and current business operations, financial conditions and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company;

  •
  reviewed a letter dated November 2, 2015 from the management of the Company which made certain representations as to the Management Projections and the underlying assumptions for the Company (the "Management Representation Letter");

  •
  reviewed documents related to the Merger, including a draft of the Merger Agreement dated December 8, 2015;

  •
  discussed the information referred to above and the business, operations and financial condition and prospects of the Company as well as the background and other elements of the Merger with the management of the Company;

  •
  discussed with Company management its plans and intentions with respect to the management and operation of the business;

  •
  reviewed the historical trading price and trading volume of the Company's ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

  •
  performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and an analysis of premiums paid in selected transactions that Duff & Phelps deemed relevant; and

  •
  conducted such other analyses and inquiries and considered such other information and factors as Duff & Phelps deemed appropriate.

        In performing its analyses and rendering its opinion with respect to the Merger, Duff & Phelps, with the Special Committee's consent and without independent verification:

  •
  relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the Company management;

  •
  relied upon the fact that the Special Committee, the board of directors and the Company had been advised by their respective counsel as to all legal matters with respect to the Merger, including whether all procedures required by law to be taken in connection with the Merger had been duly, validly and timely taken;

  •
  assumed that any estimates, evaluations, forecasts and projections including, without limitation, the Management Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available estimates and good faith judgment of the person furnishing the same, and Duff & Phelps had relied upon such matters in performing its analyses and expressed no opinion to such estimates, evaluations, forecasts and projections or the assumptions on which they were based;

  •
  assumed that (i) the Management Projections were the Company's most current financial projections available and were considered by management of the Company to be its best estimates of the Company's future financial performance and financial results, subject to the uncertainty, assumptions and approximation inherent in any projections, (ii) the assumptions supporting the Management Projections were both reasonable and achievable as of the opinion date and had been reviewed and approved by management of the Company, and (iii) Company management did not know of any facts that had occurred since the date the Management Projections were prepared that would have led them to believe that the Management Projections, taken as a whole, were misleading or inaccurate in any material respect;

  •
  assumed that information, data, opinions and other materials relating to the Company and the Merger ("Information") provided to Duff & Phelps and representations made by Company management, either orally or in writing, were substantially accurate, did not contain any untrue statement of material fact in respect of the Company and the Merger, and did not omit to state a material fact in respect of the Company and the Merger necessary to make the Information not misleading in light of the circumstances under which the Information was provided. Items are considered material, regardless of size, if they involve an omission or misstatement of financial, accounting or other information that would reasonably be expected to change or influence the conclusions of a reasonable person relying thereon;

  •
  assumed that the representations and warranties made by all parties in the Merger Agreement and the Management Representation Letter were true and correct in all material respects and each party to the Merger Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party;

  •
  assumed that the final versions of all documents reviewed by Duff & Phelps in draft form, including the Merger Agreement, conform in all material respects to the drafts reviewed;

  •
  assumed that there had been no material change in the assets, liabilities, financial condition, businesses, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps;

  •
  assumed that all of the conditions required to implement the Merge will be satisfied and that the Merge will be completed in a timely manner in accordance with the Merger Agreement, without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all respects with all applicable laws;

  •
  assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained without any undue delay, limitation, restriction or condition that would have a material effect on the Company or the contemplated benefits expected to be derived in the Merger; and

  •
  assumed any adjustments to the merger consideration pursuant to the Merger Agreement would not be material to Duff & Phelps' analyses or their opinion.

        To the extent that any of the foregoing assumptions or any of the facts on which the opinion was based prove to be untrue in any material respect, the opinion cannot and should not be relied upon for any purpose. Furthermore, in Duff & Phelps' analysis and in connection with the preparation of the opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger and as to which Duff & Phelps did not express any view or opinion in the opinion.

        Duff & Phelps prepared its opinion effective as of the date thereof. Duff & Phelps' opinion was necessarily based upon the information made available to Duff & Phelps as of the date thereof and market, economic, financial and other conditions as they existed and could be evaluated as of the date thereof, and Duff & Phelps disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Duff & Phelps after the date thereof. Duff & Phelps has not undertaken to reaffirm or revise its opinion or otherwise comment upon any event occurring after the date thereof and does not have any obligation to update, revise or reaffirm its opinion

        Duff & Phelps did not evaluate the Company's solvency or conduct an independent appraisal or physical inspection of any specific assets, properties or liabilities (contingent or otherwise) of the Company, nor was Duff & Phelps provided with any such appraisal or evaluation other than the contents of the Management Representation Letter. Duff & Phelps did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Duff & Phelps did not negotiate the terms of the Merger, and therefore, Duff & Phelps assumed that such terms were the most beneficial terms, from the Company's perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Merger. Duff & Phelps did not advise the Special Committee or any other party with respect to alternatives to the Merger. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

        Duff & Phelps did not express any opinion as to the market price or value of the Company's Shares or ADSs (or anything else) after the announcement or the consummation of the Merger (or any other time). Its opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company's credit worthiness, tax advice, or accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

        In rendering its opinion, Duff & Phelps was not expressing any opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any of the Company's officers, directors or employees, or any class of such persons, relative to the merger consideration, or with respect to the fairness of any such compensation. In addition, Duff & Phelps' opinion did not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Shares and ADSs (excluding the Excluded Shares and the Dissenting Shares).

        Duff & Phelps' opinion was furnished for the use and benefit of the Special Committee in connection with its consideration of the Merger and is not intended to, and does not, confer any rights or remedies upon any other person, and was not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps' express consent. The opinion (i) did not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy or transaction; (ii) did not address any transaction related to the Merger; (iii) was not a recommendation as to how the Special Committee or any shareholder should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction; and (iv) did not indicate that the Per Share Merger Consideration or the Per ADS Merger Consideration is the best possibly attainable under any circumstances; instead, it merely stated whether the Per Share Merger Consideration and the Per ADS Merger Consideration was within a range suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the opinion was based. The opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

        Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of its opinion to the Special Committee. This summary is qualified in its entirety by reference to the full text of the opinion, attached hereto as Annex H. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the fairness opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps' own experience and judgment.

        The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps' financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps' financial analyses.

Discounted Cash Flow Analysis

        Duff & Phelps performed a discounted cash flow analysis of the estimated future unlevered free cash flows attributable to the Company for the fiscal years ending December 31, 2015 through December 31, 2019, with "unlevered free cash flow" defined as cash generated by the business that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows utilizing a weighted average cost of capital as the applicable discount rate. For the purposes of its discounted cash flow analysis, Duff & Phelps utilized and relied upon the Management Projections, which are described in this proxy statement in the section entitled "Special Factors—Certain Financial Projections" beginning on page 43, and extrapolated the projections for fiscal years 2018 and 2019 based on discussions with the Company's management, a review of the Company's historical performance and other factors. The costs associated with the Company being a publicly listed company were excluded from the financial projections because such costs would likely be eliminated as a result of the Merger, and non-recurring income and expenses were also excluded.

        Duff & Phelps estimated the net present value of all cash flows attributable to the Company after fiscal year 2019 (the "Terminal Value") using a perpetuity growth formula assuming terminal growth rates ranging from 4.0% to 5.0%, which took into consideration an estimate of the expected long-term growth rate of the Chinese economy and the Company's business. Duff & Phelps used discount rates ranging from 15.0% to 19.0%, reflecting Duff & Phelps' estimate of the Company's weighted average cost of capital, to discount the projected free cash flows and the Terminal Value. Duff & Phelps estimated the Company's weighted average cost of capital by estimating the weighted average of the Company's cost of equity (derived using the capital asset pricing model) and the Company's after-tax cost of debt. Duff & Phelps believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

        Based on these assumptions, Duff & Phelps' discounted cash flow analysis resulted in an estimated enterprise value for the Company of US$33.5 million to US$52.0 million and a range of implied values of the Company's ADSs of US$3.02 to US$3.53 per ADS.

Selected Public Companies and Merger and Acquisition Transactions Analyses

        Duff & Phelps analyzed selected public companies and selected merger and acquisition transactions for purposes of estimating valuation multiples with which to calculate a range of implied enterprise values of the Company. This collective analysis was based on publicly available information and is described in more detail in the sections that follow.

        The companies utilized for comparative purposes in the following analysis were not directly comparable to the Company, and the transactions utilized for comparative purposes in the following analysis were not directly comparable to the Merger. Duff & Phelps did not have access to nonpublic information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Merger cannot rely solely upon a quantitative review of the selected public companies and selected transactions, but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the selected public companies and selected merger and acquisition transactions analysis is subject to certain limitations.

        Selected Public Companies Analysis.    Duff & Phelps compared certain financial information of the Company to corresponding data and ratios from publicly traded companies in the gaming and film and entertainment industry that Duff & Phelps deemed relevant to its analysis. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. The nineteen companies included in the selected public company analysis in the gaming and film and entertainment industry were:

Gaming Companies	• NetDragon Websoft Inc.
• Changyou.com Limited
• Forgame Holdings Limited
• Ourgame International Holdings Limited
• Feiyu Technology International Company Ltd.
• Linekong Interactive Group Co., Ltd.
• Boyaa Interactive International Limited
• NEXON Co., Ltd.
• King Digital Entertainment plc
• Square Enix Holdings Co., Ltd.
• GungHo Online Entertainment Inc.
• DeNA Co., Ltd.
• Take-Two Interactive Software Inc.
• Zynga, Inc.
• Glu Mobile, Inc.
• Gameloft S.E.
Film and Entertainment Companies	• Poly Culture Group Corporation Limited
• Toei Animation Co., Ltd.
• Orange Sky Golden Harvest Entertainment Holdings Ltd.

        Duff & Phelps selected these companies for its analysis based on their relative similarity, primarily in terms of business model, to that of the Company.

        The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies. The estimates for 2015, 2016 and 2017 in the tables below with respect to the selected public companies were derived based on information for the 12-month periods ending closest to the Company's fiscal year ends for which information was available. Data related to the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") were adjusted for purposes of this analysis to eliminate public company costs such as incremental fees and expenses for accounting, legal and compliance, among others, as a public company and non-recurring income (expenses) such as transfer pricing tax, privatization fees and value-added tax rebates.

	Revenue Growth				EBITDA Growth				EBITDA Margin
	LTM(1)	2015	2016	2017	LTM	2015	2016	2017	LTM	2015	2016	2017
Gaming Companies
Group Median	–3.3%	5.0%	10.3%	10.7%	2.4%	15.7%	22.0%	16.6%	20.1%	19.1%	24.8%	23.2%
Film and Entertainment Companies
Group Median	16.9%	10.5%	28.7%	19.4%	–3.7%	–1.8%	87.4%	28.0%	17.1%	12.1%	18.0%	18.4%
Aggregate
Mean	1.7%	12.8%	17.3%	14.3%	18.9%	13.6%	37.5%	34.8%	17.4%	20.4%	24.7%	22.0%
Median	4.5%	5.5%	11.9%	10.8%	–2.4%	15.7%	37.3%	17.8%	19.9%	15.6%	23.6%	23.2%
Taomee Holdings Limited	–23.1%	–18.3%	2.1%	34.0%	NM	NM	NM	NM	–3.3%	–18.2%	–7.1%	13.2%

(1)
Latest twelve months

	LTM EBITDA	2015 EBITDA	2016 EBITDA	2017 EBITDA	LTM Revenue	2015 Revenue	2016 Revenue	2017 Revenue
Gaming Companies
Group Median	7.3x	8.8x	6.6x	7.8x	1.77x	1.86x	1.73x	1.53x
Film and Entertainment Companies
Group Median	6.3x	9.8x	5.4x	4.1x	1.30x	1.15x	0.89x	0.72x
Aggregate
Mean	10.5x	13.6x	8.4x	7.0x	2.28x	2.18x	1.83x	1.51x
Median	6.3x	8.8x	6.6x	6.2x	1.53x	1.40x	1.35x	1.20x

        Selected M&A Transactions Analysis.    Duff & Phelps compared the Company to the target companies involved in the selected merger and acquisition transactions listed in the tables below. The selection of these transactions was based on, among other things, the target company's industry, the relative size of the transaction compared to the Merger and the availability of public information related to the transaction. The selected gaming transactions indicated enterprise value to LTM EBITDA multiples ranging from 5.9x to 18.6x with a median of 10.3x, and enterprise value to LTM revenue multiples ranging from 0.43x to 25.45x with a median of 3.71x.

        The Company is not directly comparable to the target companies in the selected M&A transactions analysis given certain characteristics of the transactions and the target companies, including business and industry comparability and lack of recent relevant transactions. Therefore, although reviewed,

Duff & Phelps did not select valuation multiples for the Company based on the selected M&A transactions analysis.

Date Announced	Acquirer Name	Target Name
11/17/2015	New Sports Group Limited (SEHK:299)	Wuxi Xinyou Network Technology Co., Ltd.
11/4/2015	Meisheng Cultural & Creative Corp., Ltd. (SZSE:002699)	Hangzhou Joyreach Network Technology Co., Ltd.
11/2/2015	Activision Blizzard, Inc. (NasdaqGS:ATVI)	King Digital Entertainment plc (NYSE:KING)
9/24/2015	Anhui Deli Household Glass Co., Ltd. (SZSE:002571)	Guangzhou Chuangsi Information Technology Limited
7/31/2015	Stride Gaming plc (AIM:STR)	InfiApps Limited
6/29/2015	Chairman; IDG Capital Partners	Kongzhong Corp. (NasdaqGS:KZ)
5/18/2015	Orient Hongtai Zhihe (Beijing); ChangJiang Growth Capital Investment Co., Ltd; Beijing HT Capital Investment Management Co., Ltd.	China Mobile Games and Entertainment Group Limited
3/13/2015	Marvelous Inc. (TSE:7844)	G-MODE Corporation
12/31/2014	Perfect Peony Holding Company Limited	Perfect World Co., Ltd.
12/18/2014	New Sports Group Limited (SEHK:299)	Kingworld (Beijing) Technology Co., Ltd.
12/4/2014	CVC Capital Partners Limited	Sky Betting and Gaming
12/1/2014	Fuchun Communications Co., Ltd. (SZSE:300299)	Shanghai The Dream Network Technology Co. Ltd.
11/12/2014	Churchill Downs Inc. (NasdaqGS:CHDN)	Big Fish Games, Inc.
10/14/2014	Imperus Technologies Corp. (TSXV:LAB)	Diwip Ltd.
9/15/2014	Microsoft Corporation (NasdaqGS:MSFT)	Mojang AB
8/21/2014	SoftBank Group Corp. (TSE:9984)	Supercell Oy
8/13/2014	Song Liao Automotive Co., Ltd. (SHSE:600715)	Shanghai Douwan Network Technology Co., Ltd.
6/30/2014	Perfect Online Holding Limited; Sumpo Food Holdings Limited (nka:Leyou Technologies Holdings Limited (SEHK:1089))	Digital Extremes Ltd.
5/22/2014	Chinese Universe Publishing and Media Co.,Ltd. (SHSE:600373)	Beijing Elex Technology Co., Ltd.
1/17/2014	Zhejiang Century Huatong Group Co., Ltd. (SZSE:002602)	Shanghai T2 Entertainment Co., Ltd.
1/13/2014	Amaya, Inc. (TSX:AYA)	Rational Group Limited
11/25/2013	Management; Baring Private Equity Asia; Hony Capital (Beijing) Co., Ltd.	Giant Interactive Group, Inc.
8/31/2013	Wuhu Shunrong Sanqi Interactive Entertainment Network Technology Co., Ltd. (SZSE:002555)	Shanghai 37wan Network and Technology Co., Ltd.
7/22/2013	Huayi Brothers Media Corporation (SZSE:300027)	Guangzhou Yin Han Technology Company Limited
10/25/2012	Chengdu B-ray Media Co.,Ltd.	Beijing Manyougu Information Technology Co., Ltd
10/1/2012	NEXON Co., Ltd. (TSE:3659)	gloops, Inc.
3/15/2012	Scientific-Atlanta, LLC	NDS Group Holdings Limited
2/15/2012	NCsoft Corporation (KOSE:A036570)	Ntreev Soft Co., Ltd.

Summary of Selected Public Companies / M&A Transactions Analyses

        Due to the limited comparability of the selected public companies' financial metrics relative to those of the Company and negative projected EBITDA and free cash flow for the Company, rather than applying a range of selected multiples from a review of the public companies, Duff & Phelps reviewed various valuation multiples for the Company implied by the valuation range determined from the DCF analysis in the context of the Company's relative size, forecasted growth in revenue and profits, profit margins, capital spending, revenue mix, and other characteristics that we deemed relevant. Duff & Phelps noted that while it reviewed the selected M&A transactions, it did not select valuation multiples for the Company based on the Selected M&A Transactions Analysis for the reasons described in the section titled "Selected M&A Transactions Analysis" above.

Premiums Paid Analysis

        Duff & Phelps analyzed the premiums paid by acquirers over the public market trading prices in going-private merger and acquisition transactions and in change of control transactions in the gaming and entertainment software industry. The transactions analyzed by Duff & Phelps included transactions announced between January 2012 and December 2015. The medians of the premiums paid over the stock prices one-day, one-week, and one-month prior to the announcement of the transactions in going private transactions were 23.5%, 26.2% and 28.1%, respectively. The medians of the premiums paid over the stock prices one-day, one-week, and one-month prior to the announcement of the change of control transactions in the gaming industry were 25.7%, 24.5%, and 33.3%, respectively. Duff & Phelps noted that the proposed Per ADS Merger Consideration implies a 26.0% premium over the Company's closing price of US$2.99 per ADS on May 29, 2015, the last full trading day prior to the public announcement of the terms of the offer, a 19.6% premium over the Company's closing price of US$3.15 per ADS on May 23, 2015, one week prior to the public announcement of the terms of the offer and a 18.8% premium over the Company's closing price of US$3.17 per ADS on May 1, 2015, one month prior to the public announcement of the terms of the offer.

Summary of Analyses

        The range of estimated enterprise values for the Company that Duff & Phelps derived from its discounted cash flow analysis was US$33.5 million to US$52.0 million. Duff & Phelps concluded that the Company's enterprise value was within a range of US$37.5 million to US$52.0 million based on the analyses described above.

        Based on the concluded enterprise value, Duff & Phelps estimated the range of common equity value of the Company to be US$113.9 million to US$128.4 million by:

  •
  subtracting minority interest of US$65.0 thousand as of September 30, 2015;

  •
  adding excess cash of US$62.5 million as of September 30, 2015;

  •
  adding the estimated cash proceeds from the exercise of in-the-money options of US$408.1 thousand;

  •
  adding long-term investment of US$13.6 million as of September 30, 2015;

        Duff & Phelps noted the proposed Per ADS Merger Consideration implies a 26.0% premium over the Company's closing price of US$2.99 per ADS on May 29, 2015, the last full trading day prior to the public announcement of the terms of the offer, a 19.6% premium over the Company's closing price of US$3.15 per ADS on May 23, 2015, one week prior to the public announcement of the terms of the offer, and a 17.2%, 20.8% and 13.9% premium over the Company's volume-weighted average closing price of the Company's ADSs during the 30 trading days, 60 trading days and 90 trading days prior to the public announcement of the terms of the offer, respectively.

        Based on the foregoing analysis, Duff & Phelps estimated the value of each ADS to range from US$3.13 to US$3.53. Duff & Phelps noted that the Per Share Merger Consideration to be received by the holders of the Shares and the Per ADS Merger Consideration to be received by the holders of the ADSs (other than ADSs representing the Excluded Shares) in the Merger was within the range of the per ADS value indicated by its analyses.

        Duff & Phelps' opinion was only one of the many factors considered by the Special Committee in its evaluation of the Merger and should not be viewed as determinative of the views of the Special Committee.

Fees and Expenses

        As compensation for Duff & Phelps' services in connection with the rendering of its opinion to the Special Committee, the Company agreed to pay Duff & Phelps a fee of US$350,000, consisting of a nonrefundable retainer of $100,000 payable upon engagement, and $250,000 payable upon Duff & Phelps informing the Special Committee that it is prepared to render the opinion.

        The Special Committee also retained Duff & Phelps Securities, LLC, an affiliate of Duff & Phelps, to act as financial advisor to the Special Committee providing such financial and market related advice and assistance as deemed appropriate in connection with the Merger, including assisting the Special Committee in initiating, soliciting and encouraging any alternative transaction proposals from third parties. For that engagement, the Company will pay Duff & Phelps a US$100,000 nonrefundable retainer at the time that a market check or Go-Shop is authorized by the Special Committee.

        No portion of Duff & Phelps' fee is refundable or contingent upon the consummation of a transaction, including the Merger, or the conclusion reached in the opinion. The Company has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement. In addition, the Company has agreed to reimburse Duff & Phelps for its reasonable out-of-pocket expenses incurred in connection with the rendering of its opinion not to exceed $50,000 without the Company's prior written consent.

        The terms of the fee arrangements with Duff & Phelps, which the Company believes are customary in transactions of this nature, were negotiated at arm's length, and the Special Committee and the Company's board of directors are aware of these fee arrangements. Other than the Duff & Phelps engagement described above and Duff & Phelps engagement to render its opinion to the Special Committee, Duff & Phelps has not had any material relationship with any party to the Merger for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Purpose of and Reasons for the Merger

The Buyer Group

        Under the SEC rules governing "going private" transactions, each member of the Buyer Group is deemed to be engaged in a "going private" transaction and, therefore, is required to express his or its reasons for the merger to the unaffiliated security holders, as defined in Rule 13e-3 of the Exchange Act. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

        For each member of the Buyer Group, the primary purpose of the Merger is to enable the Buyer Group, through Parent, to acquire 100% control of the Company, in a transaction in which the Company's shareholders and ADS holders (other than holders of Rollover Shares and Dissenting Shares, including the Rollover Shares represented by ADSs) will be cashed out in exchange for $0.1884 per Share or $3.767 per ADS, so that Parent will bear the rewards and risks of the sole ownership of the Company after the Merger, including any future earnings, general growth of the Company's business and increases in the value of the Company as a result of improvements to the Company's operations or acquisitions of other businesses. In addition, with respect to the Rollover Shareholders, the Merger will allow them to maintain a significant portion of their investment in the Company as described under "Special Factors—Interests of Certain Persons in the Merger—Interests of the Buyer Group and Mr. Zeng" beginning on page 64.

        The Buyer Group believes the operating environment has become more challenging since the Company's initial public offering. There is greater competition from both domestic and multinational companies in the industry in which the Company operates. These changes have increased the uncertainty and volatility inherent in the business models of companies similar to the Company. As a result, the Buyer Group is of the view that there is potential for considerably greater short- and medium-term volatility in the Company's earnings. Responding to current market challenges will require tolerance for volatility in the performance of the Company's business and a willingness to make business decisions focused on improving the Company's long-term profitability. The Buyer Group believes that these strategies would be most effectively implemented in the context of a private company structure. As a privately held entity, the Company's management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the public market's valuation of the Company and its emphasis on short-term period-to-period performance.

        Further, as a privately held company, the Company will be relieved of many of the expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002.

        The Buyer Group decided to undertake the going private transaction at this time because it wants to take advantage of the benefits of the Company being a privately held company as described above and because the Buyer Group was able to obtain equity financing in connection with the Merger. In the course of considering the going private transaction, the Buyer Group did not consider alternative transaction structures, because the Buyer Group believed the Merger was the most direct and effective way to enable the Buyer Group to acquire ownership and control of the Company.

The Company

        The Company's purpose for engaging in the Merger is to enable its shareholders to receive US$0.1884 per Share and its ADS holders to receive US$3.767 per ADS in cash, without interest and net of any applicable withholding taxes, which represents a premium of 26.0% over the closing price of the Company's ADSs on May 29, 2015, the last trading day prior to June 1, 2015, the date that the Company announced it had receive a non-binding "going private" proposal and a premium of 19.4% of the average closing price of the Company's ADS during the 30 trading days prior to May 29, 2015. The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Special Committee and the Board described in detail under the caption "—Reasons for the Merger and Recommendation of the Special Committee and the Board."

Effects of the Merger on the Company

Private Ownership

        ADSs representing Shares are currently listed on the NYSE under the symbol "TAOM." It is expected that, following the consummation of the Merger, the Company will cease to be a publicly traded company and will instead become a private company beneficially owned by the Buyer Group. Following the completion of the Merger, ADSs will no longer be listed on any securities exchange or quotation system, including the NYSE, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of Shares under the Exchange Act may be terminated upon the Company's application to the SEC if Shares are not listed on a national securities exchange and there are fewer than 300 record holders of Shares. Ninety days after the filing of Form 15 in connection with the completion of the Merger or such longer period as may be determined by the SEC, registration of Shares under the Exchange Act will be terminated and the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the U.S. federal securities laws, including the Sarbanes-Oxley Act of 2002, applicable to public companies. The Company estimates that the cost of complying with United States federal securities laws, including the Sarbanes-Oxley Act of 2002, totaled approximately US$1.1 million and US$1.3 million for the years ended December 31, 2013 and December 31, 2014, respectively. As a result of no longer being required to make SEC filings, the Company will no longer incur such costs and expenses. After the completion of the Merger, the Company's shareholders will no longer enjoy the rights or protections that the U.S. federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company. Furthermore, following the completion of the Merger, the ADS program for Shares will terminate.

        Upon completion of the Merger, each issued and outstanding Share and ADS (other than the Excluded Shares and the Dissenting Shares), will be cancelled in exchange for the right to receive the Per Share Merger Consideration and the Per ADS Merger Consideration, respectively, in cash, without interest and net of any applicable withholding taxes. At the Effective Time, (a) the Excluded Shares (including Shares represented by ADSs) will be cancelled for no consideration or distribution therefor, and (b) the Dissenting Shares will be cancelled and will entitle the former holders thereof to receive the fair value thereon in accordance with such holders' dissenters' rights under the Cayman Islands Companies Law. At the Effective Time, each ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and non-assessable ordinary share of the surviving company. As a result, current shareholders and ADS holders of the Company, other than Rollover Shareholders, will no longer have any equity interest in, or be shareholders or ADS holders of, the Company upon completion of the Merger. As a result, the Company's shareholders and ADS holders, other than Rollover Shareholders, will not have the opportunity to participate in the earnings and growth of the Company and they will not have the right to vote on corporate matters. Similarly, our current shareholders and ADS holders, other than Rollover Shareholders, will not be exposed to the risk of loss in relation to their investment in the Company.

        At the Effective Time of the Merger,

  •
  Vesting of each Company Option to purchase Shares granted under the Share Incentive Plan issued and outstanding as of the effective time of the Merger and having an exercise price per Share less than US$0.1884 will be accelerated by 12 months, (b) vesting of each Company Option issued and outstanding as of the effective time of the Merger and having an exercise price per Share equal to or greater than US$0.1884 will be accelerated as to all of the covered Shares, and (c) vesting of each Company Restricted Shares issued and outstanding as of the effective time of the Merger will be accelerated by 12 months, except for certain awards that will be accelerated by three months or vest immediately prior to the Effective Time;

  •
  Each vested Company Option (including after application of any acceleration), will be cancelled and converted into the right to receive an amount equal to the product of (a) the excess of US$0.1884 over the exercise price payable per Share under such Company Option multiplied by (b) the number of Shares covered under such vested Company Option, in cash, without interest and net of any applicable withholding taxes; if the exercise price of a Company option is greater than or equal to US$0.1884, such Company Option will be cancelled at the Effective Time of the Merger for no consideration;

  •
  Each unvested and outstanding Company Option as of the effective time of the Merger will be assumed by Parent and converted into an option to purchase that number of ordinary shares of Parent equal to the number of Shares subject to such option multiplied by the ratio of (a) US$0.1884 divided by (b) the fair market value of one ordinary share of Parent at the effective time of the Merger, and rounded down to the nearest whole share, with a per share exercise price determined by dividing the per Share exercise price of such option by the ratio of (x) US$0.1884 divided by (y) the fair market value of one ordinary share of Parent at the effective time of the Merger, and rounding up to the nearest whole cent; and the terms and conditions of the assumed option, including vesting conditions, shall otherwise remain unmodified;

  •
  each Company Restricted Share vested and outstanding as of the effective time of the Merger (after application of any acceleration) will be cancelled and converted into the right to receive US$0.1884 per Share, in cash, without interest and net of any applicable withholding taxes; and

  •
  Each unvested and outstanding Company Restricted Share will be assumed by Parent and will cover that number of ordinary shares of Parent equal to the number of Shares covered thereby multiplied by the ratio of (a) US$0.1884 divided by (b) the fair market value of one ordinary share of Parent at the effective time of the Merger, rounded down to the nearest whole share; the terms and conditions of the assumed Company Restricted Share, including vesting conditions, shall otherwise remain unmodified.

        The payment in connection with the treatment of applicable vested Company Options and vested Company Restricted Shares will be made by the Surviving Corporation as soon as practicable following the Effective Time (and in any event within 30 days following the Effective Time).

Memorandum and Articles of Association of the Surviving Company; Directors and Management of the Surviving Company

        If the Merger is completed, the current memorandum and articles of association of the Company will be replaced in its entirety by the memorandum and articles of association in the form attached as Appendix II to the Plan of Merger (which is substantially in the form of the memorandum and articles of association of Merger Sub, as in effect prior to the Effective Time of the Merger, except that at the Effective Time of the Merger, the memorandum and articles of association shall refer to the name of the surviving company as "Taomee Holdings Limited" and references to the authorized capital will be amended to refer to the authorized capital of the surviving company after the Effective Time of the Merger, as contemplated by the Plan of Merger). In addition, the directors of Merger Sub immediately prior to the Effective Time (identified below in Annex I—"Directors and Executive Officers of each Filing Person") will become the directors of the surviving company and the officers of the Company immediately prior to the Effective Time will become the officers of the surviving company.

Primary Benefits and Detriments of the Merger

        The primary benefits of the Merger to the Unaffiliated Holders include the following:

  •
  The receipt by the Unaffiliated Holders of US$0.1884 per Share and its ADS holders to receive US$3.767 per ADS in cash, without interest and net of any applicable withholding taxes, which represents a premium of 26.0% over the closing price of the Company's ADSs on May 29, 2015, the last trading day prior to June 1, 2015, the date that the Company announced it had receive a non-binding "going private" proposal and a premium of 19.4% of the average closing price of the Company's ADS during the 30 trading days prior to May 29, 2015

  •
  The avoidance of the risk associated with any possible decrease in our future revenues and free cash flow, growth or value following the Merger.

        The primary detriments of the Merger to the Unaffiliated Holders include the following:

  •
  Such shareholders and ADS holders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Company's ordinary shares, if any.

  •
  In general, the receipt of cash pursuant to the Merger or through the exercise of dissenters' rights will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. See "—Material U.S. Federal Income Tax Consequences."

        The primary benefits of the Merger to the Buyer Group include the following:

  •
  If the Company successfully executes its business strategies, the value of the Buyer Group's equity investment could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to Parent.

  •
  The Company will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded company, the Company currently faces pressure from public shareholders and investment analyst to make decisions that may produce better short-term results, but which may not maximize equity value in the long term.

  •
  The Company will have more freedom to focus on long-term strategic planning in a highly competitive business with increasing competition and regulation.

  •
  The Company will have more flexibility to change its capital spending strategies without public market scrutiny or analysts' quarterly expectations.

  •
  The Company will be able to introduce new products and services or change its pricing strategies to attract customers without public market scrutiny or the pressure to meet short-term forecasts.

  •
  There will be a reduction of the costs and administrative burden associated with operating the Company as a publicly traded company, including the costs associated with regulatory filings and compliance requirements.

        The primary detriments of the Merger to the Buyer Group include the following:

  •
  All of the risk of any possible decrease in our revenues, free cash flow or value following the Merger will be borne by Parent.

  •
  The business risks facing the Company, including increased competition and government regulation, will be borne by Parent.

  •
  An equity investment in the Surviving Corporation by Parent following the Merger will involve substantial risk resulting from the limited liquidity of such an investment.

  •
  Following the Merger, there will be no trading market for the surviving company's equity securities.

The Company's Net Book Value and Net Earnings

        Parent does not currently own any interest in the Company. Immediately after the closing of the Merger, Parent will own 100% of the surviving company and will have a corresponding interest in our net book value and net earnings.

        Our net income attributable to our shareholders for the fiscal year ended December 31, 2014 was approximately US$1.0 million and our net book value as of December 31, 2014 was approximately US$115.1 million.

        The table below sets out the direct and indirect interest in the Company's net book value and net earnings for Mr. Wang and Joy Union, Mr. Cheng and Charming China, Orient Entities, and Mr. Zeng

(through Frontier Technology and Speednext Industrial Limited) before and immediately after the Merger, based on the historical net book value and net earnings of the Company as of December 31, 2014.

	Ownership Prior to the Merger				Ownership After the Merger
	Net Book Value		Earnings		Net Book Value		Earnings
Name	$'000	%(1)	$'000	%(1)	$'000%		$'000%
Mr. Wang and Joy Union	14,074	12.2	123	12.2	13,931	12.1	122	12.1
Mr. Cheng and Charming China	11,628	10.1	102	10.1	11,513	10.0	100	10.0
Orient Entities	—	—	—	—	83,934	72.9	734	72.9
Mr. Zeng (through Frontier Technology and Speednext Industrial Limited)	27,036	23.5	236	23.5	5,757	5.0	50	5.0

Total	52,738	45.8	461	45.8	115,135	100.0	1,006	100.0

(1)
Ownership percentages are based on 713,631,260 Shares outstanding as of the date of this proxy statement.

Plans for the Company after the Merger

        Following the completion of the Merger, the Buyer Group anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, except that it will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent.

        Following the completion of the Merger, the Company will no longer be subject to the Exchange Act and NYSE compliance and reporting requirements and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.

        The Buyer Group has advised the Company that, except as set forth in this proxy statement and the transactions already under consideration by the Company, the Buyer Group does not have any present plans or proposals that relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries, or the sale or transfer of a material amount of the assets of the Company or any of its subsidiaries. However, the Buyer Group will continue to evaluate the Company's entire business and operations from time to time, and may propose or develop plans and proposals that they consider to be in the best interests of the Company and its equity holders, including the disposition or acquisition of material assets, alliances, joint ventures, and other forms of cooperation with third parties or other extraordinary transactions.

        Following the completion of the Merger, the surviving corporation's management and board of directors will continuously evaluate and review the Company's business and operations and may propose or develop new plans and proposals, including any of the foregoing actions and any actions to address the challenges referred to in "Special Factors—Purpose of and Reasons for the Merger—The Buyer Group" beginning on page 54, in each case, which they consider to be in the best interests of the Company and its shareholders. The Buyer Group expressly reserves the right to make any changes they deem appropriate to the operation of the Company in light of such evaluation and review as well as any future developments.

Alternatives to the Merger

        The Board did not independently determine to initiate a process for the sale of the Company. The Special Committee was formed on June 1, 2015. Duff & Phelps, under the instruction of the Special Committee, has delivered solicitation materials and initiated discussions with potential buyers and regularly updated the Special Committee on the status of those discussions. In all, Duff & Phelps contacted 46 potential private equity sponsors and 45 potential strategic investors to assess their interest in an acquisition of the Company as an alternative to the Proposed Transaction. Since the Company's receipt of the proposal letter from the Buyer Group on May 30, 2015, except the proposal submitted by the Potential Bidder A, which was subsequently withdrawn, the Company did not receive any actionable offer from any third party for an alternative transaction.

        The Special Committee also took into account that, prior to the receipt of the shareholder approval, can terminate the Merger Agreement in order to accept an alternative transaction proposed by a third party that is a Superior Proposal, subject to the payment of a termination fee of US$4.2 million, subject to conditions set forth in the Merger Agreement. In this regard, the Special Committee recognized that it has flexibility under the merger agreement to respond to an alternative transaction proposed by a third party that is a superior proposal and change its recommendation of the merger to the Company's shareholders.

        In addition, the Special Committee also considered other alternatives available to the Company to enhance shareholder value, including remaining as a public company. However, the Special Committee did not believe such options to be equally or more favorable in enhancing shareholder value, after considering factors such as the forecasts of future financial performance prepared by management, the significant offer premium implied by the merger consideration, the costs of regulatory compliance for public companies, the challenges to the Company's efforts to increase shareholder value as an independent publicly-traded company, and the requirement, as an SEC-reporting company, to disclose a considerable amount of business information to the public.

Effects on the Company if the Merger is not Completed

        If the Merger Agreement, the Plan of Merger and the transactions, including the merger, are not authorized and approved by the shareholders of the Company or if the merger is not completed for any other reason, the shareholders or ADS holders of the Company will not receive any payment for their Shares or ADSs in connection with the merger, nor will the holders of any options or restricted share units receive any payment pursuant to the Merger Agreement. Instead, the Company will remain an independent publicly traded company, the ADSs will continue to be listed and traded on the NYSE, provided that the Company continues to meet the NYSE's listing requirements, and the Company will remain subject to SEC reporting obligations. Therefore, the Company's shareholders and ADS holders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of the Shares or ADSs. Accordingly, if the Merger is not completed, we cannot assure you as to the effect of these risks and opportunities on the future value of the Shares or ADSs, including the risk that the market price of the ADSs may decline to the extent that the current market price reflects a market assumption that the Merger will be completed.

        Under specified circumstances in which the Merger Agreement is terminated, the Company may be required to pay Parent a termination fee of $4.2 million, or Parent may be required to pay the Company a termination fee of $7.1 million, in each case, as described under the caption "The Merger Agreement—Termination Fees and Reimbursement of Expenses" beginning on page 106.

        If the Merger is not completed, the Board will, from time to time, evaluate and review, among other things, the business, operations, dividend policy and capitalization of the Company and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the Merger Agreement is not approved by the shareholders or if the Merger is not completed for any other reason, we cannot assure you that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.

Financing

        The Buyer Group estimates that the total amount of funds necessary to consummate the Merger and related transactions will be approximately US$134.0 million, assuming no exercise of dissenters' rights by shareholders of the Company. In calculating this amount, the Buyer Group does not consider the value of the Excluded Shares, which will be cancelled for no consideration pursuant to the Merger Agreement. This amount includes the cash to be paid to the Company's Unaffiliated Holders, as well as the related costs and expenses, in connection with the Merger and the other transactions contemplated by the Merger Agreement. The payment in connection with the treatment of applicable vested Company Options and vested Company Restricted Shares will be made by the Surviving Corporation as soon as practicable following the Effective Time (and in any event within 30 days following the Effective Time). The Buyer Group intends to fund the merger consideration through equity financing provided by the Sponsor in an aggregate amount equal to US$97,547,052 pursuant to an equity commitment letter issued by the Sponsor. Such funds are to be paid from accounts outside China, and such payment will not be subject to any restriction, registration, approval or procedural requirements under applicable PRC laws, rules and regulations. In calculating this amount, the Buyer Group did not consider the value of the Rollover Shares, which will be cancelled for no consideration pursuant to the merger agreement. The Buyer Group does not foresee any restrictions or limitations on the Buyer Group's ability to make payment of the merger consideration. As of the date of this proxy statement, neither Parent nor Merger Sub has entered into any alternative financing arrangements or alternative financing plans to acquire the funds necessary for the Merger and the related transactions.

Equity Financing

        Pursuant to the Equity Commitment Letter, the Sponsor has committed, subject to the terms and conditions therein, to purchase, or cause the purchase of the newly issued ordinary shares of Parent, directly or indirectly, through one or more affiliates, immediately prior to the Effective Time, for an aggregate cash amount of US$97,547,052 at US$0.1884 per share. Such funds are to be used solely by Parent to (i) fund the payment of merger consideration and any other amounts required to be paid by Parent to consummate the Merger pursuant to the Merger Agreement and (ii) pay related fees and expenses incurred by Parent and/or Merger Sub pursuant to the Merger Agreement.

        The Sponsor's commitment under its Equity Commitment Letter is conditioned upon (i) the satisfaction, or waiver by Parent, of each of the conditions to Parent's and Merger Sub's obligations to effect the Merger under the Merger Agreement, (ii) the substantially contemporaneous consummation of the transactions contemplated by the Rollover and Support Agreement (as defined below), and (iii) the substantially contemporaneous consummation of the Merger.

        The obligation of the Sponsor to fund the equity commitment under its Equity Commitment Letter will terminate automatically and immediately upon the earlier to occur of (i) the valid termination of the Merger Agreement in accordance with its terms, and (ii) the closing of the Merger, at which time such obligation will be discharged but subject to the performance of such obligation.

        The Company is an express third-party beneficiary of the Equity Commitment Letter to the extent of its right to seek specific performance of the equity commitment under the circumstances in which the Company would be permitted by the Merger Agreement to obtain specific performance requiring Parent and Merger Sub to enforce the equity commitment. The Sponsor may assign in whole or in part of its rights, interests or obligations under its Equity Commitment Letter to one or more of its affiliates or to one or more private equity funds sponsored or managed by the Sponsor or any of its affiliates, so long as the Sponsor remains liable to perform for the obligations under its Equity Commitment Letter to the extent not performed by such affiliate or fund.

Rollover Financing

        On December 11, 2015, the Rollover Shareholders and Parent entered into the Rollover and Support Agreement, as amended and restated on December 31, 2015, pursuant to which the Rollover Shareholders collectively agreed, among other things, to have an aggregate of 193,361,193 Shares held by them (representing approximately 27.1% of the total issued and outstanding Shares as of the date of this proxy statement, the equivalent of an aggregate value of approximately $36.4 million based on $0.1884 per Share) cancelled in the Merger, which Shares will not be converted into the right to receive the Per Share Merger Consideration (including those represented by ADSs). Each Rollover Shareholder will instead receive newly issued ordinary shares of the Parent.

        The consummation of the transactions contemplated by the Rollover and Support Agreement is subject to the satisfaction in full or waiver of certain conditions of the Company's obligations and each of the conditions to Parent's and Merger Sub's obligations to consummate the transactions contemplated by the Merger Agreement. The Rollover and Support Agreement will terminate upon the earlier to occur of the closing of the Merger or the date of termination of the Merger Agreement in accordance with its terms. See "Special Factors—Rollover and Support Agreement" beginning on page 62.

Limited Guaranties

        Concurrently with the execution of the Merger Agreement, each Guarantor executed and delivered a limited guaranty (collectively, the "Limited Guaranties"), dated December 11, 2015, in favor of the Company. Under the Limited Guaranties, the Sponsor has guaranteed 78%, each of Mr. Wang and Joy Union has guaranteed 12%, and each of Mr. Cheng and Charming China has guaranteed 10%, respectively, of the payment obligations of Parent under the Merger Agreement for the termination fee and certain costs and expenses that may become payable to the Company by Parent under certain circumstances as set forth in the Merger Agreement.

        The Limited Guaranties will terminate as of the earliest of (a) the Effective Time of the Merger; or (b) 90 days from after the termination of the Merger Agreement under circumstances set forth therein where the Company has not presented a bona fide written claim for such payment by such 90 days. Copies of the Limited Guaranties are attached as Annexes D to F to this proxy statement.

Rollover and Support Agreement

        Concurrently with the execution of the Merger Agreement, the Rollover Shareholders and Parent entered into the Rollover and Support Agreement, dated December 11, 2015 and as amended and restated on December 31, 2015, pursuant to which, among other things:

  •
  the Rollover Shareholders will vote all of the Shares (including Shares represented by ADSs) beneficially owned by them in the Company, representing approximately 45.8% of the total issued and outstanding Shares as of the date of this proxy statement, (i) for the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated by the Merger Agreement, including the Merger, (ii) against any competing transaction or any other transaction, proposal, agreement or action made in opposition to the authorization or the approval of the Merger Agreement or the Plan of Merger or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, (iii) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement, the Merger Agreement, the Plan of Merger or the Rollover and Support Agreement or the performance by the Rollover Shareholder of its obligations under the Rollover and Support Agreement, (iv) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Rollover Shareholders contained in the Rollover and Support Agreement or otherwise reasonably requested by Parent in order to consummate the Merger and the other transactions contemplated by the Merger Agreement, (v) in favor of any other matters necessary to effect the Merger and the other transactions contemplated by the Merger Agreement, and (vi) in favor of any adjournment or postponement of the Company's shareholder meeting or any other annual or special meetings of the shareholders of the Company, however called, at which any of the matters described in (i) to (vi) the above is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Parent;

  •
  the Rollover Shareholders agree that the Rollover Shares (including Shares represented by ADSs) held by them, representing approximately 27.1% of the total issued and outstanding Shares as of the date of this proxy statement, will, in connection with and at the Effective Time of the Merger, be cancelled for no consideration in the Merger, and each Rollover Shareholder will instead receive newly issued ordinary shares of Parent.

        The Rollover and Support Agreement will terminate upon the earlier to occur of the closing of the Merger or the date of termination of the Merger Agreement in accordance with its terms. Copies of the Rollover and Support Agreement are attached as Annexes C-1 and C-2 to this proxy statement.

Remedies

        The Company is entitled to an injunction or injunctions to prevent breaches of the Merger Agreement by Parent or Merger Sub and to specifically enforce the terms and provisions thereof against Parent and Merger Sub, which remedies are in addition to any other remedy to which the Company is entitled at law or in equity. Other than the equitable remedies described in the foregoing sentence, the Company's receipt of payment of the termination fee from Parent is our sole and exclusive remedy against Parent, Merger Sub and their respective affiliates for any loss or damage suffered as a result of the failure of the Merger to be completed under certain circumstances or for a breach or failure to perform by Parent or Merger Sub under the Merger Agreement.

        Parent and Merger Sub are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof against the Company, which remedies are in addition to any other remedy to which they are entitled at law or in equity. Other than the equitable remedies described in the foregoing sentence, Parent's receipt of payment of the termination fee from the Company is the sole and exclusive remedy of Parent and Merger Sub against the Company and its affiliates for any loss or damage suffered as a result of the failure of the Merger to be completed under certain circumstances or for a breach or failure to perform under the Merger Agreement by the Company.

        While the Company, Parent and Merger Sub may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the closing of the Merger and monetary damages.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Special Committee and the Board with respect to the Merger, you should be aware that each member of the Buyer Group has interests in the transaction that are different from, and/or in addition to, the interests of the Company's shareholders generally. In addition, certain directors and executive officers of the Company may have interests in the transaction that are different from, and/or in addition to, the interests of our shareholders generally. The Board and Special Committee were aware of such interests and considered them, among other matters, in reaching their decisions to authorize and approve the Merger Agreement, the Plan of Merger and the transactions, including the Merger, and recommend that our shareholders vote in favor of authorizing and approving the Merger Agreement, the Plan of Merger and the transactions, including the Merger. Except as set forth under "Special Factors—Background of the Merger," no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the transactions and/or preparing a report concerning the fairness of the transactions.

Interests of the Buyer Group and Mr. Zeng

        As a result of the Merger, Parent will own 100% of the equity interest in the surviving corporation and the Buyer Group and Mr. Zeng will own, directly or indirectly, 100% of the equity interest in Parent immediately following the completion of the merger. Mr. Wang, Mr. Cheng, Mr. Zeng and the Sponsor will beneficially hold approximately 12.1%, 10.0%, 5.0% and 72.9% respectively, of the equity interest in Parent immediately following the completion of the merger on a fully diluted basis. Because of Parent's equity interest in the surviving corporation, each member of the Buyer Group will directly or indirectly enjoy the benefits from any future earnings and growth of the Company after the merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company. The Buyer Group will also directly bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company. The Buyer Group's investment in the surviving corporation will be illiquid, with no public trading market for the surviving corporation's shares and no certainty that an opportunity to sell its shares in the surviving corporation at an attractive price, or that dividends paid by the surviving corporation will be sufficient to recover its investment.

        The merger may also provide additional means to enhance shareholder value for the Buyer Group, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to the Buyer Group, such as through dividends or other distributions.

Treatment of Shares, Options and Restricted Shares Held by Officers and Directors

        As of the date of this proxy statement, the Company's directors and executive officers, as a group held an aggregate of 523,904,778 Shares, outstanding options to purchase 7,530,600 Shares and 2,282,900 restricted shares. Together, as of the date of this proxy statement, the Shares held by such persons represent approximately 73.4% of the total Shares that are subject to purchase as part of the Merger.

        At the Effective Time,

  •
  (a) vesting of each Company Option to purchase Shares granted under the Share Incentive Plan issued and outstanding as of the effective time of the Merger and having an exercise price per Share less than US$0.1884 will be accelerated by 12 months, (b) vesting of each Company Option issued and outstanding as of the effective time of the Merger and having an exercise price per Share equal to or greater than US$0.1884 will be accelerated as to all of the covered Shares, and (c) vesting of each Company Restricted Share issued and outstanding as of the effective time of the Merger will be accelerated by 12 months, except for certain awards that will be accelerated by three months or vest immediately prior to the Effective Time;

  •
  each vested Company Option (including after application of any acceleration), will be cancelled and converted into the right to receive an amount equal to the product of (a) the excess of US$0.1884 over the exercise price payable per Share under such Company Option multiplied by (b) the number of Shares covered under such vested Company Option, in cash, without interest and net of any applicable withholding taxes; if the exercise price of a Company option is greater than or equal to US$0.1884, such Company Option will be cancelled at the Effective Time of the Merger for no consideration;

  •
  each unvested and outstanding Company Option as of the effective time of the Merger will be assumed by Parent and converted into an option to purchase that number of ordinary shares of Parent equal to the number of Shares subject to such option multiplied by the ratio of

    (a) US$0.1884 divided by (b) the fair market value of one ordinary share of Parent at the effective time of the Merger, and rounded down to the nearest whole share, with a per share exercise price determined by dividing the per Share exercise price of such option by the ratio of (x) US$0.1884 divided by (y) the fair market value of one ordinary share of Parent at the effective time of the Merger, and rounding up to the nearest whole cent; and the terms and conditions of the assumed option, including vesting conditions, shall otherwise remain unmodified;

  •
  each Company Restricted Share vested and outstanding as of the effective time of the Merger (after application of any acceleration) will be cancelled and converted into the right to receive US$0.1884 per Share, in cash, without interest and net of any applicable withholding taxes; and

  •
  each unvested and outstanding Company Restricted Share will be assumed by Parent and will cover that number of ordinary shares of Parent equal to the number of Shares covered thereby multiplied by the ratio of (a) US$0.1884 divided by (b) the fair market value of one ordinary share of Parent at the effective time of the Merger, rounded down to the nearest whole share; the terms and conditions of the assumed Company Restricted Share, including vesting conditions, shall otherwise remain unmodified.

        The payment in connection with the treatment of applicable vested Company Options and vested Company Restricted Shares will be made by the Surviving Corporation as soon as practicable following the Effective Time (and in any event within 30 days following the Effective Time).

        The following table shows, as of the date of this proxy statement, for each director and executive officer of the Company, (a) the number of Shares beneficially owned, (b) the cash payment that will be made in respect of the Shares at the Effective Time, (c) the number of options to purchase Shares granted under the Share Incentive Plans, (d) the cash payment that will be made in respect of the options to purchase Shares granted under the Share Incentive Plans at the Effective Time, (e) the number of company restricted shares held, (f) the cash payment that will be made in respect of the company restricted shares at the Effective Time, and (g) the total cash payment such person may receive in respect of all payments described in this table if the Merger is consummated.

	Shares		Options to Purchase Shares		Company Restricted Shares
Name of Directors and Executive Officers	Shares Beneficially Owned	Cash Payment Thereof (US$)	Shares Underlying	Cash Payment Therefor (US$)	Shares Underlying	Cash Payment Therefor (US$)	Total Cash Payments (US$)
Jason Liqing Zeng	167,568,540	24,867,393	—	—	—	—	24,867,393
Benson Haibing Wang	86,392,592	—	*	*	*	*	*
Roc Yunpeng Cheng	71,392,593	—	*	*	*	*	*
Crow Zhen Wei	68,711,233	12,945,196	—		—	—	12,945,196
JP Gan	120,026,320	22,612,959	*	—	—	—	22,612,959
Shengwen Rong	—	—	—	—	*	*	*
Ted Lai	—	—	*	—	—	—	—
Changtian Wang	—	—	*	—	—	—	—
George Kuan	—	—	*	—	—	—	—
Sam Lawn	—	—	—	—	*	*	*
Total for All Directors and Executive Officers	514,091,278	60,425,548	7,530,600	465,383	4,599,566	866,466	61,757,397

*
Less than 1% of issued and outstanding Ordinary Shares as of the date of this proxy statement

        In connection with the Merger, the maximum amount of cash payments our directors and executive officers may receive in respect of their Shares, options and restricted share is approximately

US$61.8 million, including approximately US$60.4 million in respect of Shares and approximately US$1.4 million in respect of options and restricted share.

Indemnification and Insurance

        Pursuant to the Merger Agreement, Parent and Merger Sub have agreed that:

  •
  The indemnification, advancement and exculpation provisions of the indemnification agreements by and among the Company (or any of its subsidiaries) and its directors and certain executive officers as in effect at the Effective Time will survive the Merger and continue in full force and effect in accordance with their terms and may not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the current or former directors or officers of the Company or any of its subsidiaries. The memorandum and articles of association of the surviving company shall contain provisions no less favorable to the intended beneficiaries with respect to exculpation and indemnification than are set forth in the memorandum and articles of association of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

  •
  The surviving company will, and Parent shall cause the surviving company to, maintain in effect for six years from the Effective Time the current directors' and officers' liability insurance policies maintained by the Company with respect to matters occurring prior to the Effective Time, including acts or omissions occurring in connection with the Merger Agreement and the consummation of the Transactions on terms with respect to coverage and amount no less favorable than the existing policies as of the Effective Time; provided, however, that the surviving company may substitute therefor policies of at least the same coverage containing terms and conditions that are no less favorable than those provided under the Company's current policies, and provided, further, that in no event shall the surviving company be required to expend more than an amount per year equal to 300% of current annual premiums of US$215,000 in the aggregate paid by the Company for such insurance, and if the cost of such insurance policy exceeds such amount, then the surviving company shall obtain a policy with the greatest coverage available for such amount. In addition, the Company may and, at Parent's request, the Company shall, purchase a six-year "tail" prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the indemnified parties than the existing directors' and officers' liability insurance maintained by the Company. If such "tail" prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the surviving company to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder.

        From and after the Effective Time, the surviving company shall comply with all of its obligations, and shall cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the indemnified parties against any and all costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative ("Damages"), arising out of, relating to or in connection with (x) the fact that such party is or was a director, officer or employee of the Company or any of its subsidiaries or (y) any acts or omissions occurring or alleged to have occurred (including acts or omissions with respect to the approval of the Merger Agreement or the Transactions or arising out of or pertaining to the Transactions and actions to enforce this provision or any other indemnification or advancement right of any indemnified party) prior to or at the Effective Time, to the extent provided under the Company's or such subsidiaries' respective organizational and governing documents or agreements in effect on the date of the Merger Agreement and to the fullest extent permitted by the Company Islands Companies Law or any other applicable Law, including the approval of the Merger Agreement, the Transactions or arising out of or pertaining to the Transactions, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law; and (ii) such persons against any and all kinds of liabilities arising out of acts or omissions in such persons' official capacity as an officer, director or other fiduciary in the Company or any subsidiary if such service was at the request or for the benefit of the Company or any of its subsidiaries.

The Special Committee

        On June 1, 2015, the Company's board of directors established the Special Committee to consider the proposal from the Buyer Group and to take any actions it deems appropriate to assess the fairness and viability of such proposal. The Special Committee is composed of independent directors Messrs. Roy Rong (who served as chairman), JP Gan and Ted Lai. All such directors are free from any affiliation with the Buyer Group, and none of such directors is or was ever an employee of the Company or any of its subsidiaries or has any financial interest in the Merger that is different from that of the unaffiliated shareholders and unaffiliated ADS holders other than (i) the director's receipt of board compensation in the ordinary course, (ii) Special Committee members' compensation in connection with its evaluation of the Merger (which is not contingent upon the completion of the Merger or the Special Committee's or board's recommendation of the Merger), and (iii) the director's indemnification and liability insurance rights under the Merger Agreement. The Company's board of directors did not place any limitations on the authority of the Special Committee regarding its investigation and evaluation of the Merger.

        The Company has compensated the members of the Special Committee in exchange for their service in such capacity a monthly amount of $12,000 per member, the payment of which is not contingent upon the completion of the Merger or the Special Committee's or the board's recommendation of the Merger.

Position with the Surviving Company

        After completion of the Merger, it is currently anticipated that the existing executive officers of the Company will hold positions with the surviving company that are substantially similar to their current positions.

Related-Party Transactions

        For a description of the Company's related party transactions, please see "Item 7. Major Shareholders and Related Party Transactions" included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2014, incorporated by reference into this proxy statement. Please see "Where You Can Find More Information" beginning on page 121 for a description of how to obtain a copy of our Annual Report.

        Except for the transactions discussed above under this caption titled "Related Party Transactions" or the arrangements in connection with the Merger discussed elsewhere in this proxy statement, during the past two years (i) there were no negotiations, transactions or material contacts between the Company and its affiliates, on the one hand, and any member of the Buyer Group, on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company's securities; election of the Company's directors or sale or other transfer of a material amount of assets of the Company; (ii) the Company and its affiliates did not enter into any other transaction with an aggregate value exceeding 1% of our consolidated revenues with any member of the

Buyer Group, and (iii) none of the Company's executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any member of the Buyer Group.

Fees and Expenses

        Fees and expenses incurred or to be incurred by the Company and the Buyer Group in connection with the Merger are estimated at the date of this proxy statement to be as follows:

Description	Amount (US$ in '000)
Financing fees and expenses and other professional fees
Legal fees and expenses
Special Committee fees
Miscellaneous (including accounting, filing fees, printer, proxy solicitation and mailing costs)
ADS cancellation and surrender fees(1)
Total

(1)
Includes ADS cancellation fees for ADSs held by members of the Buyer Group.

        These expenses (other than the ADS cancellation fees and surrender fees) will not reduce the merger consideration to be received by the Company's shareholders and ADS holders. If the Merger is consummated, the party incurring any costs and expenses in connection with the Merger and the Merger Agreement will pay such costs and expenses except as otherwise provided in the Merger Agreement.

Voting by the Buyer Group at the Extraordinary General Meeting

        Pursuant to the Rollover and Support Agreement:

  •
  the Rollover Shareholders will vote all of the Shares (including Shares represented by ADSs) beneficially owned by them in the Company, representing approximately 45.8% of the total issued and outstanding Shares as of the date of this proxy statement, (i) for the authorization and approval of the Merger Agreement, the Plan of Merger and the transactions contemplated by the Merger Agreement, including the Merger, (ii) against any competing transaction or any other transaction, proposal, agreement or action made in opposition to the authorization or the approval of the Merger Agreement or the Plan of Merger or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, (iii) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement, the Merger Agreement, the Plan of Merger or the Rollover and Support Agreement or the performance by the Rollover Shareholder of its obligations under the Rollover and Support Agreement, (iv) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Rollover Shareholders contained in the Rollover and Support Agreement or otherwise reasonably requested by Parent in order to consummate the Merger and the other transactions contemplated by the Merger Agreement, (v) in favor of any other matters necessary to effect the Merger and the other transactions contemplated by the Merger Agreement, and (vi) in favor of any adjournment or postponement of the Company's shareholder meeting or any other annual or special meetings of the shareholders of the Company, however called, at which any of the matters described in (i) to (vi) the above is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Parent;

  •
  the Rollover Shareholders agree that the Rollover Shares (including Shares represented by ADSs) held by them, representing approximately 27.1% of the total issued and outstanding Shares as of the date of this proxy statement, will, in connection with and at the Effective Time of the Merger, be cancelled for no consideration in the Merger, and each Rollover Shareholder will instead receive newly issued ordinary shares of Parent.

Litigation Related to the Merger

        We are not aware of any lawsuit that challenges the Merger, the Merger Agreement or any of the Transactions.

Accounting Treatment of the Merger

        The Merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, "Business Combinations—Related Issues."

Regulatory Matters

        The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with effecting the Merger other than the approvals, filings or notices required under the federal securities laws and the filing of the Plan of Merger (and supporting documentation as specified in the Cayman Islands Companies Law) with the Cayman Registrar and, in the event the Merger becomes effective, a copy of the Certificate of Merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of Merger published in the Cayman Islands Gazette. See "The Merger Agreement—Conditions to the Merger" beginning on page 103 for additional information.

Dissenters' Rights

        Shareholders who exercise dissenters' rights will have the right to receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote to approve and authorize the Merger is taken, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenters' rights, which is attached as Annex E to this proxy statement. The fair value of their Shares as determined under that statute could be more than, the same as, or less than the merger consideration they would receive pursuant to the Merger Agreement if they do not exercise dissenters' rights with respect to their Shares. These procedures are complex and you should consult your Cayman Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Cayman Islands Companies Law, you will lose your Dissenters' Rights (as described under the section entitled "Dissenters' Rights" on page 109).

Material U.S. Federal Income Tax Consequences

        The following is a general discussion of material U.S. federal income tax consequences to only U.S. Holders (as defined below) of the exchange of Shares for cash pursuant to the Merger Agreement or as a result of the exercise of Dissenters' Rights. For purposes of this discussion, except as otherwise noted, references to Shares include ownership interests in Shares through ADSs. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), final and temporary U.S. Treasury Regulations promulgated thereunder, administrative pronouncements, and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and to differing interpretation, which may result in tax consequences different from those described below. This discussion is not binding on the U.S. Internal Revenue Service (the "IRS"), and the IRS or a court in the event of an IRS dispute may challenge any of the conclusions set forth below.

        This discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax consequences of the Merger. This discussion is a summary for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular shareholders in light of their individual investment circumstances or to certain types of shareholders subject to special tax rules, including (i) holders that are banks, financial institutions, or insurance companies; regulated investment companies, mutual funds, or real estate investment trusts; brokers or dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method; or tax-exempt organizations, (ii) holders that own Shares as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment, (iii) holders that acquired Shares in connection with the exercise of employee share options or otherwise as compensation for services, (iv) holders that have a "functional currency" other than the U.S. dollar, (v) retirement plans, individual retirement accounts, or other tax-deferred accounts, (vi) U.S. expatriates, (vii) holders that are subject to alternative minimum tax, (viii) holders that actually or constructively own 10% or more of our voting stock or (ix) partnerships or other entities classified as partnerships for U.S. federal income tax purposes. This discussion assumes that Shares are held as capital assets, within the meaning of Section 1221 of the Code, at all relevant times. This discussion applies only to U.S. Holders who completely terminate their interest in the Company following the Merger, whether such interest is held directly or indirectly, including by application of attribution rules for U.S. federal income tax purposes. Attribution rules may apply, e.g., if such U.S. Holder holds interests in the Company indirectly through an interest owned by a family member (subject to certain exceptions and elective procedures) or a partnership or other related entity.

        As used herein, a "U.S. Holder" is any beneficial owner of Shares that is (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust which (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partner of a partnership holding Shares is urged to consult its own tax advisor.

        ALL HOLDERS OF SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER LAWS.

Consequences of Participation in the Merger or an Exercise of Dissenters' Rights

        The exchange of Shares for cash, either as consideration in the Merger or as a result of a U.S. Holder exercising its Dissenters' Rights (as described under the section entitled "Dissenters' Rights"), will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who so exchanges Shares for cash will generally recognize gain or loss in an amount equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder's adjusted tax basis in the Shares exchanged therefor. Subject to the discussion under "Passive Foreign Investment Company" below, such recognized gain or loss will generally be capital gain or loss, and will constitute long-term capital gain or loss if the U.S. Holder's holding period for the Shares exchanged is greater than one year at the Effective Time.

        Long-term capital gains of non-corporate U.S. Holders are currently subject to U.S. federal income tax at a reduced rate. The ability to use any capital loss to offset other income or gain is subject to certain limitations under the Code. If a U.S. Holder acquired different blocks of Shares at different times and different prices, such U.S. Holder must determine the adjusted tax basis and holding period separately with respect to each such block of Shares.

        Any gain or loss recognized by U.S. Holders from the exchange of Shares for cash will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. However, (i) in the event that we are deemed to be a PRC "resident enterprise" under the PRC tax law and, as a result, your gain from the disposition of Shares is subject to tax in the PRC or (ii) you are subject to tax in the PRC pursuant to Circular 698 or Bulletin 7 (see "—Material PRC Income Tax Consequences"), you may be eligible to elect to treat such gain as PRC source gain under the income tax treaty between the United States and the PRC (the Agreement Between the Government of the United States of America and the Government of the PRC for the Avoidance of Double Taxation and the Prevention of Tax Evasion With Respect to Taxes on Income (the "Treaty")). If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to claim as a credit any PRC tax imposed on the exchange of Shares pursuant to the Merger Agreement unless you have other income treated as derived from non-U.S. sources that can support the credit under applicable limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if PRC tax is imposed on gain on a disposition of the Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company

        If we are treated as a passive foreign investment company, or "PFIC," as further described below, any gain recognized by U.S. Holders on the receipt of cash in exchange for their Shares in the Merger (or as a result of exercising Dissenters' Rights) will be taxed as ordinary income, and not as capital gain. An interest charge also will apply to reflect the deferral of income recognition from the time the U.S. Holder acquired his Shares until the Effective Time. Based on the market price of our ADSs and the composition of our income and assets, we believe we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2014. We also may have been a PFIC for earlier taxable years and we may be a PFIC for the year ending December 31, 2015 and subsequent years.

        A non-U.S. corporation is a PFIC for a taxable year if either:

  •
  at least 75% of its gross income for such year is passive income; or

  •
  at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

        In applying these tests, the foreign corporation is treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of the stock. For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person).

        A separate determination must be made after the close of each taxable year as to whether we were a PFIC for that year. Because the value of our assets for purposes of the PFIC test will generally be determined, in part, by reference to the market price of our ADSs and Shares, our PFIC status will depend in large part on the market price of the ADSs and Shares, which may fluctuate significantly.

        If (as we believe) we were treated as a PFIC for our taxable year ended December 31, 2014 (or any other year we were treated as a PFIC) and you held ADSs or Shares during such year, we generally will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold ADSs or Shares, unless we cease to meet the above tests and you make a "deemed sale" election with respect to the ADSs or ordinary shares. If such election is made, you will be deemed to have sold ADSs or ordinary shares you hold at their fair market value on the last day of the last taxable year in which we were a PFIC and any gain from such deemed sale would be subject to the rules described in the following two paragraphs. After the deemed sale election, your ADSs or Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

        For each taxable year we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any "excess distribution" you receive and any gain you recognize from a sale or other disposition (including a pledge) of the ADSs or Shares. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs or Shares will be treated as an excess distribution. As outlined above, under these special rules, any gain you recognize on the exchange of your Shares for cash in the Merger (or as the result of your exercising Dissenters' Rights') will be taxed as ordinary income, and an interest charge will apply. Specifically:

  •
  the excess distribution or recognized gain will be allocated ratably over your holding period for the ADSs or Shares;

  •
  the amount allocated to the current taxable year, and any taxable years in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

  •
  the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

        The tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale or other disposition of the ADSs or Shares cannot be treated as capital, even if you hold the ADSs or Shares as capital assets.

        If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs or we make direct or indirect equity method investments in other entities that are PFICs, you may be deemed to own shares in such lower-tier PFICs that are directly or indirectly owned by us in that proportion which the value of the ADSs or Shares you own bears to the value of all of our ADSs or Shares, as applicable, and you may be subject to the adverse tax consequences described in the preceding two paragraphs with respect to the shares of such lower-tier PFICs that you are deemed to own. You should consult your tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

        The PFIC rules provide for certain elections that can, in certain circumstances, alter the tax consequences described above for U.S. Holders with respect to gain from the sale of their Shares (or ADSs). One such election, the "qualified electing fund" or "QEF" election, requires (among other things) that the U.S. Holder include with its U.S. federal income tax return a "PFIC Annual Information Statement" provided by the foreign corporation and disclosing to the U.S. Holder its pro rata share of the corporation's "ordinary earnings" and "net capital gain," as determined under U.S. federal income tax principles. We do not intend to calculate our "ordinary earnings" or "net capital gain", nor do we intend to supply U.S. Holders with the required "PFIC Annual Information Statement." A different election, the "mark to market" election, may be available if our Shares are considered "marketable stock" as defined in the Code and under applicable U.S. Treasury Regulations.

        U.S. Holders are urged to consult their own advisors regarding the application of the PFIC rules to them, any PFIC elections that may be available to them, and the benefits and detriments of making any available elections.

Information Reporting and Backup Withholding

        A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding with respect to the amount of cash received in the Merger. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact or provides a taxpayer identification number, makes certain certifications on IRS Form W-9, and otherwise complies with the applicable requirements. A U.S. Holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder's U.S. federal income tax liability, if any, provided that the required procedures are followed. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

        Certain U.S. Holders may be required to report information with respect to their investment in our Shares not held through a custodial account with a U.S. financial institution to the IRS. U.S. Holders should consult their tax advisors regarding their reporting obligation with respect to the disposition of their Shares.

Medicare Tax

        A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (i) such holder's "net investment income" (or undistributed "net investment income" in the case of an estate or trust) for the relevant taxable year and (ii) the excess of such holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between US$125,000 and US$250,000, depending on the individual's circumstances). A U.S. Holder's net investment income will generally include gains from the sale or other disposition of capital assets. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Shares.

Material PRC Income Tax Consequences

        Under the EIT Law, which took effect on January 1, 2008, enterprises established outside of the PRC whose "de facto management bodies" are located in the PRC are considered "resident enterprises," and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the State Council adopted the Regulation on the Implementation of EIT Tax Law, which defines the "de facto management body" as an establishment that carries out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, and properties of an enterprise. The PRC State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies ("Circular 82") on April 22, 2009 and Notice on Determination as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies ("Notice 9") on January 29, 2014. Circular 82 and Notice 9

provide certain specific criteria for determining whether the "de facto management body" of a Chinese-controlled offshore incorporated enterprise is located in the PRC. Under the EIT Law and its implementation regulations, the PRC income tax at the rate of 10% is applicable to any gain recognized on receipt of cash by a "non-resident enterprise" from transfer of its equity interest in a PRC resident enterprise, provided that the "non-resident enterprise" does not have a de facto management body in the PRC and also (a) does not have an establishment or place of business in the PRC or (b) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business, to the extent such gain is derived from sources within the PRC.

        Under the PRC Individual Income Tax Law, an individual who disposes a capital asset in the PRC or receives gains derived from sources within the PRC is subject to PRC individual income tax at the rate of 20%. Relief from these taxes may be sought under applicable Income Tax Treaties with the PRC.

        We do not believe we are a resident enterprise defined and regulated by the aforesaid regulations or that the gain recognized on the receipt of cash for your Share should otherwise be subject to PRC income tax to holders of such Shares that are not PRC residents. In addition, the Company is not aware of any offshore holding companies with a similar corporate structure as the Company has ever having been deemed a PRC resident enterprise by the PRC tax authorities. However, as there has not been a definitive determination of the Company's tax resident status by the PRC tax authorities, the Company cannot assure you that it will not be deemed to be a PRC resident enterprise under the EIT Law or whether the gain recognized on the receipt of cash for Shares would otherwise be subject to PRC tax to holders of such Shares that are not PRC tax residents.

        In addition, under the Circular on Strengthening the Administration of Enterprises Income Tax on Non-resident Enterprises' Equity Transfer Income ("Circular 698") issued by the State Administration of Taxation, which became effective as of January 1, 2008, the Circular on Several Issues on the Administration of Enterprises Income Tax on Non-resident Enterprises ("Circular 24") issued by the State Administration of Taxation, which became effective as of April 1, 2011, and the Bulletin on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Nonresident Enterprises ("Bulletin 7") issued by the State Administration of Taxation, which became effective on February 3, 2015 which replaced or supplemented certain previous rules under Circular 698 and Circular 24, if a non-resident enterprise indirectly holds and transfers equity of a PRC resident enterprise held through an offshore holding company, the non-resident enterprise may have an obligation to report to the competent PRC tax authorities within 30 days after the execution of the relevant equity transfer agreement and be subject to a 10% PRC income tax on the gain from such equity transfer, unless such non-resident enterprise both acquired and disposed shares of such offshore holding company on a public securities market in accordance with standard rules of such market or satisfies other applicable safe-harbor rules.

        Where non-resident enterprises indirectly transfer PRC resident enterprises' equity and avoid obligations to pay enterprise income tax through arrangement without a reasonable commercial purpose, the competent PRC tax authorities will have the power to redefine and deem the transaction as a direct transfer of PRC resident enterprises' equity and impose a 10% income tax on the gain from such offshore share transfer. Circular 698, Circular 24 or Bulletin 7 may be determined by the PRC tax authorities to be applicable to the Merger where non-PRC resident corporate shareholders or ADS holders were involved and derived gains in respect of their Shares or ADSs, if the organization of the Company is determined by the PRC tax authorities to lack reasonable commercial purpose. As a result, if PRC tax authorities were to invoke Circular 698, Circular 24 or Bulletin 7 and impose tax on the receipt of cash for Shares or ADSs, then any gain recognized on the receipt of cash for such Shares or ADSs pursuant to the Merger by the Company's non-PRC-resident shareholders could be treated as PRC-source income and thus be subject to PRC income tax at a rate of 10% (subject to applicable treaty relief). Parent is entitled under the Merger Agreement to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as it reasonably determines it is required to deduct and withhold with respect to the making of such payment under any provisions of applicable law, including PRC tax law.

        You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including any PRC tax consequences.

Material Cayman Islands Tax Consequences

        The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of cash for Shares and ADSs under the terms of the Merger. This is subject to the qualification that (i) Cayman Islands stamp duty may be payable if any original transaction documents are brought into or executed or produced before a court in the Cayman Islands (for example, for enforcement), (ii) registration fees will be payable to the Cayman Registrar to register the Plan of Merger and (iii) fees payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette.

 MARKET PRICE OF THE COMPANY'S ADSs, DIVIDENDS AND OTHER MATTERS

Market Price of the ADSs

        The following table provides the high and low sales prices for ADSs, each representing one Share, on the NYSE under the symbol "TAOM" for (i) each quarter of 2014 and 2015 and (ii) each quarter during the current year:

	Sales Price Per ADS
	(in US$)
	High	Low
Quarterly:
2014
First quarter	8.90	5.06
Second quarter	6.28	4.30
Third quarter	5.53	4.15
Fourth quarter	4.72	2.90
2015
First quarter	4.19	2.65
Second quarter	4.00	2.15
Third quarter	3.30	2.56
Fourth quarter	3.61	3.12
2016
First quarter (through March 7, 2016)	3.63	3.31

        On May 29, 2015, the last trading day immediately prior to the Company's announcement on June 1, 2015 that it had received a going-private proposal, the reported closing price of our ADSs on the NYSE was US$2.99 per ADS. The Per ADS Merger Consideration of US$3.767 represents a premium of approximately 26.0% over the closing price of our ADS as quoted by the NYSE on May 29, 2015, and a premium of 19.4% to the average closing price of the Company's ADS during the 30 trading days prior to May 29, 2015. On                         , 2016, the most recent practicable date before the printing of this proxy statement, the high and low reported sales prices of ADSs were US$             and US$            , respectively. You are urged to obtain a current market price quotation for your Shares in connection with voting your Shares.

Dividend Policy

        We have not declared any dividends during the two-year period ended December 31, 2014.

        On January 26, 2015, the Company declared a special one-time cash dividend of US$0.0325 per ordinary share, or US$0.65 per ADS and total amount of cash distributed for the special dividend was approximately US$24.6 million.

        Under the terms of the Merger Agreement, the company is not permitted to pay any dividends or repurchase any of the Shares pending consummation of the Merger.

        In the event the Merger Agreement is terminated for any reason and the Merger is not consummated, the payment of future dividends will be subject to the discretion of the Board. Even if the Board decides to pay dividends, the form, frequency and amount will depend upon the Company's future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. If the Company pays any dividends, the ADS depositary will distribute such payments to the Company's ADS holders to the same extent as holders of the Shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on the Shares, if any, will be paid in U.S. dollars.

        We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our subsidiary in China for our cash requirements, including any payment of dividends to our shareholders. Current PRC regulations permit our PRC subsidiary to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries, VIEs and VIEs' subsidiaries in China is required to set aside a certain amount of its after-tax profits each year, if any, to fund certain statutory reserves. These reserves are not distributable as cash dividends. Furthermore, if our subsidiaries, VIEs and VIEs' subsidiaries in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. The new EIT Law applies a uniform 25% Enterprise Income Tax rate to both foreign-invested enterprises and domestic enterprises and eliminates many of the preferential tax policies afforded to foreign investors. Furthermore, dividends out of post-2007 earnings paid by a foreign-invested enterprise to a non-resident shareholder are now subject to a withholding tax of 10%, which may be reduced under any applicable bi-lateral tax treaty between the PRC and the jurisdiction where the non-resident shareholder resides.

 THE EXTRAORDINARY GENERAL MEETING

        We are furnishing this proxy statement to you, as a holder of the Shares, as part of the solicitation of proxies by the Board for use at the extraordinary general meeting described below.

Date, Time and Place of the Extraordinary General Meeting

        The extraordinary general meeting will be held on                         , 2016, at                  (Beijing time) at the offices of 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai, China.

Proposals to be Considered at the Extraordinary General Meeting

        At the meeting, you will be asked to consider and vote upon:

  •
  as special resolutions:

  THAT the Merger Agreement, the Plan of Merger required to be registered with the Registrar of Companies in the Cayman Islands in order to give effect to the Merger, and the Transactions, including (i) the Merger and (ii) the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of the new memorandum and articles of association in the form attached as Appendix II to the Plan of Merger at the effective time of the Merger, be authorized and approved;

  THAT each of the directors of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger; and

  •
  if necessary, as an ordinary resolution:

  THAT the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

        At the Effective Time, all Shares will be cancelled and cease to exist. If the Merger is consummated, each issued and outstanding Share and ADS, other than the Excluded Shares, the Dissenting Shares and the Excluded Shares represented by ADSs, as the case may be, will be cancelled in exchange for the right to receive the Per Share Merger Consideration or the Per ADS Merger Consideration (less US$5.00 for each 100 ADSs (or portion thereof) cancellation fees pursuant to the terms of the Deposit Agreement), respectively, in each case, in cash, without interest and net of any applicable withholding taxes, in accordance with the terms and conditions set forth in the Merger Agreement. The Excluded Shares and ADSs representing the Excluded Shares will be cancelled and cease to exist without payment of any consideration or distribution therefor. The Dissenting Shares will thereafter represent only the right to receive the fair value of a Share as determined under the Cayman Islands Companies Law.

        In addition to the foregoing,

  i.
  immediately prior to the Effective Time, except as set forth in Section 2.02(a) of the Company Disclosure Schedule, (i) vesting of each Company Equity Award that is not an Underwater Option shall be accelerated by twelve (12) months, and (ii) vesting of each Company Equity Award that is an Underwater Option shall be accelerated as to all of the covered Shares.

  ii.
  at the Effective Time, each Company Equity Award, to the extent vested (including after application of Section 2.02(a) of the Merger Agreement), shall be cancelled and converted into the right to receive from the Surviving Corporation as soon as practicable following the Effective Time (and in any event within 30 days following the Effective Time) (i) for each such Company Equity Award that is a Company Option, an amount in cash determined by multiplying (x) the excess, if any, of the Per Share Merger Consideration over the applicable per Share Exercise Price by (y) the number of Shares such holder could have purchased had such holder exercised such Company Option to the extent vested immediately prior to the Effective Time (for the avoidance of doubt, if the Per Share Merger Consideration is less than or equal to the per Share exercise price of the Company Option, such Company Option shall be cancelled at the Effective Time for no consideration; provided, however, the holder thereof shall be provided notice of such cancellation and an opportunity to exercise the Company Option as to all of the covered Shares), and (ii) for each such Company Equity Award that is not a Company Option, an amount in cash determined by multiplying (x) the Per Share Merger Consideration by (y) the number of Shares as to which such Company Equity Award has vested.

  iii
  at the Effective Time, each Company Option, to the extent unvested and outstanding, shall be assumed by Parent and converted into an option to purchase that number of ordinary shares of Parent equal to the number of Shares subject to such Company Option multiplied by the Exchange Ratio and rounded down to the nearest whole share, with a per share exercise price determined by dividing the per Share exercise price of such Company Option by the Exchange Ratio and rounding up to the nearest whole cent. The "Exchange Ratio" is the ratio of the Per Share Merger Consideration divided by the fair market value of one ordinary share of Parent at the Effective Time. For the avoidance of doubt, the terms and conditions of the Company Option, including vesting conditions, shall otherwise remain unmodified.

  iv.
  at the Effective Time, each Company Equity Award that is not a Company Option, to the extent unvested and outstanding, shall be assumed by Parent and shall cover that number of ordinary shares of Parent equal to the number of Shares covered thereby multiplied by the Exchange Ratio, rounded down to the nearest whole share. For the avoidance of doubt, the terms and conditions of the Company Equity Award, including vesting conditions, shall otherwise remain unmodified; and

  v.
  at the Effective Time, each ordinary share, par value US$0.00002 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable ordinary share, par value US$0.00002 per share, of the Surviving Corporation.

The Board's Recommendation

        The Board, acting upon the unanimous recommendation of the Special Committee, unanimously (other than Mr. Wang and Mr. Cheng, who abstained from the vote):

  •
  determined that it is fair to, advisable and in the best interests of the Company and the Unaffiliated Holders to consummate the Transactions, including the Merger;

  •
  authorized and approved the execution, delivery and performance of the Merger Agreement, the Plan of Merger, the Limited Guaranties and the consummation of the Transactions, including the Merger; and

  •
  resolved to recommend in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, to the shareholders of the Company and directed that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, be submitted to a vote of the shareholders of the Company for authorization and approval.

Record Date; Shares and ADSs Entitled to Vote

        You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name at the close of business in the Cayman Islands on the Share Record Date. If you own Shares at the close of business in the Cayman Islands on the Share Record Date, the deadline for you to lodge your proxy card and vote is                         , 2016 at                  (Beijing time).

        If you own ADSs as of the close of business in New York City on the ADS Record Date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs, as explained below), you cannot vote directly nor are you able to attend the extraordinary general meeting, but you may instruct the ADS Depositary (as the holder of the Shares underlying your ADSs) how to vote the Shares underlying your ADSs. The ADS Depositary must receive your instructions no later than                          (New York City time) on                         , 2016 in order to ensure the Shares underlying your ADSs are properly voted at the extraordinary general meeting.

        Each outstanding Share on the Share Record Date entitles the holder to one vote on each matter submitted to the shareholders for authorization and approval at the extraordinary general meeting and any adjournment thereof. We expect that, as of the Share Record Date, there will be                          Shares entitled to be voted at the extraordinary general meeting. See "—Procedures for Voting" below for additional information.

Quorum

        A quorum of the Company's shareholders is necessary to have a valid shareholders' meeting. The required quorum for the transaction of business at the extraordinary general meeting is the presence, in person or by proxy or by corporate representative, of two or more shareholders holding not less than one-third of all voting share capital of the Company that are entitled to vote on the Share Record Date. In the event that a quorum is not present at the extraordinary general meeting, we currently expect that we will adjourn the extraordinary general meeting to solicit additional proxies in favor of the authorization and approval of the Merger Agreement.

Vote Required

        Under the Cayman Islands Companies Law and the Merger Agreement, in order for the Merger to be consummated, the Merger Agreement and the Plan of Merger must be approved by a special resolution (as defined in the Cayman Islands Companies Law), passed by the affirmative vote of shareholders representing two-thirds or more of the Shares (including Shares represented by ADSs) present and voting in person or by proxy as a single class at the extraordinary general meeting. If this vote is not obtained, the Merger will not be consummated.

        As of the date of this proxy statement, there are 713,631,260 Shares issued and outstanding (including Shares represented by ADSs), all of which are entitled to vote on the Proposals at the extraordinary general meeting, subject to the procedures described below under "—Procedures for Voting." We expect that, as of the Share Record Date, there will be                          Shares issued and outstanding (including Shares represented by ADSs), all of which will be entitled to vote on the Proposals at the extraordinary general meeting, subject to the procedures described below under "—Procedures for Voting." Based on the number of Shares expected to be issued and outstanding and entitled to vote as of the close of business in the Cayman Islands on the Share Record Date,                          Shares must be voted in favor of the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, in order for the Proposal to be authorized and approved, assuming all shareholders will be present and voting in person or by proxy at the extraordinary general meeting.

        As of the date of this proxy statement, the Rollover Shareholders, as a group, beneficially own an aggregate of approximately 45.8% of the total issued and outstanding Shares. See "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page 115 for additional information. Pursuant to the terms of the Support Agreement, these Shares will be voted in favor of the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, at the extraordinary general meeting. Given the Rollover Shareholders' ownership as described above and assuming their compliance with their voting undertaking under the Amended and Restated Rollover and Support Agreement, based on the number of Shares expected to be issued and outstanding as of close of business in the Cayman Islands on the Share Record Date, and assuming all issued and outstanding Shares are present in person or by proxy and voting at the meeting,                          Shares (representing approximately             % of the number of Shares expected to be issued and outstanding and entitled to vote as of the close of business in the Cayman Islands on the Share Record Date) owned by shareholders and on behalf of ADS holders other than the Rollover Shareholders must be voted in favor of the special resolutions to be proposed at the extraordinary general meeting for them to be authorized and approved. If less than all issued and outstanding Shares are present in person or by proxy and voting at the meeting, a smaller number of Shares will be required to approve the Merger.

Procedures for Voting

Shares

        Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on the Share Record Date will receive the final proxy statement and proxy card directly from the Company. Shareholders registered in the register of members of the Company as of the Share Record Date or their proxy holders are entitled to vote and may participate in the extraordinary general meeting or any adjournment thereof. Shareholders who have acquired Shares after the close of business on the Share Record Date may not attend the extraordinary general meeting unless they receive a proxy from the person or entity who had sold them the Shares. Each Share carries one vote.

        Shareholders wanting to vote by proxy should simply indicate on their proxy card how they want to vote, sign and date the proxy card, and mail the proxy card in the return envelope as soon as possible but in any event so that it is received by the Company no later than                          on                         , 2016 (Beijing time), the deadline to lodge the proxy card. Shareholders can also attend the extraordinary general meeting and vote in person.

        Shareholders who have questions or requests for assistance in completing and submitting proxy cards or need additional copies of this proxy statement or the accompanying proxy card should contact Investor Relations Department.

ADSs

        Holders of ADSs as of the close of business in New York City on the ADS Record Date will receive the final proxy statement and ADS voting instruction card either directly from the ADS Depositary (in the case of registered holders of ADSs) or these materials will be forwarded to them by a third party service provider (in the case of beneficial owners of ADSs who are not registered holders of ADSs). Holders of ADSs as of the close of business on                         , 2016 (New York City time) (who do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs, as explained in the following paragraph) cannot attend or vote at the extraordinary general meeting directly, but may instruct the ADS Depositary how to vote the Shares underlying the ADSs by completing and signing an ADS voting instruction card provided by the ADS Depositary and returning it in accordance with the instructions printed on the card. The ADS Depositary must receive the ADS

voting instruction card no later than                          (New York City time) on                         , 2016. The ADS Depositary will endeavor, in so far as practicable, to vote or cause to be voted the Shares represented by ADSs in accordance with your voting instructions. The ADS Depositary has advised us that, pursuant to Section 13 of the Deposit Agreement, it will not vote or attempt to exercise the right to vote any Shares other than in accordance with signed voting instructions from the relevant ADS holder and, accordingly, Shares represented by ADSs for which no timely voting instructions are received by the ADS Depositary will not be voted. If you hold your ADSs in a brokerage, bank or other nominee account, you must rely on the procedures of the broker, bank or other nominee through which you hold your ADSs if you wish to vote.

        Holders of ADSs will not be able to attend the extraordinary general meeting unless they cancel their ADSs and become holders of Shares prior to the close of business in the Cayman Islands on the Share Record Date. ADS holders who wish to cancel their ADSs need to make arrangements to deliver the ADSs to the ADS Depositary for cancellation before                          (New York City time) on                         , 2016 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of such Shares), (b) payment of the ADS cancellation fees (US$5.00 for each 100 ADSs (or portion thereof) to be cancelled pursuant to the terms of the Deposit Agreement), which will not be borne by the Surviving Company, and any applicable taxes and (c) a certification that the ADS holder either (i) held the ADSs as of the ADS Record Date and has not given, and will not give, voting instructions to the ADS Depositary as to the ADSs being cancelled, or has given voting instructions to the ADS Depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting or (ii) did not hold the ADSs as of the ADS Record Date and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or other nominee account, please contact your broker, bank or other nominee to find out what actions you need to take to instruct the broker, bank or other nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS Depositary will arrange for J.P. Morgan Chase Banks N.A., Hong Kong Branch, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after the registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the Cayman Registrar of Shares, Maples FS Service Company Limited, to issue and mail a certificate to your attention. If the Merger is not consummated, the Company would continue to be a public company in the United States and ADSs would continue to be listed on the NYSE. Shares are not listed and cannot be traded on any stock exchange other than the NYSE, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting and the Merger is not consummated and you wish to be able to sell your Shares on a stock exchange, you would need to deposit your Shares into the Company's ADS program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS Depositary for the issuance of ADSs (US$5.00 for each 100 ADSs (or portion thereof) issued) and applicable share transfer taxes (if any) and related charges pursuant to the Deposit Agreement.

        Persons holding ADSs in a brokerage, bank or other nominee account should consult with their broker, bank or other nominee to obtain directions on how to provide such broker, bank or other nominee with instructions on how to vote their ADSs.

Proxy Holders for Registered Shareholders

        Shareholders registered in the register of members of the Company as of the Share Record Date who are unable to participate in the extraordinary general meeting may appoint as a representative another shareholder, a third party or the Company as proxy holder by completing and returning the form of proxy in accordance with the instructions printed thereon. With regard to the items listed on the agenda and without any explicit instructions to the contrary, the Company as proxy holder will vote in favor of the resolutions proposed at the extraordinary general meeting according to the recommendation of the Board. If new proposals (other than those on the agenda) are put forth before the extraordinary general meeting, the Company as proxy holder will vote in accordance with the position of the Board.

Voting of Proxies and Failure to Vote

        All Shares represented by valid proxies will be voted at the extraordinary general meeting in the manner specified by the holder. If a shareholder returns a properly signed proxy card but does not indicate how the shareholder wants to vote, Shares represented by that proxy card will be voted FOR the Proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, FOR the Proposal to authorize each of the directors of the Company to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions during the extraordinary general meeting, unless the shareholder appoints a person other than the Company as proxy, in which case the Shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines. If a shareholder fails to vote by proxy or in person, it will be more difficult for the Company to obtain the necessary quorum to transact business at the extraordinary general meeting and to obtain required votes described in "The Extraordinary General Meeting—Vote Required."

        Brokers, banks or other nominees who hold Shares in "street name" for customers who are the beneficial owners of such Shares may not give a proxy to vote those customers' Shares in the absence of specific instructions from those customers. If proxies are properly dated, executed and returned by holders of Shares and no specific instructions are given by such holders, such Shares will be voted "FOR" the Proposals and in the proxy holder's discretion as to other matters that may properly come before the extraordinary general meeting. Abstentions by holders of Shares are included in the determination of the number of Shares present and voting but are not counted as votes for or against a proposal. If no proxy is given by such holders of Shares, broker non-votes will be counted toward a quorum but will not be treated as voted on any proposals at the extraordinary general meeting.

        If holders of ADSs do not timely deliver specific voting instructions to the ADS Depositary, the ADS Depositary has advised the Company that it will not vote or attempt to exercise the right to vote any Shares underlying such holder's ADSs.

        Brokers, banks and other nominees who hold ADSs in "street name" for their customers do not have discretionary authority to provide the ADS Depositary with voting instructions on how to vote the Shares underlying the ADSs with respect to the adoption of the Merger Agreement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of ADSs, they may not provide the ADS Depositary with voting instructions on how to vote the Shares underlying the ADSs with respect to the adoption of the Merger Agreement.

Revocability of Proxies

        Registered holders of our Shares may revoke their proxies in one of three ways:

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  First, a registered shareholder may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting at least two hours before the extraordinary general meeting commences. Any written notice revoking a proxy should also be sent to Taomee Holdings Limited, 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, PRC.

  •
  Second, a registered shareholder may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no later than                  (Beijing time) on                         , 2016, which is the deadline for shareholders to lodge proxy cards.

  •
  Third, a registered shareholder may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the registered shareholder actually votes at the extraordinary general meeting.

        If a shareholder holds Shares through a broker, bank or other nominee and has instructed the broker, bank or other nominee to vote the shareholder's Shares, the shareholder must follow directions received from the broker, bank or other nominee to change those instructions.

        Holders of our ADSs may revoke their voting instructions by notification to the ADS Depositary in writing at any time prior to                  (New York City time) on                         , 2016. A holder of ADSs can do this in one of two ways:

  •
  First, a holder of ADSs can revoke its voting instruction by written notice of revocation timely delivered to the ADS Depositary.

  •
  Second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS Depositary bearing a later date than the ADS voting instruction card sought to be revoked.

        If you hold your ADSs through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to give ADS voting instructions to the ADS Depositary, you must follow the directions of your broker, bank or other nominee to change those instructions.

Rights of Shareholders Who Object to the Merger

        Shareholders who continue to hold their Shares in their own name until the consummation of the Merger will have the right to exercise dissenters' rights and receive payment of the fair value of their Shares if the Merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the Merger is taken at the extraordinary general meeting, a written objection to the Merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law, which is attached as Annex G to this proxy statement, for the exercise of dissenters' rights. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the Merger consideration you would receive pursuant to the Merger Agreement if you do not exercise dissenters' rights with respect to your Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTERS' RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTERS' RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTERS' RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY'S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE CORRESPONDING SHARES) BEFORE                          (NEW YORK CITY TIME) ON                         , 2016, AND BECOME REGISTERED HOLDERS OF SHARES BEFORE THE VOTE ON THE MERGER IS TAKEN AT THE EXTRAORDINARY GENERAL MEETING. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES

AND REQUIREMENTS FOR EXERCISING DISSENTERS' RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT CONSUMMATED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE UNITED STATES AND ADSs WOULD CONTINUE TO BE LISTED ON THE NYSE. SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED OR CONVERTED HIS, HER OR ITS ADSs TO EXERCISE DISSENTERS' RIGHTS AND THE MERGER IS NOT CONSUMMATED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY'S ADS PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs AND APPLICABLE SHARE TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.

Solicitation of Proxies

        We have not retained a third-party service provider to assist in the solicitation process. We will ask banks, brokers and other custodians, nominees and fiduciaries to forward our proxy solicitation materials to the beneficial owners of Shares or ADSs registered in the name of such nominee holders. In addition, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of our officers, directors and employees. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of our Shares and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

Other Business

        We are not currently aware of any business to be acted upon at the extraordinary general meeting other than the matters discussed in this proxy statement.

 THE MERGER AGREEMENT

        The following summary describes material provisions of the Merger Agreement. This summary may not include all of the information about the Merger Agreement and the Plan of Merger that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement and the Plan of Merger, which are attached as Annex A and Annex B, respectively, and incorporated by reference into this section of this proxy statement. You are urged to read each of the Merger Agreement and the Plan of Merger carefully and in its entirety, as they are the legal documents governing the Merger.

        The summary of the Merger Agreement below is included in this proxy statement only to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information regarding the Company, Parent, Merger Sub, or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See "Where You Can Find More Information" beginning on page 121.

Structure and Completion of the Merger

        The Merger Agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the Merger Agreement and the Plan of Merger, with the Company as the Surviving Corporation. If the Merger is completed, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. The closing of the Merger will occur as soon as practicable, but in any event no later than the seventh business day following the day the last of the closing conditions have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger). On the date of closing, Merger Sub and the Company will execute the Plan of Merger and the parties will file the Plan of Merger and other related documents with the Cayman Registrar. The Merger will become effective upon the registration of the Plan of Merger with the Cayman Registrar or the time specified in the Plan of Merger in accordance with the Cayman Islands Companies Law.

        We expect that the Merger will be completed during the second quarter of 2016, after all conditions to the Merger have been satisfied or waived. We cannot specify when, or assure you that, all conditions to the Merger will be satisfied or waived. We intend, however, to complete the Merger as promptly as practicable.

Memorandum and Articles of Association; Directors and Officers of the Surviving Corporation

        At the Effective Time, the current memorandum and articles of association of the Company will be replaced in its entirety by the memorandum and articles of association in the form attached as Appendix II to the Plan of Merger (which is substantially in the form of the memorandum and articles of association of Merger Sub as in effect immediately prior to the Effective Time, except that, (a) the memorandum and articles of association of the Surviving Corporation will refer to the name of the Surviving Corporation as "Taomee Holdings Limited", (b) references to the authorized share capital of the Surviving Corporation will refer to the correct authorized capital of the Surviving Corporation as approved in the Plan of Merger, and (c) the memorandum and articles of association of the Surviving Corporation will contain provisions no less favorable to the intended beneficiaries with respect to exculpation and indemnification of liability than are set forth in the memorandum and articles of association of the Company as in effect on the date of the Merger Agreement, until thereafter changed or amended as provided by such memorandum and articles of association or by applicable law.

        The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, unless otherwise determined by Parent prior to the Effective Time.

Merger Consideration

        Each Share (including the Shares represented by ADSs) issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist and will be converted into and exchanged for the right to receive US$0.1884, in cash, without interest and net of any applicable withholding taxes. Each ADS issued and outstanding immediately prior to the Effective Time will be cancelled and will be converted into and exchanged for the right to receive US$3.767 in cash, without interest and net of any applicable withholding taxes.

        Notwithstanding the foregoing, the following Shares (including such Shares represented by ADSs) will be cancelled and cease to exist at the Effective Time but will not be converted into the right to receive the consideration described in the immediately preceding paragraph:

  (a)
  Each of the Excluded Shares and ADSs representing Excluded Shares, in each case issued and outstanding immediately prior to the Effective Time, will be cancelled and cease to exist without payment of any consideration or distribution therefor.

  (b)
  Each of the Dissenting Shares will be entitled to receive only the payment resulting from the procedures set forth in Section 238 of the Cayman Islands Companies Law. See "Dissenters' Rights" beginning on page 109 for additional information.

        At the Effective Time, each ordinary share, par value US$0.00002 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable ordinary share, par value US$0.00002 per share, of the Surviving Corporation. The merger consideration will not be paid to shareholders (including holders of ADSs) who are untraceable unless and until they notify the paying agent appointed by Parent or the Depositary, as applicable, of their current contact details prior to the Effective Time. A holder of Shares or ADSs will be deemed to be untraceable if (a) such person has no registered address in the register of members (or branch register) maintained by the Company or the Depositary, (b) on the last two consecutive occasions on which a dividend has been paid by the Company a check payable to such person either (i) has been sent to such person and has been returned undelivered or has not been cashed or (ii) has not been sent to such person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the Depositary or (c) notice of the extraordinary general meeting convened to vote to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, has been sent to such person and has been returned undelivered. Dissenting shareholders and shareholders of the Company (including holders of ADSs) who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods should contact the Surviving Corporation for payment without interest thereon.

Treatment of Options

        At the Effective Time, (a) vesting of each option to purchase Shares granted under the Share Incentive Plans that is issued and outstanding immediately prior to the Effective Time and having an exercise price per Share less than US$0.1884 will be accelerated by 12 months, and (b) vesting of each option to purchase Shares granted under the Share Incentive Plans that is issued and outstanding immediately prior to the Effective Time and having an exercise price per Share equal to or greater than US$0.1884 will be accelerated as to all of the covered Shares.

        At the Effective Time, each option to purchase Shares granted under the Share Incentive Plans, to the extent vested (including after application of the preceding paragraph), will be cancelled and converted into the right to receive, and each former holder of such option will be paid by the Surviving Corporation, as soon as practicable following the Effective Time, an amount equal to the product of (a) the excess of US$0.1884 over the exercise price payable per Share under such option multiplied by (b) the number of Shares such holder could have purchased had such holder exercised such option to the extent vested immediately prior to the Effective Time, in cash, without interest and net of any applicable withholding taxes. If the exercise price of an option is greater than or equal to US$0.1884, such option will be cancelled at the Effective Time for no consideration, and the holder of such option will be provided notice of such cancellation and an opportunity to exercise the option as to all of the covered Shares.

        At the Effective Time, each option to purchase Shares granted under the Share Incentive Plans, to the extent unvested and outstanding, will be assumed by Parent and converted into an option to purchase that number of ordinary shares of Parent equal to the number of Shares subject to such option multiplied by the ratio of (a) US$0.1884 divided by (b) the fair market value of one ordinary share of Parent at the Effective Time, and rounded down to the nearest whole share, with a per share exercise price determined by dividing the per Share exercise price of such option by the ratio of (x) US$0.1884 divided by (y) the fair market value of one ordinary share of Parent at the Effective Time, and rounding up to the nearest whole cent. The terms and conditions of the assumed option, including vesting conditions, shall otherwise remain unmodified.

Treatment of Company Restricted Shares

        At the Effective Time, (a) each Company Restricted Share issued under the Share Incentive Plans that is outstanding immediately prior to the Effective Time will be accelerated by 12 months, except for certain awards that will be accelerated by three months or vest immediately prior to the Effective Time, and (b) each vested company Restricted Share (including after application of the 12-month acceleration) will be canceled and converted into the right to receive, and each former holder of such Company Restricted Share will be paid by the Surviving Corporation, as soon as practicable following the Effective Time, an amount equal to the product of (x) US$0.1884 by (y) the number of Shares as to which such Company Restricted Share has vested, in cash, without interest and net of any applicable withholding taxes.

        At the Effective Time, each Company Restricted Share issued under the Share Incentive Plans, to the extent unvested and outstanding, will be assumed by Parent and will cover that number of ordinary shares of Parent equal to the number of Shares covered thereby multiplied by the ratio of (a) US$0.1884 divided by (b) the fair market value of one ordinary share of Parent at the Effective Time, rounded down to the nearest whole share. The terms and conditions of the assumed Company Restricted Share, including vesting conditions, shall otherwise remain unmodified.

Exchange Procedures

        Prior to the Effective Time, Parent will enter into an agreement with a bank or trust company to serve as paying agent with respect to the Merger. At or prior to the Effective Time, Parent will deposit with the paying agent for the benefit of the holders of Shares and ADSs, the exchange fund sufficient for the paying agent to make payments under the Merger Agreement.

        Promptly after the Effective Time, the paying agent will deliver or mail to each registered holder of Shares (other than the Excluded Shares and the Dissenting Shares) (a) a letter of transmittal specifying the manner in which the delivery of the merger consideration to registered holders of the Shares will be effected and (b) instructions for effecting the surrender of share certificates (or affidavits and indemnities of loss in lieu of the share certificates) or such other documents as may be required in exchange for the Per Share Merger Consideration. If any share certificate has been lost, stolen or destroyed, then the person claiming such share certificate to be lost, stolen or destroyed will have to make an affidavit of loss, theft or destruction, and, if required by the Surviving Corporation or the paying agent, post a bond in a reasonable amount as the Surviving Corporation or the paying agent may direct, as indemnity against any claim that may be made against it with respect to such share certificate before such person will be entitled to receive the Per Share Merger Consideration. Upon the surrender of, if applicable, any share certificates (or affidavits and indemnities of loss in lieu of the share certificates) or such other documents as may be required in exchange for the Per Share Merger Consideration, together with a duly completed and validly executed letter of transmittal, each registered holder of Shares (other than the Excluded Shares and the Dissenting Shares) (whether such Shares are represented by such share certificates or are non-certified Shares represented by book entry) will receive a payment in an amount equal to (a) the number of Shares held multiplied by (b) the Per Share Merger Consideration, without interest and net of any applicable withholding taxes. The share certificate so surrendered will be marked as cancelled.

        Promptly after the Effective Time, the paying agent will transmit to the Depositary an amount equal to (a) the number of Shares represented by ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares) multiplied by (b) the Per Share Merger Consideration, in cash, without interest and net of any applicable withholding taxes. The Depositary will distribute the Per ADS Merger Consideration to ADS holders pro rata to their holdings of ADSs upon surrender by them of the ADSs. The ADS holders will pay any applicable fees, charges and expense of the Depositary and government charges (other than withholding taxes if any) due to or incurred by the Depositary in connection with the cancellation of the ADSs surrendered and distribution of the Per ADS Merger Consideration to ADS holders. No interest will be paid or accrued on any amount payable in respect of the Shares or ADSs

        The Per Share Merger Consideration may be paid to a person other than the person in whose name the relevant Share is registered in the register of members of the Company only if the relevant share certificates are presented to the paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable share transfer taxes have been paid or are not applicable.

Representations and Warranties

        The Merger Agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement (including a disclosure schedule delivered by the Company in connection therewith but not reflected in the Merger Agreement). In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, may have been made for the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. The representations and warranties made by the Company were qualified by its public disclosure with the SEC prior to the date of the Merger Agreement and a disclosure schedule delivered by the Company to Parent and Merger Sub contemporaneously with the execution of the Merger Agreement.

  •
  The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things: due organization, valid existence, good standing and qualification, license or authority to carry on the Company's business;

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  the memorandum and articles of association or other equivalent organizational documents of the Company and its subsidiaries being in full force and effect;

  •
  the Company's capitalization, the absence of preemptive or other similar rights or any debt securities that give its holders the right to vote with the Company's shareholders, the absence of encumbrances on the Company's ownership of the equity interests of its subsidiaries;

  •
  the Company's corporate power and authority to execute, deliver and perform its obligations and to consummate the Transactions, and the enforceability of the Merger Agreement against the Company;

  •
  the required vote of the Company's shareholders to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

  •
  the recommendation of the Special Committee, the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, by the Board and the direction by the Board that the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, be submitted to the shareholders for authorization and approval;

  •
  the receipt of an opinion from Duff & Phelps;

  •
  the absence of (a) any conflict with or violation of the organizational documents of the Company and its subsidiaries, (b) any conflict with or violation of applicable law that would, individually or in the aggregate, have a Company Material Adverse Effect, or (c) any breach of, or default under, or any right of termination, amendment, acceleration or cancellation given to others of, or creation of any lien on any property or asset of the Company or any of its subsidiaries pursuant to, any contract or obligation to which the Company or any of its subsidiaries is a party, which would, individually or in the aggregate, have a Company Material Adverse Effect, in each case, as a result of the Company's execution, delivery and performance of the Merger Agreement and the Transactions, including the Merger;

  •
  governmental consents and approvals in connection with the Company's execution, delivery and performance of the Merger Agreement and the Transactions, including the Merger;

  •
  compliance with applicable laws, licenses and permits;

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  the Company's SEC filings since January 1, 2013 and the financial statements included therein;

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  the absence of certain undisclosed liabilities;

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  compliance with the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the NYSE;

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  the Company's internal accounting controls over financial reporting;

  •
  the absence of a Company Material Adverse Effect and the absence of certain other changes or events from January 1, 2015 to the date of the Merger Agreement;

  •
  the absence of legal proceedings and governmental orders against the Company or its subsidiaries;

  •
  employee benefits plans and labor and employment matters;

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  real property and title to assets;

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  intellectual property;

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  tax matters;

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  the absence of secured creditors;

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  material contracts and the absence of any breach or violation of, or default under, or cancellation of, any material contract;

  •
  environmental matters;

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  insurance;

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  Interested party transactions;

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  the absence of a shareholder rights agreement and the inapplicability of any anti-takeover law to the Company, the Merger Agreement or the Transactions;

  •
  the absence of any undisclosed brokerage, finder's or other fees or commission; and

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  acknowledgement by Parent and Merger Sub as to the absence of any other representations and warranties by the Company.

        Many of the representations and warranties made by the Company in the Merger Agreement are qualified as to "materiality" or "Company Material Adverse Effect." As used herein and for purposes of the Merger Agreement, a "Company Material Adverse Effect" means any fact, event, circumstance, change or effect that, individually or in the aggregate with all other facts, events, circumstances, changes and effects (including any change in applicable Law or the interpretation or enforcement thereof or other regulatory change that affects any Group Company), is or would reasonably be expected to (a) be materially adverse to the business, financial condition, assets, liabilities or results of operations of the Group Companies taken as a whole or (b) prevent or materially delay the consummation of the Transactions or otherwise be materially adverse to the ability of the Company to perform its material obligations under this Agreement; provided, however, that clause (a) shall not include any fact, event, circumstance, change or effect occurring after the date hereof to the extent resulting from:

            (i)  geopolitical conditions, any outbreak or escalation of war or major hostilities or any act of sabotage or terrorism or natural or man-made disasters or other force majeure events,

           (ii)  changes in Laws, GAAP or enforcement or interpretation thereof, in each case proposed, adopted or enacted after the date of the Merger Agreement,

          (iii)  changes or conditions that generally affect the industry and market in which the Company and its subsidiaries operate,

          (iv)  changes in the financial, credit or other securities or capital markets, or in general economic, business, regulatory, legislative or political conditions, changes in interest rates and foreign exchange rates,

           (v)  any failure, in and of itself, of the Company and its subsidiaries to meet any internal or published projections, estimates, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics or predictions or changes in the market price or trading volume of the securities of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition),

          (vi)  the announcement, pendency or consummation of the Transactions or the identity of Parent or its affiliates, including any loss in respect of or change in relationship with any customer, supplier, employee, vendor, or other business partner of the Company or the initiation of litigation or other legal proceeding relating to the Merger Agreement or the Transactions,

         (vii)  any action taken by the Company or any of its subsidiaries at the written request, or with the written consent, of Parent or expressly required by the Merger Agreement;

        except, in the case of clause (ii), (iii) or (iv), to the extent having a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its subsidiaries operates (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).

        The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

  •
  their due organization, valid existence and good standing and power and authority to carry on their business;

  •
  their memorandum and articles of association being in full force and effect;

  •
  their capitalization, ownership structure and operations;

  •
  their corporate power and authority to execute, deliver and perform their obligations under the Merger Agreement and to consummate the Transactions, including the Merger, and the enforceability of the Merger Agreement against them;

  •
  the absence of (a) any conflict with or violation of the memorandum and articles of association of either Parent or Merger Sub, (b) any conflict with or violation of any applicable law which would, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent or Merger Sub to perform their material obligations under the Merger Agreement or (c) any breach of or default under, or any rights of termination, amendment, acceleration or cancellation given to others of, or the creation of any lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any contract or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, which would, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent or Merger Sub to perform their material obligations under the Merger Agreement, in each case, as a result of the execution, delivery and performance of the Merger Agreement and consummation of the Transactions;

  •
  governmental consents and approvals in connection with the execution, delivery and performance of the Merger Agreement and consummation of the Transactions, including the Merger, by Parent and Merger Sub;

  •
  sufficiency of funds in the financing to complete the Merger and the other Transactions, including the Merger, subject to certain assumptions;

  •
  the absence of any undisclosed brokerage, finders' or other fees or commission;

  •
  each Guaranty being in full force and effect and the lack of any default thereunder;

  •
  the absence of legal proceedings and governmental orders against Parent and Merger Sub;

  •
  the solvency of the Surviving Corporation as of and immediately after the Effective Time;

  •
  the absence of undisclosed Shares and other securities of, any other rights to acquire the Shares and other securities of, or any other economic interest in, the Company, beneficially owned by Parent or Merger Sub;

  •
  independent investigation conducted by Parent and Merger Sub;

  •
  delivery of true and complete copies of certain agreements with Parent, Merger Sub, any Rollover Shareholder, Sponsor, any Guarantor or any of their respective affiliates;

  •
  the absence of any undisclosed agreements between or among Parent, Merger Sub, or any of their respective affiliates (a) relating to the Transactions and with any directors, officers, employees or shareholders of the Company or its subsidiaries or (b) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or (c) pursuant to which any shareholder of the Company has agreed to vote to approve the Merger Agreement or the Merger, or has agreed to vote against any Superior Proposal; and

  •
  no reliance on estimates and forecasts of the Company.

Conduct of Business Prior to Closing

        Under the Merger Agreement, the Company has agreed that, subject to certain exceptions, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, the Company will use commercially reasonable efforts to conduct the business of the Company and its subsidiaries in the ordinary course in all material respects and use its commercially reasonable efforts, consistent with past practice, to preserve intact its business organizations and relationships with third parties and to keep available services of its present officers and employees. Subject to certain exceptions set forth in the Merger Agreement and the disclosure schedule of the Company delivered in connection with the Merger Agreement or required by applicable law, unless Parent consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), the Company will not and will not permit its subsidiaries to, among other things:

  (a)
  amend its memorandum and articles of association or equivalent organizational documents;

  (b)
  (i) split, combine or reclassify any shares in its share capital, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its share capital, except for dividends by any of its direct or indirect wholly-owned subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any share capital or registered capital of the Company or its subsidiaries, other than the acquisition by the Company of its securities in connection with the forfeiture of options or repurchase of unvested Company Restricted Shares, the acquisition by the Company of its securities in connection with the net exercise of options in accordance with the terms thereof, the forfeiture of shares to satisfy tax withholding with respect to any Company Equity Awards or the transfer or other disposition of securities between or among the Company and its direct or indirect wholly owned Subsidiaries;

  (c)
  issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any share capital or registered capital of the Company or its subsidiaries (including any Company Equity Award), other than the issuance of any share capital or registered capital of the Company pursuant to the Company Equity Awards outstanding as of the date hereof, the transfer or other disposition of securities between or among the Company and its direct or indirect wholly owned subsidiaries, or pursuant to existing contracts or commitments;

  (d)
  acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses with a value in excess of US$500,000 in any single transaction or series of related transactions, other than (i) pursuant to existing contracts or commitments or (ii) in the ordinary course of business;

  (e)
  sell, lease or otherwise transfer any of its assets, securities, properties, interests or businesses with a value in excess of US$500,000 in any single transaction or series of related transactions,

    other than (i) pursuant to existing contracts or commitments or (ii) in the ordinary course of business;

  (f)
  make any material loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business or in an amount not in excess of US$500,000 in any single transaction or series of related transactions or between the Company's subsidiaries;

  (g)
  incur any indebtedness for borrowed money or guarantees thereof with an amount in excess of US$500,000 in any single transaction or series of related transactions, other than (i) any indebtedness or guarantee incurred in the ordinary course of business or (ii) incurred between the Company and any of its direct or indirect wholly owned subsidiaries or between any of such direct or indirect wholly owned subsidiaries;

  (h)
  other than expenditures necessary to maintain existing assets in good repair, authorize or make any commitment with respect to, any capital expenditures which are in excess of US$500,000;

  (i)
  make any material change to the Company's methods of accounting, except as required to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements related thereto;

  (j)
  settle, or offer or propose to settle, (i) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its subsidiaries, (ii) any shareholder litigation or dispute against the Company or any of its officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the Transactions, in each case other than any settlement (A) in the ordinary course of business or pursuant to existing contracts or commitments, (B) requiring the Company and its subsidiaries to pay monetary damages not exceeding US$500,000, and (C) not involving the admission of any material wrongdoing by the Company or any of its subsidiaries;

  (k)
  make or change any material tax election, amend any material tax return (except as required by applicable Law), enter into any closing agreement with respect to a material amount of tax, surrender any right to claim a material refund of taxes, settle or finally resolve any controversy with respect to a material amount of tax, or change any tax accounting period for purposes of a material tax or material method of tax accounting or tax accounting period, or take any action outside the ordinary course of business that could reasonably be expected to result in the Company or any of its subsidiaries being required to include a material item of income in, or exclude a material deduction from, a tax return for a period beginning after the Closing Date;

  (l)
  except in the ordinary course of business consistent with past practice, enter into, amend or modify, in any material respect, or terminate, or waive any material rights under, any material contract (or contract that would be a material contract if such contract had been entered into prior to the date hereof);

  (m)
  engage in the conduct of any new line of business material to the Company and its subsidiaries, taken as a whole;

  (n)
  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

  (o)
  (A) transfer, sell, assign, mortgage, surrender, encumber, grant any security interest in, divest, cancel, disclaim, abandon, allow to lapse or expire (including by failure to pay required fees but except in the ordinary course of prosecution before governmental authority), dedicate to the public, or otherwise dispose of, any intellectual property owned by the Company and its subsidiaries, other than cancellation, abandonment, allowing to lapse or expire such intellectual property that is no longer used or useful in any of the Company's or its subsidiaries' respective businesses or pursuant to contracts in effect prior to the date hereof; (B) grant any licenses or other contracts, in each case, that are material to the business of the Company or any of its subsidiaries to any third party except non-exclusive licenses in the ordinary course of business or pursuant to contracts in effect prior to the date hereof; (C) disclose to or allow to be disclosed to or discovered by any person any trade secrets material to the business of the Company or any of its subsidiaries except pursuant to valid and appropriate non-disclosure or license agreements or pursuant to obligations to maintain the security and confidentiality thereof arising by operation of law; or (D) fail to continue to follow and practice the intellectual property, information security, and privacy measures, policies and procedures of the Company or its subsidiaries in substantially the same manner, consistent with past practice;

  (p)
  except as required by any Share Incentive Plan, Company employee plan, or Company employee agreement in effect on the date of the Merger Agreement, as required by applicable law, (A) increase the compensation, bonus, pension, welfare or other benefits of any employee, independent contractor, or other service provider engaged by the Company and its subsidiaries, except in the ordinary course consistent with past practice which increases, payment or awards, in the aggregate, do not cause an increase in the labor costs of the Company and its subsidiaries, taken as a whole, by more than 5%; (B) grant any severance or termination pay, or any retention pay; (C) enter into or amend any employment, consulting or severance agreement or arrangement with any of its present directors, officers, or key employees; or (E) establish, adopt, enter into or amend or terminate any Share Incentive Plan; or

  (q)
  agree, resolve or commit to do any of the foregoing.

No Solicitation of Competing Transactions

        The Company has agreed that, until the earlier of the Effective Time or the termination of the Merger Agreement, neither it nor any of its subsidiaries will, and the Company will instruct and cause its and its subsidiaries' representatives, not to, directly or indirectly:

  •
  solicit, initiate or encourage (including by way of furnishing nonpublic information concerning the Company or any of its subsidiaries), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or that in the Company's good faith judgment could reasonably be expected to lead to, any Competing Transaction;

  •
  enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information concerning the Company or any of its subsidiaries to, any person in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction;

  •
  agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or contract or commitment contemplating or otherwise relating to any Competing Transaction;

  •
  release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party; or

  •
  authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries, or any representative retained by or acting directly or indirectly under the direction of the company or any of its subsidiaries, to take any of the foregoing.

        As used herein and for purposes of the Merger Agreement, a "Competing Transaction" means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue or operating income of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 20% or more of the total revenue, operating income or assets of the Company and its subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company; (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of the Company; (v) any public solicitation in opposition to approval of the Merger Agreement and the Merger by the Company's shareholders; or (vi) any other transaction proposed in writing to the Special Committee the consummation of which would reasonably be expected to impede, interfere with, prevent or delay any of the Transactions.

        The Company has agreed to notify Parent as promptly as practicable (and in any event within twenty-four (24) hours after the Company has knowledge thereof), orally and in writing, of any proposal or offer, regarding a Competing Transaction or that in the Company's good faith judgment would reasonably be expected to lead to a Competing Transaction, specifying (x) the material terms and conditions thereof (including material amendments or proposed material amendments) and providing, if applicable, copies of any written proposals or offers, including proposed agreements, (y) the identity of the party making such proposal or offer, and (z) whether the Company has any intention to provide confidential information to such person. The Company must also keep Parent informed, on a reasonably current basis (and in any event within forty-eight (48) hours of the occurrence of any material changes, developments, discussions or negotiations), of the status and terms of any such proposal or offer and of any material changes in the status and terms of any such proposal, offer, inquiry, contact or request (including the material terms and conditions thereof). The Company is required to promptly notify Parent orally and in writing if it determines to initiate actions concerning a proposal, offer, inquiry, contact or request if not in violation of the Company's "no-shop" obligations under the Merger Agreement, and provide Parent with twenty-four (24) hours prior notice (or such lesser prior notice as is provided to the members of the Board or members of the Special Committee) of any meeting of the Board or Special Committee at which the Board or Special Committee, as applicable, is reasonably expected to consider any Competing Transaction. The Company has agreed to immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction.

        The Board may furnish information (including nonpublic information) to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction (provided that such bona fide proposal or offer shall not have been obtained in violation of the Company's "no-shop" obligations under the Merger Agreement and the Company shall have complied with the requirements under the Merger Agreement with respect to such proposal or offer), if the Board has (i) determined, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel), that such proposal or offer constitutes a Superior Proposal, (ii) determined, in its good faith judgment upon the unanimous recommendation of the Special Committee (upon advice by independent legal counsel), that, in light of such proposal, failure to furnish such information or enter into discussions would violate its fiduciary obligations to the Company and its shareholders under applicable law, (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such person at least two business days prior to taking any such action, and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the confidentiality agreement between the Company and members of the Buyer Group (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under the Merger Agreement); provided that the Company shall concurrently make available to Parent any material information concerning the Company and its subsidiaries that is provided to any such person and that was not previously made available to Parent or its representatives.

        As used herein and for purposes of the Merger Agreement, a "Superior Proposal" means an unsolicited, written, bona fide offer made by a third party to consummate a Competing Transaction that would result in any person (or its shareholders, members or other equity owners) becoming the beneficial owner, directly or indirectly, of more than 50% of the assets (on a consolidated basis), or more than 50% of the total voting power of the equity securities, of the Company that the Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee (after (x) consultation with a financial advisor of internationally recognized reputation and independent legal counsel, and (y) taking into consideration, among other things, all of the terms and conditions, including all legal, financial, regulatory and other aspects, of such offer and the Merger Agreement (in each case taking into account any revisions to the Merger Agreement made or proposed in writing by Parent pursuant to the Merger Agreement or otherwise prior to the time of determination), including financing, regulatory approvals, shareholder litigation, identity of the person or group making the offer, breakup or termination fee and expense reimbursement provisions, expected timing and risk and likelihood of consummation and other relevant events and circumstances), to be more favorable to the Company shareholders (other than the Rollover Shareholders) than the Merger and accordingly to be in the best interests of the Company and its shareholders (other than the Rollover Shareholders); provided, however, that any such offer shall not be deemed to be a Superior Proposal if (A) the consummation of the transaction contemplated by such offer is conditional upon any due diligence review or investigation of the Company or any of its subsidiaries by the third party, (B) any financing required to consummate the transaction contemplated by such offer is not then fully committed to the third party, or (C) the consummation of the transaction contemplated by such offer is conditional upon the obtaining and/or funding of such financing.

No Change of Recommendation

        The Board has resolved to recommend in favor of the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger (the "Company Recommendation"). Under the terms of the Merger Agreement, neither the Board nor any committee of the Board may change, withhold, withdraw, qualify or modify, or publicly propose to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation (a "Change in the Company Recommendation"), or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction.

        From the date of the Merger Agreement and prior to obtaining the required shareholder authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, if, however, the Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee, and upon advice by independent legal counsel, that failure to make a Change in the Company Recommendation would violate its fiduciary obligations to the Company and its shareholders under applicable law, the Board may, upon the unanimous recommendation of the Special Committee, recommend a Superior Proposal, but only:

  •
  if the Company has complied with the "no-shop" obligations under the Merger Agreement with respect to such proposal or offer;

  •
  after (A) providing at least five business days' written notice to Parent advising Parent that the Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Board intends to effect a Change in the Company Recommendation and the manner in which it intends (or may intend) to do so, it being understood that such notice or any amendment or update thereto or the determination to so deliver such notice shall not constitute a Change in the Company Recommendation, (B) negotiating with and causing its financial and legal advisors to negotiate with Parent and its representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such third party proposal or offer would cease to constitute a Superior Proposal, and (C) permitting Parent and its representatives to make a presentation to the Board and the Special Committee regarding the Agreement and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that any material modifications to such third party proposal or offer that the Board has determined to be a Superior Proposal shall be deemed a new Superior Proposal and the Company shall be required to again comply with its "no-shop" obligations, provided, further, that with respect to the new written notice to Parent, the Superior Proposal notice period shall be deemed to be a three business-day period rather than the five business-day period first described above; and

  •
  if Parent does not, within five business days of Parent's receipt of the notice of Superior Proposal, make an offer that the Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel) to be at least as favorable to the Company's shareholders as such Superior Proposal.

        In addition, the Company has agreed not to enter into any agreement with respect to a Superior Proposal unless the Company has concurrently paid to Parent the termination fee as described in further detail in "Termination Fees and Reimbursement of Expenses" beginning on page 106.

Shareholders' Meeting

        The Company will, subject to certain exceptions, take all action necessary to call, give notice of, set a record date for and convene an extraordinary general meeting of its shareholders for the purpose of obtaining the Company's shareholders' approval of the Merger Agreement, the Plan of Merger and the Transactions, promptly after the SEC confirms that it has no further comments on the Schedule 13E-3 filed in connection with the Transactions.

        The Company may, after consultation in good faith with Parent, recommend the adjournment of the extraordinary general meeting to its shareholders:

  •
  in order to allow reasonable additional time for the filing and mailing of, at the reasonable request of any party hereto, any supplemental or amended disclosure, and such supplemental or amended disclosure to be disseminated and reviewed by the shareholders of the Company prior to the extraordinary general meeting;

  •
  subject to compliance with the "no-shop" obligations under the Merger Agreement and right of Parent to terminate the Merger Agreement, if (A) the Company has received a bona fide written proposal or offer with respect to a Competing Transaction and (B) the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee upon written advice by its financial advisor and outside legal counsel, that such proposal or offer constitutes a Superior Proposal and failure to take such action would violate its fiduciary duties under applicable Law; or

    •
    if as of the time for which the extraordinary general meeting is scheduled as set forth in this proxy statement, there are insufficient Shares represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the extraordinary general meeting.

        If the extraordinary general meeting is adjourned, the Company will convene and hold the extraordinary general meeting as soon as reasonably practicable thereafter (but in any event no later than seven business days prior to the Termination Date).

        In the event that subsequent to the date of the Merger Agreement, the Board makes a Change in the Company Recommendation, the Company shall have the right not to submit the Merger Agreement, the Plan of Merger and the Transactions to the shareholders for authorization and approval at the extraordinary general meeting.

        Unless there has been a Change in the Company Recommendation, the Company has agreed to use its reasonable best efforts take all other action necessary or advisable to secure the required shareholder authorization and approval.

Indemnification; Directors' and Officers' Insurance

        Pursuant to the Merger Agreement, Parent and Merger Sub have agreed that:

  •
  The indemnification, advancement and exculpation provisions of the indemnification agreements by and among the Company (or any of its subsidiaries) and its directors and certain executive officers as in effect at the Effective Time will survive the Merger and continue in full force and effect in accordance with their terms and may not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the current or former directors or officers of the Company or any of its subsidiaries. The memorandum and articles of association of the Surviving Corporation shall contain provisions no less favorable to the intended beneficiaries with respect to exculpation and indemnification than are set forth in the memorandum and articles of association of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

  •
  The Surviving Corporation will, and Parent shall cause the Surviving Corporation to, maintain in effect for six years from the Effective Time the current directors' and officers' liability insurance policies maintained by the Company with respect to matters occurring prior to the Effective Time, including acts or omissions occurring in connection with the Merger Agreement and the consummation of the Transactions on terms with respect to coverage and amount no less favorable than the existing policies as of the Effective Time; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are no less favorable than those provided under the Company's current policies, and provided, further, that in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 300% of current annual premiums of US$215,000 in the aggregate paid by the Company for such insurance, and if the cost of such insurance policy exceeds such amount, then the Surviving Corporation shall obtain a policy with the greatest coverage available for such amount. In addition, the Company may and, at Parent's request, the Company shall, purchase a six-year "tail" prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the indemnified parties than the existing directors' and officers' liability insurance maintained by the Company. If such "tail" prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall, and

    Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder.

  •
  From and after the Effective Time, the Surviving Corporation shall comply with all of its obligations, and shall cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the indemnified parties against any and all costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative ("Damages"), arising out of, relating to or in connection with (x) the fact that such party is or was a director, officer or employee of the Company or any of its subsidiaries or (y) any acts or omissions occurring or alleged to have occurred (including acts or omissions with respect to the approval of the Merger Agreement or the Transactions or arising out of or pertaining to the Transactions and actions to enforce this provision or any other indemnification or advancement right of any indemnified party) prior to or at the Effective Time, to the extent provided under the Company's or such subsidiaries' respective organizational and governing documents or agreements in effect on the date of the Merger Agreement and to the fullest extent permitted by the Company Islands Companies Law or any other applicable Law, including the approval of the Merger Agreement, the Transactions or arising out of or pertaining to the Transactions, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law; and (ii) such persons against any and all kinds of liabilities arising out of acts or omissions in such persons' official capacity as an officer, director or other fiduciary in the Company or any subsidiary if such service was at the request or for the benefit of the Company or any of its subsidiaries.

Financing

        As of the date of the Merger Agreement, Parent has delivered to the Company copies of (i) an executed Equity Commitment Letter from the Sponsor, pursuant to which the Sponsor has committed, subject to the terms and conditions therein, to purchase, or cause the purchase of, for cash, equity securities of Parent, up to the aggregate amount set forth therein, the proceeds of which shall be used to finance the consummation of the Merger and the other Transactions (the "Equity Financing"), and (ii) an executed Support Agreement (together with the Equity Commitment Letter, the "Financing Documents").

        Each of Parent and Merger Sub have agreed to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary to arrange the Equity Financing in a timely manner including to (i) maintain in effect the Financing Documents, and (ii) satisfy, or cause its representatives to satisfy, on a timely basis all conditions in the Financing Documents that are within their respective control, other than any condition where the failure to be so satisfied is a direct result of the Company's failure to comply with its obligations under the Merger Agreement.

        In the event any portion of the Equity Financing has become unavailable on the terms and conditions contemplated in the Equity Commitment Letter, (A) Parent will promptly so notify the Company, and (B) each of Parent and Merger Sub shall use its reasonable best efforts to arrange to obtain alternative financing from the same or alternate sources as promptly as practicable following the occurrence of such event, in an amount sufficient (assuming (i) the Rollover Shares are cancelled without payment of consideration as contemplated by and in accordance with the Support Agreement and (ii) the satisfaction of the closing conditions to the obligation of Parent and Merger Sub to consummate the Merger or the waiver of such closing conditions by Parent) to consummate the Merger and the other Transactions (the "Alternative Financing"), and to enter into new definitive agreements with respect to such Alternative Financing (the "Alternative Financing Documents").

        Parent and Merger Sub have agreed not to or permit any amendments or modifications to, or grant any waivers of, any condition or other provision under the Financing Documents or the Alternative Financing Documents without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) if such amendments, modifications or waivers would (i) reduce the aggregate amount of the Equity Financing or (ii) impose new or additional conditions to the Equity Financing or otherwise expand, amend or modify to the Equity Financing in a manner that would reasonably be expected to (A) prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger and the other Transactions or (B) adversely impact in any material respect the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Documents or the Alternative Financing Documents.

        Parent will (i) prior to the Closing, give the Company prompt notice (A) upon becoming aware of any breach of any provision of, or termination by any party to, any Financing Document or Alternative Financing Document, or (B) upon the receipt of any written notice or other written communication from any person with respect to any threatened breach or threatened termination by any party to any Financing Document or Alternative Financing Document, and (ii) prior to the Closing, otherwise keep the Company reasonably informed on a reasonably current basis of the status of Parent and Merger Sub's efforts to arrange the Equity Financing or any Alternative Financing.

Financing Assistance

        Prior to the Closing, the Company will, and will use commercially reasonable efforts to cause each of its subsidiaries to, provide such cooperation as may be reasonably requested by Parent in connection with the arrangement of the Alternative Financing (provided that such requested cooperation does not unreasonably interfere with the operations of the Company and its subsidiaries), including using reasonable efforts to:

  •
  as promptly as reasonably practicable furnish to Parent and Merger Sub and the financing sources all financing and other information regarding the Company and its subsidiaries reasonably required or requested by Parent, Merger Sub or the financing sources;

  •
  participate in a reasonable number of meetings, presentations, due diligence sessions with the financing sources and cooperate reasonably with the financing sources' due diligence, to the extent customary and reasonable for the Alternative Financing;

  •
  to the extent customary and in accordance with applicable law, facilitate the providing of guarantees and granting of a security interest (and perfection thereof) in and pledge of collateral and assist in the preparation of, and executing and delivery at the Closing, any definitive documents for the Alternative Financing, including any credit agreements, indentures, notes, security documents, guarantees, mortgages, certificates, and other definitive agreements, documents or instruments related to the Alternative Financing, if applicable and as may be reasonably requested by Parent, provided that no such definitive shall be effective until the Effective Time;

  •
  using commercially reasonable efforts to obtain a certificate of the chief financial officer or person performing similar functions of the Company with respect to solvency matters to the extent reasonably required by the financing sources;

  •
  arranging for customary payoff letters, lien terminations and instruments of discharge to be delivered at or prior to Closing relating to all Indebtedness to be paid off, discharged and terminated on the Closing Date, and

  •
  furnish all documentation and other information required by governmental authorities under applicable "know your customer", anti-money laundering, anti-terrorism, foreign corrupt practices and similar laws, rules and regulations of all applicable jurisdictions related to the

    Alternative Financing, including the United States, Cayman Islands and PRC, provided that the information provided hereunder shall be subject to the terms of the between the Company and members of the Buyer Group.

        In connection with any Alternative Financing, neither the Company nor any of its subsidiaries will be required (x) to pay any commitment or other similar fee prior to the Effective Time, (y) to incur any expense unless such expense is reimbursed by Parent promptly after incurrence thereof, or (z) to take, or commit to taking, any action that is not contingent upon the Closing or would subject it to actual or potential liability prior to the Effective Time.

        Parent will promptly, upon the termination of the Merger Agreement, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its subsidiaries in connection with the cooperation of the Company and its subsidiaries by providing financial assistance, and will indemnify and hold harmless the Company, its subsidiaries and their respective representatives from and against any and all liabilities or losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of the Alternative Financing and any information used in connection therewith (except with respect to any information provided by or on behalf of the Company or any of its subsidiaries), except in the event such liabilities or losses arose out of or result from the willful misconduct of the Company, its subsidiaries or any of their respective representatives.

        The Company will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done (in each case, subject to applicable laws), all things necessary to ensure that at the Closing, the aggregate amount of available cash of the Company and its subsidiaries on a consolidated basis available immediately prior to the Closing shall equal or exceed the RMB equivalent of US$61,000,000.

Certain Additional Covenants

        Pursuant to the terms of the Merger Agreement, the Company, Parent and Merger Sub have agreed to certain additional covenants related to the following:

  •
  the filing of this proxy statement and the Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC);

  •
  access by Parent and its authorized representatives to the offices, properties, books and records of the Company or any of its subsidiaries and other information between the date of the Merger Agreement and the earlier of the Effective Time (subject to all applicable legal or contractual obligations and restrictions);

  •
  notification of certain events;

  •
  Parent's obligation to cause Merger Sub to perform its obligations under the Merger Agreement and to consummate the Transactions;

  •
  participation in the defense and settlement of any shareholder litigation relating to the Merger Agreement or the Transactions;

  •
  the prompt delivery to Parent of the resignation of the directors of the Company and its subsidiaries designated by Parent;

  •
  consultation with respect to press releases and other public announcements relating to the Merger Agreement and the Transactions;

  •
  delisting by the Surviving Corporation from the NYSE and the deregistration of the Shares and ADSs under the Exchange Act as promptly as practicable after the Effective Time;

  •
  elimination or minimization of the effects of certain takeover statutes applicable to the Transactions;

  •
  restrictions on Parent, Merger Sub and the Buyer Group amending, modifying, withdrawing, terminating the Equity Commitment Letter and the Guaranties, unless would not individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent or Merger Sub to perform their material obligations under the Merger Agreement; and

  •
  stamp taxes.

Conditions to the Merger

        The consummation of the Merger is subject to the satisfaction of the following conditions:

        The Merger Agreement, the Plan of Merger and the Transactions, including the Merger, being authorized and approved by the shareholders at the extraordinary general meeting; and

  •
  No governmental authority having enacted, issued, promulgated, enforced or entered any law or award which is then in effect or is pending, proposed or threatened and has or would have the effect of making the Merger illegal or otherwise prohibiting the consummation of the Transactions.

        The obligations of Parent and Merger Sub to complete the Merger are also subject to the satisfaction, or waiver (where permissible) of the following conditions:

  •
  the representations and warranties of the Company contained in the Merger Agreement (disregarding for this purpose any limitation or qualification as to "materiality" (including the word "material") or Company Material Adverse Effect) being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, provided that, for certain representations and warranties of the Company, such representations and warranties are true and correct in all respects (except for de minimus inaccuracies) as of the date of the Merger Agreement and as of the Closing Date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), in each case, interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material") or Company Material Adverse Effect set forth therein;

  •
  no Company Material Adverse Effect having been occurred since the date of the Merger Agreement;

  •
  the Company having delivered to Parent a certificate, dated the Closing Date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the immediately preceding conditions; and

  •
  the Company having performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Closing Date.

        The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

  •
  the representations and warranties of Parent and Merger Sub contained in the Merger Agreement (disregarding for this purpose any limitation or qualification by materiality) being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent the consummation of any of the Transactions;

  •
  Parent and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Closing Date; and

  •
  Parent having delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Parent, certifying as to the satisfaction of the immediately preceding conditions.

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the Effective Time:

        (a)   by mutual written consent of Parent and the Company with the approval of their respective boards of directors (in the case of the Company, acting upon the unanimous recommendation of the Special Committee);

        (b)   by either the Company (upon the unanimous approval of the Special Committee) or Parent, if:

    •
    the Merger is not consummated on or before December 10, 2016 (the "Termination Date"), provided that this termination right is not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement has been a cause of, or resulted in, the failure to consummate the Merger by the Termination Date (a "Termination Date Termination Event");

    •
    any governmental authority making the Merger illegal or otherwise prohibiting the consummation of the Transactions, provided that this termination right is not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement has been a cause of, or resulted in, the failure of this condition being satisfied; or

    •
    the authorization and approval of this Agreement, the Plan of Merger and the Transactions by the affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting or any adjournment thereof having not been obtained; provided that the Company is not entitled to this termination right if it has breached in any material respect any of its "no-shop" obligation or obligation with respect to filing of this proxy statement and the Schedule 13E-3 with the SEC (a "No Requisite Company Vote Termination Event")

        (c)   by the Company (upon the unanimous recommendation by the Special Committee), if:

    •
    the Board having authorized (upon the recommendation of the Special Committee) the Company to enter into a written agreement concerning a Superior Proposal; provided that concurrently with or prior to such termination, the Company pays the termination fee as described in further detail in "Termination Fees and Reimbursement of Expenses" beginning on page 106; and provided further that the Company has complied with the procedure with respect to Change in the Company Recommendation and notice of Superior Proposal (a "Superior Proposal Termination Event");

    •
    Parent or Merger Sub having breached any representation, warranty or covenant set forth in the Merger Agreement, which breach would give rise to the failure of a condition to the obligations of the Company to close and as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date, or if capable of being cured, will not have been cured within thirty (30) days following receipt of written notice by Parent and Merger Sub of such breach or failure to perform from the Company stating the Company's intention to terminate the Merger Agreement; provided, however, that, the Company will not have this termination right if the Company is then in breach of any representations, warranties or covenants hereunder that would give rise to the failure of such condition to the obligations of the Company to close (a "Parent and Merger Sub Breach Termination Event"); or

    •
    (x) all of the conditions to the obligations of Parent and Merger to complete the Merger have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver by the party having the benefit thereof), (y) the Company has irrevocably confirmed by notice to Parent that all of the conditions to the obligation of the Company to close have been satisfied or that the Company is willing to waive any unsatisfied conditions and that the Company is ready, willing and able to consummate the Closing, and (z) Parent and Merger Sub fail to complete the Closing within ten (10) business days following the date the Closing should have occurred pursuant to the Merger Agreement (a "Parent and Merger Sub Failure to Close Termination Event").

        (d)   by Parent, if:

    •
    Company having breached any representation, warranty or covenant of the Company set forth in the Merger Agreement, which breach would give rise to the failure of a condition to the obligations of Parent and Merger Sub to close and as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date, or if capable of being cured, will not have been cured within third (30) days following receipt of written notice by the Company of such breach or failure to perform from Parent stating Parent's intention to terminate the Merger Agreement; provided, however, that, Parent will not have this termination right if either Parent or Merger Sub is then in breach of any representations, warranties or covenants hereunder that would give rise to the failure of a condition to the obligations of Parent or Merger Sub to close (a "Company Breach Termination Event"); or

    •
    (i) there having been a Change in the Company Recommendation; (ii) the Board having recommended to the shareholders a Competing Transaction or having entered into any letter of intent, contract, commitment or similar document with respect to any Competing Transaction (other than a confidentiality agreement entered into not in violation of the Merger Agreement); (iii) if any Competing Transaction having been publicly made, proposed or communicated, the Board fails to reaffirm its recommendation in favor of the approval of the Merger Agreement and the approval of the Merger within three (3) business days after Parent requests in writing that such recommendation be reaffirmed; or (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of the Company is commenced, and the Board fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders) within ten (10) business days after the commencement of such tender offer or exchange offer; but not, for the avoidance of doubt, including a customary "stop, look and listen" communication by the Board pursuant to Rule 14d-9(f) of the Exchange Act or a statement that the Board has received and is currently evaluating such tender offer or exchange offer (a "Company Triggering Event").

Termination Fees and Reimbursement of Expenses

        The Company is required to pay Parent a termination of US$4,200,000 in the event the Merger Agreement is terminated:

  •
  by Parent pursuant to a Company Breach Termination Event or Company Triggering Event

  •
  by the Company pursuant to a Superior Proposal Termination Event;

  •
  by the Company or Parent pursuant to a No Requisite Company Vote Termination Event, if, at the time of such termination, a bona fide Competing Transaction having been made known to the Company, or having been publicly announced or publicly made known, and not withdrawn;

  •
  by the Company or Parent pursuant to a Termination Date Termination Event or No Requisite Company Vote Termination Event and within twelve (12) months after such termination the Company or any of its subsidiaries enters any definitive agreements in connection with any Competing Transaction or consummates any Competing Transaction (provided that for all references to "20%" in the definition of "Competing Transaction" will be deemed to be references to "50%" for the purpose of this sentence).

        Parent is required to pay the Company a termination fee of US$7,100,000 in the event the Merger Agreement is terminated:

  •
  by the Company pursuant to a Parent and Merger Sub Breach Termination Event or a Parent and Merger Sub Failure to Close Termination Event.

        In the event that the Company or Parent fails to pay the applicable termination fee, when due and in accordance with the requirements of the Merger Agreement, the Company or Parent, as the case may be, is required to reimburse the other party for all costs and expenses actually incurred or accrued by the other party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of such unpaid termination fee, together with accrued interest on such unpaid termination fee.

Fees and Expenses

        Whether or not the Merger is consummated, all expenses incurred in connection with the Merger Agreement, and the Transactions will be paid by the party incurring such expenses.

Modification or Amendment; Waiver of Conditions

        The Merger Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of the Merger Agreement and the Transactions by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. The Merger Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        At any time prior to the Effective Time, any party to the Merger Agreement may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any breach of or inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant thereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained therein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Remedies

        The parties to the Merger Agreement may be entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement, in addition to any other remedy at law or equity. The Company's right to obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case solely with respect to causing the Equity Financing to be funded at any time, is, however, subject to (i) all of the conditions to Parent's and Merger Sub's obligations to close (other than those conditions that by their nature are to be satisfied at the closing of the Merger) having been satisfied or waived, (ii) Parent and Merger Sub failing to complete the Closing by the date on which the Closing should have occurred pursuant to the Merger Agreement and (iii) the Company having irrevocably confirmed in writing that (a) all of the conditions to the Company's obligations to complete the Merger have been satisfied or that it is willing to waive any of such conditions and (b) if specific performance is granted and the Equity Financing is funded, then the Closing will occur.

        While the parties may pursue both a grant of specific performance and monetary damages, none of them will be permitted or entitled to receive both a grant of specific performance that results in the closing of the Merger and monetary damages.

 PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

        No provision has been made to (a) grant the Company's shareholders or ADS holders access to corporate files of the Company and other parties to the Merger or any of their respective affiliates or (b) obtain counsel or appraisal services at the expense of the Company or any other such party or affiliate.

 DISSENTERS' RIGHTS

        The following is a brief summary of the rights of holders of the Shares to dissent from the Merger and receive cash equal to the fair value of their Shares ("dissenters' rights"). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 238 of the Cayman Islands Companies Law, a copy of which is attached as Annex G to this proxy statement. If you are contemplating the possibility of objecting to the Merger, you should carefully review the text of Annex G, particularly the procedural steps required to exercise your dissenters' rights. These procedures are complex and you should consult your Cayman Islands legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Cayman Islands Companies Law, you will lose your dissenters' rights.

Requirements for Exercising Dissenters' Rights

        A dissenting shareholder of the Company is entitled to payment of the fair value of his, her or its Shares upon dissenting from the Merger in accordance with Section 238 of the Cayman Islands Companies Law.

        The valid exercise of your dissenters' rights will preclude the exercise of any other rights by virtue of holding Shares in connection with the Merger, other than the right to participate fully in proceedings to determine the fair value of Shares held by such persons and to seek relief on the grounds that the Merger is void or unlawful. To exercise your dissenters' rights, the following procedures must be followed:

  •
  You must give written notice of objection to the Company prior to the vote to authorize and approve the Merger. The notice of objection must include a statement that you propose to demand payment for your Shares if the Merger is authorized by the vote at the extraordinary general meeting.

  •
  Within 20 days immediately following the date on which the vote approving the Merger is made, the Company must give written notice of the authorization ("Approval Notice") to all Dissenting Shareholders who have served a notice of objection.

  •
  Within 20 days immediately following the date on which the Approval Notice is given (the "Dissent Period"), any dissenting shareholder who elects to dissent must give a written notice of his, her or its decision to dissent (a "Notice of Dissent") to the Company stating his, her or its name and address and the number and class of the Shares with respect to which he, she or it dissents and demanding payment of the fair value of his, her or its Shares. A dissenting shareholder must dissent in respect of all the Shares which he, she or it holds. The dissenting shareholders will cease to have any rights as a shareholder upon the giving of such Notice of Dissent, except for (a) the right to be paid the fair value of his, her or its Shares, (b) the right to participate in the court proceedings to terminate the fair value of his, her or its Shares, and (c) the right to institute proceedings on the grounds that the Merger is unlawful or not valid.

  •
  Within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the Plan of Merger is filed with the Cayman Registrar, whichever is later, the Company, as the Surviving Corporation, must make a written offer (a "Fair Value Offer") to each dissenting shareholder to purchase his, her or its Shares at a price determined by the Company to be the fair value of such Shares.

  •
  If, within 30 days immediately following the date of a Fair Value Offer, the Company and the dissenting shareholder fail to agree on a price at which the Company will purchase the dissenting shareholder's Shares, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the dissenting shareholder may, file a petition with the Grand Court of the Cayman Islands (the "Grand Court") for a determination of the fair value of the Shares held by all Dissenting Shareholders who have served a Notice of Dissent and who have not agreed with the Company as to fair value, which petition by the Company must be accompanied by a verified list containing the names and addresses of all shareholders who have filed a Notice of Dissent and who have not agreed with the Company as to the fair value of such Shares.

  •
  If a petition is timely filed and served, the Grand Court will determine at a hearing (a) which shareholders are entitled to dissenters' rights, (b) the fair value of such Shares held by those shareholders with a fair rate of interest, if any, to be paid by the Company upon the amount determined to be the fair value and (c) the costs of the proceeding and the allocation of such costs upon the parties.

        All notices and petitions must be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on the register of members of the Company. If Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If Shares are owned by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a shareholder of record. The agent must, however, identify the record owner and expressly disclose the fact that, in exercising the notice, he or she is acting as agent for the record owner. A person having a beneficial interest in Shares held of record in the name of another person, such as a broker or other nominee, must act promptly to cause the record holder to follow the steps summarized above and in a timely manner to perfect whatever dissenters' rights attached to such Shares.

        You must be a registered holder of Shares in order to exercise your dissenters' rights. A holder of ADSs who wishes to dissent must surrender his, her or its ADSs to the Depositary and pay the fee of Depositary to withdraw his, her or its Shares and then become a record holder of such Shares and comply with the procedures described above in order to exercise the dissenters' rights with respect to the Shares prior to the extraordinary general meeting. The Depositary will not exercise dissenters' rights on behalf of a holder of ADSs and any Notice of Dissent delivered to the Depositary will not be effective under the Cayman Islands Companies Law. If you wish to cancel your ADSs, please contact the Depositary's office at JPMorgan Chase Bank, N.A., 4 New York Plaza, Floor 12, New York, NY 10004 (Attention: Depositary Receipts Group). If you do not satisfy each of these requirements, you cannot exercise dissenters' rights and will be bound by the terms of the Merger Agreement and the Plan of Merger. Submitting a proxy card that does not direct how the Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Shares, or a vote against the proposal to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions, including the Merger, will not alone satisfy the notice requirement referred to above. You must send all notices to the Company to Taomee Holdings Limited, 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai, 200233, PRC, Attention: Investor Relations Department. If you are considering dissenting, you should be aware that the fair value of your Shares determined under Section 238 of the Cayman Islands Companies Law could be more than, the same as, or less than the US$0.1884 in cash, without interest, for each Share of the Company that you would otherwise receive as consideration in the Merger. In addition, in any proceedings for determination of the fair value of the Shares covered by a Notice of Dissent, the Company and the Buyer Group intend to assert that the Per Share Merger Consideration is equal to the fair value of each of your Shares.

        The provisions of Section 238 of the Cayman Islands Companies Law are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238, you will lose your dissenters' rights. You should consult your Cayman Islands legal counsel if you wish to exercise dissenters' rights.

 FINANCIAL INFORMATION

Selected Historical Financial Information

        The following table sets forth our selected consolidated financial data. The selected consolidated statements of income data and balance sheets data in the table below have been derived from the audited financial statements of the Company for each of the two years ended December 31, 2013 and 2014, prepared in accordance with U.S. GAAP, included in the Company's Annual Report on Form 20-F for the year ended December 31, 2014, at pages F-1 through F-55. The information set forth below is not necessarily indicative of future results and should be read in conjunction with "Item 5. Operating and Financial Review and Prospects" and the consolidated financial statements, related notes and other financial information included in the Company's Annual Report on Form 20-F for the year ended December 31, 2014, which are incorporated into this proxy statement by reference. See "Where You Can Find More Information" for a description of how to obtain a copy of such Annual Report.

	For the year ended December 31,
	2013	2014
	(US$ in thousands, except share and per share data)
Consolidated Statements of Operations Data:
Net revenues:
Online business, net	35,330	33,292
Offline business, net	13,024	8,897

Total net revenues	48,354	42,189
Cost of revenues
Online business, net	(7,644)	(6,535)
Offline business, net	(5,621)	(5,182)

Total cost of revenues	(13,265)	(11,717)
Gross profit	35,089	30,472

Operating income (expenses)
Product development expenses	(13,886)	(14,446)
Sales and marketing expenses	(9,446)	(9,304)
General and administrative expenses	(13,095)	(13,506)
Impairment loss on acquired intangible assets	(1,046)	(116)
Other operating income	5,708	5,020

Total operating expenses	(31,765)	(32,352)
Income (loss) from operations	3,324	(1,880)
Interest income	2,932	2,914
Other income (expenses), net	771	(453)
Impairment loss on investment in equity investees	(370)	(1,400)

Income (loss) before income taxes and share of profit (loss) in equity method investments, net of gain (loss) on disposals	6,657	(819)
Income tax benefit (expense)
Current	(789)	(600)
Deferred	(630)	2,763

Total income tax benefit (expenses)	(1,419)	2,163

Income before share of profit (loss) in equity method investments, net of gain (loss) on disposals	5,238	1,344
Share of profit (loss) in equity method investments, net of gain (loss) on disposals	207	(433)

Net income	5,445	911
Net income (loss) attributable to noncontrolling interests	4	(95)
Net income attributable to Taomee Holdings Limited	5,441	1,006
Earnings per ordinary share:
Basic	$0.0074	$0.0014
Diluted	$0.0073	$0.0014
Weighted average number of ordinary shares used in calculating earnings per share:
Basic	733,333,891	712,973,565
Diluted	746,532,112	719,852,640

	For the year ended December 31,
	2013	2014
	(US$ in thousands)
Consolidated Balance Sheets Data:
Cash and cash equivalents	114,251	103,174
Accounts receivable, net	2,388	2,499
Total current assets	129,543	119,302
Total assets	151,189	141,862
Advances from customers	6,961	8,236
Deferred revenue	12,341	11,769
Total current liabilities	29,260	26,727
Ordinary shares	15	15
Treasury stock	(1,199)	(11,521)
Additional paid-in capital	73,757	76,308
Retained earnings	44,854	45,860
Noncontrolling interests	159	284
Total equity	121,929	115,135
Total liabilities and equity	151,189	141,862

Ratio of Earnings to Fixed Charges

	As of December 31,
	2013	2014
	(unaudited)	(unaudited)
Ratio of earnings to fixed charges(1)	N/A(2)	N/A(2)

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income tax expenses from continuing operations before adjustment for equity losses of affiliated companies adding fixed charges. Fixed charges consist of interest expensed and interest capitalized.

(2)
The Company did not incur any fixed charges for the years ended December 31, 2013 and 2014. Therefore, the ratio of earnings to fixed charges was not applicable.

Net Book Value per Share of Our Shares

        The net book value per Share as of December 31, 2014 was US$0.1615 based on the weighted average number of issued and outstanding Shares as of that date.

 TRANSACTIONS IN SHARES AND ADSs

Purchases by the Company

        On November 28, 2011, the Board approved a share repurchase plan to repurchase up to US$10.0 million worth of outstanding ADSs over a 12-month period. On September 28, 2012 and November 26, 2013, respectively, the Board extended the share repurchase plan for another 12 months from November 23, 2012 to November 23, 2013, and from November 24, 2013 to November 23, 2014, respectively. On March 28, 2014, the Board approved a second share repurchase plan to repurchase up to an additional US$10.0 million worth of outstanding ADSs over a 12-month period. On March 21, 2015, we extended the second share repurchase plan for an additional year from March 29, 2015 to March 28, 2016. Under the extension, the Company was authorized to repurchase up to US$4.9 million, the remaining balance of the US$10 million. The timing and extent of any repurchases were determined by the Company's management, in its discretion, and depended upon market conditions, the trading price of ADSs and other factors, including customary restrictions on share repurchases. The Company financed the repurchase with the Company's cash flow from operations as well as existing cash and cash equivalents.

        The table below sets forth the details of our purchases of our own equity securities for each quarter during the past two years.

Period	Total Number of ADS Purchased	Average Price Paid per ADS (US$)	Total Number of ADSs Purchased as Part of Publicly Announced Plans or Programs	Maximum Dollar Value of Shares ADSs that May Yet Be Purchased Under the Plans or Programs (US$)
Share Repurchase Plan A
January 2, 2014 to January 31, 2014	616,360	5.34	1,680,537	2,336,301
February 3, 2014 to February 28, 2014	169,969	6.38	1,850,506	1,251,433
March 3, 2014 to March 31, 2014	204,483	6.12	2,054,989	nil
Total	990,812	5.68	2,504,989	nil
Share Repurchase Plan B
March 3, 2014 to March 31, 2014	64,724	5.98	64,724	9,612,780
April 1, 2014 to April 30, 2014	427,504	5.90	492,228	7,089,988
May 1, 2014 to May 30, 2014	131,196	5.06	623,424	6,426,645
June 2, 2014 to June 26, 2014	123,750	4.96	747,174	5,812,961
Oct 10, 2014 to Oct 31, 2014	24,053	4.11	771,227	5,714,157
Nov 5, 2014 to Nov 28, 2014	30,200	4.07	801,427	5,591,117
Dec 1, 2014 to Dec 31, 2014	83,954	3.43	885,381	5,303,523
January 2, 2015 to January 26, 2015	24,209	3.58	909,590	5,216,961
February 2, 2015 to February 27, 2015	57,680	3.34	967,270	5,024,397
March 2, 2015 to March 20, 2015	31,072	3.23	998,342	4,924,137
April 1, 2015 to April 30, 2015	27,506	3.08	1,025,848	4,839,415
May 1, 2015 to May 29, 2015	27,970	3.21	1,053,818	4,749,521
Total	1,053,818	5.30	1,053,818	4,749,521

        All Shares underlying ADSs repurchased by the Company were considered cancelled under Cayman Islands law, and the excess of the repurchase price over the par value of the repurchased Shares was charged to additional paid-in capital.

Transaction within the Buyer Group

        None of the members of the Buyer Group or any of their respective affiliates have purchased any Shares or ADSs at any time within the past two years.

Prior Public Offerings

        On June 10, 2011, we completed our initial public offering, which involved the sale by the Company 7,187,500 ADSs. The initial public offering price was US$9.00 per ADS. On July 13, 2011, the underwriters of our initial public offering exercised their over-allotment option to purchase an additional 525,224 ADS from us at the initial public offering price of US$9.00 per ADS, less the underwriting discount. With this exercise, we issued and sold a total of 7,712,724 ADSs, representing 154,254,480 Shares.

Transactions in Prior 60 Days

        Except as described above and other than the Merger Agreement and the agreements entered into in connection with the Merger Agreement, including the Amended and Restated Rollover and Support Agreement, there have been no transactions in Shares or ADSs during the 60 days prior to the date of this proxy statement by the Company, any of the Company's officers or directors, Parent, Merger Sub, or any other person with respect to which disclosure is provided in Annex I or any associate or majority-owned subsidiary of the foregoing.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

        The following table sets forth information with respect to the beneficial ownership of our Shares as of the date of this proxy statement, by:

  •
  each of our directors and executive officers; and

  •
  each person known to us to own beneficially more than 5% of our Shares.

        The total number of Shares issued and outstanding as of date of this proxy statement is 713,631,260, including Shares represented by ADSs.

        For each person and group included in the following table, percentage of beneficial ownership is calculated by dividing the number of shares beneficially owned by such person or group (which includes Shares underlying share options held by such person or group that are exercisable within 60 days after the date of this proxy statement) by the sum of (i) the number of Shares outstanding as of the date of this proxy statement, (ii) the number of Shares underlying share options held by such person or group that are exercisable within 60 days after the date of this proxy statement, and (iii) the number of non-vested equity shares held by such person or group that will vest within 60 days after the date of this proxy statement.

	Shares Beneficially Owned
	Number	%
Directors and Executive Officers:
Jason Liqing Zeng(1)	167,568,540	23.5
Benson Haibing Wang(2)	88,417,752	12.4
Roc Yunpeng Cheng(3)	75,128,433	10.5
Crow Zhen Wei(4)	68,711,233	9.6
JP Gan(5)	120,926,320	16.9
Shengwen Rong(6)	*	*
Ted Lai(7)	*	*
Changtian Wang(8)	*	*
George Kuan(9)	*	*
Sam Lawn(10)	*	*
All Directors and Executive Officers as a Group(11)	524,258,918	72.7
Principal Shareholders:
Frontier Technology Holdings Limited(12)	135,000,000	18.9
Speednext Industrial Limited(13)	32,568,540	4.6
Qiming Venture Partners II, L.P.(14)	108,904,520	15.3
Qiming Venture Partners II-C, L.P.(15)	9,537,440	1.3
Qiming Managing Directors Fund II, L.P.(16)	1,584,360	0.2
Joy Union Holdings Limited(17)	86,392,592	12.1
Universys Holdings Ltd.(18)	68,711,233	9.6
Charming China Limited(19)	71,392,593	10.0

*
Less than 1%

(1)
Includes 6,750,000 ADSs representing 135,000,000 Shares held by Frontier Technology Holdings Limited and 1,628,427 ADSs representing 32,568,540 Shares held by Speednext Industrial Limited, a British Virgin Islands company wholly-owned by Mr. Zeng.

(2)
Represents 12 Shares and 86,392,580 Shares represented by 4,319,629 ADSs held by Joy Union Holdings Limited, a British Virgin Islands company wholly owned by Mr. Wang, and 1,025,160 Shares directly held by Mr. Wang and 1,000,000 Shares issuable upon exercise of options within 60 days of the date of this proxy statement held by Mr. Wang.

(3)
Represents 13 Shares and 71,392,580 Shares represented by 3,569,629 ADSs held by Charming China Limited, a British Virgin Islands company wholly owned by Mr. Cheng, and 805,240 Shares directly held by Mr. Cheng and 2,930,600 Shares issuable upon exercise of options within 60 days of the date of this proxy statement held by Mr. Cheng.

(4)
Represents 13 Shares and 68,711,220 Shares represented by 3,435,560 ADSs held by Universys Holdings Ltd., a British Virgin Islands company wholly owned by Mr. Wei.

(5)
Represents 108,904,520 Shares held by Qiming Venture Partners II, L.P., 9,537,440 Shares held by Qiming Venture Partners II-C, L.P., 1,584,360 Shares held by Qiming Managing Directors Fund II, L.P., and 900,000 shares issuable upon exercise of options and the non-vested equity shares that will vest within 60 days of the date of this proxy statement held by Mr. Gan. Mr. Gan is a managing director of and participates on the investment committee of Qiming Corporate GP II, Ltd. The business address of Mr. Gan is c/o Qiming Corporate GP II, Ltd., 11400 SE Sixth Street, Suite 100 Bellevue, Washington 98004, USA.

(6)
Represents Shares issuable upon exercise of options and the non-vested equity shares that will vest within 60 days of the date of this proxy statement held by Mr. Rong.

(7)
Represents Shares issuable upon exercise of options and the non-vested equity shares that will vest within 60 days of the date of this proxy statement held by Mr. Lai.

(8)
Represents Shares issuable upon exercise of options and the non-vested equity shares that will vest within 60 days of the date of this proxy statement held by Mr. Wang.

(9)
Represents Shares issuable upon exercise of options and the non-vested equity shares that will vest within 60 days of the date of this proxy statement held by Mr. Kuan.

(10)
Represents Shares issuable upon exercise of options and the non-vested equity shares that will vest within 60 days of the date of this proxy statement held by Mr. Lawn.

(11)
Represents Shares held by all of our directors and executive officers as a group and Shares issuable upon exercise of options and the non-vested equity shares that will vest within 60 days of the date of this proxy statement held by all of our directors and executive officers as a group.

(12)
Represents 6,750,000 ADSs representing 135,000,000 Shares held by Frontier Technology Holdings Limited, a British Virgin Islands company wholly owned by Mr. Jason Liqing Zeng. The registered address for Frontier Technology Holdings Limited is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands.

(13)
Represents 1,628,427 ADSs representing 32,568,540 Shares held by Speednext Industrial Limited, a British Virgin Islands company wholly owned by Mr. Jason Liqing Zeng. The registered address of Speednext Industrial Limited is Offshore Incorporations Limited, P.O Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(14)
Represents 108,904,520 Shares held by Qiming Venture Partners II, L.P. The general partner of both Qiming Venture Partners II, L.P. and Qiming Venture Partners II-C, L.P. is Qiming GP II, L.P., a Cayman Islands exempted limited partnership, whose general partner is Qiming Corporate GP II, Ltd., a Cayman Islands limited company which is also the general partner of Qiming Managing Directors Fund II, L.P. Voting and investment power of the shares held by the Qiming Funds is exercised by the investment committee of Qiming Corporate GP II, Ltd., which consists of Duane Kuang, Gary Rieschel, JP Gan and Robert

  Headley. Each of Duane Kuang, Gary Rieschel, JP Gan and Robert Headley disclaims beneficial ownership of the Shares, except to the extent of such person's own pecuniary interest therein. The business address of each of the Qiming Funds, Qiming GP II, L.P. and Qiming Corporate GP II, Ltd. is 11400 SE Sixth Street, Suite 100 Bellevue, Washington 98004, USA.

(15)
Represents 9,537,440 Shares held by Qiming Venture Partners II-C, L.P. See also note (14) to this table above.

(16)
Represents 1,584,360 Shares held by Qiming Managing Directors Fund II, L.P. See also note (14) to this table above.

(17)
Represents 12 Shares and 86,392,580 Shares represented by 4,319,629 ADSs held by Joy Union Holdings Limited, a British Virgin Islands company wholly owned by Mr. Benson Haibing Wang. The registered address for Joy Union Holdings Limited is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands.

(18)
Represents 13 Shares and 68,711,220 Shares represented by 3,435,560 ADSs held by Universys Holdings Ltd., a British Virgin Islands company wholly owned by Mr. Crow Zhen Wei. The registered address for Universys Holdings Ltd. is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands.

(19)
Represents 13 Shares and 71,392,580 Shares represented by 3,569,629 ADSs held by Charming China Limited, a British Virgin Islands company wholly owned by Mr. Roc Yunpeng Cheng. The registered address for Charming China Limited is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands.

 FUTURE SHAREHOLDER PROPOSALS

        If the Merger is completed, we will not have public shareholders and there will be no public participants in any future shareholders' meeting. If, however, the Merger is not completed, an annual general meeting is expected to be held later in the year.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference into this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the Merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the Merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as "believes," "anticipates," "expects," "estimates," "intends," "may," "plans," "predicts," "projects," "will," "would" and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

        The following factors, among others, could cause actual results or matters related to the Merger to differ materially from what is expressed or forecasted in the forward-looking statements:

  •
  the satisfaction of the conditions to consummation of the Merger, including the authorization and approval of the Merger Agreement by the Company's shareholders;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

  •
  the cash position of the Company and its subsidiaries at the Effective Time;

  •
  the effect of the announcement or pendency of the Merger on our business relationships, results of operations and business generally;

  •
  the risk that the Merger may not be consummated in a timely manner or at all, which may adversely affect our business and the prices of our Shares and ADSs;

  •
  the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the Merger Agreement;

  •
  diversion of our management's attention from our ongoing business operations;

  •
  loss of our senior management;

  •
  the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of the financings that will be obtained for the Merger;

  •
  our failure to comply with regulations and changes in regulations;

  •
  the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the Merger or any other matters, including the SEC's investigation into whether there have been any past violations of the federal securities laws related to the Company; and

  •
  other risks detailed in our filings with the SEC, including the information set forth under the section entitled "Item 3D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2014. See "Where You Can Find More Information" beginning on page 121 for additional information.

        Furthermore, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, forward-looking statements involve inherent risks, uncertainties and assumptions. In addition, many of the factors that will determine our future results are, however, beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers and we file or furnish our annual and current reports and other information with the SEC. You may read and copy these reports and other information at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information we file or furnish is also available free of charge on the SEC's website at http://www.sec.gov.

        You also may obtain free copies of the documents the Company files with the SEC by going to the "Investor Relations" section of our website at http:// http://ir.taomee.com/. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

        Because the Merger is a going-private transaction, the Company and the Buyer Group have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document attached as an exhibit hereto. The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. The Company's Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on April 15, 2015 is incorporated herein by reference. The Company's reports on Form 6-K furnished to the SEC since June 1, 2015, including the reports on Form 6-K furnished to the SEC on June 1, 2015, June 29, 2015, August 27, 2015, November 9, 2015, November 20, 2015, December 11, 2015 and December 16, 2015 are incorporated herein by reference. To the extent that any of the periodic reports incorporated by reference in this proxy statement contain references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements, we note that these safe harbor provisions do not apply to any forward-looking statements we make in connection with the going-private transaction described in this proxy statement.

        We undertake to provide you without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first-class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

        Request for copies of our filings should be directed to our Investor Relations Department, at the address and phone numbers provided in this proxy statement.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE EXTRAORDINARY GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION

THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

        THIS PROXY STATEMENT IS DATED             , 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

 ANNEX A
Merger Agreement

AGREEMENT AND PLAN OF MERGER

among

ORIENT TM PARENT LIMITED,

ORIENT TM MERGER LIMITED

and

TAOMEE HOLDINGS LIMITED

Dated as of December 11, 2015

        AGREEMENT AND PLAN OF MERGER, dated as of December 11, 2015 (this "Agreement"), among Orient TM Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), Orient TM Merger Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent ("Merger Sub"), and Taomee Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Company").

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as amended, consolidated and revised) (the "CICL")), the parties hereto will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

        WHEREAS, the board of directors of the Company (the "Company Board"), acting upon the unanimous recommendation of the special committee of the Company Board (the "Special Committee"), has (i) determined that it is in the best interests of the Company and its shareholders (other than the holders of Excluded Shares), and declared it advisable, to enter into this Agreement and the Plan of Merger (as defined below), (ii) approved the execution, delivery and performance by the Company of this Agreement, the Plan of Merger and the consummation of the transactions contemplated hereby, including the Merger (collectively, the "Transactions"), and (iii) resolved to recommend the approval and authorization of this Agreement, the Plan of Merger and the Transactions by the shareholders of the Company at the Shareholders' Meeting;

        WHEREAS, the board of directors of each of Parent and Merger Sub has (i) approved the execution, delivery and performance by Parent and Merger Sub, respectively, of this Agreement, the Plan of Merger and the consummation of the Transactions, and (ii) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and the Plan of Merger;

        WHEREAS, as an inducement to Parent's and Merger Sub's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Rollover Shareholders have executed and delivered to Parent a support agreement, dated as of the date hereof (the "Support Agreement"), providing that, among other things, the Rollover Shareholders will (i) vote their Shares in favor of the approval and authorization of this Agreement, the Plan of Merger and the Transactions and (ii) agree to receive no consideration for the cancellation of the Rollover Shares in accordance with this Agreement; and

        WHEREAS, as a condition to and inducement of the Company's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of the Rollover Shareholders and the Sponsor has delivered to the Company limited guaranties of each of the Sponsor, Joy Union Holdings Limited and Charming China Limited (each, a "Guarantor" and collectively, the "Guarantors"), dated as of the date hereof, in favor of the Company to guarantee the discharge of certain payment obligations of Parent under this Agreement (each, a "Guaranty" and collectively, the "Guaranties").

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.01    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CICL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the Company shall continue as the surviving company of the Merger (the "Surviving Corporation") under the laws of the Cayman Islands as a wholly owned subsidiary of Parent and Merger Sub shall be struck off the register of companies in the Cayman Islands and thereupon be dissolved, such that the separate corporate existence of Merger Sub shall cease.

        Section 1.02    Closing; Closing Date.     Unless otherwise mutually agreed in writing between the Company, Parent and Merger Sub, the closing for the Merger (the "Closing") shall take place at 10:00 a.m. (Beijing time) at the offices of Shearman & Sterling, 12th Floor, Gloucester Tower, The Landmark, 15 Queen's Road Central, Hong Kong as soon as practicable after, and in any event no later than the seventh (7th) Business Day immediately following, the day on which the last to be satisfied or, if permissible, waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or, if permissible, waived in accordance with this Agreement (such date being the "Closing Date").

        Section 1.03    Effective Time.     Subject to the provisions of this Agreement, on the Closing Date, Merger Sub and the Company shall execute a plan of merger (the "Plan of Merger") substantially in the form set out in Annex A and the parties shall file the Plan of Merger and other documents required under the CICL to effect the Merger with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the CICL. The Merger shall become effective upon the registration of the Plan of Merger by the Registrar of Companies of the Cayman Islands, or on such other date (being not more than 90 days after the date of registration of the Plan of Merger by the Registrar of Companies of the Cayman Islands) as specified in the Plan of Merger in accordance with the CICL (the "Effective Time").

        Section 1.04    Effects of the Merger.     At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Plan of Merger and in the applicable provisions of the CICL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall succeed to all the business, undertakings, properties, assets, rights, privileges, immunities, powers, franchises, mortgages, charges or security interests, and all contracts, debts, liabilities, duties, claims and obligations of Merger Sub and the Company in accordance with the CICL.

        Section 1.05    Memorandum and Articles of Association of Surviving Corporation.     At the Effective Time, in accordance with the Plan of Merger and without any further action on the part of the parties hereto, the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time, shall be the memorandum and articles of association of the Surviving Corporation until thereafter amended as provided by law or by such memorandum and articles of association; provided, however, that, at the Effective Time (i) all references to the name "Orient TM Merger Limited" in the memorandum and articles of association of the Surviving Corporation shall be amended to "Taomee Holdings Limited" and (ii) references therein to the authorized share capital of the Surviving Corporation shall be amended as necessary to correctly describe the authorized share capital of the Surviving Corporation as approved in the Plan of Merger.

        Section 1.06    Directors and Officers.     The parties hereto shall take all actions necessary so that from and after the Effective Time, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and (b) the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case, unless otherwise determined by Parent prior to the Effective Time, and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Corporation.

 ARTICLE II

EFFECT ON ISSUED SECURITIES; EXCHANGE OF CERTIFICATES

        Section 2.01    Effect of Merger on Issued Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any Shares or other securities of the Company:

        (a)   each Share, including the Shares represented by ADSs issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Dissenting Shares) shall be cancelled and cease to exist, in exchange for the right to receive US$0.1884 in cash per Share without interest (the "Per Share Merger Consideration") payable in the manner set forth in Section 2.04;

        (b)   in exchange for the cancellation of the Shares represented by ADSs (other than Excluded Shares represented by ADSs) pursuant to Section 2.01(a), the Depositary, as the registered holder of such Shares, shall be entitled to receive the Per Share Merger Consideration for such Shares. Each American Depositary Share, representing twenty (20) Shares (an "ADS" or collectively, the "ADSs"), issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) shall be cancelled in exchange for the right to receive US$3.767 in cash per ADS without interest (the "Per ADS Merger Consideration"), which shall be distributed by the Depositary to the holders of such ADSs pursuant to the terms and conditions set forth in this Agreement and the Deposit Agreement, and in the event of any conflict between this Agreement and the Deposit Agreement, this Agreement shall prevail;

        (c)   each of the Excluded Shares and ADSs representing the Excluded Shares shall be cancelled and cease to exist without payment of any consideration or distribution therefor;

        (d)   each of the Dissenting Shares shall be cancelled in accordance with Section 2.03 and shall thereafter represent only the right to receive the applicable payments set forth in Section 2.03; and

        (e)   each ordinary share, par value US$0.00002 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable ordinary share, par value US$0.00002 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted. Such conversion shall be effected by means of the cancellation of such ordinary shares of Merger Sub, in exchange for the right to receive one such ordinary share of the Surviving Corporation. Such ordinary shares of the Surviving Corporation shall be the only issued and outstanding share capital of the Surviving Corporation, which shall be reflected in the register of members of the Surviving Corporation.

        Section 2.02    Share Incentive Plans; Outstanding Company Equity Awards.

        (a)    Vesting Acceleration.     Immediately prior to the Effective Time, except as set forth in Section 2.02(a) of the Company Disclosure Schedule, (i) vesting of each Company Equity Award that is not an Underwater Option shall be accelerated by twelve (12) months, and (ii) vesting of each Company Equity Award that is an Underwater Option shall be accelerated as to all of the covered Shares. A Company Option is an "Underwater Option" if the per Share exercise price of the Company Option is greater than or equal to the Per Share Merger Consideration.

        (b)    Cash-out of Vested Awards.     At the Effective Time, each Company Equity Award, to the extent vested (including after application of Section 2.02(a)), shall be cancelled and converted into the right to receive from the Surviving Corporation as soon as practicable following the Effective Time (i) for each such Company Equity Award that is a Company Option, an amount in cash determined by multiplying (x) the excess, if any, of the Per Share Merger Consideration over the applicable per Share Exercise Price by (y) the number of Shares such holder could have purchased had such holder exercised such Company Option to the extent vested immediately prior to the Effective Time (for the avoidance of doubt, if the Per Share Merger Consideration is less than or equal to the per Share exercise price of the Company Option, such Company Option shall be cancelled at the Effective Time for no consideration; provided, however, the holder thereof shall be provided notice of such cancellation and an opportunity to exercise the Company Option as to all of the covered Shares), and (ii) for each such Company Equity Award that is not a Company Option, an amount in cash determined by multiplying (x) the Per Share Merger Consideration by (y) the number of Shares as to which such Company Equity Award has vested.

        (c)    Assumption of Unvested Awards.

          (i)    Company Options.    At the Effective Time, each Company Option, to the extent unvested and outstanding, shall be assumed by Parent and converted into an option to purchase that number of ordinary shares of Parent equal to the number of Shares subject to such Company Option multiplied by the Exchange Ratio and rounded down to the nearest whole share, with a per share exercise price determined by dividing the per Share exercise price of such Company Option by the Exchange Ratio and rounding up to the nearest whole cent. The "Exchange Ratio" is the ratio of the Per Share Merger Consideration divided by the fair market value of one ordinary share of Parent at the Effective Time. For the avoidance of doubt, the terms and conditions of the Company Option, including vesting conditions, shall otherwise remain unmodified.

          (ii)    Other Awards.    At the Effective Time, each Company Equity Award that is not a Company Option, to the extent unvested and outstanding, shall be assumed by Parent and shall cover that number of ordinary shares of Parent equal to the number of Shares covered thereby multiplied by the Exchange Ratio, rounded down to the nearest whole share. For the avoidance of doubt, the terms and conditions of the Company Equity Award, including vesting conditions, shall otherwise remain unmodified.

        (d)   At or prior to the Effective Time, the Company, the Company Board or the compensation committee of the Company Board, as applicable, shall pass any resolutions and take any actions which are reasonably necessary to effectuate the provisions of this Section 2.02. Promptly after the date hereof, the Company shall deliver written notice to each holder of Company Equity Awards informing such holder of the treatment of such Company Equity Awards contemplated by this Agreement.

        Section 2.03    Dissenting Shares.

        (a)   Notwithstanding any provision of this Agreement to the contrary and to the extent available under the CICL, Shares outstanding immediately prior to the Effective Time and held by holders who have validly given a written objection and a written notice with respect to the Merger pursuant to Section 238(2) and Section 238(5) of the CICL and not withdrawn or lost their dissenter's rights pursuant to the CICL (whether due to its failure to comply with any procedural requirements of Section 238 of the CICL or otherwise) (the "Dissenting Shareholders", and such Shares, the "Dissenting Shares") shall be cancelled and cease to exist following payment of their fair value in accordance with Section 238 of the CICL. Dissenting Shareholders shall not have any the right to receive the Per Share Merger Consideration, and the Dissenting Shareholders shall instead be entitled to receive only the payment resulting from the procedure in Section 238 of the CICL with respect to their Dissenting Shares; provided, however, that all Shares held by former Dissenting Shareholders who shall have effectively withdrawn or lost their dissenter's rights under the CICL shall cease to be Dissenting Shares and shall be deemed to have been cancelled and converted into, and to have become exchanged for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without interest thereon, in the manner provided in Section 2.04.

        (b)   The Company shall give Parent (i) prompt notice of any notices of objection, notice of dissent or demands for appraisal received by the Company, attempted withdrawals of such notices or demands, and any other instruments served pursuant to applicable Law and received by the Company relating to its shareholders' rights to dissent from the Merger and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CICL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any exercise by a shareholder of its rights to dissent from the Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such demands.

        (c)   In the event that any written notices of objection to the Merger are served by any shareholders of the Company pursuant to Section 238(2) of the CICL, the Company shall serve written notice of the authorization of the Merger on such shareholders pursuant to Section 238(4) of the CICL within two (2) days of the Requisite Company Vote at the Shareholders' Meeting.

        Section 2.04    Surrender and Payment, etc.

        (a)    Paying Agent.     Prior to the Effective Time, Parent shall designate a bank or trust company which shall be reasonably acceptable to the Special Committee (such consent not to be unreasonably withheld, conditioned or delayed) to act as paying agent (the "Paying Agent") for the benefit of the holders of the Shares (other than holders of Excluded Shares) and the ADSs (other than holders of ADSs representing Excluded Shares). At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent, for the benefit of the holders of the Shares (other than holders of Excluded Shares) and the holders of the ADSs (other than holders of ADSs representing Excluded Shares), a cash amount in immediately available funds sufficient for the Paying Agent to make payments under Section 2.01 and Section 2.03 (such aggregate cash amount being hereinafter referred to as the "Exchange Fund", and in case of payments under Section 2.03, an amount equal to the number of Dissenting Shares multiplied by the Per Share Merger Consideration).

        (b)    Exchange Procedures.     Promptly after the Effective Time (and in any event within five (5) Business Days), Parent shall cause the Paying Agent to mail to each person who was, at the Effective Time, a registered holder of Shares entitled to receive the Per Share Merger Consideration pursuant to Section 2.01(a) (excluding, for the avoidance of doubt, holders of Excluded Shares or Dissenting Shares): (i) a letter of transmittal in customary form for a Cayman Islands incorporated company listed on the New York Stock Exchange specifying the manner in which the delivery of the Exchange Fund to registered holders of Shares (other than Excluded Shares and Dissenting Shares) shall be effected, such letter of transmittal to be in such form and have such other provisions as Parent and the Company (upon recommendation of the Special Committee) may reasonably agree; and (ii) instructions for effecting the surrender of share certificates, if any, representing Shares (the "Share Certificates") (or affidavits and indemnities of loss in lieu of the Share Certificates as provided in Section 2.04(c)), and/or such other documents as may be required in exchange for the Per Share Merger Consideration. Upon surrender of, if applicable, any Share Certificate (or affidavit and indemnity of loss in lieu of the Share Certificate as provided in Section 2.04(c)) and/or such other documents as may be required pursuant to such instructions to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, each registered holder of Shares (whether such Shares are represented by Share Certificates or are non-certificated Shares represented by book entry ("Uncertificated Shares")), other than holders of Excluded Shares and Dissenting Shares, shall be entitled to receive in exchange for the cancellation of such Shares a cheque, in the amount equal to (x) the number of Shares (other than Excluded Shares and Dissenting Shares) held by such registered holder multiplied by (y) the Per Share Merger Consideration, and any Share Certificate so surrendered shall forthwith be marked as cancelled. Prior to the Effective Time, Parent and the Company (upon recommendation of the Special Committee) shall establish procedures with the Paying Agent and the Depositary to ensure that (i) the Paying Agent will transmit to the Depositary promptly following the Effective Time an amount in cash in immediately available funds equal to the product of (x) the number of Shares represented by ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares) and (y) the Per Shares Merger Consideration and (ii) the Depositary will distribute the Per ADS

Merger Consideration to ADS holders pro rata to their holdings of ADSs upon surrender by them of the ADSs. Pursuant to the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expense of the Depositary and government charges (other than withholding Taxes if any) due to or incurred by the Depositary in connection with the cancellation of the ADSs surrendered and distribution of the Per ADS Merger Consideration to ADS holders. No interest will be paid or accrued on any amount payable in respect of the Shares or ADSs.

        (c)    Lost Certificates.     If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Paying Agent, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the Paying Agent will pay in exchange for an affidavit of loss in respect of such lost, stolen or destroyed Share Certificate, an amount equal to the Per Share Merger Consideration multiplied by the number of Shares represented by such Share Certificate to which the holder thereof is entitled pursuant to Section 2.01.

        (d)    Untraceable Shareholders.     Remittances for the Per Share Merger Consideration or the Per ADS Merger Consideration, as the case may be, shall not be sent to holders of Shares or ADSs who are untraceable unless and until, except as provided below, they notify the Paying Agent or the Depositary, as applicable, of their current contact details prior to the Effective Time. A holder of Shares or ADSs will be deemed to be untraceable if (i) such person has no registered address in the register of members (or branch register) maintained by the Company or the Depositary, as applicable or, (ii) on the last two consecutive occasions on which a dividend has been paid by the Company a cheque payable to such person either (x) has been sent to such person and has been returned undelivered or has not been cashed or, (y) has not been sent to such person because on an earlier occasion a cheque for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the Depositary, as applicable, or, (iii) notice of the Shareholders' Meeting convened to vote on the Merger has been sent to such person and has been returned undelivered. Dissenting Shareholders and holders of Shares or ADSs who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods will be advised to contact the Surviving Corporation.

        (e)    Adjustments to Merger Consideration.     The Per Share Merger Consideration and the Per ADS Merger Consideration shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Shares occurring on or after the date hereof and prior to the Effective Time.

        (f)    Investment of Exchange Fund.     The Paying Agent shall invest the Exchange Fund as directed by Parent; provided, that such investments shall be in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (iii) short-term commercial paper rated the highest quality by either Moody's Investors Service, Inc. or Standard & Poor's Corporation. Any interest and other income resulting from such investments shall become a part of the Exchange Fund, and any amounts in excess of the aggregate amounts payable under ARTICLE II shall be returned to the Surviving Corporation or Parent (as directed by Parent) in accordance with Section 2.05. To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under this ARTICLE II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments under this ARTICLE II.

        (g)    Termination of Exchange Fund.     Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the shareholders of the Company for six (6) months after the Effective Time shall be delivered to the Surviving Corporation upon demand by the Surviving Corporation. Any holders of Shares (other than Excluded Shares) and ADSs (other than ADSs representing Excluded Shares) who has not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Corporation for payment of the cash amount to which such holder is entitled pursuant to this ARTICLE II without interest thereon.

        (h)    No Liability.     None of the Paying Agent, the Rollover Shareholders, Parent or the Surviving Corporation shall be liable to any former holder of Shares for any such Shares (including Shares represented by ADSs) (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (i)    Withholding Rights.     Each of Parent, the Surviving Corporation, the Paying Agent and the Depositary shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, ADSs or Company Equity Awards such amounts (and then, only to the extent) as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax Law. To the extent that amounts are so withheld by Parent, the Surviving Corporation, the Paying Agent or the Depositary, as the case may be, and paid to the applicable Tax authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, ADSs or Company Equity Awards in respect of which such deduction and withholding was made by Parent, the Surviving Corporation, the Paying Agent or the Depositary, as the case may be. The Parent has no current intent to withhold for any Taxes other than withholding required pursuant to Section 3406 of the Code. In the event that the Parent or the Merger Sub or any Affiliate of either determines that it is required to make a deduction or withholding, pursuant to this Section 2.04(i), other than with respect to the Company Equity Awards and other than withholding for compensatory Taxes attributable to the Company Equity Awards, (x) Parent shall promptly (but in no event later than ten (10) days prior to the Closing Date) notify the Special Committee and the other parties hereto of such determination, including a reasonably detailed explanation of such determination and (y) the parties hereto agree to consult with each other in good faith regarding such determination.

        (j)    Transfer Taxes.     If any payment pursuant to the Merger is to be made to a person other than the person in whose name the surrendered Share Certificate or Uncertificated Share, as applicable, is registered, a cheque for any cash to be exchanged upon due surrender of such Share Certificate or Uncertificated Share, as applicable, may be issued to such transferee provided (A) the Share Certificates (if any) which immediately prior to the Effective Time represented such Shares are presented to the Paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and (B) the person requesting such payment has paid all transfer and other similar Taxes required by reason of such transfer or has established to the satisfaction of the Parent that such transfer Tax has been paid or is not applicable.

        Section 2.05    No Transfers.     The Per Share Merger Consideration paid in respect of the Shares (including Shares represented by ADSs) upon the surrender for exchange of Share Certificates or for Uncertificated Shares in accordance with the terms of this ARTICLE II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Share Certificates or Uncertificated Shares, and at the Effective Time, the register of members of the Company shall be closed and thereafter there shall be no further registration of transfers on the register of members of the Surviving Corporation of Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Shares (including Shares represented by ADSs) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by Applicable Law. If, after the Effective Time, any Share Certificate is presented to the Surviving Corporation, Parent or the

Paying Agent for transfer or any other reason, such Share Certificate shall be cancelled and (except for Excluded Shares) exchanged for the cash amount in immediately available funds to which the holder of the Share Certificate is entitled pursuant to this ARTICLE II.

        Section 2.06    Termination of Deposit Agreements.     As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall provide notice to JPMorgan Chase Bank, N.A. (the "Depositary") to terminate the Deposit Agreements in accordance with their respective terms.

        Section 2.07    Agreement of Fair Value.     Parent, Merger Sub and the Company respectively agree that the Per Share Merger Consideration represents the fair value of the Shares for the purposes of Section 238(8) of the CICL.

        Section 2.08    No Further Dividends.     No dividends or other distributions with respect to share capital of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Share Certificates.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in (a) the Company Disclosure Schedule delivered to Parent and Merger Sub prior to or contemporaneously with the execution of this Agreement (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply and qualify the section or subsection of this Agreement to which it corresponds in number or any other section of this Agreement to which the relevance of such item is reasonably apparent), or (b) the Company SEC Reports filed or furnished prior to the date of this Agreement (without giving effect to any amendment to any such Company SEC Report filed or furnished on or after the date hereof and excluding disclosures in the Company SEC Reports contained in the "Risk Factors" and "Forward Looking Statements" sections to the extent they are general, nonspecific, forward-looking or cautionary in nature, in each case, other than specific factual information contained therein), as an inducement to Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that:

        Section 3.01    Organization and Qualification.

        (a)   Each Group Company, including any Subsidiary of the Company that is formed or acquired after the date of this Agreement, is a legal entity duly organized, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority and all necessary governmental approvals to own, lease, operate and use its properties and assets and to carry on its business as it is now being conducted, except, with respect to any Group Company other than the Company, where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not have a Company Material Adverse Effect. Each Group Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties and assets owned, leased, operated or used by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed and in good standing would not have a Company Material Adverse Effect.

        (b)   A true and complete list of all Group Companies and other entities in which a Group Company owns any non-controlling equity interest as of the date hereof, together with the jurisdiction of organization of each such Group Company and entity and the percentage of the outstanding issued share capital or registered capital, as the case may be, of each such Group Company and entity owned by such Group Company, is set forth in Section 3.01(b) of the Company Disclosure Schedule. Except as disclosed in Section 3.01(b) of the Company Disclosure Schedule, (i) there are no other corporations, partnerships, joint ventures, associations, or entities through which any Group Company conducts business, or other entities in which a Group Company controls or owns, of record or beneficially, any direct or indirect equity or other interest or right (contingent or otherwise) to acquire the same, and (ii) no Group Company is a participant in (nor is any part of their businesses conducted through) any joint venture, partnership, or similar arrangement.

        Section 3.02    Memorandum and Articles of Association.     The Company has heretofore furnished to Parent a true, complete and correct copy of the memorandum and articles of association or equivalent organizational documents, each as amended to date, of each Group Company. Such memorandum and articles of association or equivalent organizational documents are in full force and effect. No Group Company is in violation of any of the provisions of its memorandum and articles of association or equivalent organizational documents.

        Section 3.03    Capitalization.

        (a)   The authorized share capital of the Company is US$20,000 divided into 1,000,000,000 Shares of a par value of US$0.00002 per share. As of the date of this Agreement, (i) 711,520,160 Shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and non-assessable, (ii) 42,207,780 Shares are held in the treasury of the Company, and (iii) 2,831,820 Shares are reserved for future issuance pursuant to outstanding Company Equity Awards granted pursuant to the Share Incentive Plans. Except as set forth in this Section 3.03, there are no options, warrants, preemptive rights, conversion rights, redemption rights, share appreciation rights, repurchase rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of any Group Company or obligating any Group Company to issue or sell any shares or securities of, or other equity interests in, any Group Company. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

        (b)   Section 3.03(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Equity Award outstanding as of the date hereof: (i) the name of the Company Equity Award recipient; (ii) the number of Shares subject to such Company Equity Award; (iii) the exercise or purchase price of such Company Equity Award; (iv) the date on which such Company Equity Award was granted; and (v) the date on which such Company Equity Award expires. Each grant of Company Equity Award was validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Laws and recorded on the financial statements of the Company contained in the Company SEC Reports in accordance with GAAP consistently applied. Except for the Company Equity Awards as set forth in Section 3.03(b) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which any Group Company is bound obligating such Group Company to accelerate or otherwise alter the vesting of any Company Equity Award as a result of the Transactions.

        (c)   The Company has made available to Parent accurate and complete copies of (x) the Share Incentive Plans pursuant to which the Company has granted the Company Equity Awards that are currently outstanding, and (y) the form of all award agreements evidencing such Company Equity Awards.

        (d)   There are no outstanding contractual obligations of any Group Company to repurchase, redeem or otherwise acquire any share capital or registered capital, as the case may be, of any Group Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any of the Company's Subsidiaries or any other person, other than the acquisition by the Company of its securities in connection with the forfeiture of Company Options or repurchase of unvested Company Restricted Shares, the acquisition by the Company of its securities in connection with the net exercise of Company Options in accordance with the terms thereof, the forfeiture of shares to satisfy tax withholding with respect to any Company Equity Awards or the transfer or other disposition of securities between or among the Company and its direct or indirect wholly owned Subsidiaries.

        (e)   The outstanding share capital or registered capital, as the case may be, of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and non-assessable, and the portion of the outstanding share capital or registered capital, as the case may be, of each of the Company's Subsidiaries is owned by the relevant Group Company free and clear of all Liens of any nature whatsoever other than Permitted Encumbrances. Such Group Company has the unrestricted right to vote, and (subject to limitations imposed by applicable Law) to receive dividends and distributions on, all such equity securities.

        Section 3.04    Authority Relative to This Agreement; Fairness.

        (a)   The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Requisite Company Vote, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by the Company Board and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, the Plan of Merger and the consummation by it of the Transactions, in each case, subject only to the authorization and approval of this Agreement, the Plan of Merger and the Transactions by the affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the Shareholders' Meeting (the "Requisite Company Vote") in accordance with Section 233(6) of the CICL. The Depositary is obligated pursuant to the Deposit Agreements to vote all Shares represented by ADSs in accordance with the instructions of holders of such corresponding ADSs on the applicable record date for determining the entitlement of holders to give instructions for the exercise of the voting rights pertaining to such Shares. A true, correct and complete copy of the resolutions of the Company Board authorizing the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions certified by the Secretary of the Company Board has been delivered to Parent; such resolutions are and remain in full force and effect and no action has been taken or proposed to modify, amend or rescind such resolutions in whole or in part in any manner. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general principles of equity (the "Bankruptcy and Equity Exception").

        (b)   The Company Board, acting upon the unanimous recommendation of the Special Committee, has unanimously (i) determined that this Agreement, the Plan of Merger and the Transactions, on the terms and subject to the conditions set forth herein, are in the best interests of the Company and its shareholders (other than the holders of Excluded Shares), (ii) approved and declared advisable this Agreement and the Transactions, and (iii) resolved to recommend the authorization and approval of this Agreement, the Plan of Merger and the Transactions to the holders of Shares (the "Company Recommendation"). The Company Board, acting upon the unanimous recommendation of the Special Committee, has directed that this Agreement, the Plan of Merger and the Transactions be submitted to holders of Shares for authorization and approval.

        (c)   The Special Committee has received the written opinion of Duff & Phelps, LLC (the "Financial Advisor"), dated the date of this Agreement, to the effect that, as of the date hereof, the Per Share Merger Consideration to be received by holders of Shares (other than holders of Excluded Shares and Dissenting Shares) and the Per ADS Merger Consideration to be received by holders of ADSs (other than holders of ADSs representing Excluded Shares) are fair, from a financial point of view, to such holders (other than holders of the Excluded Shares and Dissenting Shares, and ADSs representing Excluded Shares), a copy of which opinion will be delivered to Parent promptly after the date of this Agreement. The Financial Advisor has consented to the inclusion of a copy of such opinion in the Proxy Statement.

        Section 3.05    No Conflict; Required Filings and Consents.

        (a)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Transactions will not, (i) conflict with or violate the memorandum and articles of association of the Company or any equivalent organizational documents of any other Group Company, (ii) assuming (solely with respect to performance of this Agreement and consummation of the Transactions) that the matters referred to in Section 3.05(b) are complied with and the Requisite Company Vote is obtained, conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to any Group Company or by which any property or asset of any Group Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Encumbrances) on any property or asset of any Group Company pursuant to, any Contract or obligation to which any Group Company is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have, individually or in the aggregate, a Company Material Adverse Effect.

        (b)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (including the joining of the Company in the filing of a Schedule 13E-3, the furnishing of a Form 6-K with the Proxy Statement, and the filing or furnishing of one or more amendments to the Schedule 13E-3 and such Form 6-K to respond to comments of the Securities and Exchange Commission (the "SEC"), if any, on such documents), (ii) for compliance with the rules and regulations of the New York Stock Exchange ("NYSE"), (iii) for the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICL and publication of notice of the Merger in the Cayman Islands Government Gazette, and (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.06    Permits; Compliance with Laws.

        (a)   Each Group Company is in possession of all franchises, grants, authorizations, licenses (for clarity, excluding licenses for Intellectual Property which are covered in Section 3.13), permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for such Group Company to own, lease, operate and use its properties and assets or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to possess, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened. Without limiting the generality of the foregoing, all approvals of, and filings and registrations and other requisite formalities with, Governmental Authorities in the People's Republic of China ("PRC") required in respect of each Group Company and its capital structure and operations have been duly completed in accordance with applicable PRC Laws, except as would not have a Company Material Adverse Effect.

        (b)   No Group Company is in conflict with, or in default, breach or violation of (i) any Law applicable to it (including without limitation, (A) any Laws applicable to its business, and (B) any Laws related to the protection of personal data) or by which any of the share, security, equity interest, property or asset of the Company's Subsidiaries is bound or affected, or (ii) any Contract or obligation to which it is a party or by which it or any of its share, security, equity interest, property or asset is bound, except as would not have a Company Material Adverse Effect. No Group Company has received any written notice or communication of any material non-compliance with any applicable Laws that has not been cured.

        (c)   No Group Company nor, to the Knowledge of the Company, any of its shareholders, directors, officers, employees, agents, consultants or other third parties acting on behalf of any Group Company (a "Company Representative") has, in the course of its actions for, or on behalf of a Group Company, violated any Anticorruption Laws, nor has any Group Company or any Company Representative offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any Government Official or to any person under circumstances where a Group Company or any Company Representative knew or ought reasonably to have known (after due and proper inquiry) that all or a portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to a person:

            (i)  for the purpose of: (A) influencing any act or decision of a Government Official in their official capacity; (B) inducing a Government Official to do or omit to do any act in violation of their lawful duties; (C) securing any improper advantage; (D) inducing a Government Official to influence or affect any act or decision of any Governmental Authority; or (E) assisting a Group Company or any Company Representative in obtaining or retaining business for or with, or directing business to, a Group Company or any Company Representative; or

           (ii)  in a manner which would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage.

        (d)   No Group Company has conducted or initiated any internal investigation or made a voluntary, directed or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any noncompliance with any Anticorruption Law. No Group Company or, to the Knowledge of the Company, any Company Representative has received any written notice, request or citation from a competent Governmental Authority for any actual or potential noncompliance with any of the foregoing in this Section 3.06(d).

        (e)   To the Knowledge of the Company, no officer, director or employee of any Group Company is a Government Official.

        (f)    No Group Company has established or maintained any fund or assets in which such Group Company has proprietary rights and which have not been recorded in the books and records of the relevant Group Company.

        (g)   (i) To the Knowledge of the Company, each holder or beneficial owner of Shares and/or Company Equity Awards who is a PRC resident and subject to any of the registration or reporting requirements of SAFE Circular 37 (or its predecessor rules), SAFE Circular 7 (or its predecessor rules) or any other applicable SAFE rules and regulations (collectively, the "SAFE Rules and Regulations"), has complied with such reporting and/or registration requirements under the SAFE Rules and Regulations with respect to its investment in the Company in all material respects, (ii) neither the Company nor, to the Knowledge of the Company, such holder has received any oral or written inquiries, notifications, orders or any other forms of official correspondence from SAFE or any of its local branches with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations, and (iii) the Company and such holder have made all oral or written filings, registrations, reporting or any other communications required by SAFE or any of its local branches applicable thereto.

        (h)   No Group Company, nor, to the Knowledge of the Company, any director, officer, employee, representative, agent or Affiliate of any Group Company, (i) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; or (ii) has violated, or operated not in compliance with, any expert restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws.

The provisions of this Section 3.06 do not apply to Tax matters which are addressed in Section 3.14.

        Section 3.07    SEC Filings; Financial Statements.

        (a)   The Company has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2013 (the "Applicable Date") (the forms, reports and other documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof, including any amendments thereto, collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any form, report or other document with the SEC.

        (b)   Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was (or in the case of Company SEC Reports filed on or after the date hereof will be) prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents (or in the case of Company SEC Reports filed on or after the date hereof will fairly present), in all material respects, the consolidated financial position, results of operations, changes in shareholders' equity and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments and the exclusion of certain notes in accordance with the rules of the SEC relating to unaudited financial statements), in each case in accordance with GAAP, except as may be noted therein.

        (c)   No Group Company has outstanding (i) any Indebtedness or any commitments therefor, or (ii) any liability or obligation of any nature (whether accrued, absolute, determined, determinable, contingent or otherwise), in each case that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP, except for liabilities and obligations (w) incurred in the ordinary course of business consistent with past practice since December 31, 2014, (x) incurred pursuant to this Agreement or in connection with the Transactions, (y) that would not have a Company Material Adverse Effect, or (z) that are disclosed prior to the date of this Agreement in the Company SEC Reports.

        (d)   Since the Applicable Date, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, to which any Group Company was a party, that would be required to be disclosed under Item 404 of Regulation S-K.

        (e)   No Group Company has any off-balance sheet arrangement (as defined in Item 303 of Regulation S-K promulgated under the Securities Act) that would be required to be disclosed under Item 303 of Regulation S-K.

        (f)    The Company has heretofore made available to Parent complete and correct copies of all material amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

        (g)   The Company has made available to Parent all comment letters received by the Company from the SEC or the staff thereof since the Applicable Date and all responses to such comment letters filed by or on behalf of the Company.

        (h)   The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's SEC filings and other public disclosure documents. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by the audited annual report of the Group Companies filed with the SEC on April 15, 2015, including the notes thereto (the "Annual Report", and such date, the "Evaluation Date"). The Company presented in the Annual Report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company's internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are likely to materially affect, the Company's internal control over financial reporting. As used in this Section 3.07(h), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

        (i)    The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP in all material respects. The Group Companies maintain a system of internal accounting control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

        (j)    Since the Applicable Date, no Group Company, nor, to the Knowledge of the Company, any director, officer, auditor, accountant or representative of any Group Company, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, in written form, regarding the accounting or auditing practices, procedures, methodologies or methods of any Group Company or its internal accounting controls, including any complaint, allegation, assertion or claim that any Group Company has engaged in questionable accounting or auditing practices. To the Knowledge of the Company, since the Applicable Date, no attorney representing any Group Company, whether or not employed by it, has reported in written form evidence of any violation of securities laws, breach of fiduciary duty or similar violation by any Group Company or any officer, director, employee or agent of any Group Company to the Company Board or any committee thereof or to any director or officer of any Group Company.

        (k)   To the Knowledge of the Company, no employee of any Group Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. To the Knowledge of the Company, no Group Company, nor any officer, employee, contractor, subcontractor or agent of any Group Company, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against any employee of any Group Company because of any act of such employee described in 18 U.S.C. § 1514A(a).

        (l)    The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

        Section 3.08    Proxy Statement.     The Proxy Statement to be sent to the shareholders of the Company in connection with the Shareholders' Meeting (including any amendment or supplement thereto or document incorporated by reference therein) and the Schedule 13E-3 relating to the approval of this Agreement and the Transactions by the shareholders of the Company shall not, (i) on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to shareholders of the Company or at the time of the Shareholders' Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders' Meeting or any subject matter which has become false or misleading, or (ii) on the date the Schedule 13E-3 and any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

        Section 3.09    Absence of Certain Changes or Events.     Since January 1, 2015, except as expressly contemplated by this Agreement, (a) each Group Company has conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect, and (c) no Group Company has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01.

        Section 3.10    Absence of Litigation.     As of the date hereof, there is no litigation, suit, claim, action, demand, audit, proceeding or investigation (an "Action") pending or, to the Knowledge of the Company, threatened against any Group Company, or any property or asset of any Group Company, before any Governmental Authority, except as would not have a Company Material Adverse Effect. As of the date hereof, no Group Company, nor any share, security, equity interest of any Subsidiary of the Company, or any property or asset of any Group Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, except as would not have a Company Material Adverse Effect. The provisions of this Section 3.10 do not apply to Tax matters which are addressed in Section 3.14.

        Section 3.11    Labor and Employment Matters.

        (a)   There are no material controversies pending or, to the Knowledge of the Company, threatened between any Group Company and its employees, independent contractors, or other service providers engaged by such Group Company in connection with its business (collectively, "Company Personnel"). No Group Company is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by it, there are no labor unions, works councils or other organizations representing or, to the Knowledge of the Company, purporting to represent any Group Company employees, nor, to the Knowledge of the Company, are there any organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit with respect to employees of any Group Company. There are no unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against any Group Company before any

Governmental Authority. There is no strike, slowdown, work stoppage or lockout, or similar activity or, to the Knowledge of the Company, the threat thereof, by or with respect to any Group Company employees, nor has there been any such occurrence during the past three (3) years.

        (b)   (i) Each Group Company is in compliance in all material respects with all applicable Laws relating to employment and employment practices, including those related to wages, work hours, shifts, overtime, Social Security Benefits, holidays and leave, collective bargaining terms and conditions of employment. There is no claim with respect to payment of wages, salary, commission or overtime pay that has been asserted or is now pending or, to the Knowledge of the Company, threatened before any Governmental Authority with respect to any persons currently or formerly employed or engaged by any Group Company that would reasonably be expected to result in material liability to the Company. No Group Company is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to persons employed or engaged as service providers by it with respect to their labor or employment practices. There is no charge or proceeding with respect to a violation of any occupational safety or health standards that is now pending or, to the Knowledge of the Company, threatened with respect to any Group Company that would reasonably be expected to result in material liability to the Company. There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which is now pending or, to the Knowledge of the Company, threatened before any Governmental Authority in any jurisdiction in which any Group Company has employed or currently employs any person that would reasonably be expected to result in material liability to the Company.

        (c)   Section 3.11(c) of the Company Disclosure Schedule lists the name, place of employment, the current annual salary rates, annual bonus opportunity, the date of employment and job title of, each current salaried employee, officer, and director of any Group Company whose annual cash compensation exceeded (or in 2015 is expected to exceed) US$150,000.

        (d)   The Company has made available to Parent (i) correct and complete copies of each Company Employee Plan and each Company Employee Agreement including all amendments thereto and all related trust documents (provided that for Company Employee Agreements that are standard form agreements, the form, rather than each individual agreement, has been provided to Parent, with the exception that any Company Employee Agreement that deviates materially from the form has been separately provided to Parent), (ii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, and, (iii) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts.

        (e)   Each Company Employee Plan and each Company Employee Agreement is operated and administered in all material respects in compliance with the provisions thereof and all applicable legal requirements. There are no claims or legal proceedings pending, or, to the Knowledge of the Company, threatened against any Company Employee Plan or against the assets of any Company Employee Plan that would reasonably be expected to result in material liability to the Company (other than routine claims for benefits in the ordinary course of business).

        (f)    Except as specifically provided in this Agreement regarding the Company Equity Awards, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with another event, such as a termination of employment) will (i) result in any payment becoming due to any current or former director or current or former employee of the Company or any of its Subsidiaries under any of the Company Employee Plans or Company Employee Agreements; (ii) increase any benefits otherwise payable under any of the Company Employee Plans or Company Employee Agreements; or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

        (g)   No Company Employee Plan has been in the past six (6) years or is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended.

        (h)   Other than the Company Employee Agreements and Company Employee Plans, there are no other plans or agreements that provide for severance payments or any payments triggered, all or in part, by the Transactions.

        Section 3.12    Real Property; Title to Assets.

        (a)   Section 3.12(a) of the Company Disclosure Schedule sets forth the address and description of each Owned Real Property, including, without limitation, the particulars and the issue date of the State-owned Land Use Certificate and Building Ownership Certificate for each Owned Real Property. With respect to each Owned Real Property, except as would not have a Company Material Adverse Effect: (i) the relevant Group Company has good and marketable title, validly granted land use rights or building ownership rights, as applicable, to such Owned Real Property, free and clear of all Liens, except Permitted Encumbrances, (ii) no Group Company has leased or otherwise granted to any person the right to use or occupy such Owned Real Property or any portion thereof, (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. No Group Company is a party to any Contract, agreement or option to purchase any material real property or interest therein.

        (b)   Section 3.12(b) of the Company Disclosure Schedule sets forth the address of each Leased Real Property as of the date hereof, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property (including the date and name of the parties to such Lease). The Company has made available to Parent a true and complete copy of each such Lease, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in Section 3.12(b) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect, subject to the Bankruptcy and Equity Exception, (ii) the Group Companies' possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed and, to the Knowledge of the Company, there are no disputes with respect to such Lease, and (iii) neither any Group Company nor, to the Knowledge of the Company, any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease.

        (c)   Except as would not have a Company Material Adverse Effect, the Group Companies have good and marketable title to, or a valid and binding leasehold interest in, all other properties and assets (excluding Owned Real Property, Leased Real Property and Intellectual Property), in each case free and clear of all Liens and encumbrances, except Permitted Encumbrances

        Section 3.13    Intellectual Property.     Except as set forth in Section 3.13 of the Company Disclosure Schedule,

        (a)   the Group Companies either own or have the right or license to use all Intellectual Property that is material to the businesses of the Group Companies taken as a whole as conducted as of the date hereof;

        (b)   the conduct of the businesses of the Group Companies taken as a whole as conducted as of the date hereof, does not infringe upon or misappropriate the Intellectual Property rights of any third party;

        (c)   no claim has been asserted to any Group Company or threatened in writing against any Group Company that the conduct of the business of any Group Company as conducted as of the date hereof infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party;

        (d)   with respect to Intellectual Property that is owned by the Group Companies ("Company Owned Intellectual Property"), the Group Companies own the right, title and interest in and to such Company Owned Intellectual Property which enables the Group Companies to use such Company Owned Intellectual Property in the businesses of the Group Companies taken as a whole in the manner being conducted as of the date hereof;

        (e)   the Company Owned Intellectual Property is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part, and, to the Knowledge of the Company, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property;

        (f)    with respect to Intellectual Property that is licensed to any Group Company by a third party ("Company Licensed Intellectual Property"), the Group Companies have the right or license to use such Company Licensed Intellectual Property in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property;

        (g)   each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, and to the Knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder;

        (h)   all registrations with and applications to any Governmental Authority in respect of the Company Owned Intellectual Property and the Company Licensed Intellectual Property necessary for the protection of such Intellectual Property rights under applicable Laws are valid and in full force and effect and all maintenance or other fees necessary to maintain their validity or effectiveness that are due and payable have been paid except as would not be material to the businesses of the Group Companies taken as a whole;

        (i)    there are no pending Actions or Actions threatened in writing by any person alleging the validity, enforceability, ownership of or the right to use any Company Owned Intellectual Property or any Company Licensed Intellectual Property; and

        (j)    neither the execution of this Agreement nor the consummation of any Transaction shall adversely affect any Group Company's rights with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

        Section 3.14    Taxes.

        (a)   Each Group Company has (i) timely filed or caused to be duly and timely filed (in each case, taking into account extensions validly obtained) all income Tax Returns and all other material Tax Returns required to be filed by it, and all such Tax Returns are true, accurate and complete in all material respects; (ii) paid all material Taxes due and payable by it required to be shown on Tax Returns that have been filed and (iii) complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over, except, in each case of clause (ii) and (iii), with respect to amounts as are being contested in good faith by appropriate proceedings and for which adequate provision has been established on the Company's financial statements in accordance with GAAP.

        (b)   As of the date of this Agreement, no Tax authority has asserted in writing, or threatened in writing to assert, a material Tax liability in connection with an audit or other administrative or court proceeding involving Taxes of any Group Company that has not been paid or otherwise settled.

        (c)   No Group Company has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax, which waiver or extension is currently effective, other than in connection with an extension of time for filing a Tax Return.

        (d)   No jurisdiction in which neither the Company nor any other Group Company files Tax Returns has made a claim in writing within the last three (3) years which has not been resolved that the Company or any other Group Company is or may be liable for material Tax in that jurisdiction.

        (e)   Neither the Company nor any of its Subsidiaries incorporated outside the PRC takes the position for tax purposes that it is a "resident enterprise" of the PRC or tax resident in any jurisdiction other than its jurisdiction of formation or has received a claim in writing within the last three (3) years asserting that it is a "resident enterprise" of the PRC.

        (f)    Except as would not be material, each Group Company organized under the Law of the PRC has, in accordance with applicable Law, duly registered with the relevant PRC Governmental Authority, obtained and maintained the validity of all national and local tax registration certificates and complied in all material respects with all requirements imposed by such Governmental Authorities. Each submission made by or on behalf of any Group Company to any Governmental Authority in connection with obtaining applicable Tax exemption, Tax holiday or other preferential Tax treatment was accurate and complete in all material respects. As of the date of this Agreement, no Group Company has received written notice from an applicable Governmental Authority regarding suspension, revocation or cancellation of any such Tax exemptions, Tax holiday or other preferential Tax treatment.

        (g)   The prices and terms for the provision of any property or services among the Company and its Subsidiaries are arm's length for purposes of the relevant transfer pricing Laws and have not been determined with a purpose to obtain any reduction in Taxes or other Tax benefit.

        The representations and warranties in this Section 3.14 constitute the sole representations and warranties of the Company with respect to Tax matters.

        Section 3.15    No Secured Creditors; Bankruptcy.

        (a)   No Group Company has any secured creditors holding a fixed or floating security interest.

        (b)   No Group Company has taken any steps to seek protection pursuant to any bankruptcy law, nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.

        Section 3.16    Material Contracts.

        (a)   Subsections (i) through (x) of Section 3.16(a) of the Company Disclosure Schedule list the following types of Contracts, arrangements or understandings to which any Group Company is a party other than any such Contract that is a Company Employee Plan or Company Employee Agreement (such Contracts as are required to be set forth in Section 3.16(a) of the Company Disclosure Schedule being the "Material Contracts"), and none of the Company or any of its Subsidiaries is a party to or bound by any Material Contracts not listed in Section 3.16(a) of the Company Disclosure Schedule:

            (i)  each Contract that would be required to be filed by the Company pursuant to Item 4 of the Instructions to Exhibits of Form 20-F under the Exchange Act;

           (ii)  each Contract that is expected, as of the date hereof, by the Company to involve consideration of more than US$500,000, in the aggregate, over the remaining term of such Contract;

          (iii)  all Contracts relating to any credit, loan or facility arrangement, guarantee or other security arrangement, or Indebtedness (whether or not incurred, assumed, guaranteed or secured by any asset of any Group Company) in excess of US$500,000, other than any such Contracts solely between any Group Companies;

          (iv)  all joint venture contracts, strategic cooperation or partnership arrangements, or other agreements involving a sharing of profits, losses, costs or liabilities by any Group Company;

           (v)  all Contracts relating to the purchase or sale of any shares or securities of, or other equity interests in, any Group Company other than Company Equity Awards;

          (vi)  all Contracts that limit, or purport to limit, in any material respect, the ability of any Group Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

         (vii)  all Contracts involving any directors, executive officers or shareholders of the Company holding more than 5% of the share capital of the Company, required to be disclosed pursuant to Item 7B or Item 19 of Form 20-F under the Exchange Act;

        (viii)  all Contracts providing for any change of control payment or similar payments to any Third Party in excess of US$500,000; and

          (ix)  all other Contracts, whether or not made in the ordinary course of business, which are material to any Group Company or the conduct of its business, or the absence of which would, individually or in the aggregate, have a Company Material Adverse Effect.

        (b)   Except as would not have a Company Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement, subject to the Bankruptcy and Equity Exception, and no Group Company is in material breach or violation of, or default under, any Material Contract, (ii) as of the date hereof, no Group Company has received any notice of cancellation of any Material Contract from the other party; (iii) to the Knowledge of the Company, as of the date hereof, no other party is in material breach or violation of, or default under, any Material Contract; and (iv) as of the date hereof, no Group Company has received any written claim of material default under any such Material Contract and, to the Knowledge of the Company, no fact or event exists that could give rise to any claim of material default under any Material Contract. The Company has filed with the SEC or furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

        Section 3.17    Environmental Matters.     Except as would not have a Company Material Adverse Effect, (i) each Group Company is in compliance with all applicable Environmental Laws and has obtained and possess all permits, licenses and other authorizations currently required for their establishment and their operation under any Environmental Law (the "Environmental Permits"), and all such Environmental Permits are in full force and effect; (ii) no property currently or formerly owned or operated by any Group Company has been contaminated with or is releasing any Hazardous Substance in a manner that would reasonably be expected to require remediation or other action pursuant to any Environmental Law; (iii) no Group Company has received any notice, demand, letter, claim or request for information alleging that any Group Company is in violation of or liable under any Environmental Law; and (iv) no Group Company is subject to any order, decree or injunction with any Governmental Authority or agreement with any third party concerning liability under any Environmental Law or relating to Hazardous Substances.

        Section 3.18    Insurance.     The Group Companies maintain insurance coverage with reputable insurers in such amounts and covering such risks as are, in all material respects, in accordance with normal industry practice for companies engaged in businesses similar to that of the Group Companies in the PRC (taking into account the cost and availability of such insurance in the PRC), including, but not limited to, directors and officers insurance. To the Knowledge of the Company, no Group Company will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. None of the Group Companies have received any written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of its respective existing insurance policies. None of the Group Companies have been denied any insurance coverage which it has sought or for which it has applied under their respective existing insurance policies.

        Section 3.19    Interested Party Transactions.     None of the members of the management team of the Group Companies or any senior management members who are heavily involved in the daily management of the applicable Group Company, nor any individual in such person's immediate family (i) has or has had, directly or indirectly, an economic interest in any person that (A) has furnished or sold, or furnishes or sells, services or products that any Group Company furnishes or sells, or proposes to furnish or sell, or (B) is otherwise engaged in business as a competitor of any Group Company; (ii) has or has had, directly or indirectly, an economic interest in any person that purchases from or sells or furnishes to any Group Company any goods or services; (iii) has or has had, directly or indirectly, a beneficial interest in any Contract disclosed in Section 3.16(a) of the Company Disclosure Schedule; (iv) has or has had, directly or indirectly, any material contractual or other arrangement with any Group Company; (v) received any payment or other benefit from any Group Company (except for payments and benefits received in connection with such person's employment in the ordinary course and in a manner consistent with past practice); (vi) filed or intends to file a cause of action or other claim against any Group Company; or (vii) advanced or owed any material amount to any Group Company; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 3.19. No Group Company has extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

        Section 3.20    Anti-Takeover Provisions.     The Company is not party to a shareholder rights agreement, "poison pill" or similar agreement or plan. The Company Board has taken all necessary action so that any takeover, anti-takeover, moratorium, "fair price", "control share" or other similar Laws enacted under any Laws applicable to the Company other than the CICL (each, a "Takeover Statute") does not, and will not, apply to this Agreement or the Transactions.

        Section 3.21    Brokers.     Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

        Section 3.22    No Additional Representations.     Except for the representations and warranties made by the Company in this ARTICLE III, neither the Company nor any other person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to Parent, Merger Sub or any of their Affiliates or Representatives, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information in connection with the Transactions, and each of Parent and Merger Sub acknowledges the foregoing. Neither the Company nor any other person will have or be subject to any liability or indemnity obligations to Parent, Merger Sub or any other person resulting from the distribution or disclosure or failure to distribute or disclose to Parent, Merger Sub or any of their Affiliates or Representatives, or their use of, any information, unless and to the extent such information is expressly included in the representations and warranties contained in this ARTICLE III.

 ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

        Section 4.01    Corporate Organization.     Each of Parent and Merger Sub is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent or Merger Sub to perform their material obligations under this Agreement (a "Parent Material Adverse Effect").

        Section 4.02    Memorandum and Articles of Association.     Parent has heretofore furnished to the Company a complete and correct copy of the memorandum and articles of association of Parent and the memorandum and articles of association of Merger Sub, each as amended to date. Such memorandum and articles of association or equivalent organizational documents are in full force and effect. None of Parent or Merger Sub is in violation of any of the provisions of its memorandum and articles of association or equivalent organizational documents.

        Section 4.03    Capitalization; No Prior Activities.

        (a)   As of the date hereof, the authorized share capital of Parent consists solely of 1,000,000,000 ordinary shares, par value US$0.00002 per share. As of the date of this Agreement, one (1) ordinary share is issued and outstanding, which is duly authorized, validly issued, fully paid and non-assessable.

        (b)   As of the date hereof, the authorized share capital of Merger Sub consists of 1,000,000,000 ordinary shares, par value US$0.00002 per share. As of the date hereof, one (1) ordinary share is issued and outstanding, which is duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and is owned by Parent. All of the issued and outstanding share capital of Merger Sub is owned by Parent.

        (c)   Parent and Merger Sub were formed solely for the purpose of engaging in the Transactions. Except for obligations or liabilities incurred in connection with its formation and related to the Transactions (including in connection with arrangement of the Equity Financing), each of Parent and Merger Sub has not incurred and will not, prior to the Effective Time, incur, any obligations or liabilities.

        Section 4.04    Authority Relative to This Agreement.     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the filings, notifications and other obligations and actions described in Section 4.05(b)). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        Section 4.05    No Conflict; Required Filings and Consents.

        (a)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the memorandum and articles of association of either Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any Contract or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        (b)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for the filings and/or notices pursuant to Section 13 of the Exchange Act and the rules and regulations thereunder, (ii) for compliance with the rules and regulations of NYSE, (iii) for the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICL and publication of notice of the Merger in the Cayman Islands Government Gazette, and (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.06    Financing.

        (a)   Parent has delivered to the Company true and complete copies of (i) an executed equity commitment letter (the "Equity Commitment Letter") from Orient Securities Ruide (Shanghai) Investment Management Co., Ltd. (the "Sponsor"), pursuant to which the Sponsor has committed, subject to the terms and conditions therein, to purchase, or cause the purchase of, for cash, equity securities of Parent, up to the aggregate amount set forth therein (the "Equity Financing"), the proceeds of which shall be used to finance the consummation of the Merger and the other Transactions, and (ii) an executed Support Agreement (together with the Equity Commitment Letter, the "Financing Documents"). The Equity Commitment Letter provides, and will continue to provide, that the Company is a third party beneficiary thereto with respect to the provisions therein. Assuming (i) the Equity Financing is funded in accordance with the Equity Commitment Letter, (ii) the contributions, investments and other transactions contemplated by the Support Agreement are consummated in accordance with the terms of the Support Agreement, and (iii) the satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth in Section 7.01 and Section 7.02 or the waiver of such conditions, Parent and Merger Sub will have available to them, as of or immediately after the Effective Time, all funds necessary for the payment to the Paying Agent of the aggregate amount of the Exchange Fund and any other amounts required to be paid in connection with the consummation of the Merger and the other Transactions, and to pay all related Expenses.

        (b)   As of the date of this Agreement, each of the Financing Documents, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of Parent and/or Merger Sub (as applicable and subject to the Bankruptcy and Equity Exception) and, to the knowledge of Parent, the other parties thereto (subject to the Bankruptcy and Equity Exception). As of the date of this

Agreement, none of the Financing Documents has been amended or modified and no such amendment or modification is contemplated (other than as permitted by Section 6.07), the obligations and commitments contained in the Financing Documents have not been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or restriction is contemplated (other than as permitted by Section 6.07).

        (c)   As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would be reasonably expected to constitute a default or breach on the part of Parent, Merger Sub or, to the knowledge of Parent, any other parties thereto, under the Financing Documents; provided, however, that Parent is not making any representation or warranty regarding the effect of the inaccuracy of the representations and warranties in ARTICLE III. As of the date of this Agreement, Parent and Merger Sub do not have any reason to believe that any of the conditions to the Equity Financing will not be satisfied or that the Equity Financing will not be available to Parent or Merger Sub at the Effective Time; provided, however, that Parent is not making any representation or warranty regarding the effect of the inaccuracy of the representations and warranties in ARTICLE III, or compliance by the Company with its obligations under this Agreement. The Equity Commitment Letter contains all of the conditions precedent to the obligations of the parties thereunder to make the Equity Financing available to Parent on the terms therein. The parties hereto agree that it shall not be a condition to the Closing for Parent or Merger Sub to obtain the Equity Financing.

        Section 4.07    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 4.08    Guaranties.     Concurrently with the execution of this Agreement, Parent has delivered to the Company a duly executed Guaranty from each Guarantor with respect to certain matters on the terms specified therein. Each Guaranty is in full force and effect and is a legal, valid and binding obligation of the Guarantor that executed it, subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of such Guarantor under such Guaranty.

        Section 4.09    Proxy Statement.     None of the information provided by Parent or Merger Sub with respect to itself or its Affiliates or Representatives for inclusion or incorporation by reference in the Schedule 13E-3 or the Proxy Statement will, in the case of the Schedule 13E-3, as of the date of its filing and the date of each amendment or supplement thereto and, in the case of the Proxy Statement, (i) at the time it is first mailed to the shareholders of the Company and (ii) at the time of the Shareholders' Meeting, contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

        Section 4.10    Absence of Litigation.     There is no Action pending or, to the Knowledge of Parent and Merger Sub, threatened in writing against Parent, Merger Sub or any of their respective Affiliates before any Governmental Authority that would have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.11    Solvency.     Neither Parent nor Merger Sub is entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors. Assuming (i) the Company will be solvent (as such term is used under the Law of the Cayman Islands) immediately prior to the Effective Time, (ii) the accuracy of the representations and warranties made by the Company in ARTICLE III, and (iii) the satisfaction of the conditions of Parent and Merger Sub to consummate the Merger as set forth in Section 7.01 and Section 7.02, immediately after giving effect to all of the Transactions, including the Equity Financing (and any Alternative Financing, if applicable), the payment of the Per Share Merger Consideration, the Per ADS Merger Consideration and the aggregate amount of consideration payable in respect of Company Equity Awards in accordance with Section 2.02, the payment of all other amounts required to be paid in connection with the consummation of the Transactions, and the payment of all related Expenses, the Surviving Corporation will not be Insolvent as of the Effective Time and immediately after the Effective Time.

        Section 4.12    Ownership of Company Shares.     As of the date hereof, other than as a result of this Agreement and the Support Agreement, none of Parent or Merger Sub beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares or other securities or any other economic interest (through derivative securities or otherwise) of the Company or any options, warrants or other rights to acquire any Shares or other securities of, or any other economic interest (through derivatives securities or otherwise) in the Company.

        Section 4.13    Independent Investigation.     Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, which investigation, review and analysis was performed by Parent and Merger Sub, their respective Affiliates and Representatives. Each of Parent and Merger Sub acknowledges that as of the date hereof, it, its Affiliates and their respective Representatives have been provided adequate access to the personnel, properties, facilities and records of the Company and its Subsidiaries for such purpose. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except the representations, warranties, covenants and agreements of the Company set forth in this Agreement and in any certificate delivered pursuant to this Agreement).

        Section 4.14    Buyer Group Contracts.     Parent has delivered to the Company a true, correct and complete copy of each of the Buyer Group Contracts. As of the date hereof, other than the Buyer Group Contracts, there are no Contracts (whether oral or written) (i) between Parent, Merger Sub or any of their Affiliates (excluding the Company and its Subsidiaries), on the one hand, and any of the Company's or its Subsidiaries' directors, officers, employees or shareholders, on the other hand, that relate in any way to the Transactions, (ii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or (iii) pursuant to which any shareholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.

        Section 4.15    Non-Reliance on Company Estimates.     The Company has made available to Parent and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and its Subsidiaries and certain plan and budget information. Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that neither Parent nor Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and neither Parent nor Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such person liable with respect thereto other than fraud in connection therewith.

 ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

        Section 5.01    Conduct of Business by the Company Pending the Merger.     From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to ARTICLE VIII, except as set forth in Section 5.01 of the Company Disclosure Schedule, as required by applicable Law, or as provided in or contemplated by this Agreement, (A) the Company shall use commercially reasonable efforts to conduct the business of Group Companies in the ordinary course in all material respects and use its commercially reasonable efforts, consistent with past practice, to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees, and (B) without limiting the generality of clause (A), except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, nor shall it permit any of the Group Companies to:

        (a)   amend its memorandum and articles of association or equivalent organizational documents;

        (b)   (i) split, combine or reclassify any shares in its share capital, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its share capital, except for dividends by any of its direct or indirect wholly-owned Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any share capital or registered capital of the Company or any other Group Company, other than the acquisition by the Company of its securities in connection with the forfeiture of Company Options or repurchase of unvested Company Restricted Shares, the acquisition by the Company of its securities in connection with the net exercise of Company Options in accordance with the terms thereof, the forfeiture of shares to satisfy tax withholding with respect to any Company Equity Awards or the transfer or other disposition of securities between or among the Company and its direct or indirect wholly owned Subsidiaries;

        (c)   issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any share capital or registered capital of the Company or any other Group Company (including any Company Equity Award), other than the issuance of any share capital or registered capital of the Company pursuant to the Company Equity Awards outstanding as of the date hereof, the transfer or other disposition of securities between or among the Company and its direct or indirect wholly owned Subsidiaries, or pursuant to existing contracts or commitments;

        (d)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses with a value in excess of US$500,000 in any single transaction or series of related transactions, other than (i) pursuant to existing contracts or commitments or (ii) in the ordinary course of business;

        (e)   sell, lease or otherwise transfer any of its assets, securities, properties, interests or businesses with a value in excess of US$500,000 in any single transaction or series of related transactions, other than (i) pursuant to existing contracts or commitments or (ii) in the ordinary course of business;

        (f)    make any material loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business or in an amount not in excess of US$500,000 in any single transaction or series of related transactions or between the Group Companies;

        (g)   incur any indebtedness for borrowed money or guarantees thereof with an amount in excess of US$500,000 in any single transaction or series of related transactions, other than (i) any indebtedness or guarantee incurred in the ordinary course of business or (ii) incurred between the Company and any of its direct or indirect wholly owned Subsidiaries or between any of such direct or indirect wholly owned Subsidiaries;

        (h)   other than expenditures necessary to maintain existing assets in good repair, authorize or make any commitment with respect to, any capital expenditures which are in excess of US$500,000;

        (i)    make any material change to the Company's methods of accounting, except as required to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements related thereto;

        (j)    settle, or offer or propose to settle, (i) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its Subsidiaries, (ii) any shareholder litigation or dispute against the Company or any of its officers or directors or (iii) any litigation, arbitration, proceeding or dispute that relates to the Transactions, in each case other than any settlement (A) in the ordinary course of business or pursuant to existing contracts or commitments, (B) requiring the Company and its Subsidiaries to pay monetary damages not exceeding US$500,000, and (C) not involving the admission of any material wrongdoing by the Company or any of its Subsidiaries;

        (k)   make or change any material Tax election, amend any material Tax return (except as required by applicable Law), enter into any closing agreement with respect to a material amount of Tax, surrender any right to claim a material refund of Taxes, settle or finally resolve any controversy with respect to a material amount of Tax, or change any Tax accounting period for purposes of a material Tax or material method of Tax accounting or Tax accounting period, or take any action outside the ordinary course of business that could reasonably be expected to result in the Company or any of its Subsidiaries being required to include a material item of income in, or exclude a material deduction from, a Tax return for a period beginning after the Closing Date;

        (l)    except in the ordinary course of business consistent with past practice, enter into, amend or modify, in any material respect, or terminate, or waive any material rights under, any Material Contract (or Contract that would be a Material Contract if such Contract had been entered into prior to the date hereof);

        (m)  engage in the conduct of any new line of business material to the Company and its Subsidiaries, taken as a whole;

        (n)   fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

        (o)   (A) transfer, sell, assign, mortgage, surrender, encumber, grant any security interest in, divest, cancel, disclaim, abandon, allow to lapse or expire (including by failure to pay required fees but except in the ordinary course of prosecution before Governmental Authority), dedicate to the public, or otherwise dispose of, any Company Owned Intellectual Property, other than cancellation, abandonment, allowing to lapse or expire such Company Owned Intellectual Property that is no longer used or useful in any of the Company's or its Subsidiaries' respective businesses or pursuant to Contracts in effect prior to the date hereof; (B) grant any licenses or other Contracts, in each case, that are material to the business of any Group Company, to any third party except non-exclusive licenses in the ordinary course of business or pursuant to Contracts in effect prior to the date hereof; (C) disclose to or allow to be disclosed to or discovered by any Person any trade secrets material to the business of any Group Company except pursuant to valid and appropriate non-disclosure or license agreements or pursuant to obligations to maintain the security and confidentiality thereof arising by operation of law; or (D) fail to continue to follow and practice the intellectual property, information security, and privacy measures, policies and procedures of the Company or its Subsidiaries in substantially the same manner, consistent with past practice;

        (p)   except as required by any Share Incentive Plan, Company Employee Plan, or Company Employee Agreement in effect on the date hereof, as required by applicable Law, (A) increase the compensation, bonus, pension, welfare or other benefits of any of its Company Personnel, except in the ordinary course consistent with past practice which increases, payment or awards, in the aggregate, do not cause an increase in the labor costs of the Group Companies, taken as a whole, by more than 5%; (B) grant any severance or termination pay, or any retention pay; (C) enter into or amend any employment, consulting or severance agreement or arrangement with any of its present directors, officers, or key employees; or (E) establish, adopt, enter into or amend or terminate any Share Incentive Plan; or

        (q)   agree, resolve or commit to do any of the foregoing.

        Section 5.02    Conduct of Business by Parent and Merger Sub Pending the Merger.     Each of Parent and Merger Sub agrees that, from the date hereof to the Effective Time, it shall not: (a) take any action that is intended to or would reasonably be likely to result in any of the conditions to effecting the Merger becoming incapable of being satisfied; or (b) take any action or fail to take any action, the taking or failure to take, as applicable, would, or would be reasonably likely to, individually or in the aggregate, have a Parent Material Adverse Effect.

        Section 5.03    No Control of Other Party's Business.     Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent's or Merger Sub's operations. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        Section 5.04    Actions Taken at Direction of CEO or President.     It is agreed that Parent shall not have any right to (a) terminate this Agreement under Section 8.04(a), or (b) claim any damage or seek any other remedy at law or in equity for any breach of or inaccuracy in any representation or warranty made by the Company in ARTICLE III or any covenant or agreement of the Company under Section 5.01 to the extent that such breach or alleged breach is the proximate result of action or inaction taken by the Company at the direction of Mr. Benson Haibing Wang or Mr. Roc Yunpeng Cheng without the approval or direction of the Company Board (acting with the concurrence of the Special Committee) or the Special Committee.

ARTICLE VI

ADDITIONAL AGREEMENTS

        Section 6.01    Proxy Statement and Schedule 13E-3.

        (a)   Promptly following the date of this Agreement, the Company, with the assistance of Parent and Merger Sub, shall prepare and cause to be filed a proxy statement relating to the authorization and approval of this Agreement, the Plan of Merger and the Transactions by the shareholders of the Company, including a notice convening the Shareholders' Meeting in accordance with the Company's memorandum and articles of association (such proxy statement and notice, as amended or supplemented, being referred to herein as the "Proxy Statement"). Concurrently with the preparation of the Proxy Statement, the Company, Parent and Merger Sub shall jointly prepare and cause to be filed with the SEC a Schedule 13E-3. The Company, Parent and Merger Sub shall use their reasonable efforts to cause the initial Schedule 13E-3 to be filed with the SEC (with the initial Proxy Statement filed as an exhibit) within fifteen (15) Business Days after the date of this Agreement. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts so that the Schedule 13E-3 will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to respond promptly to any comments of the SEC with respect to the Schedule 13E-3. Each of the Company, Parent and Merger Sub shall furnish all information concerning such party to the others as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement, the Schedule 13E-3 and the resolution of comments from the SEC. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Schedule 13E-3 and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing the Schedule 13E-3 or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent and Merger Sub an opportunity to review and comment on such document or response and (ii) shall consider all comments reasonably proposed by Parent and Merger Sub in good faith. If at any time prior to the Shareholders' Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers or directors, is discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement and Schedule 13E-3 so that the Proxy Statement and Schedule 13E-3 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.

        (b)   Notwithstanding the foregoing or anything else herein to the contrary, and subject to compliance with the terms of Section 6.04, in connection with any disclosure regarding a Change in the Company Recommendation, the Company shall not be required to provide Parent or Merger Sub the opportunity to review or comment on (or include comments proposed by Parent or Merger Sub in) the Schedule 13E-3 or the Proxy Statement, or any amendment or supplement thereto, or any comments thereon or any other filing by the Company with the SEC, with respect to such disclosure.

        Section 6.02    Company Shareholders' Meeting.

        (a)   The Company shall, promptly after the SEC confirms that it has no further comments on the Schedule 13E-3, (i) establish a record date for determining shareholders of the Company entitled to vote at the shareholders' meeting, (ii) mail or cause to be mailed the Proxy Statement to the holders of Shares, including Shares represented by ADSs, as of the record date established for the Shareholders' Meeting, which meeting the Company shall duly convene and cause to occur as promptly as practicable following the mailing of the Proxy Statement (the "Shareholders' Meeting"), for the purpose of voting upon authorization and approval of this Agreement, the Plan of Merger and the Transactions, and (iii) instruct or otherwise cause the Depositary to (A) fix the record date established by the Company for the Shareholders' Meeting as the record date for determining the holders of ADSs who shall be entitled to give instructions for the exercise of the voting rights pertaining to Shares represented by ADSs (the "Record ADS Holders"), (B) provide all proxy solicitation materials to all Record ADS Holders, and (C) vote all Shares represented by ADSs in accordance with the instructions of such corresponding Record ADS Holders. Without the consent of Parent, approval of this Agreement and the Plan of Merger is the only matter (other than procedural matters) that shall be proposed to be voted upon by the shareholders of the Company at the Shareholders' Meeting.

        (b)   Subject to Section 6.04(c), the Company Board shall recommend to holders of the Shares that they authorize and approve this Agreement, the Plan of Merger and the Transactions, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing sentence, in the event that subsequent to the date hereof, the Company Board makes a Change in the Company Recommendation pursuant to Section 6.04(a), without prejudice to Section 8.04, the

Company shall have the right not to submit this Agreement, the Plan of Merger and the Transactions to the holders of the Shares for authorization and approval at the Shareholders' Meeting. The Company agrees that its obligations pursuant to this Section 6.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Competing Transaction. Subject to Section 6.04(c), the Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger and shall use its reasonable best efforts take all other action necessary or advisable to secure the Requisite Company Vote.

        (c)   Notwithstanding Section 6.02(b), after consultation in good faith with Parent, the Company may recommend the adjournment of the Shareholders' Meeting to its shareholders (i) in order to allow reasonable additional time for the filing and mailing of, at the reasonable request of any party hereto, any supplemental or amended disclosure, and such supplemental or amended disclosure to be disseminated and reviewed by the shareholders of the Company prior to the Shareholders' Meeting, (ii) subject to Section 6.04(a) and without prejudice to Section 8.04, if (A) the Company has received a bona fide written proposal or offer with respect to a Competing Transaction and (B) the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee upon written advice by its financial advisor and outside legal counsel, that such proposal or offer constitutes a Superior Proposal and failure to take such action would violate its fiduciary duties under applicable Law, or (iii) if as of the time for which the Shareholders' Meeting is scheduled as set forth in the Proxy Statement, there are insufficient Shares represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders' Meeting. Subject to Section 6.02(b), if the Shareholders' Meeting is adjourned, the Company shall convene and hold the Shareholders' Meeting as soon as reasonably practicable thereafter (but in any event no later than seven (7) Business Days prior to the Termination Date).

        Section 6.03    Access to Information; Confidentiality.

        (a)   From the date hereof until the Effective Time and subject to applicable Law and the terms of any Contract to which any Group Company is a party, upon reasonable advance notice from Parent, the Company shall and shall cause its Subsidiaries to (i) provide to Parent (and Parent's officers, directors, employees, accountants, consultants, financial and legal advisors, agents, financing sources and other representatives, collectively, "Representatives") reasonable access during normal business hours to the offices, properties, books and records of any Group Company, (ii) furnish to Parent and its Representatives such existing financial and operating data and other existing information as such persons may reasonably request, and (iii) instruct its Representatives to reasonably cooperate with Parent and its Representatives in their investigation. Notwithstanding the foregoing, any such investigation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the timely discharge by the employees of the Company or its Subsidiaries of their duties.

        (b)   Notwithstanding anything to the contrary in Section 6.03(a), nothing in this Agreement shall require the Company or any of its Subsidiaries to provide Parent or any of its Representatives with access to any books, records, documents or other information to the extent that (i) such books, records, documents or other information is subject to any confidentiality agreement with a Third Party (provided that, at the request of Parent, the Company shall use its commercially reasonable efforts to obtain a waiver from such Third Party), (ii) the disclosure of such books, records, documents or other information would result in the loss of attorney-client privilege which could not be reasonably remedied by use of common interest agreements or other methods to maintain such privilege, or (iii) the disclosure of such books, records, documents or other information is prohibited by applicable Law.

        (c)   All information provided or made available pursuant to this Section 6.03 shall be kept confidential in accordance with the Confidentiality Agreement.

        (d)   Notwithstanding anything herein or the provisions of the Confidentiality Agreement, the parties hereto agree that restrictions contained in the Confidentiality Agreement on communications, discussions, negations, arrangements or understandings by and among the parties to the Consortium Agreement, the Financing Sources and any of their respective Affiliates and Representatives shall be inoperative and of no force and effect as of the date hereof.

        (e)   No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

        Section 6.04    No Solicitation of Transactions.

        (a)   Until the earlier of the Effective Time and termination of this Agreement pursuant to ARTICLE VIII, except as set forth in Section 6.04(b), the Company agrees that neither it nor any of its Subsidiaries will, and that it will cause its and its Subsidiaries' Representatives (including, without limitation, any investment banker, attorney or accountant retained by any Group Company), not to, in each case, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing nonpublic information concerning any Group Company), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or that in the Company's good faith judgment could reasonably be expected to lead to, any Competing Transaction, (ii) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information concerning any Group Company to, any person in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or Contract or commitment contemplating or otherwise relating to any Competing Transaction, (iv) release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party, or (v) authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries, or any Representative retained by or acting directly or indirectly under the direction of the Company or any of its Subsidiaries, to take any action set forth in clauses (a)(i) — (a)(iv) of this Section 6.04. The Company shall notify Parent as promptly as practicable (and in any event within twenty-four (24) hours after the Company has knowledge thereof), orally and in writing, of any proposal or offer, regarding a Competing Transaction or that in the Company's good faith judgment would reasonably be expected to lead to a Competing Transaction, specifying (x) the material terms and conditions thereof (including material amendments or proposed material amendments) and providing, if applicable, copies of any written proposals or offers, including proposed agreements, (y) the identity of the party making such proposal or offer, and (z) whether the Company has any intention to provide confidential information to such person. The Company shall keep Parent informed, on a reasonably current basis (and in any event within forty-eight (48) hours of the occurrence of any material changes, developments, discussions or negotiations), of the status and terms of any such proposal or offer and of any material changes in the status and terms of any such proposal, offer, inquiry, contact or request (including the material terms and conditions thereof). Without limiting the foregoing, the Company shall (A) promptly notify Parent orally and in writing if it determines to initiate actions concerning a proposal, offer, inquiry, contact or request, in each case as permitted by this Section 6.04, and (B) provide Parent with twenty-four (24) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board or members of the Special Committee) of any meeting of the Company Board or Special Committee at which the Company Board or Special Committee, as applicable, is reasonably expected to consider any Competing Transaction. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction.

        (b)   Notwithstanding anything to the contrary in this Section 6.04, the Company Board may furnish information (including nonpublic information) to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction (provided that such bona fide proposal or offer shall not have been obtained in violation of Section 6.04(a) and the Company shall have complied with the requirements of Section 6.04(a) with respect to such proposal or offer), if the Company Board has (i) determined, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel), that such proposal or offer constitutes a Superior Proposal, (ii) determined, in its good faith judgment upon the unanimous recommendation of the Special Committee (upon advice by independent legal counsel), that, in light of such proposal, failure to furnish such information or enter into discussions would violate its fiduciary obligations to the Company and its shareholders under applicable Law, (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such person at least two (2) Business Days prior to taking any such action, and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement); provided that the Company shall concurrently make available to Parent any material information concerning the Company and the Subsidiaries that is provided to any such person and that was not previously made available to Parent or its Representatives.

        (c)   Except as set forth in this Section 6.04(c), neither the Company Board nor any committee thereof shall change, withhold, withdraw, qualify or modify, or publicly propose to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation (a "Change in the Company Recommendation") or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee, prior to obtaining the Requisite Company Vote and upon advice by independent legal counsel, that failure to make a Change in the Company Recommendation would violate its fiduciary obligations to the Company and its shareholders under applicable Law, the Company Board may, upon the unanimous recommendation of the Special Committee, recommend a Superior Proposal, but only (i) if the Company shall have complied with the requirements of Section 6.04(a) and 6.04(b) with respect to such proposal or offer; (ii) after (A) providing at least five (5) Business Days' written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Company Board intends to effect a Change in the Company Recommendation and the manner in which it intends (or may intend) to do so, it being understood that the Notice of Superior Proposal or any amendment or update thereto or the determination to so deliver such notice shall not constitute a Change in the Company Recommendation, (B) negotiating with and causing its financial and legal advisors to negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such third party proposal or offer would cease to constitute a Superior Proposal, and (C) permitting Parent and its Representatives to make a presentation to the Company Board and the Special Committee regarding this Agreement and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that any material modifications to such third party proposal or offer that the Company Board has determined to be a Superior Proposal shall be deemed a new Superior Proposal and the Company shall be required to again comply with the requirements of this Section 6.04, provided, further, that with respect to the new written notice to Parent, the Superior Proposal Notice Period shall be deemed to be a three (3) Business-Day period rather than the five (5) Business-Day period first described above; and (iii) if Parent does not, within five (5) Business Days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel) to be at least as favorable to the Company's shareholders as such Superior Proposal.

        (d)   A "Competing Transaction" means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue or operating income of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 20% or more of the total revenue, operating income or assets of the Company and its Subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company; (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of the Company; (v) any public solicitation in opposition to approval of this Agreement and the Merger by the Company's shareholders; or (vi) any other transaction proposed in writing to the Special Committee the consummation of which would reasonably be expected to impede, interfere with, prevent or delay any of the Transactions.

        (e)   A "Superior Proposal" means an unsolicited, written, bona fide offer made by a Third Party to consummate a Competing Transaction that would result in any person (or its shareholders, members or other equity owners) becoming the beneficial owner, directly or indirectly, of more than 50% of the assets (on a consolidated basis), or more than 50% of the total voting power of the equity securities, of the Company that the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee (after (x) consultation with a financial advisor of internationally recognized reputation and independent legal counsel, and (y) taking into consideration, among other things, all of the terms and conditions, including all legal, financial, regulatory and other aspects, of such offer and this Agreement (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent pursuant to Section 6.04(c) or otherwise prior to the time of determination), including financing, regulatory approvals, shareholder litigation, identity of the person or group making the offer, breakup or termination fee and expense reimbursement provisions, expected timing and risk and likelihood of consummation and other relevant events and circumstances), to be more favorable to the Company shareholders (other than the Rollover Shareholders) than the Merger and accordingly to be in the best interests of the Company and its shareholders (other than the Rollover Shareholders); provided, however, that any such offer shall not be deemed to be a Superior Proposal if (A) the consummation of the transaction contemplated by such offer is conditional upon any due diligence review or investigation of the Company or any of the Subsidiaries by the Third Party, (B) any financing required to consummate the transaction contemplated by such offer is not then fully committed to the Third Party, or (C) the consummation of the transaction contemplated by such offer is conditional upon the obtaining and/or funding of such financing.

        (f)    Nothing contained in this Section 6.04 shall be deemed to prohibit the Company, the Company Board or the Special Committee from (i) complying with its disclosure obligations under U.S. federal or state or non-U.S. Law, including (A) disclosure of factual information regarding the business, financial condition or results of operations of the Company or (B) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer); provided that any such disclosure (other than a "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or a statement that the Company Board or the Special Committee has received and is currently evaluating such Competing Transaction) that is not an express rejection of any applicable Competing Transaction or an express reaffirmation of its recommendation in favor of the Transactions shall be deemed to be a Change in the Company Recommendation, or (ii) making any

"stop-look-and-listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

        Section 6.05    Directors' and Officers' Indemnification and Insurance.

        (a)   The indemnification, advancement and exculpation provisions of the indemnification agreements by and among any Group Company and its directors and certain executive officers as in effect at the Effective Time shall survive the Merger and continue in full force and effect in accordance with their terms and shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the current or former directors or officers of the Company or any of its Subsidiaries. The memorandum and articles of association of the Surviving Corporation shall contain provisions no less favorable to the intended beneficiaries with respect to exculpation and indemnification than are set forth in the memorandum and articles of association of the Company as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law.

        (b)   The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect for six (6) years from the Effective Time the current directors' and officers' liability insurance policies maintained by the Company with respect to matters occurring prior to the Effective Time, including acts or omissions occurring in connection with this Agreement and the consummation of the Transactions (the parties covered thereby, the "Indemnified Parties") on terms with respect to coverage and amount no less favorable to the Indemnified Parties than those in effect as of the Effective Time; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are no less favorable than those provided under the Company's current policies, and provided, further, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.05(b) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be US$215,000 in the aggregate), and if the cost of such insurance policy exceeds such amount, then the Surviving Corporation shall obtain a policy with the greatest coverage available for such amount. In addition, the Company may and, at Parent's request, the Company shall, purchase a six (6)-year "tail" prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Parties than the existing directors' and officers' liability insurance maintained by the Company. If such "tail" prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder, and all other obligations of Parent or Surviving Corporation under this Section 6.05(b) shall terminate.

        (c)   Subject to the terms and conditions of this Section 6.05, from and after the Effective Time, the Surviving Corporation shall comply with all of its obligations, and shall cause its Subsidiaries to comply with their respective obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the Indemnified Parties against any and all costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative ("Damages"), arising out of, relating to or in connection with (x) the fact that an Indemnified Party is or was a director, officer or employee of the Company or any of its Subsidiaries or (y) any acts or omissions occurring or alleged to have occurred (including acts or omissions with respect to the approval of this Agreement or the Transactions or arising out of or pertaining to the Transactions and actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party) prior to or at the Effective

Time, to the extent provided under the Company's or such Subsidiaries' respective organizational and governing documents or agreements in effect on the date hereof (true and complete copies of which shall have been delivered to Parent prior to the date hereof) and to the fullest extent permitted by the CICL or any other applicable Law, including the approval of this Agreement, the Transactions or arising out of or pertaining to the Transactions, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law; and (ii) such persons against any and all Damages arising out of acts or omissions in such persons' official capacity as an officer, director or other fiduciary in the Company or any Subsidiary if such service was at the request or for the benefit of the Company or any of its Subsidiaries.

        (d)   Upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Action which may result in the payment or advancement of any amounts under Section 6.05(c), any Group Company's organizational and governing documents, or any existing indemnification agreements, the person seeking indemnification shall notify the Surviving Corporation promptly, but in all events no later than the earlier of (i) five (5) days after actual receipt, and (ii) as soon as necessary after actual receipt to prevent the Surviving Corporation or any of its Subsidiaries from being materially and adversely prejudiced by late notice. The Surviving Corporation (or a Subsidiary nominated by it) shall have the right to participate in any such Action and, at its option, assume the defense of such Action. The person seeking indemnification shall have the right, but not the obligation, to effectively participate in the defense and/or settlement of such Action, including receiving copies of all correspondence and participating in all meetings and teleconferences concerning the Action. In the event the Surviving Corporation (or a Subsidiary nominated by it) assumes the defense of any Action pursuant to this Section 6.05(d), neither the Surviving Corporation nor any of its Subsidiaries shall be liable to the person seeking indemnification for any fees of counsel subsequently incurred by such person with respect to the same Action.

        (e)   In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 6.05.

        (f)    The agreements and covenants contained in this Section 6.05 shall be in addition to any other rights an Indemnified Party may have under the memorandum and articles of association of the Company or any of its Subsidiaries (or equivalent constitutional documents), or any agreement between an Indemnified Party and the Company or any of its Subsidiaries, under the CICL or other applicable Law, or otherwise. The provisions of this Section 6.05 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives, each of which shall be a third-party beneficiary of the provisions of this Section 6.05. The obligations of Parent and the Surviving Corporation under this Section 6.05 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party without the consent of such Indemnified Party.

        (g)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.05 is not prior to or in substitution for any such claims under any such policies.

        Section 6.06    Notification of Certain Matters.     Each of the Company and Parent shall promptly notify the other in writing of:

        (a)   any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions;

        (b)   any notice or other communication from any Governmental Authority in connection with the Transactions;

        (c)   any Actions commenced or, to the Knowledge of the Company or the Knowledge of Parent, threatened against the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed by such person pursuant to any of such person's representations and warranties contained herein, or that relate to such person's ability to consummate the Transactions; and

        (d)   if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of such person set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 7.01, Section 7.02 and Section 7.03 not to be satisfied;

together, in each case, with a copy of any such notice, communication or Action; provided that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 6.07    Financing.

        (a)   Each of Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary to arrange the Equity Financing in a timely manner including to (i) maintain in effect the Financing Documents, and (ii) satisfy, or cause its Representatives to satisfy, on a timely basis all conditions in the Financing Documents that are within their respective control, other than any condition where the failure to be so satisfied is a direct result of the Company's failure to comply with its obligations under this Agreement.

        (b)   If any portion of the Equity Financing has become unavailable on the terms and conditions contemplated in the Equity Commitment Letter, (A) Parent shall promptly so notify the Company, and (B) each of Parent and Merger Sub shall use its reasonable best efforts to arrange to obtain alternative financing from the same or alternate sources as promptly as practicable following the occurrence of such event, in an amount sufficient (assuming (i) the Rollover Shares are cancelled without payment of consideration as contemplated by and in accordance with the Support Agreement and (ii) the satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth in Section 7.01 and Section 7.02 or the waiver of such conditions by Parent) to consummate the Merger and the other Transactions (the "Alternative Financing"), and to enter into new definitive agreements with respect to such Alternative Financing (the "Alternative Financing Documents") and Parent shall deliver to the Company as promptly as practicable after such execution, a true and complete copy of each such Alternative Financing Document.

        (c)   Neither Parent nor Merger Sub shall agree to or permit any amendments or modifications to, or grant any waivers of, any condition or other provision under the Financing Documents or the Alternative Financing Documents without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) if such amendments, modifications or waivers would (i) reduce the aggregate amount of the Equity Financing or (ii) impose new or additional conditions to the Equity Financing or otherwise expand, amend or modify to the Equity Financing in a manner that would reasonably be expected to (A) prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger and the other Transactions or (B) adversely impact in any material respect the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Documents or the Alternative Financing Documents. Without limiting the generality of the foregoing, neither Parent nor Merger Sub shall release or consent to the termination of the obligations of the Sponsor under the Financing Documents or the comparable parties under the Alternative Financing Documents except as expressly contemplated hereby.

        (d)   Parent shall (i) prior to the Closing, give the Company prompt notice (A) upon becoming aware of any breach of any provision of, or termination by any party to, any Financing Document or Alternative Financing Document, or (B) upon the receipt of any written notice or other written communication from any person with respect to any threatened breach or threatened termination by any party to any Financing Document or Alternative Financing Document, and (ii) prior to the Closing, otherwise keep the Company reasonably informed on a reasonably current basis of the status of Parent and Merger Sub's efforts to arrange the Equity Financing or any Alternative Financing.

        Section 6.08    Financing Assistance.

        (a)   Prior to the Closing, the Company shall, and shall use commercially reasonable efforts to cause each of its Subsidiaries to, provide such cooperation as may be reasonably requested by Parent in connection with the arrangement of the Alternative Financing (provided that such requested cooperation does not unreasonably interfere with the operations of the Company and its Subsidiaries), including using reasonable efforts to (i) as promptly as reasonably practicable furnish to Parent and Merger Sub and the Financing Sources all Required Information, (ii) participate in a reasonable number of meetings, presentations, due diligence sessions with the Financing Sources and cooperate reasonably with the Financing Sources' due diligence, to the extent customary and reasonable for the Alternative Financing, (iii) to the extent customary and in accordance with applicable Law, facilitate the providing of guarantees and granting of a security interest (and perfection thereof) in and pledge of collateral and assist in the preparation of, and executing and delivery at the Closing, any definitive documents for the Alternative Financing, including any credit agreements, indentures, notes, security documents, guarantees, mortgages, certificates, and other definitive agreements, documents or instruments related to the Alternative Financing, if applicable and as may be reasonably requested by Parent, provided that no such definitive documents in this clause (iii) shall be effective until the Effective Time, (iv) using commercially reasonable efforts to obtain a certificate of the chief financial officer or person performing similar functions of the Company with respect to solvency matters to the extent reasonably required by the Financing Sources, (v) arranging for customary payoff letters, lien terminations and instruments of discharge to be delivered at or prior to Closing relating to all Indebtedness to be paid off, discharged and terminated on the Closing Date, and (vi) furnish all documentation and other information required by Governmental Authorities under applicable "know your customer", anti-money laundering, anti-terrorism, foreign corrupt practices and similar laws, rules and regulations of all applicable jurisdictions related to the Alternative Financing, including the United States, Cayman Islands and PRC, provided that the information provided hereunder shall be subject to the terms of the Confidentiality Agreement. Neither the Company nor any of its Subsidiaries shall be required, under the provisions of this Section 6.08 or otherwise in connection with any Alternative Financing, (x) to pay any commitment or other similar fee prior to the Effective Time, (y) to incur any expense unless such expense is reimbursed by Parent promptly after incurrence thereof, or (z) to take, or commit to taking, any action that is not contingent upon the Closing or would subject it to actual or potential liability prior to the Effective Time.

        (b)   Parent shall promptly, upon the termination of this agreement, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.08 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities or losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of the Alternative Financing and any information used in connection therewith (except with respect to any information provided by or on behalf of the Company or any of its Subsidiaries), except in the event such liabilities or losses arose out of or result from the willful misconduct of the Company, its Subsidiaries or any of their respective Representatives.

        (c)   The Company shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done (in each case, subject to applicable laws), all things necessary to ensure, and the Company shall deliver to Parent written evidence, that at the Closing, the aggregate amount of Available Cash shall equal or exceed the RMB equivalent of US$61,000,000.

        Section 6.09    Further Action; Reasonable Best Efforts.

        (a)   Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, with each relevant Governmental Authority with respect to the Transactions, and coordinate and cooperate fully with the other parties in exchanging such information and providing such assistance as the other parties may reasonably request in connection therewith (including (A) obtaining consent (such consent not to be unreasonably withheld, conditioned or delayed) from the other parties promptly before making any substantive communication (whether verbal or written) with any Governmental Authority in connection with such filings or submissions, (B) permitting the other parties to review in advance, and consulting with the other parties on, any proposed filing, submission or communication (whether verbal or written) by such party to any Governmental Authority, and (C) giving the other parties the opportunity to attend and participate at any meeting with any Governmental Authority in respect of any filing, investigation or other inquiry); and (ii) cooperate with the other parties hereto and use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions; provided, that none of the Company, Parent, Merger Sub or any of their Affiliates shall be required to accept any onerous condition or mitigation measure imposed upon it that would materially and adversely affect its interest in the Transaction, including, without limitation, to hold separate, restructure, reorganize, sell, divest, dispose of, or otherwise take or commit to any similar action that materially and adversely limits its freedom of action with respect to, or its ability to retain, a material portion of its businesses, services or assets. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

        (b)   Each party hereto shall, upon request by any other party, furnish such other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3, or any other statement, filing, notice or application made by or on behalf of Parent, Merger Sub, the Company or any of their respective subsidiaries to any third party and/or any Governmental Authority in connection with the Transactions.

        Section 6.10    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.

        Section 6.11    Participation in Litigation.     Prior to the Effective Time, each of Parent and the Company shall give prompt notice to each other of any Actions commenced or, to its Knowledge, threatened, against it and/or its directors which relate to this Agreement or the Transactions. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder Action against the Company and/or its directors relating to this Agreement or the Transactions, and no such Action shall be settled or compromised, and the Company shall not take any action to adversely affect or prejudice any such Action, without the Parent's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

        Section 6.12    Resignations.     To the extent requested by Parent in writing at least three (3) Business Days prior to Closing, on the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of any Group Company designated by Parent, which shall include a waiver of any claims against any Group Company.

        Section 6.13    Public Announcements.     The press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. Thereafter, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions (other than any press release or public statement with respect to a Change in the Company Recommendation pursuant to Section 6.04(c)) and, except in respect of any such press release, communication, other public statement, press conference or conference call as may be required by applicable Law, shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to such consultation.

        Section 6.14    Stock Exchange Delisting.     Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE or the SEC to enable the delisting by the Surviving Corporation from the NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

        Section 6.15    Takeover Statutes.     If any Takeover Statute is or may become applicable to any of the Transactions, the parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to any of the Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals) so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, including all actions to lawfully eliminate or minimize the effects of such statute, regulation or provision in the Company's memorandum and articles of association on the Transactions.

        Section 6.16    Fees and Expenses.     Subject to Section 8.06 and except as specifically provided herein, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement, and the Transactions shall be paid by the party incurring such Expenses.

        Section 6.17    No Amendment to Equity Commitment Letter and Guaranties.     Without the Company's prior written consent, Parent and Merger Sub shall not, and shall cause the Buyer Group Parties not to, amend, modify, withdraw or terminate the Equity Commitment Letter and the Guaranties, except for any amendment, modification, withdrawal or termination that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 6.18    Stamp Taxes.     If any stamp or similar transfer Taxes are imposed on the transfer of Shares pursuant to the Merger, the Parent shall pay such Taxes.

 ARTICLE VII
CONDITIONS TO THE MERGER

        Section 7.01    Conditions to the Obligations of Each Party.

        The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

        (a)    Shareholder Approval.     This Agreement, the Plan of Merger and the Transactions shall have been authorized and approved by way of special resolution (as defined in the CICL) by holders of Shares constituting the Requisite Company Vote at the Shareholders' Meeting in accordance with the CICL and the Company's memorandum and articles of association.

        (b)    No Injunction.     No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or award (an "Order") which is then in effect or is pending, proposed or threatened and has or would have the effect of making the Merger illegal or otherwise prohibiting the consummation of the Transactions.

        Section 7.02    Conditions to the Obligations of Parent and Merger Sub.

        The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

        (a)    Representations and Warranties.     (i) Other than the representations and warranties of the Company contained in Section 3.03, the representations and warranties of the Company contained in this Agreement (disregarding for this purpose any limitation or qualification as to "materiality" (including the word "material") or Company Material Adverse Effect) shall be true and correct in all respects as of the date hereof and as of the Closing Date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and (ii) the representations and warranties set forth in Section 3.03 shall be true and correct in all respects (except for de minimus inaccuracies) as of the date hereof and as of the Closing Date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), in each case, interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material") or Company Material Adverse Effect set forth therein.

        (b)    Agreements and Covenants.     The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

        (c)    Material Adverse Effect.     No Company Material Adverse Effect shall have occurred since the date of this Agreement.

        (d)    Officer Certificate.     The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions specified in Section 7.02(a) through 7.02(c).

        Section 7.03    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

        (a)    Representations and Warranties.     The representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding for this purpose any limitation or qualification by materiality) shall be true and correct in all respects as of the date hereof and as of the Closing Date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent the consummation of any of the Transactions.

        (b)    Agreements and Covenants.     Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

        (c)    Officer Certificate.     Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Parent, certifying as to the satisfaction of the conditions specified in Section 7.03(a) and Section 7.03(b).

        Section 7.04    Frustration of Closing Conditions.     Prior to the Termination Date, none of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such party's failure to act in good faith to comply with this Agreement and consummate the Transactions.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

        Section 8.01    Termination by Mutual Consent.     This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by mutual written consent of Parent and the Company with the approval of their respective boards of directors (in the case of the Company, acting upon the unanimous recommendation of the Special Committee).

        Section 8.02    Termination by Either the Company or Parent.     This Agreement may be terminated by either the Company (upon the unanimous approval of the Special Committee) or Parent at any time prior to the Effective Time, if:

        (a)   the Merger shall not have been consummated on or before the date falling twelve (12) months from the date of this Agreement (the "Termination Date"), provided that the right to terminate this Agreement pursuant to this Section 8.02(a) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been a cause of, or resulted in, the failure to consummate the Merger by such date;

        (b)   any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any final and non-appealable Order having the effect set forth in Section 7.01(b), provided that the right to terminate this Agreement pursuant to this Section 8.02(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been a cause of, or resulted in, such Order; or

        (c)   the Requisite Company Vote shall not have been obtained at the Shareholders' Meeting duly convened therefor and concluded or at any adjournment or postponement thereof; provided that the Company shall not be entitled to terminate this Agreement under this clause if it has breached in any material respect any of its obligations under Section 6.01 or Section 6.04.

        Section 8.03    Termination by the Company.

        This Agreement may be terminated by the Company (upon the unanimous recommendation by the Special Committee), if:

        (a)   the Company Board authorizes (upon the recommendation of the Special Committee) the Company, subject to complying with the terms of this Agreement, to enter into a written agreement concerning a Superior Proposal; provided that concurrently with or prior to such termination, the Company pays the Termination Fee payable pursuant to Section 8.06(a); and provided further that the Company shall have complied with the procedure set forth in Section 6.04(c);

        (b)   a breach or failure of any representation, warranty or covenant of Parent or Merger Sub set forth in this Agreement shall have occurred, which breach would give rise to the failure of a condition set forth in Section 7.01 or Section 7.03 and as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) days following receipt of written notice by Parent and Merger Sub of such breach or failure to perform from the Company stating the Company's intention to terminate this Agreement pursuant to this Section 8.03(b); provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.03(b) if the Company is then in breach of any representations, warranties or covenants hereunder that would give rise to the failure of a condition set forth in Section 7.01 or Section 7.03; or

        (c)   (x) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver by the party having the benefit thereof), (y) the Company has irrevocably confirmed by notice to Parent that all of the conditions set forth in Section 7.03 have been satisfied or that the Company is willing to waive any unsatisfied conditions in Section 7.03 and that the Company is ready, willing and able to consummate the Closing, and (z) Parent and Merger Sub fail to complete the Closing within ten (10) Business Days following the date the Closing should have occurred pursuant to Section 1.02.

        Section 8.04    Termination by Parent.

        This Agreement may be terminated by Parent, if:

        (a)   a breach or failure of any representation, warranty or covenant of the Company set forth in this Agreement shall have occurred, which breach would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02 and as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date, or if capable of being cured, shall not have been cured within third (30) days following receipt of written notice by the Company of such breach or failure to perform from Parent stating Parent's intention to terminate this Agreement pursuant to this Section 8.04(a); provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 8.04(a) if either Parent or Merger Sub is then in breach of any representations, warranties or covenants hereunder that would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02; or

        (b)   a Company Triggering Event shall have occurred.

        Section 8.05    Effect of Termination.

        In the event of the valid termination of this Agreement pursuant to Article VIII, written notice thereof shall be given to the other party or parties, specifying the provision or provisions hereof pursuant to which such termination shall have been made, and this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto; except (a) the terms of Section 6.13, Article VIII and Article IX shall survive any termination of this Agreement and (b) nothing in this Section 8.05 shall relieve any party from liability for any knowing and intentional breach prior to such termination of, or fraud committed prior to the termination in connection with, this Agreement.

        Section 8.06    Fees Following Termination.

        (a)   The Company will pay, or cause to be paid, to one or more designees of Parent an amount equal to US$4,200,000 (the "Company Termination Fee") if this Agreement is terminated (i) by Parent pursuant to Section 8.04; (ii) by the Company pursuant to Section 8.03(a); (iii) by the Company or Parent pursuant to Section 8.02(c), if, at the time of such termination, a bona fide Competing Transaction shall have been made known to the Company, or shall have been publicly announced or publicly made known, and not withdrawn; (iv) by the Company or Parent pursuant to Section 8.02(a) or Section 8.02(c) and within twelve (12) months after such termination the Company or any of its Subsidiaries enters any definitive agreements in connection with any Competing Transaction or consummates any Competing Transaction (provided that for purposes of this Section 8.06(a), all references to "20%" in the definition of "Competing Transaction" shall be deemed to be references to "50%"), such payment to be made, in the case of termination pursuant to clauses (i), (ii) and (iii) above , at or prior to the time of such termination and, in the case of termination pursuant to clause (iv) above as promptly as possible (but in any event within two (2) Business Days following the entry by the Company or its Subsidiary into the definitive agreements in connection with the Competing Transaction); it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. The parties agree that the Company Termination Fee may be paid in RMB, at the Company's election, at the middle exchange rate as published by People's Bank of China at the payment day.

        (b)   Parent will pay, or cause to be paid, to the Company an amount equal to US$7,100,000 (the "Parent Termination Fee") if this Agreement is terminated by the Company pursuant to Section 8.03(b) or Section 8.03(c), such payment to be made as promptly as possible (but in any event within two (2) Business Days) following such termination.

        (c)   In the event that the Company fails to pay the Company Termination Fee, or Parent fails to pay the Parent Termination Fee, when due and in accordance with the requirements of this Agreement, the Company or Parent, as the case may be, shall reimburse the other party for all costs and expenses actually incurred or accrued by the other party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.06, together with interest on such unpaid Company Termination Fee or Parent Termination Fee, as the case may be, commencing on the date that the Company Termination Fee or Parent Termination Fee, as the case may be, became due, at the annual rate of five percent (5%) plus the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made. Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.

        (d)   Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.06 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.06(a) or Section 8.06(b) are not a penalty but rather constitute amounts akin to liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 8.06, the parties hereto would not have entered into this Agreement.

        (e)   Notwithstanding anything to the contrary in this Agreement, the Financing Documents or the Guaranties, but subject in all cases to Section 9.07, in the event that Parent or Merger Sub fails to effect the Closing for any reason or no reason, the Company's right to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 8.06(b) and the costs and expenses pursuant to Section 8.06(c) and the guarantee of such obligations pursuant to the Guaranties (subject to the terms, conditions and limitations therein), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any Group Company and all members of the Company Group (as defined below) against (A) Parent, Merger Sub, the Sponsor or the Guarantors, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of Parent, Merger Sub or any Guarantor, (C) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent, Merger Sub or any

Guarantor or (D) any holders or future holders of any equity, stock, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing (clauses (A) — (D), collectively, the "Parent Group"), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Transactions to be consummated (whether willfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, neither Parent nor any member of the Parent Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions (including the Financing Documents and the Guaranties) other than the payment of the Parent Termination Fee pursuant to Section 8.06(b) and the costs and expenses pursuant to Section 8.06(c), and in no event shall any of Group Company, the direct or indirect shareholders of the Company or any other person, or any of their respective Affiliates, directors, officers, employees, members, managers, partners, representatives, advisors or agents of the foregoing, (collectively, the "Company Group") seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement or any of the Transactions (including the Financing Documents and the Guaranties), other than (without duplication) from Parent or Merger Sub to the extent provided in Section 8.06(b) and Section 8.06(c) or the Guarantors to the extent provided in the Guaranties. This provision was specifically bargained for and reflected in the Per Share Merger Consideration and Per ADS Merger Consideration and is intended to be for the benefit of, and shall be enforceable by, each member of the Parent Group.

        (f)    Notwithstanding anything to the contrary in this Agreement, but subject in all cases to Section 9.07, in the event Parent or its designee shall receive payment from the Company of the Company Termination Fee pursuant to Section 8.06(a) and the costs and expenses pursuant to Section 8.06(c), the receipt of such Company Termination Fee pursuant to Section 8.06(a) and the costs and expenses pursuant to Section 8.06(c) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any member of the Parent Group against any member of the Company Group for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Transactions to be consummated (whether willfully, intentionally, unintentionally or otherwise). Neither the Company nor any member of the Company Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions other than the payment by the Company of the Company Termination Fee pursuant to Section 8.06(a) and the costs and expenses pursuant to Section 8.06(c), and in no event shall any of Parent, Merger Sub or any member of the Parent Group seek, or permit to be sought, on behalf of any member of the Parent Group, any monetary damages from any member of the Company Group in connection with this Agreement or any of the Transactions, other than (without duplication) from the Company to the Parent designee to the extent provided in Section 8.06(a) and Section 8.06(c). This provision was specifically bargained for and reflected in the Per Share Merger Consideration and Per ADS Merger Consideration and is intended to be for the benefit of, and shall be enforceable by, each member of the Company Group.

 ARTICLE IX

GENERAL PROVISIONS

        Section 9.01    Non-Survival of Representations, Warranties and Agreements.

        The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, except that the agreements set forth in ARTICLE I, ARTICLE II, Section 6.05 and this ARTICLE IX shall survive the Effective Time.

        Section 9.02    Notices.

        All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested). All notices, requests, claims, demands and other communications hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

        if to Parent or Merger Sub:

    36/F, Building No. 2, Orient International Financial Plaza
    318 South Zhongshan Road
    Shanghai 200010
    People's Republic of China
    Attention: Li Zhao
    Facsimile: +86 21 6332 6705
    Email: zhaoli@orientsec.com.cn

        with a copy to:

    Shearman & Sterling
    12th Floor, Gloucester Tower
    The Landmark, 15 Queen's Road Central
    Hong Kong
    Attention: Stephanie Tang
    Facsimile: + 852 2140 0328
    Email: stephanie.tang@shearman.com

        if to the Company:

    Taomee Holdings Limited
    16/F, Building No. A-2,
    No. 1528 Gumei Road, Xuhui District
    Shanghai 200233
    People's Republic of China
    Attention: Sam Lawn
    Telephone: +86 21 6128 0056
    Facsimile: +86 21 3367 4012
    Email: samlawn@taomee.com

        with a copy to:

    Ropes & Gray
    41st Floor, One Exchange Square
    8 Connaught Place
    Hong Kong
    Attention: James T. Lidbury
    Telephone: +852 3664 6521
    Facsimile: +852 3664 6454
    Email: James.Lidbury@ropesgray.com

        Section 9.03    Certain Definitions.

        (a)   For purposes of this Agreement:

        "Affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

        "Anticorruption Laws" means Laws relating to anti-bribery or anticorruption (governmental or commercial), which apply to the business and dealings of any Group Company, including, without limitation, laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign government official, foreign government employee or commercial entity to obtain a business advantage such as, without limitation, the PRC Law on Anti-Unfair Competition adopted on September 2, 1993, the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time and all applicable Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

        "Available Cash" means cash of the Company and its Subsidiaries on a consolidated basis in RMB available immediately prior to the Closing in one or more RMB or US dollar denominated bank accounts of the Company or its Subsidiaries, net of issued but uncleared cheques and drafts, in each case free of any Lien. For the avoidance of doubt, to the extent any such cash of the Company or any of its Subsidiaries is denominated in US dollar, the RMB equivalent of such cash shall be used to calculate Available Cash for purposes of this Agreement, based on the mid-point exchange rate between US dollar and RMB on the fifth Business Day prior to the Closing Date as published by the People's Bank of China.

        "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, the Cayman Islands, Hong Kong or the PRC are authorized or required by applicable Law to close.

        "Buyer Group Contracts" means (a) the Consortium Agreement; (b) the Support Agreement; (c) the Equity Commitment Letter; and (d) the Guaranties, including all amendments thereto or modifications thereof.

        "Buyer Group Parties" means, collectively, the parties to any of the Buyer Group Contracts other than Parent and Merger Sub, or any of their respective Affiliates.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to and accepted by Parent and Merger Sub on the date hereof.

        "Company Employee Agreement" means any material management, employment, severance, change in control, transaction bonus, consulting, or other similar material contract between any Group

Company and any current or former employee, director, officer or independent contractor of the Company or its Subsidiaries pursuant to which any Group Company has any liability.

        "Company Employee Plan" means any plan, program, policy, practice, contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, share or share-related awards, material fringe benefits or other material employee benefits or remuneration of any kind, whether written or unwritten, that is maintained, contributed to or required to be contributed to by any Group Company for the benefit of any current or former employee, director, officer or independent contractor of any Group Company, or with respect to which any Group Company has or would reasonably be expected to have any liability or obligation (other than any Company Employee Plan mandated by applicable Law to which the sole liability of the Company and its Subsidiaries is to make contributions required by Law, including plans or programs maintained by a Governmental Authority requiring the payment of social insurance taxes or similar contributions by the Company or its Subsidiaries to a fund of a Governmental Authority with respect to wages of an employee).

        "Company Material Adverse Effect" means any fact, event, circumstance, change or effect that, individually or in the aggregate with all other facts, events, circumstances, changes and effects (including any change in applicable Law or the interpretation or enforcement thereof or other regulatory change that affects any Group Company), is or would reasonably be expected to (a) be materially adverse to the business, financial condition, assets, liabilities or results of operations of the Group Companies taken as a whole or (b) prevent or materially delay the consummation of the Transactions or otherwise be materially adverse to the ability of the Company to perform its material obligations under this Agreement; provided, however, that clause (a) shall not include any fact, event, circumstance, change or effect occurring after the date hereof to the extent resulting from (i) geopolitical conditions, any outbreak or escalation of war or major hostilities or any act of sabotage or terrorism or natural or man-made disasters or other force majeure events, (ii) changes in Laws, GAAP or enforcement or interpretation thereof, in each case proposed, adopted or enacted after the date of this Agreement, (iii) changes or conditions that generally affect the industry and market in which the Company and its Subsidiaries operate, (iv) changes in the financial, credit or other securities or capital markets, or in general economic, business, regulatory, legislative or political conditions, changes in interest rates and foreign exchange rates, (v) any failure, in and of itself, of the Company and its Subsidiaries to meet any internal or published projections, estimates, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics or predictions or changes in the market price or trading volume of the securities of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition), (vi) the announcement, pendency or consummation of the Transactions or the identity of Parent or its Affiliates, including any loss in respect of or change in relationship with any customer, supplier, employee, vendor, or other business partner of the Company or the initiation of litigation or other legal proceeding relating to this Agreement or the Transactions, (vii) any action taken by the Company or any of its Subsidiaries at the written request, or with the written consent, of Parent or expressly required by this Agreement, ; except, in the case of clause (ii), (iii) or (iv), to the extent having a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operates (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).

        "Company Equity Award" means each Company Option and each Company Restricted Share under the Share Incentive Plans.

        "Company Restricted Share" means each restricted share award under the Share Incentive Plans.

        "Company Option" means each option to purchase Shares under the Share Incentive Plans.

        "Company Triggering Event" shall be deemed to have occurred if (i) there shall have been a Change in the Company Recommendation; (ii) the Company Board shall have recommended to the shareholders of the Company a Competing Transaction or shall have entered into any letter of intent, Contract, commitment or similar document with respect to any Competing Transaction (other than a confidentiality agreement entered into in compliance with Section 6.04(b)); (iii) the Company shall have failed to include in the Proxy Statement the Company Recommendation; (iv) if any Competing Transaction shall have been publicly made, proposed or communicated, the Company Board fails to reaffirm its recommendation in favor of the approval of this Agreement and the approval of the Merger within three (3) Business Days after Parent requests in writing that such recommendation be reaffirmed; or (v) a tender offer or exchange offer for 20% or more of the outstanding shares of the Company is commenced, and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders) within ten (10) Business Days after the commencement of such tender offer or exchange offer; but not, for the avoidance of doubt, including a customary "stop, look and listen" communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act or a statement that the Company Board has received and is currently evaluating such tender offer or exchange offer.

        "Confidentiality Agreement" means the confidentiality agreement, dated July 27, 2015, by and among Benson Haibing Wang, Roc Yunpeng Cheng, Orient Securities Ruide (Shanghai) Investment Management Co., Ltd. and the Company.

        "Consortium Agreement" means the consortium agreement, dated May 30, 2015, by and among Benson Haibing Wang, Joy Union Holdings Limited, Roc Yunpeng Cheng, Charming China Limited, and Orient Securities Ruide (Shanghai) Investment Management Co., Ltd.

        "Contract" means any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or credit arrangement or otherwise.

        "Deposit Agreements" means, collectively, the deposit agreement, dated May 24, 2011, by and among the Company, the Depositary and all holders from time to time of ADSs issued thereunder, and the restricted deposit agreement, dated July 17, 2012, by and among the Company, the Depositary and all holders from time to time of restricted ADSs issued thereunder.

        "Environmental Law" means any applicable PRC local, provincial or national Law relating to (a) the protection of health, safety or the environment or (b) the handling, use, transportation, disposal, release or threatened release of any Hazardous Substance.

        "Exercise Price" means, with respect to any Company Option, the applicable exercise price per Share underlying such Company Option.

        "Excluded Shares" means, collectively, (i) the Rollover Shares, (ii) Shares beneficially owned by the Company or held by the Company as treasury shares, and (iii) any Shares held by the Depositary that are reserved (but not yet allocated) by the Company for settlement upon exercise of any Company Equity Awards.

        "Expenses" means, with respect to any party hereto, all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment banking firms and other financial institutions, experts and consultants to such party and its Affiliates) actually incurred or accrued by such party or its

Affiliates or on its or their behalf or for which it or they are liable in connection with or related to the authorization, preparation, negotiation, execution and performance of the Transactions, the preparation, printing, filing and mailing of the Schedule 13E-3 and the Proxy Statement, the solicitation of shareholder approvals, the filing of any required notices under applicable Laws and all other matters related to the closing of the Merger and the other Transactions.

        "Financing Sources" means the parties to the Financing Documents (other than Parent and Merger Sub) as in effect from time to time and any joinder agreements, indentures, purchase agreements or credit agreements entered into pursuant thereto or relating thereto, together with their respective current, former and future Affiliates, officers, directors, agents, partners, members, employees and representatives involved in the financing and their respective successors and assigns.

        "Governmental Authority" means (i) any national, federal, state, county, municipal, local, supranational or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, or (ii) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clause (i) of this definition.

        "Government Official" means (i) any official, officer, employee or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Authority, (ii) any political party or party official or candidate for political office, or (iii) any company, business, enterprise or other entity wholly or majority owned or controlled by a Governmental Authority.

        "Group Company" means any of the Company and its Subsidiaries.

        "Hazardous Substance" means any chemical, pollutant, waste or substance that is (a) listed, classified or regulated under any Environmental Law as hazardous substance, toxic substance, pollutant, contaminant or oil or (b) any petroleum product or by product, asbestos containing material, polychlorinated biphenyls or radioactive material.

        "Indebtedness" means, with respect to any person, (a) all indebtedness of such person, whether or not contingent, for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services, (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such person under currency, interest rate or other swaps, and all hedging and other obligations of such person under other derivative instruments, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (g) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (h) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any share capital of such person or any warrants, rights or options to acquire such share capital, valued, in the case of redeemable preferred shares, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all Indebtedness of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such person, and (j) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Liens on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.

        "Insolvent" means, with respect to any person (a) the present fair saleable value of such person's assets is less than the amount required to pay such person's total Indebtedness, (b) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (d) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

        "Intellectual Property" means, collectively, (a) patents, patent applications and statutory invention registrations, (b) trademarks, service marks, trade dress, logos, trade names, brands, corporate names, goodwill, domain names and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, software, designs, and registrations and applications for registration thereof, (d) confidential and proprietary information, including trade secrets, know-how, database rights and discovers, and (e) rights of privacy, publicity and endorsement, and with respect to (a) — (c) above, the geographical scope for such intellectual property shall include but not be limited to the United States, China, Europe or India.

        "Knowledge" means, with respect to the Company, the actual knowledge of the individuals listed in Section 9.3(a) of the Company Disclosure Schedule, and with respect to any other party hereto, the actual knowledge of any director or officer of such party, in each case, after due inquiry.

        "Leased Real Property" shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any Group Company.

        "Leases" shall mean all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guarantees and other agreements with respect thereto, pursuant to which any Group Company holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any Group Company.

        "Lien" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

        "Owned Real Property" shall mean all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any Group Company.

        "Permitted Encumbrances" shall mean (a) liens for Taxes, assessments and other governmental levies, fees or charges (x) not due and payable, or (y) which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics liens and similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts which are not due and payable or are being contested in good faith by appropriate proceedings, (c) zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business thereon, (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property which do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, (e) leases and subleases (other than capital leases and leases underlying sale and leaseback transactions); (f) encumbrances imposed by applicable Law other than as a result of violation of such Law; (g) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (h) pledges or deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case, in the ordinary course of business; (i) encumbrances securing indebtedness or liabilities that are reflected in the Company SEC Reports filed or furnished prior to the date hereof; (j) matters which would be disclosed by an accurate survey or inspection of the real property which do not materially impair the occupancy or current use of such real property which they encumber; (k) outbound non-exclusive license agreements and non-disclosure agreements entered into in the ordinary course of business; (l) standard survey and title exceptions; (m) any other encumbrances that have been incurred or suffered in the ordinary course of business and that would not have a Company Material Adverse Effect; and (n) limitations or restrictions on transfers imposed by the Securities Act, blue sky laws and comparable foreign laws governing securities, provided that there is no material violation thereunder that has resulted in such limitations or restrictions.

        "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        "Regulation S-K" means Regulation S-K promulgated under the Securities Act.

        "Required Information" means all financial and all other information (including historical financial statements and pro forma financial statements and data) regarding the Company and its Subsidiaries reasonably required or requested by Parent, Merger Sub or the Financing Sources.

        "RMB" means the lawful currency of the PRC.

        "Rollover Shareholders" means, collectively, Benson Haibing Wang, Joy Union Holdings Limited, Roc Yunpeng Cheng, Charming China Limited, Jason Liqing Zeng and Frontier Technology Holdings Limited.

        "Rollover Shares" has the meaning ascribed to in the Support Agreement.

        "SAFE" means the State Administration of Foreign Exchange of the PRC.

        "SAFE Circular 7" means the Notice Regarding Certain Administrative Measures on the Participation by Domestic Individuals in Stock Option Plans of Offshore Listed Companies issued by SAFE on February 15, 2012 and which became effective as of February 15, 2012.

        "SAFE Circular 37" means the Notice on Relevant Issues Relating to Foreign Exchange Administration of Overseas Investments and Financing and Round Trip Investments by Domestic Residents via Special Purpose Companies issued by SAFE on July 14, 2014, and which became effective as of July 14, 2014.

        "Shares" means the ordinary shares of the Company, par value US$0.00002 per share.

        "Share Incentive Plans" means, collectively, the Company's 2009 Stock Option Plan, the Company's 2010 Share Incentive Plan and the Company's 2012 Share Incentive Plan, and all amendments and modifications thereto.

        "Social Security Benefits" means any social insurance, pension insurance benefits, medical insurance benefits, work-related injury insurance benefits, maternity insurance benefits, unemployment insurance benefits and public housing reserve fund benefits or similar benefits, in each case as required by any applicable Law or contractual arrangements.

        "Subsidiary" or "Subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity: (i) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held directly or indirectly by such person or by any one or more of such person's subsidiaries, (ii) of which at least fifty percent (50%) of the equity interests is controlled by such person by any one or more of such person's subsidiaries, (iii) of which such party or any subsidiary of such party is a general partner, or (iv) whose assets and financial results are consolidated with the net revenues of such party and are recorded on the books of such party for financial reporting purposes in accordance with the GAAP.

        "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, occupation, property, real estate, deed, land use, sales, use, capital stock, payroll, severance, employment (including withholding obligations imposed on employer/payer), social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding (as payor or payee), ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

        "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any Governmental Authority with respect to Taxes, including information returns.

        "Third Party" means any person or "group" (as defined under Section 13(d) of the Exchange Act) of persons, other than Parent or any of its Affiliates or Representatives.

        (b)   The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Action	Section 3.10
ADS	Section 2.01(b)
Agreement	Preamble
Alternative Financing	Section 6.07 (b)
Alternative Financing Documents	Section 6.07 (b)
Annual Report	Section 3.07(h)
Applicable Date	Section 3.07(a)
Bankruptcy and Equity Exception	Section 3.04(a)
Change in the Company Recommendation	Section 6.04(c)
CICL	Recitals
Closing	Section 1.02
Closing Date	Section 1.02
Company	Preamble
Company Board	Recitals
Company Group	Section 8.06(e)
Company Licensed Intellectual Property	Section 3.13(f)
Company Owned Intellectual Property	Section 3.13(d)
Company Permits	Section 3.06(a)
Company Personnel	Section 3.11(a)
Company Recommendation	Section 3.04(b)
Company Representative	Section 3.06(c)
Company SEC Reports	Section 3.07(a)
Company Termination Fee	Section 8.06(a)
Competing Transaction	Section 6.04(d)
Damages	Section 6.05(c)
Depositary	Section 2.06
Dissenting Shareholders	Section 2.03(a)
Dissenting Shares	Section 2.03(a)
Effective Time	Section 1.03
Environmental Permits	Section 3.17
Equity Commitment Letter	Section 4.06(a)
Equity Financing	Section 4.06(a)

Defined Term	Location of Definition
Evaluation Date	Section 3.07(h)
Exchange Act	Section 3.05(b)
Exchange Fund	Section 2.04(a)
Financial Advisor	Section 3.04(c)
Financing Documents	Section 4.06(a)
GAAP	Section 3.07(b)
Guarantor	Recitals
Guaranty	Recitals
Indemnified Parties	Section 6.05(b)
Law	Section 3.05(a)
Material Contracts	Section 3.16(a)
Merger	Recitals
Merger Sub	Preamble
Notice of Superior Proposal	Section 6.04(c)
NYSE	Section 3.05(b)
Order	Section 7.01(b)
Parent	Preamble
Parent Group	Section 8.06(e)
Parent Material Adverse Effect	Section 4.01
Parent Termination Fee	Section 8.06(b)
Paying Agent	Section 2.04(a)
Per ADS Merger Consideration	Section 2.01(b)
Per Share Merger Consideration	Section 2.01(a)
Plan of Merger	Section 1.03
PRC	Section 3.06(a)
Proxy Statement	Section 6.01(a)
Record ADS Holders	Section 6.02(a)
Representatives	Section 6.03(a)
Requisite Company Vote	Section 3.04(a)
SAFE Rules and Regulations	Section 3.06(g)
SEC	Section 3.05(b)
Share Certificates	Section 2.04(b)
Shareholders' Meeting	Section 6.02(a)
Special Committee	Recitals
Sponsor	Section 4.06(a)
Superior Proposal	Section 6.04(e)
Support Agreement	Recitals
Surviving Corporation	Section 1.01
Takeover Statute	Section 3.20
Termination Date	Section 8.02(a)
Transactions	Recitals
Uncertificated Shares	Section 2.04(b)

        Section 9.04    Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

        Section 9.05    Entire Agreement; Assignment.

        This Agreement (including the exhibits and schedules hereto), the Company Disclosure Schedule, the Financing Documents, the Guaranties and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any Affiliate of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

        Section 9.06    Parties in Interest.

        This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05, Section 8.06(e) and Section 8.06(f) (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons); provided, however, that in no event shall any holders of Shares (including Shares represented by ADSs) or holders of Company Equity Awards, in each case in their capacity as such, have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        Section 9.07    Specific Performance.

          (a)   The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any provisions of this Agreement were not performed in accordance with the terms hereof by the parties. Accordingly, subject to Section 9.07(b), the parties hereto acknowledge and hereby agree that in the event of any breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, or Parent or Merger Sub, on the other hand, shall, subject to Section 8.06, each be entitled to specific performance of the terms hereof (including the obligation of the parties to consummate the Merger, subject in each case to the terms and conditions of this Agreement), including an injunction or injunctions to prevent breaches of this Agreement by any party, in addition to any other remedy at law or equity.

          (b)   Notwithstanding the foregoing, the Company shall have the right to obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief, in each case, solely with respect to causing Parent and Merger Sub to cause the Equity Financing to be funded at any time, but only in the event that each of the following conditions has been satisfied (i) all conditions in Section 7.01 and Section 7.02(other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (ii) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.02, and (iii) the Company has irrevocably confirmed in writing that (A) all conditions set forth in Section 7.03 have been satisfied or that it is willing to waive any of the conditions to the extent not so satisfied in Section 7.03 and (B) if specific performance is granted and the Equity Financing is funded, then the Closing will occur.

          (c)   Each party hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

  Notwithstanding anything herein to the contrary, (x) while the parties hereto may pursue both a grant of specific performance and the payment of the amounts set forth in Section 8.06, neither Parent and Merger Sub, on the one hand, nor the Company, on the other hand, shall be permitted or entitled to receive both a grant of specific performance that results in a Closing and payment of such amounts, and (y) upon the payment of such amounts, the remedy of specific performance shall not be available against the party making such payment and, if such party is Parent or Merger Sub, any other member of the Parent Group or, if such party is the Company, any other member of the Company Group. This Section 9.07 shall not be deemed to alter, amend, supplement or otherwise modify the terms of the Equity Commitment Letter (including the expiration or termination provisions thereof).

        Section 9.08    Governing Law.

        This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof, except that the following matters arising out of or relating to this Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the Cayman Islands in respect of which the parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the Cayman Islands: the Merger, the vesting of the undertaking, property and liabilities of Merger Sub in the Surviving Corporation, the cancellation of the Shares, the rights provided for in Section 238 of the CICL with respect to any Dissenting Shares, the fiduciary or other duties of the Company Board and the directors of Merger Sub and the internal corporate affairs of the Company and Merger Sub. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the New York State Supreme Court Commercial Division in and for New York County, New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.02 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any of the above-named courts for the purpose of any Action arising under the laws of the State of New York out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 9.08, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 9.09    Waiver of Jury Trial.

        Each party hereto hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law any right it may have to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions contemplated by this Agreement.

        Section 9.10    Amendment.

        This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement and the Transactions by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        Section 9.11    Waiver.

        At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any breach of or inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        Section 9.12    Headings.

        The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.13    Counterparts.

        This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[The remainder of the page is intentionally left blank.]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ORIENT TM PARENT LIMITED
By:	/s/ HAI FENG Name: Hai Feng Title: Director

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ORIENT TM MERGER LIMITED
By:	/s/ HAI FENG Name: Hai Feng Title: Director

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TAOMEE HOLDINGS LIMITED
By:	/s/ SAM LAWN Name: Sam Lawn Title: CFO

 ANNEX A

PLAN OF MERGER

 ANNEX B
PLAN OF MERGER

THIS PLAN OF MERGER is made on                                      2015.

BETWEEN

        (1)   Orient TM Merger Limited, an exempted company incorporated under the Laws of the Cayman Islands on 10 July 2015, with its registered office situated at the offices of Maricorp Services Ltd., P.O. Box 2075, George Town, Grand Cayman KY1-1105, Cayman Islands ("Merger Sub"); and

        (2)   Taomee Holdings Limited, an exempted company incorporated under the Laws of the Cayman Islands on 26 September 2008, with its registered office situated at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the "Company" or the "Surviving Corporation" and together with Merger Sub, the "Constituent Companies").

WHEREAS

        (a)   Merger Sub and the Company have agreed to merge (the "Merger") on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the "Agreement") dated as of                          2015 among Orient TM Parent Limited, Merger Sub and the Company, a copy of which is attached as Appendix I to this Plan of Merger and under the provisions of Part XVI of the Companies Law Cap.22 (Law 3 of 1961, as consolidated and revised) (the "Companies Law"), pursuant to which Merger Sub will merge with and into the Company and cease to exist and the Surviving Corporation will continue as the surviving company in the Merger.

        (b)   This Plan of Merger is made in accordance with section 233 of the Companies Law.

        (c)   Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.

WITNESSETH

CONSTITUENT COMPANIES

        1.     The constituent companies (as defined in the Companies Law) to the Merger are Merger Sub and the Company.

NAME OF THE SURVIVING CORPORATION

        2.     The name of the surviving company (as defined in the Companies Law) shall be Taomee Holdings Limited.

REGISTERED OFFICE

        3.     The Surviving Corporation shall have its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

AUTHORISED AND ISSUED SHARE CAPITAL

        4.     Immediately prior to the Effective Time (as defined below) the authorized share capital of Merger Sub was US$20,000 divided into 1,000,000,000 ordinary shares with a par value of US$0.00002 each, of which one ordinary share was issued fully paid.

        5.     Immediately prior to the Effective Time the authorized share capital of the Company was US$20,000 divided into 1,000,000,000 ordinary shares with a par value of US$0.00002 each, of which [    •    ] ordinary shares were issued fully paid.

        6.     The authorized share capital of the Surviving Corporation shall be US$20,000 divided into 1,000,000,000 ordinary shares with a par value of US$0.00002 each.

        7.     At the Effective Time, and in accordance with the terms and conditions of the Agreement:

          (a)   Each ordinary share in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued and fully paid ordinary share with a par value of US$0.00002 each in the share capital of the Surviving Corporation.

          (b)   Each ordinary share in the Company issued and outstanding immediately prior to the Effective Time, other than (i) the Excluded Shares and (ii) the Dissenting Shares, shall be cancelled and cease to exist in exchange for the right to receive US$0.1884 in cash per share without interest.

          (c)   Each of the Excluded Shares issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist without payment of any consideration or distribution therefor.

          (d)   Each of the Dissenting Shares of persons who have validly exercised and not withdrawn or lost their right to dissent from the Merger pursuant to Section 238 of the Companies Law shall be cancelled and cease to exist following payment of their fair value in accordance with Section 238 of the Companies Law.

        8.     At the Effective Time, the rights and restrictions attaching to the shares of the Surviving Corporation are set out in the Amended and Restated Memorandum of Association and Articles of Association of the Surviving Corporation in the form attached as Appendix II to this Plan of Merger.

EFFECTIVE TIME

        9.     In accordance with Section 233(13) of the Companies Law, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar of Companies in the Cayman Islands (the "Effective Time").

PROPERTY

        10.   At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Corporation which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

        11.   The Memorandum of Association and Articles of Association of the Surviving Corporation shall be amended and restated in the form attached as Appendix II to this Plan of Merger at the Effective Time.

DIRECTORS BENEFITS

        12.   There are no amounts or benefits paid or payable to any director of the Constituent Companies or the Surviving Corporation consequent upon the Merger.

DIRECTORS OF THE SURVIVING CORPORATION

        13.   The names and addresses of the directors of the Surviving Corporation are as follows:

NAME	ADDRESS
Feng, Hai	No. 900 West Yan'an Road, Changning District, Shanghai, PRC

SECURED CREDITORS

        14.   (a) Merger Sub has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

          (b) The Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

RIGHT OF TERMINATION

        15.   This Plan of Merger may be terminated pursuant to the terms and conditions of the Agreement at any time prior to the Effective Time.

APPROVAL AND AUTHORIZATION

        16.   This Plan of Merger has been approved by the board of directors of each of the Merger Sub and the Company pursuant to section 233(3) of the Companies Law.

        17.   This Plan of Merger has been authorised by the shareholders of each of the Merger Sub and the Company pursuant to section 233(6) of the Companies Law.

COUNTERPARTS

        18.   This Plan of Merger may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

GOVERNING LAW

        19.   This Plan of Merger shall be governed by and construed in accordance with the Laws of the Cayman Islands.

        In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

        Duly authorized for and on behalf of Orient TM Merger Limited:

[name]
Director

        Duly authorized for and on behalf of Taomee Holdings Limited:

[name]
Director

 Appendix I

(The Agreement)

 Appendix II

        (Amended and Restated Memorandum of Association and Articles of Association of Surviving Corporation)

 Execution Version

ANNEX C-1

ROLLOVER AND SUPPORT AGREEMENT

        This ROLLOVER AND SUPPORT AGREEMENT (this "Agreement") is entered into as of December 11, 2015 by and among Orient TM Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), and certain shareholders of Taomee Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Company"), listed on Schedule A hereto (each, a "Shareholder" and collectively, the "Shareholders"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

        WHEREAS, Parent, Orient TM Merger Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company and a wholly owned subsidiary of Parent (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (as defined under Rule 13d-3 of the Exchange Act) of certain ordinary shares, par value US$0.00002 per share, of the Company (the "Shares") (including Shares represented by American depositary shares of the Company, each representing 20 Shares) as set forth in the column titled "Owned Shares" opposite such Shareholder's name on Schedule A hereto (such Shares, together with any other Shares acquired (whether beneficially or of record) by such Shareholder after the date hereof and prior to the earlier of the Effective Time and the termination of all of such Shareholder's obligations under this Agreement, including any Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the "Securities");

        WHEREAS, in connection with the consummation of the Merger, each Shareholder agrees to (a) the cancellation of a certain number of Shares as set forth in the column titled "Rollover Shares" opposite such Shareholder's name on Schedule A hereto (the "Rollover Shares") for no consideration in the Merger, (b) subscribe for newly issued shares of Parent (the "Parent Shares") immediately prior to the Closing, and (c) vote the Securities at the Company Shareholders' Meeting in favor of the Merger, in each case, upon the terms and conditions set forth herein;

        WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Shareholders are entering into this Agreement; and

        WHEREAS, the Shareholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement.

C-1-1

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
VOTING; GRANT AND APPOINTMENT OF PROXY

        Section 1.01.    Voting.     From and after the date hereof until the earlier of the Closing and the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earlier time, the "Expiration Time"), each Shareholder irrevocably and unconditionally hereby agrees that at the Shareholders' Meeting or any other annual or special meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) — (f) hereof is to be considered (and any adjournment or postponement thereof), or in connection with any written resolution of the Company's shareholders, such Shareholder shall (i) cause its representative(s) to appear at such meeting or otherwise cause its Securities to be counted as present thereat for purposes of determining whether a quorum is present and (ii) vote or cause to be voted (including by proxy or written resolution, if applicable) all of such Shareholder's Securities:

        (a)   for the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions,

        (b)   against any Competing Transaction or any other transaction, proposal, agreement or action made in opposition to the authorization or the approval of the Merger Agreement or the Plan of Merger or in competition or inconsistent with the Merger and the other Transactions,

        (c)   against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions, the Merger Agreement, the Plan of Merger or this Agreement or the performance by such Shareholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiary or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiary; (iii) an election of new members to the board of directors of the Company, other than nominees of the Shareholders and nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company's memorandum or articles of association, except if approved in writing by Parent; or (v) any other action that would require the consent of Parent pursuant to the Merger Agreement, except if approved in writing by Parent,

        (d)   against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Shareholder contained in this Agreement or otherwise reasonably requested by Parent in order to consummate the Merger and the other Transactions,

        (e)   in favor of any other matter necessary to effect the Merger and the other Transactions, and

        (f)    in favor of any adjournment or postponement of the Company Shareholders Meeting or any other annual or special meetings of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) - (f) hereof is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Parent.

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        Section 1.02.    Grant of Irrevocable Proxy; Appointment of Proxy.

        (a)   Each Shareholder hereby irrevocably appoints Parent and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) such Shareholder's Securities in accordance with Section 1.01 hereof at the Shareholders' Meeting or other annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 1.01 hereof above is to be considered, in each case prior to the Expiration Time. Each Shareholder represents that all proxies, powers of attorney, instructions or other requests given by such Shareholder prior to the execution of this Agreement in respect of the voting of such Shareholder's Securities, if any, are not irrevocable and each Shareholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Shareholder's Securities. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

        (b)   Each Shareholder affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.02, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Shareholder agrees to vote such Shareholder's Securities in accordance with Section 1.01 hereof prior to the Expiration Time. The parties hereto agree that the foregoing is a voting agreement.

        Section 1.03.    Restrictions on Transfers.     Except as provided for in Article 3 below or pursuant to the Merger Agreement, each Shareholder hereby agrees that, from the date hereof until the Expiration Time, such Shareholder shall not, without the prior written consent of Parent, directly or indirectly, (a) offer for sale, sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of Law or otherwise) (collectively, "Transfer"), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Securities and (i) has, or would reasonably be expected to have, the effect of reducing or limiting such Shareholder's economic interest in such Securities and/or (ii) grants a third party the right to vote or direct the voting of such Securities (any such transaction, a "Derivative Transaction"), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Securities, (d) knowingly take any action that would make any representation or warranty of such Shareholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Shareholder from performing any of its obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d).

ARTICLE 2
NO SOLICITATION

        Section 2.01.    Restricted Activities.     Prior to the Expiration Time, each Shareholder, solely in its capacity as a shareholder of the Company, shall not, and shall cause its Representatives not to, without the prior written consent of Parent, directly or indirectly: (a) solicit, initiate or encourage (including by way of furnishing nonpublic information concerning any Group Company), or take any other action to

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facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or that in the Company's good faith judgment could reasonably be expected to lead to, any Competing Transaction, (b) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information concerning any Group Company to, any person in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, (c) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or Contract or commitment contemplating or otherwise relating to any Competing Transaction, (d) release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party, or (e) authorize or permit any Representative to do any of the foregoing.

        Section 2.02.    Notification.     Each Shareholder, solely in its capacity as a shareholder of the Company, shall and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any Competing Transactions. From and after the date hereof until the Expiration Time, each Shareholder shall promptly advise Parent in writing of (a) any Competing Transaction it receives in its capacity as a shareholder of the Company, (b) any request it receives in its capacity as a shareholder of the Company for non-public information relating to the Company or any of its Subsidiary, and (c) any inquiry or request for discussion or negotiation it receives in its capacity as a shareholder of the Company regarding a Competing Transaction, including in each case the identity of the Person or group of Persons making any such offer or proposal and the terms and conditions of any such Competing Transaction (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements). Each Shareholder, in its capacity as a shareholder of the Company, shall keep Parent fully informed, on a reasonably current basis, of the status and terms of any such Competing Transaction (including any amendments thereto) (including, if applicable, any revised copies of written requests, proposals and offers) and the status of any such discussions or negotiations to the extent known by such Shareholder. This Section 2.02 shall not apply to any Competing Transaction that is received only by the Company. Each Shareholder's receipt, in its capacity as a shareholder of the Company, of any Competing Transaction shall not relieve such Shareholder from any of its obligations hereunder.

        Section 2.03.    Capacity.     Notwithstanding anything to the contrary in this Agreement, (i) each Shareholder is entering into this Agreement, and agreeing to become bound hereby, solely in its capacity as a beneficial owner of the Securities owned by it and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Agreement shall obligate such Shareholder or its Shareholder's Representatives to take, or forbear from taking, as a director or officer of the Company, any action which is inconsistent with its fiduciary duties under the applicable Laws.

ARTICLE 3
ROLLOVER SHARES

        Section 3.01.    Cancellation of Rollover Shares.     Subject to the terms and conditions set forth herein, (a) each Shareholder agrees that its Rollover Shares shall be cancelled at the Closing for no consideration, and (b) other than its Rollover Shares, all equity securities of the Company held by such Shareholder, if any, shall be treated as set forth in the Merger Agreement and not be affected by the provisions of this Agreement. Each Shareholder will take all actions necessary or appropriate to cause the number of Rollover Shares opposite such Shareholder's name on Schedule A hereto to be treated as set forth herein.

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        Section 3.02.    Subscription of Parent Shares.     Immediately prior to the Closing, in consideration for the cancellation of the Rollover Shares held by each Shareholder in accordance with Section 3.01 hereof, Parent shall issue to such Shareholder (or, if designated by such Shareholder in writing, an Affiliate of such Shareholder), and such Shareholder or its Affiliate (as applicable) shall subscribe for, the number of Parent Shares, at par value per share, equal to the number of Rollover Shares held by such Shareholder and cancelled pursuant to Section 3.01 hereof. Each Shareholder hereby acknowledges and agrees that (a) delivery of such Parent Shares shall constitute complete satisfaction of all obligations towards or sums due such Shareholder by Parent and Merger Sub in respect of the Rollover Shares held by such Shareholder and cancelled pursuant to Section 3.01 hereof, and (b) such Shareholder shall have no right to any Merger Consideration in respect of the Rollover Shares held by such Shareholder.

        Section 3.03.    Rollover Closing.     Subject to the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in Section 7.01 and Section 7.02 of the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), the closing of the subscription and issuance of Parent Shares contemplated hereby shall take place immediately prior to the Closing.

        Section 3.04.    Deposit of Rollover Shares.     No later than five (5) Business Days prior to the Closing, each Shareholder and any agent of such Shareholder holding certificates evidencing any of the Rollover Shares shall deliver or cause to be delivered to Parent all certificates representing the Rollover Shares in such Person's possession, for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by Parent or any agent authorized by Parent until the Closing.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS

        Section 4.01.    Representations and Warranties.     Each Shareholder, severally and not jointly, represents and warrants to Parent as of the date hereof and as of the Closing:

        (a)   such Shareholder has full legal right, power, capacity and authority to execute and deliver this Agreement, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby;

        (b)   this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

        (c)   assuming due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

        (d)   (i) such Shareholder (A) is and, immediately prior to the Closing, will be the beneficial owner of, and has and will have good and valid title to, the Securities, free and clear of Encumbrances other than as created by this Agreement, and (B) has and will have sole or shared (together with Affiliates controlled by such Shareholder) voting power, power of disposition, and power to demand dissenter's rights, in each case with respect to all of the Securities, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws, Laws of the Cayman Islands, Laws of the People's Republic of China and the terms of this Agreement; (ii) its

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Securities are not subject to any voting trust agreement or other Contract to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer of the Securities other than this Agreement; (iii) such Shareholder has not Transferred any interest in any of its Securities pursuant to any Derivative Transaction; (iv) as of the date hereof, other than its Owned Shares, such Shareholder does not own, beneficially or of record, any Shares, securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities); and (v) such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of its Owned Shares, except as contemplated by this Agreement.

        (e)   except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby, nor compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of any such Shareholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on property or assets of such Shareholder pursuant to any Contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets;

        (f)    there is no Action pending against such Shareholder or, to the knowledge of such Shareholder, any other Person or, to the knowledge of such Shareholder, threatened against any such Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Shareholder of its obligations under this Agreement;

        (g)   such Shareholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning Parent Shares and such Shareholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of such Shareholder's representations and warranties in this Agreement and the transactions contemplated hereby; and

        (h)   each Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder's execution, delivery and performance of this Agreement.

        Section 4.02.    Covenants.     Each Shareholder hereby:

        (a)   agrees, prior to the Expiration Time, not to knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement;

        (b)   irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Shareholder may have with respect to such Shareholder's Securities (including without limitation any rights under Section 238 of the Companies Law) prior to the Expiration Time;

        (c)   agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in accordance therewith), such Shareholder's identity and beneficial

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ownership of Shares or other equity securities of the Company and the nature of such Shareholder's commitments, arrangements and understandings under this Agreement;

        (d)   agrees and covenants, severally and not jointly, that such Shareholder shall promptly (and in any event within twenty-four (24) hours) notify Parent of any new Shares with respect to which beneficial ownership is acquired by such Shareholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof;

        (e)   agrees and covenants that it shall (i) pay any Taxes arising from or attributable to the receipt of (A) Merger Consideration by such Shareholder or its Affiliates pursuant to the Merger Agreement and/or (B) Parent Shares by such Shareholder or its Affiliates pursuant to this Agreement (collectively, the "Tax Liabilities") upon the earlier of the due date for such Taxes or thirty (30) days after receiving notice of such Taxes, and (ii) severally and not jointly, bear and pay, reimburse, indemnify and hold harmless Parent, Merger Sub, the Company and any Affiliate thereof (collectively, the "Indemnified Parties") for, from and against (A) any and all liabilities for Taxes imposed upon, incurred by or asserted against any of the Indemnified Parties, arising from or attributable to the Tax Liabilities (for the avoidance of doubt, the term "Tax Liabilities" shall include, without limitation, any and all liability for Taxes arising from or attributable to the receipt of Merger Consideration and/or Parent Shares as described in Section 4.02(e)(i) above, any liability for withholding Taxes); (B) any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, interests, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the Tax Liabilities; and (C) all losses, liabilities, damages, penalties, fines, awards, settlements, costs and expenses, actions, proceedings, claims and demands, including but not limited to any Parent Termination Fee paid by Parent, sustained by Parent or any Affiliate of Parent if the Closing fails to occur pursuant to the Merger Agreement as a result of its breach of this Agreement, and (iii) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the Shareholder has adequate capital resources available to satisfy its indemnification obligations in accordance with this Section 4.02(e);

        (f)    agrees and covenants that, if it or its ultimate shareholder is or is deemed to be a resident of the PRC under the Laws of the PRC, it shall, as soon as practicable after the date hereof, use its reasonable best efforts to (i) submit an application to the State Administration of Foreign Exchange ("SAFE") for the registration of its holding of Shares (whether directly or indirectly) in the Company in accordance with the requirements of the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents' Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles promulgated on July 4, 2014 by SAFE (or any successor Law, rule or regulation), and (ii) complete such registration prior to the Closing; and

        (g)   agrees further that, upon request of Parent, such Shareholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to each Shareholder that as of the date hereof and as of the Closing:

        (a)   Parent is duly organized, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Shareholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as

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enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

        (b)   Except for the applicable requirements described in Section 4.05(b) of the Merger Agreement, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any of its property or asset is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets; and

        (c)   At Closing, the Parent Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances, other than restrictions arising under applicable securities Laws.

ARTICLE 6
TERMINATION

        This Agreement, and the obligations of the Shareholders hereunder (including, without limitation, Section 1.02 hereof), shall terminate and be of no further force or effect immediately upon the earlier to occur of (a) the Closing and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the preceding sentence, Section 4.2(e), this Article 6 and Article 7 hereof shall survive any termination of this Agreement. Nothing in this Article 6 shall relieve or otherwise limit any party's liability for any breach of this Agreement prior to the termination of this Agreement. If for any reason the Merger fails to occur but the subscription of Parent Shares contemplated by Section 3.03 hereof has already taken place, then Parent shall promptly take all such actions as are necessary to restore each such Shareholder to the position it was in with respect to ownership of the Rollover Shares prior to such subscription.

ARTICLE 7
MISCELLANEOUS

        Section 7.01.    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested). All notices, requests, claims, demands and other communications hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.01):

        (a)   If to a Shareholder, to the address set forth next to such Shareholder's name on Schedule A hereto.

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        (b)   If to Parent:

    36/F, Building No. 2, Orient International Financial Plaza
    318 South Zhongshan Road
    Shanghai 200010
    People's Republic of China
    Attention: Li Zhao
    Facsimile: +86 21 6332 6705

    with a copy to:

    Shearman & Sterling
    12th Floor, Gloucester Tower
    The Landmark, 15 Queen's Road Central
    Hong Kong
    Attention: Stephanie Tang
    Facsimile: +852 2140 0328

        Section 7.02.    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 7.03.    Entire Agreement.     This Agreement, together with the Merger Agreement and the Consortium Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 7.04.    Specific Performance.     Each Shareholder acknowledges and agrees that monetary damages would not be an adequate remedy in the event that any covenant or agreement of such Shareholder in this Agreement is not performed in accordance with its terms, and therefore agrees that, in addition to and without limiting any other remedy or right available to Parent, Parent will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each Shareholder agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any such right, power or remedy by Parent or Merger Sub shall not preclude the simultaneous or later exercise of any other such right, power or remedy by Parent or Merger Sub.

        Section 7.05.    Amendment; Waiver.     At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholders and Parent, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

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        Section 7.06.    Governing Law; Dispute Resolution.     This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the New York State Supreme Court Commercial Division in and for New York County, New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner set forth in Section 7.01 or any other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any of the above-named courts for the purpose of any Action arising under the laws of the State of New York out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 7.06, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 7.07.    Waiver of Jury Trial.     Each party hereto hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law any right it may have to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.

        Section 7.08.    No Third Party Beneficiaries.     There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement.

        Section 7.09.    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of each Shareholder, his, her or its estate, heirs, beneficiaries, personal representatives and executors.

        Section 7.10.    No Presumption Against Drafting Party.     Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

        Section 7.11.    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement; provided, however, that if any of the Shareholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

[Remainder of page intentionally left blank]

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        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

ORIENT TM PARENT LIMITED
By:	/s/ HAI FENG
	Name:	Hai Feng
	Title:	Director

Signature Page to Rollover and Support Agreement

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Benson Haibing Wang
By:	/s/ BENSON HAIBING WANG
Joy Union Holdings Limited
By:	/s/ BENSON HAIBING WANG
	Name:	Benson Haibing Wang
	Title:	Director
Roc Yunpeng Cheng
By:	/s/ ROC YUNPENG CHENG
Charming China Limited
By:	/s/ ROC YUNPENG CHENG
	Name:	Roc Yunpeng Cheng
	Title:	Director
Liqing Zeng
By:	/s/ LIQING ZENG
Frontier Technology Holdings Limited
By:	/s/ LIQING ZENG
	Name:	Liqing Zeng
	Title:	Director

Signature Page to Rollover and Support Agreement

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 Schedule A

Rollover Shares

Shareholder	Address	Owned Shares		Rollover Shares
Benson Haibing Wang	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	86,548,012	*	86,548,012	*
Joy Union Holdings Limited	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	86,392,592		86,392,592
Roc Yunpeng Cheng	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	71,548,013	**	71,548,013	**
Charming China Limited	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	71,392,593		71,392,593
Liqing Zeng	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	167,568,540	***	35,576,008	****
Frontier Technology Holdings Limited	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	135,000,000		35,576,008

*
Includes (i) 155,420 Ordinary Shares directly held by Benson Haibing Wang, and (ii) 86,392,592 Ordinary Shares directly held by Joy Union Holdings limited. Excludes 1,000,000 Shares issuable upon exercise of options held by Benson Haibing Wang.

**
Includes (i) 155,420 Ordinary Shares directly held by Roc Yunpeng Cheng, and (ii) 71,392,593 Ordinary Shares held by Charming China Limited. Excludes 2,930,600 Shares issuable upon exercise of options held by Roc Yunpeng Cheng.

***
Includes (i) 135,000,000 Ordinary Shares held by Frontier Technology Holdings Limited, and (ii) 32,568,540 Ordinary Shares held by Speednext Industrial Limited.

****
Includes 35,576,008 Ordinary Shares held by Frontier Technology Holdings Limited.

 Execution Version

ANNEX C-2

AMENDED AND RESTATED ROLLOVER AND SUPPORT AGREEMENT

        This AMENDED AND RESTATED ROLLOVER AND SUPPORT AGREEMENT (this "Agreement") is entered into as of December 31, 2015 by and among Orient TM Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), and certain shareholders of Taomee Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Company"), listed on Schedule A hereto (each, a "Shareholder" and collectively, the "Shareholders"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

        WHEREAS, Parent, Orient TM Merger Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company and a wholly owned subsidiary of Parent (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, Parent and the Shareholders are parties to the Rollover and Support Agreement dated as of December 11, 2015 (the "Prior Agreement") and desire to amend and restate the Prior Agreement by entering into this Agreement on the terms and conditions set forth herein, which shall amend, restate, supersede and replace in its entirety the Prior Agreement;

        WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (as defined under Rule 13d-3 of the Exchange Act) of certain ordinary shares, par value US$0.00002 per share, of the Company (the "Shares") (including Shares represented by American depositary shares of the Company, each representing 20 Shares) as set forth in the column titled "Owned Shares" opposite such Shareholder's name on Schedule A hereto (such Shares, together with any other Shares acquired (whether beneficially or of record) by such Shareholder after the date hereof and prior to the earlier of the Effective Time and the termination of all of such Shareholder's obligations under this Agreement, including any Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the "Securities");

        WHEREAS, in connection with the consummation of the Merger, each Shareholder agrees to (a) the cancellation of a certain number of Shares as set forth in the column titled "Rollover Shares" opposite such Shareholder's name on Schedule A hereto (the "Rollover Shares") for no consideration in the Merger, (b) subscribe for newly issued shares of Parent (the "Parent Shares") immediately prior to the Closing, and (c) vote the Securities at the Company Shareholders' Meeting in favor of the Merger, in each case, upon the terms and conditions set forth herein;

        WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Shareholders are entering into this Agreement; and

        WHEREAS, the Shareholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement.

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        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
VOTING; GRANT AND APPOINTMENT OF PROXY

        Section 1.01.    Voting.     From and after the date hereof until the earlier of the Closing and the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earlier time, the "Expiration Time"), each Shareholder irrevocably and unconditionally hereby agrees that at the Shareholders' Meeting or any other annual or special meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) — (f) hereof is to be considered (and any adjournment or postponement thereof), or in connection with any written resolution of the Company's shareholders, such Shareholder shall (i) cause its representative(s) to appear at such meeting or otherwise cause its Securities to be counted as present thereat for purposes of determining whether a quorum is present and (ii) vote or cause to be voted (including by proxy or written resolution, if applicable) all of such Shareholder's Securities:

        (a)   for the authorization and approval of the Merger Agreement, the Plan of Merger and the Transactions,

        (b)   against any Competing Transaction or any other transaction, proposal, agreement or action made in opposition to the authorization or the approval of the Merger Agreement or the Plan of Merger or in competition or inconsistent with the Merger and the other Transactions,

        (c)   against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions, the Merger Agreement, the Plan of Merger or this Agreement or the performance by such Shareholder of its obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiary or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiary; (iii) an election of new members to the board of directors of the Company, other than nominees of the Shareholders and nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company's memorandum or articles of association, except if approved in writing by Parent; or (v) any other action that would require the consent of Parent pursuant to the Merger Agreement, except if approved in writing by Parent,

        (d)   against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Shareholder contained in this Agreement or otherwise reasonably requested by Parent in order to consummate the Merger and the other Transactions,

        (e)   in favor of any other matter necessary to effect the Merger and the other Transactions, and

        (f)    in favor of any adjournment or postponement of the Company Shareholders Meeting or any other annual or special meetings of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) - (f) hereof is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Parent.

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        Section 1.02.    Grant of Irrevocable Proxy; Appointment of Proxy.

        (a)   Each Shareholder hereby irrevocably appoints Parent and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) such Shareholder's Securities in accordance with Section 1.01 hereof at the Shareholders' Meeting or other annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 1.01 hereof above is to be considered, in each case prior to the Expiration Time. Each Shareholder represents that all proxies, powers of attorney, instructions or other requests given by such Shareholder prior to the execution of this Agreement in respect of the voting of such Shareholder's Securities, if any, are not irrevocable and each Shareholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Shareholder's Securities. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

        (b)   Each Shareholder affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.02, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Shareholder agrees to vote such Shareholder's Securities in accordance with Section 1.01 hereof prior to the Expiration Time. The parties hereto agree that the foregoing is a voting agreement.

        Section 1.03.    Restrictions on Transfers.     Except as provided for in Article 3 below or pursuant to the Merger Agreement, each Shareholder hereby agrees that, from the date hereof until the Expiration Time, such Shareholder shall not, without the prior written consent of Parent, directly or indirectly, (a) offer for sale, sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of Law or otherwise) (collectively, "Transfer"), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Securities and (i) has, or would reasonably be expected to have, the effect of reducing or limiting such Shareholder's economic interest in such Securities and/or (ii) grants a third party the right to vote or direct the voting of such Securities (any such transaction, a "Derivative Transaction"), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Securities, (d) knowingly take any action that would make any representation or warranty of such Shareholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Shareholder from performing any of its obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d).

ARTICLE 2
NO SOLICITATION

        Section 2.01.    Restricted Activities.     Prior to the Expiration Time, each Shareholder, solely in its capacity as a shareholder of the Company, shall not, and shall cause its Representatives not to, without the prior written consent of Parent, directly or indirectly: (a) solicit, initiate or encourage (including by way of furnishing nonpublic information concerning any Group Company), or take any other action to

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facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or that in the Company's good faith judgment could reasonably be expected to lead to, any Competing Transaction, (b) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information concerning any Group Company to, any person in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, (c) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or Contract or commitment contemplating or otherwise relating to any Competing Transaction, (d) release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party, or (e) authorize or permit any Representative to do any of the foregoing.

        Section 2.02.    Notification.     Each Shareholder, solely in its capacity as a shareholder of the Company, shall and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any Competing Transactions. From and after the date hereof until the Expiration Time, each Shareholder shall promptly advise Parent in writing of (a) any Competing Transaction it receives in its capacity as a shareholder of the Company, (b) any request it receives in its capacity as a shareholder of the Company for non-public information relating to the Company or any of its Subsidiary, and (c) any inquiry or request for discussion or negotiation it receives in its capacity as a shareholder of the Company regarding a Competing Transaction, including in each case the identity of the Person or group of Persons making any such offer or proposal and the terms and conditions of any such Competing Transaction (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements). Each Shareholder, in its capacity as a shareholder of the Company, shall keep Parent fully informed, on a reasonably current basis, of the status and terms of any such Competing Transaction (including any amendments thereto) (including, if applicable, any revised copies of written requests, proposals and offers) and the status of any such discussions or negotiations to the extent known by such Shareholder. This Section 2.02 shall not apply to any Competing Transaction that is received only by the Company. Each Shareholder's receipt, in its capacity as a shareholder of the Company, of any Competing Transaction shall not relieve such Shareholder from any of its obligations hereunder.

        Section 2.03.    Capacity.     Notwithstanding anything to the contrary in this Agreement, (i) each Shareholder is entering into this Agreement, and agreeing to become bound hereby, solely in its capacity as a beneficial owner of the Securities owned by it and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Agreement shall obligate such Shareholder or its Shareholder's Representatives to take, or forbear from taking, as a director or officer of the Company, any action which is inconsistent with its fiduciary duties under the applicable Laws.

ARTICLE 3
ROLLOVER SHARES

        Section 3.01.    Cancellation of Rollover Shares.     Subject to the terms and conditions set forth herein, (a) each Shareholder agrees that its Rollover Shares shall be cancelled at the Closing for no consideration, and (b) other than its Rollover Shares, all equity securities of the Company held by such Shareholder, if any, shall be treated as set forth in the Merger Agreement and not be affected by the provisions of this Agreement. Each Shareholder will take all actions necessary or appropriate to cause the number of Rollover Shares opposite such Shareholder's name on Schedule A hereto to be treated as set forth herein.

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        Section 3.02.    Subscription of Parent Shares.     Immediately prior to the Closing, in consideration for the cancellation of the Rollover Shares held by each Shareholder in accordance with Section 3.01 hereof, Parent shall issue to such Shareholder (or, if designated by such Shareholder in writing, an Affiliate of such Shareholder), and such Shareholder or its Affiliate (as applicable) shall subscribe for, the number of Parent Shares, at par value per share, equal to the number of Rollover Shares held by such Shareholder and cancelled pursuant to Section 3.01 hereof. Each Shareholder hereby acknowledges and agrees that (a) delivery of such Parent Shares shall constitute complete satisfaction of all obligations towards or sums due such Shareholder by Parent and Merger Sub in respect of the Rollover Shares held by such Shareholder and cancelled pursuant to Section 3.01 hereof, and (b) such Shareholder shall have no right to any Merger Consideration in respect of the Rollover Shares held by such Shareholder.

        Section 3.03.    Rollover Closing.     Subject to the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in Section 7.01 and Section 7.02 of the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), the closing of the subscription and issuance of Parent Shares contemplated hereby shall take place immediately prior to the Closing.

        Section 3.04.    Deposit of Rollover Shares.     No later than five (5) Business Days prior to the Closing, each Shareholder and any agent of such Shareholder holding certificates evidencing any of the Rollover Shares shall deliver or cause to be delivered to Parent all certificates representing the Rollover Shares in such Person's possession, for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by Parent or any agent authorized by Parent until the Closing.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS

        Section 4.01.    Representations and Warranties.     Each Shareholder, severally and not jointly, represents and warrants to Parent as of the date hereof and as of the Closing:

        (a)   such Shareholder has full legal right, power, capacity and authority to execute and deliver this Agreement, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby;

        (b)   this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

        (c)   assuming due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

        (d)   (i) such Shareholder (A) is and, immediately prior to the Closing, will be the beneficial owner of, and has and will have good and valid title to, the Securities, free and clear of Encumbrances other than as created by this Agreement, and (B) has and will have sole or shared (together with Affiliates controlled by such Shareholder) voting power, power of disposition, and power to demand dissenter's rights, in each case with respect to all of the Securities, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws, Laws of the Cayman Islands, Laws of the People's Republic of China and the terms of this Agreement; (ii) its

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Securities are not subject to any voting trust agreement or other Contract to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer of the Securities other than this Agreement; (iii) such Shareholder has not Transferred any interest in any of its Securities pursuant to any Derivative Transaction; (iv) as of the date hereof, other than its Owned Shares, such Shareholder does not own, beneficially or of record, any Shares, securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities); and (v) such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of its Owned Shares, except as contemplated by this Agreement.

        (e)   except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby, nor compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of any such Shareholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on property or assets of such Shareholder pursuant to any Contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets;

        (f)    there is no Action pending against such Shareholder or, to the knowledge of such Shareholder, any other Person or, to the knowledge of such Shareholder, threatened against any such Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Shareholder of its obligations under this Agreement;

        (g)   such Shareholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning Parent Shares and such Shareholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of such Shareholder's representations and warranties in this Agreement and the transactions contemplated hereby; and

        (h)   each Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder's execution, delivery and performance of this Agreement.

        Section 4.02.    Covenants.     Each Shareholder hereby:

        (a)   agrees, prior to the Expiration Time, not to knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement;

        (b)   irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Shareholder may have with respect to such Shareholder's Securities (including without limitation any rights under Section 238 of the Companies Law) prior to the Expiration Time;

        (c)   agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in accordance therewith), such Shareholder's identity and beneficial

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ownership of Shares or other equity securities of the Company and the nature of such Shareholder's commitments, arrangements and understandings under this Agreement;

        (d)   agrees and covenants, severally and not jointly, that such Shareholder shall promptly (and in any event within twenty-four (24) hours) notify Parent of any new Shares with respect to which beneficial ownership is acquired by such Shareholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof;

        (e)   agrees and covenants that it shall (i) pay any Taxes arising from or attributable to the receipt of (A) Merger Consideration by such Shareholder or its Affiliates pursuant to the Merger Agreement and/or (B) Parent Shares by such Shareholder or its Affiliates pursuant to this Agreement (collectively, the "Tax Liabilities") upon the earlier of the due date for such Taxes or thirty (30) days after receiving notice of such Taxes, and (ii) severally and not jointly, bear and pay, reimburse, indemnify and hold harmless Parent, Merger Sub, the Company and any Affiliate thereof (collectively, the "Indemnified Parties") for, from and against (A) any and all liabilities for Taxes imposed upon, incurred by or asserted against any of the Indemnified Parties, arising from or attributable to the Tax Liabilities (for the avoidance of doubt, the term "Tax Liabilities" shall include, without limitation, any and all liability for Taxes arising from or attributable to the receipt of Merger Consideration and/or Parent Shares as described in Section 4.02(e)(i) above, any liability for withholding Taxes); (B) any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, interests, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the Tax Liabilities; and (C) all losses, liabilities, damages, penalties, fines, awards, settlements, costs and expenses, actions, proceedings, claims and demands, including but not limited to any Parent Termination Fee paid by Parent, sustained by Parent or any Affiliate of Parent if the Closing fails to occur pursuant to the Merger Agreement as a result of its breach of this Agreement, and (iii) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the Shareholder has adequate capital resources available to satisfy its indemnification obligations in accordance with this Section 4.02(e);

        (f)    agrees and covenants that, if it or its ultimate shareholder is or is deemed to be a resident of the PRC under the Laws of the PRC, it shall, as soon as practicable after the date hereof, use its reasonable best efforts to (i) submit an application to the State Administration of Foreign Exchange ("SAFE") for the registration of its holding of Shares (whether directly or indirectly) in the Company in accordance with the requirements of the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents' Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles promulgated on July 4, 2014 by SAFE (or any successor Law, rule or regulation), and (ii) complete such registration prior to the Closing; and

        (g)   agrees further that, upon request of Parent, such Shareholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to each Shareholder that as of the date hereof and as of the Closing:

        (a)   Parent is duly organized, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Shareholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as

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enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

        (b)   Except for the applicable requirements described in Section 4.05(b) of the Merger Agreement, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any of its property or asset is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets; and

        (c)   At Closing, the Parent Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances, other than restrictions arising under applicable securities Laws.

ARTICLE 6
TERMINATION

        This Agreement, and the obligations of the Shareholders hereunder (including, without limitation, Section 1.02 hereof), shall terminate and be of no further force or effect immediately upon the earlier to occur of (a) the Closing and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the preceding sentence, Section 4.2(e), this Article 6 and Article 7 hereof shall survive any termination of this Agreement. Nothing in this Article 6 shall relieve or otherwise limit any party's liability for any breach of this Agreement prior to the termination of this Agreement. If for any reason the Merger fails to occur but the subscription of Parent Shares contemplated by Section 3.03 hereof has already taken place, then Parent shall promptly take all such actions as are necessary to restore each such Shareholder to the position it was in with respect to ownership of the Rollover Shares prior to such subscription.

ARTICLE 7
MISCELLANEOUS

        Section 7.01.    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested). All notices, requests, claims, demands and other communications hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.01):

        (a)   If to a Shareholder, to the address set forth next to such Shareholder's name on Schedule A hereto.

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        (b)   If to Parent:

    36/F, Building No. 2, Orient International Financial Plaza
    318 South Zhongshan Road
    Shanghai 200010
    People's Republic of China
    Attention: Li Zhao
    Facsimile: +86 21 6332 6705

    with a copy to:

    Shearman & Sterling
    12th Floor, Gloucester Tower
    The Landmark, 15 Queen's Road Central
    Hong Kong
    Attention: Stephanie Tang
    Facsimile: +852 2140 0328

        Section 7.02.    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 7.03.    Entire Agreement.     This Agreement, together with the Merger Agreement and the Consortium Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements (including the Prior Agreement) and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 7.04.    Specific Performance.     Each Shareholder acknowledges and agrees that monetary damages would not be an adequate remedy in the event that any covenant or agreement of such Shareholder in this Agreement is not performed in accordance with its terms, and therefore agrees that, in addition to and without limiting any other remedy or right available to Parent, Parent will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each Shareholder agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any such right, power or remedy by Parent or Merger Sub shall not preclude the simultaneous or later exercise of any other such right, power or remedy by Parent or Merger Sub.

        Section 7.05.    Amendment; Waiver.     At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholders and Parent, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

C-2-9

        Section 7.06.    Governing Law; Dispute Resolution.     This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the New York State Supreme Court Commercial Division in and for New York County, New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner set forth in Section 7.01 or any other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any of the above-named courts for the purpose of any Action arising under the laws of the State of New York out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 7.06, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 7.07.    Waiver of Jury Trial.     Each party hereto hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law any right it may have to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.

        Section 7.08.    No Third Party Beneficiaries.     There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement.

        Section 7.09.    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of each Shareholder, his, her or its estate, heirs, beneficiaries, personal representatives and executors.

        Section 7.10.    No Presumption Against Drafting Party.     Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

        Section 7.11.    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement; provided, however, that if any of the Shareholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

[Remainder of page intentionally left blank]

C-2-10

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

ORIENT TM PARENT LIMITED
By:	/s/ HAI FENG
	Name:	Hai Feng
	Title:	Director

Signature Page to Rollover and Support Agreement

C-2-11

Benson Haibing Wang
By:	/s/ BENSON HAIBING WANG
Joy Union Holdings Limited
By:	/s/ BENSON HAIBING WANG
	Name:	Benson Haibing Wang
	Title:	Director
Roc Yunpeng Cheng
By:	/s/ ROC YUNPENG CHENG
Charming China Limited
By:	/s/ ROC YUNPENG CHENG
	Name:	Roc Yunpeng Cheng
	Title:	Director
Liqing Zeng
By:	/s/ LIQING ZENG
Frontier Technology Holdings Limited
By:	/s/ LIQING ZENG
	Name:	Liqing Zeng
	Title:	Director

Signature Page to Rollover and Support Agreement

C-2-12

 Schedule A

Rollover Shares

Shareholder	Address	Owned Shares		Rollover Shares
Benson Haibing Wang	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	86,706,592	*	86,392,592
Joy Union Holdings Limited	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	86,392,592		86,392,592
Roc Yunpeng Cheng	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	71,706,593	**	71,392,593
Charming China Limited	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	71,392,593		71,392,593
Liqing Zeng	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	167,568,540	***	35,576,008	****
Frontier Technology Holdings Limited	16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, People's Republic of China Facsimile: +86 21 3367 4012	135,000,000		35,576,008

*
Includes (i) 314,000 Ordinary Shares directly held by Benson Haibing Wang upon exercise of applicable vested Company Restricted Shares, which shall be treated in accordance with Section 2.02(b)(ii) of the Merger Agreement, and (ii) 86,392,592 Ordinary Shares directly held by Joy Union Holdings limited. Excludes (i) 1,000,000 Shares issuable upon exercise of options held by Benson Haibing Wang, and (ii) 750,000 Company Restricted Shares held by Benson Haibing Wang to be vested on January 21, 2016.

**
Includes (i) 314,000 Ordinary Shares directly held by Roc Yunpeng Cheng upon exercise of applicable vested Company Restricted Shares, which shall be treated in accordance with Section 2.02(b)(ii) of the Merger Agreement, and (ii) 71,392,593 Ordinary Shares held by Charming China Limited. Excludes (i) 2,930,600 Shares issuable upon exercise of options held by Roc Yunpeng Cheng, and (ii) 500,000 Company Restricted Shares held by Roc Yunpeng Cheng to be vested on January 21, 2016.

***
Includes (i) 135,000,000 Ordinary Shares held by Frontier Technology Holdings Limited, and (ii) 32,568,540 Ordinary Shares held by Speednext Industrial Limited.

****
Includes 35,576,008 Ordinary Shares held by Frontier Technology Holdings Limited.

 ANNEX D
LIMITED GUARANTY

        This Limited Guaranty (this "Limited Guaranty"), dated as of December 11, 2015, by Orient Ruide Capital Management (Shanghai) Co., Ltd. (the "Guarantor"), in favor of Taomee Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Guaranteed Party"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

        This Limited Guaranty is one of three substantially identical guaranties (such other limited guaranties, the "Other Limited Guaranties"), with the other being made by Mr. Benson Haibing Wang, Joy Union Holdings Limited, Mr. Roc Yunpeng Cheng and Charming China Limited (the "Other Guarantors") to the Guaranteed Party on the date of this Limited Guaranty.

        1.    Limited Guaranty.     (a) To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date of this Limited Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Orient TM Parent Limited, a Cayman Islands company ("Parent"), Orient TM Merger Limited, a Cayman Islands company ("Merger Sub") and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party, with the Guaranteed Party surviving the merger and become a wholly owned subsidiary of Parent, the Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, as the primary obligor and not merely as surety, on the terms and subject to the conditions herein, the due and punctual payment, performance and discharge of 78% of the payment obligations of Parent to the Guaranteed Party under Sections 6.08(b), 8.06(b) and 8.06(c) of the Merger Agreement as and when due (the "Guaranteed Obligations"), provided, that in no event shall the Guarantor's liability under this Limited Guaranty exceed an amount equal to (a) US$5,538,000 (the "Maximum Amount") minus (b) any portion of the Guaranteed Obligations actually paid by Parent or Merger Sub in accordance with the terms hereof and under the Merger Agreement; provided, further, that the Guarantor shall have no obligations with respect to the payment obligations of Parent under Sections 6.08(b) and 8.06(c) unless the underlying expenses are evidenced by invoice or other written evidence, in each case, to the reasonable satisfaction of the Guarantor. This Limited Guaranty may be enforced for the payment of money only. All payments hereunder shall be made in United States dollars, in immediately available funds. The Guarantor shall make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind, except as expressly provided in this Limited Guaranty. The Guarantor acknowledges that the Guaranteed Party entered into the transactions contemplated by the Merger Agreement in reliance on this Limited Guaranty.

        (b)   Subject to the terms and conditions of this Limited Guaranty, if Parent fails to fully and timely discharge any of the Guaranteed Obligations when due, then all of the Guarantor's liabilities and obligations to the Guaranteed Party hereunder in respect of the Guaranteed Obligations shall, on demand, become immediately due and payable and the Guarantor hereby agrees to promptly fully perform and discharge, or to cause to be promptly fully performed or discharged, any such Guaranteed Obligations. In furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the Guaranteed Obligations (subject to the Maximum Amount), regardless of whether any action is brought against Parent, Merger Sub or any Other Guarantor, or whether Parent, Merger Sub or any Other Guarantor is joined in any action or actions. The Guarantor agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder, but only to the extent that it has been finally determined in accordance with Section 11 that the Guarantor is liable for, but has failed to perform, the Guaranteed Obligations hereunder.

        (c)   The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guaranty were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against the Guarantor to prevent breaches of this Limited Guaranty and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. The Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity (collectively, the "Prohibited Defenses").

        2.    Nature of Guaranty.     The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor's obligations hereunder. Subject to the terms hereof, the Guarantor's liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Guaranteed Obligations (subject to the Maximum Amount) as if such payment had not been made. This Limited Guaranty is an unconditional guarantee of payment and not of collectibility.

        3.    Changes in Guaranteed Obligations, Certain Waivers.     The Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of performance of any of the Guaranteed Obligations, and may also make any agreement with Parent, Merger Sub or with any other Person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent, Merger Sub or such other Person without in any way impairing or affecting the Guarantor's obligations under this Limited Guaranty or affecting the validity or enforceability of this Limited Guaranty. The Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by Parent, Merger Sub and the Guaranteed Party in connection with any of the Guaranteed Obligations; (c) the addition, substitution, any legal or equitable discharge or release (in the case of a discharge or release, other than a discharge or release of the Guarantor with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge or release of Parent with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement) of the Guarantor or any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (e) the existence of any claim, set-off, judgment or other right which the Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party or any of their respective Affiliates, whether in connection with the Guaranteed Obligations or otherwise; (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; (g) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (h) any other act or omission that may in any manner or to any extent vary the risk of or to such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity (other than a discharge or release of the Guarantor with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge or release of Parent with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement); or (i) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind (except for notices to be provided to Parent or Merger Sub pursuant to the Merger Agreement or notices expressly provided pursuant to this Limited Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than a breach by the Guaranteed Party of this Limited Guaranty). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits. The Guarantor hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, directly or indirectly, any proceeding asserting (i) the Prohibited Defenses, or (ii) subject to clause (ii) of the last sentence of Section 5 hereof, that this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms, in each case subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        4.    No Waiver; Cumulative Rights.     No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other contracts shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time subject to the terms and provisions hereof. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party's rights against Parent or Merger Sub or any other Person now or hereafter liable for any Guaranteed Obligations or interested in the transactions contemplated by the Merger Agreement prior to proceeding against the Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent or Merger Sub shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party.

        5.    No Subrogation.     The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Merger Sub with respect to any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Limited Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent, Merger Sub or Other Guarantors, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent, Merger Sub or Other Guarantors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Limited Guaranty shall have been paid in full in immediately available funds. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Guaranteed Obligations and all other amounts payable under this Limited Guaranty, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied against all amounts payable by the Guarantor under this Limited Guaranty whether matured or unmatured, or to be held as collateral for any Guaranteed Obligations or all other amounts payable under this Limited Guaranty thereafter arising. Notwithstanding anything to the contrary contained in this Limited Guaranty or otherwise, the Guaranteed Party hereby agrees that subject to Section 3 hereof: (i) to the extent Parent or Merger Sub is relieved of any of the Guaranteed Obligations under the Merger Agreement, the Guarantor shall be similarly relieved of its corresponding payment obligations under this Limited Guaranty; and (ii) the Guarantor shall have all defenses to the payment of its obligations under this Limited Guaranty that would be available to Parent and/or Merger Sub under the Merger Agreement with respect to the Guaranteed Obligations, as well as any defenses in respect of any fraud or willful misconduct of the Guaranteed Party hereunder or any breach by the Guaranteed Party of any of the terms or provisions hereof.

        6.    Representations and Warranties.     The Guarantor hereby represents and warrants that:

        (a)   (i) it is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) it has all corporate power and authority to execute, deliver and perform this Limited Guaranty; (iii) the execution, delivery and performance of this Limited Guaranty (A) have been duly authorized by all necessary corporate action, and (B) do not, or will not, as the case may be, conflict with or violate any provision of the Guarantor's organizational documents, applicable Law or contractual restriction binding on the Guarantor or its assets;

        (b)   except as is not, individually or in the aggregate, reasonably likely to impair or delay the Guarantor's performance of its obligations in any material respect, all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Limited Guaranty by the Guarantor;

        (c)   this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

        (d)   the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guaranty shall be available to the Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 9 hereof.

        7.    No Assignment.     The provisions of this Limited Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Limited Guaranty nor any rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that no assignment by either party shall relieve the assigning party of any of its obligations hereunder. Any purported assignment in violation of this Limited Guaranty will be null and void.

        8.    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested). All notices, requests, claims, demands and other communications hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

        (a)   If to the Guarantor:

      36/F, Building No. 2, Orient International Financial Plaza
      318 South Zhongshan Road
      Shanghai 200010
      People's Republic of China
      Attention: Li Zhao
      Facsimile: +86 21 6332 6705
      Email: zhaoli@orientsec.com.cn

    with a copy to:

      Shearman & Sterling
      12th Floor, Gloucester Tower
      The Landmark, 15 Queen's Road Central
      Hong Kong
      Attention: Stephanie Tang
      Facsimile: +852 2140 0328
      Email: stephanie.tang@shearman.com

        (b)   If to the Guaranteed Party:

      Taomee Holdings Limited
      16/F, Building No. A-2
      No. 1528 Gumei Road, Xuhui District
      Shanghai 200233
      People's Republic of China
      Attention: Sam Lawn
      Telephone: +86 21 6128 0056
      Facsimile: +86 21 3367 4012
      Email: samlawn@taomee.com

    with a copy to:

      Ropes & Gray
      41st Floor, One Exchange Square
      8 Connaught Place
      Hong Kong
      Attention: James T. Lidbury
      Telephone: +852 3664 6521
      Facsimile: +852 3664 6454
      Email: James.Lidbury@ropesgray.com

        9.    Continuing Guaranty.     Subject to last sentence of Section 5, this Limited Guaranty shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Guaranteed Obligations have been fully performed. Notwithstanding the foregoing, this Limited Guaranty shall terminate and the Guarantor shall have no further obligations under this Limited Guaranty as of the earlier of: (i) the Effective Time and (ii) the date falling ninety (90) days from the date of the termination of the Merger Agreement in accordance with its terms if the Guaranteed Party has not presented a bona fide written claim for payment of any Guaranteed Obligation to the Guarantor by such date; provided, that, if the Guaranteed Party has presented such a bona fide written claim by such date, this Limited Guaranty shall terminate upon the date that such claim is finally satisfied or otherwise resolved by agreement of the parties hereto or pursuant to Section 11 hereof. If any payment or payments made by Parent or Merger Sub or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Guaranteed Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

        10.    No Recourse.     The Guarantor shall have no obligations under or in connection with this Limited Guaranty except as expressly provided by this Limited Guaranty. No liability shall attach to, and no recourse shall be had by the Guaranteed Party, any of its Affiliates or any Person purporting to claim by or through any of them or for the benefit of any of them, under any theory of liability (including without limitation by attempting to pierce a corporate or other veil or by attempting to compel any party to enforce any actual or purported right that they may have against any Person) against any former, current or future equity holders, controlling Person, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of the Guarantor, Merger Sub or Parent, or any former, current or future equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of any of the foregoing, excluding however the Guarantor, Parent and Merger Sub (each a "Non-Recourse Party" and collectively the "Non-Recourse Parties") in any way under or in connection with this Limited Guaranty, the Merger Agreement, any other agreement or instrument executed or delivered in connection with this Limited Guaranty or the Merger Agreement or the transactions contemplated hereby or thereby, except for claims (i) against the Guarantor and its successors and assigns under this Limited Guaranty pursuant to the terms hereof, (ii) for the avoidance of doubt, against Parent and Merger Sub and their respective successors and assigns under the Merger Agreement pursuant to the terms thereof, and (iii) against the Sponsor and its successors and assigns under the Equity Commitment Letter ((i), (ii) and (iii) together, the "Retained Claims"); provided that in the event the Guarantor (x) consolidates with or merges with any other person and is not the continuing or surviving entity of such consolidation or merger or (y) transfers or conveys all or a substantial portion of its properties and other assets to any person such that the aggregate sum of such Guarantor's remaining net assets plus uncalled capital is less than the Maximum Amount, then, and in each such case, the Guaranteed Party may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable Law, against such continuing or surviving entity or such person, as the case may be, but only if such Guarantor fails to satisfy its payment obligations hereunder and only to the extent of the liability of such Guarantor hereunder.

        11.    Governing Law; Jurisdiction.     This Limited Guaranty shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Limited Guaranty shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the New York State Supreme Court Commercial Division in and for New York County, New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner set forth in Section 8 or any other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any of the above-named courts for the purpose of any Action arising under the laws of the State of New York out of or relating to this Limited Guaranty brought by any party hereto and (b) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Limited Guaranty and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Limited Guaranty and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 11, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Limited Guaranty, or the subject matter hereof, may not be enforced in or by such courts.

        12.    Waiver of Jury Trial.     Each party hereto hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law any right it may have to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Limited Guaranty.

        13.    Counterparts.     This Limited Guaranty may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        14.    Severability.     If any term or other provision of this Limited Guaranty is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Limited Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Limited Guaranty may not be enforced against the Guarantor without giving effect to the Maximum Amount or the provisions set forth in Section 10 hereof. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guaranty so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        15.    No Third Party Beneficiaries.     Except for the rights of the Non-Recourse Parties provided hereunder, this Limited Guaranty shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this

Limited Guaranty is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein.

        16.    Miscellaneous.

        (a)   This Limited Guaranty, together with the Merger Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        (b)   No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing.

        (c)   The descriptive headings contained in this Limited Guaranty are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Limited Guaranty.

        (d)   Each of the parties to this Limited Guaranty acknowledges that it has been represented by independent counsel in connection with this Limited Guaranty and the transactions contemplated by this Limited Guaranty. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Limited Guaranty against the drafting party has no application and is expressly waived.

[The remainder of this page is left blank intentionally]

        IN WITNESS WHEREOF, the parties have caused this Limited Guaranty to be executed and delivered as of the date first written above.

GUARANTEED PARTY:
TAOMEE HOLDINGS LIMITED
By:	/s/ SAM LAWN
	Name:	Sam Lawn
	Title:	CFO

        IN WITNESS WHEREOF, the parties have caused this Limited Guaranty to be executed and delivered as of the date first written above.

GUARANTOR:
ORIENT RUIDE CAPITAL MANAGEMENT (SHANGHAI) CO., LTD.
By:	/s/ BO CHEN
	Name:	Bo Chen
	Title:	Chairman of the Board of Directors

 ANNEX E
LIMITED GUARANTY

        This Limited Guaranty (this "Limited Guaranty"), dated as of December 11, 2015, by Mr. Benson Haibing Wang ("Mr. Wang") and Joy Union Holdings Limited ("Joy Union") (each, a "Guarantor" and collectively, the "Guarantors"), in favor of Taomee Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Guaranteed Party"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

        This Limited Guaranty is one of three substantially identical guaranties (such other limited guaranties, the "Other Limited Guaranties"), with the other being made by Mr. Roc Yunpeng Cheng, Charming China Limited and Orient Ruide Capital Management (Shanghai) Co., Ltd. (the "Other Guarantors") to the Guaranteed Party on the date of this Limited Guaranty.

        1.    Limited Guaranty.     (a)    To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date of this Limited Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Orient TM Parent Limited, a Cayman Islands company ("Parent"), Orient TM Merger Limited, a Cayman Islands company ("Merger Sub") and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party, with the Guaranteed Party surviving the merger and become a wholly owned subsidiary of Parent, each Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, as the primary obligor and not merely as surety, on the terms and subject to the conditions herein, the due and punctual payment, performance and discharge of 12% of the payment obligations of Parent to the Guaranteed Party under Sections 6.08(b), 8.06(b) and 8.06(c) of the Merger Agreement as and when due (the "Guaranteed Obligations"), provided, that in no event shall the Guarantors' liability under this Limited Guaranty exceed an amount equal to (a) US$852,000 (the "Maximum Amount") minus (b) any portion of the Guaranteed Obligations actually paid by Parent or Merger Sub in accordance with the terms hereof and under the Merger Agreement; provided, further, that the Guarantors shall have no obligations with respect to the payment obligations of Parent under Sections 6.08(b) and 8.06(c) unless the underlying expenses are evidenced by invoice or other written evidence, in each case, to the reasonable satisfaction of the Guarantors. This Limited Guaranty may be enforced for the payment of money only. All payments hereunder shall be made in United States dollars, in immediately available funds. The Guarantors shall make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind, except as expressly provided in this Limited Guaranty. Each Guarantor acknowledges that the Guaranteed Party entered into the transactions contemplated by the Merger Agreement in reliance on this Limited Guaranty.

        (b)   Subject to the terms and conditions of this Limited Guaranty, if Parent fails to fully and timely discharge any of the Guaranteed Obligations when due, then all of the Guarantors' liabilities and obligations to the Guaranteed Party hereunder in respect of the Guaranteed Obligations shall, on demand, become immediately due and payable and each Guarantor hereby agrees to promptly fully perform and discharge, or to cause to be promptly fully performed or discharged, any such Guaranteed Obligations. In furtherance of the foregoing, each Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against any Guarantor for the Guaranteed Obligations (subject to the Maximum Amount), regardless of whether any action is brought against Parent, Merger Sub or any Other Guarantor, or whether Parent, Merger Sub or any Other Guarantor is joined in any action or actions. Each Guarantor agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder, but only to the extent that it has been finally determined in accordance with Section 11 that each Guarantor is liable for, but has failed to perform, the Guaranteed Obligations hereunder.

        (c)   The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guaranty were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against any Guarantor to prevent breaches of this Limited Guaranty and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. Each Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity (collectively, the "Prohibited Defenses").

        2.    Nature of Guaranty.     The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantors' obligations hereunder. Subject to the terms hereof, the Guarantors' liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, each Guarantor shall remain liable hereunder with respect to such Guaranteed Obligations (subject to the Maximum Amount) as if such payment had not been made. This Limited Guaranty is an unconditional guarantee of payment and not of collectibility.

        3.    Changes in Guaranteed Obligations, Certain Waivers.     Each Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of such Guarantor, extend the time of performance of any of the Guaranteed Obligations, and may also make any agreement with Parent, Merger Sub or with any other Person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent, Merger Sub or such other Person without in any way impairing or affecting the Guarantors' obligations under this Limited Guaranty or affecting the validity or enforceability of this Limited Guaranty. Each Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by Parent, Merger Sub and the Guaranteed Party in connection with any of the Guaranteed Obligations; (c) the addition, substitution, any legal or equitable discharge or release (in the case of a discharge or release, other than a discharge or release of any Guarantor with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge or release of Parent with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement) of any Guarantor or any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (e) the existence of any claim, set-off, judgment or other right which such Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party or any of their respective Affiliates, whether in connection with the Guaranteed Obligations or otherwise; (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; (g) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (h) any other act or omission that may in any manner or to any extent vary the risk of or to such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity (other than a discharge or release of the Guarantor with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge or release of Parent with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement); or (i) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations. To the fullest extent permitted by Law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. Each Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind (except for notices to be provided to Parent or Merger Sub pursuant to the Merger Agreement or notices expressly provided pursuant to this Limited Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than a breach by the Guaranteed Party of this Limited Guaranty). Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits. Each Guarantor hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, directly or indirectly, any proceeding asserting (i) the Prohibited Defenses, or (ii) subject to clause (ii) of the last sentence of Section 5 hereof, that this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms, in each case subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        4.    No Waiver; Cumulative Rights.     No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other contracts shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time subject to the terms and provisions hereof. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party's rights against Parent or Merger Sub or any other Person now or hereafter liable for any Guaranteed Obligations or interested in the transactions contemplated by the Merger Agreement prior to proceeding against any Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent or Merger Sub shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party.

        5.    No Subrogation.     Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Merger Sub with respect to any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under or in respect of this Limited Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent, Merger Sub or Other Guarantors, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent, Merger Sub or Other Guarantors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Limited Guaranty shall have been paid in full in immediately available funds. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Guaranteed Obligations and all other amounts payable under this Limited Guaranty, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied against all amounts payable by such Guarantor under this Limited Guaranty whether matured or unmatured, or to be held as collateral for any Guaranteed Obligations or all other amounts payable under this Limited Guaranty thereafter arising. Notwithstanding anything to the contrary contained in this Limited Guaranty or otherwise, the Guaranteed Party hereby agrees that subject to Section 3 hereof: (i) to the extent Parent or Merger Sub is relieved of any of the Guaranteed Obligations under the Merger Agreement, each Guarantor shall be similarly relieved of its corresponding payment obligations under this Limited Guaranty; and (ii) each Guarantor shall have all defenses to the payment of its obligations under this Limited Guaranty that would be available to Parent and/or Merger Sub under the Merger Agreement with respect to the Guaranteed Obligations, as well as any defenses in respect of any fraud or willful misconduct of the Guaranteed Party hereunder or any breach by the Guaranteed Party of any of the terms or provisions hereof.

        6.    Representations and Warranties.     Mr. Wang hereby represents and warrants that (i) he has all requisite power and authority to execute, deliver and perform this Limited Guaranty; and (ii) the execution, delivery and performance of this Limited Guaranty do not, or will not, as the case may be, conflict with or violate any applicable Law or contractual restriction binding on the Guarantor or his assets.

        Joy Union hereby represents and warrants that (i) it is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) it has all corporate power and authority to execute, deliver and perform this Limited Guaranty; and (iii) the execution, delivery and performance of this Limited Guaranty (A) have been duly authorized by all necessary corporate action, and (B) do not, or will not, as the case may be, conflict with or violate any provision of its organizational documents, applicable Law or contractual restriction binding on the Guarantor or its assets.

        Each Guarantor hereby represents and warrants that:

        (a)   except as is not, individually or in the aggregate, reasonably likely to impair or delay the Guarantor's performance of its obligations in any material respect, all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Limited Guaranty by the Guarantor;

        (b)   this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

        (c)   the Guarantor has the financial capacity to pay and perform his/its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill his/its obligations under this Limited Guaranty shall be available to the Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 9 hereof.

        7.    No Assignment.     The provisions of this Limited Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Limited Guaranty nor any rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that no assignment by either party shall relieve the assigning party of any of its obligations hereunder. Any purported assignment in violation of this Limited Guaranty will be null and void.

        8.    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested). All notices, requests, claims, demands and other communications hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

        (a)   If to the Guarantors:

      c/o Taomee Holdings Limited
      16/F, Building No. A-2,
      No. 1528 Gumei Road, Xuhui District
      Shanghai 200233, People's Republic of China
      Attention: Benson Haibing Wang
      Telephone:+86 21 6128 0056
      Email: benson@taomee.com

    with a copy to:

      Shearman & Sterling
      12th Floor, Gloucester Tower
      The Landmark, 15 Queen's Road Central
      Hong Kong
      Attention: Stephanie Tang
      Facsimile: +852 2140 0328
      Email: stephanie.tang@shearman.com

        (b)   If to the Guaranteed Party:

      Taomee Holdings Limited
      16/F, Building No. A-2
      No. 1528 Gumei Road, Xuhui District
      Shanghai 200233
      People's Republic of China
      Attention: Sam Lawn
      Telephone: +86 21 6128 0056
      Facsimile: +86 21 3367 4012
      Email: samlawn@taomee.com

    with a copy to:

      Ropes & Gray
      41st Floor, One Exchange Square
      8 Connaught Place
      Hong Kong
      Attention: James T. Lidbury
      Telephone: +852 3664 6521
      Facsimile: +852 3664 6454
      Email: James.Lidbury@ropesgray.com

        9.    Continuing Guaranty.     Subject to last sentence of Section 5, this Limited Guaranty shall remain in full force and effect and shall be binding on the Guarantors, its successors and assigns until all of the Guaranteed Obligations have been fully performed. Notwithstanding the foregoing, this Limited Guaranty shall terminate and the Guarantors shall have no further obligations under this Limited Guaranty as of the earlier of: (i) the Effective Time and (ii) the date falling ninety (90) days from the date of the termination of the Merger Agreement in accordance with its terms if the Guaranteed Party has not presented a bona fide written claim for payment of any Guaranteed Obligation to the Guarantors by such date; provided, that, if the Guaranteed Party has presented such a bona fide written claim by such date, this Limited Guaranty shall terminate upon the date that such claim is finally satisfied or otherwise resolved by agreement of the parties hereto or pursuant to Section 11 hereof. If any payment or payments made by Parent or Merger Sub or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Guaranteed Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

        10.    No Recourse.     The Guarantors shall have no obligations under or in connection with this Limited Guaranty except as expressly provided by this Limited Guaranty. No liability shall attach to, and no recourse shall be had by the Guaranteed Party, any of its Affiliates or any Person purporting to claim by or through any of them or for the benefit of any of them, under any theory of liability (including without limitation by attempting to pierce a corporate or other veil or by attempting to compel any party to enforce any actual or purported right that they may have against any Person) against any former, current or future equity holders, controlling Person, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of any Guarantor, Merger Sub or Parent, or any former, current or future equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of any of the foregoing, excluding however the Guarantors, Parent and Merger Sub (each a "Non-Recourse Party" and collectively the "Non-Recourse Parties") in any way under or in connection with this Limited Guaranty, the Merger Agreement, any other agreement or instrument executed or delivered in connection with this Limited Guaranty or the Merger Agreement or the transactions contemplated hereby or thereby, except for claims (i) against any Guarantor and its successors and assigns under this Limited Guaranty pursuant to the terms hereof, (ii) for the avoidance of doubt, against Parent and Merger Sub and their respective successors and assigns under the Merger Agreement pursuant to the terms thereof, and (iii) against the Sponsor and its successors and assigns under the Equity Commitment Letter ((i), (ii) and (iii) together, the "Retained Claims"); provided that in the event any Guarantor (x) consolidates with or merges with any other person and is not the continuing or surviving entity of such consolidation or merger or (y) transfers or conveys all or a substantial portion of its properties and other assets to any person such that the aggregate sum of such Guarantor's remaining net assets plus uncalled capital is less than the Maximum Amount, then, and in each such case, the Guaranteed Party may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable Law, against such continuing or surviving entity or such person, as the case may be, but only if such Guarantor fails to satisfy its payment obligations hereunder and only to the extent of the liability of such Guarantor hereunder.

        11.    Governing Law; Jurisdiction.     This Limited Guaranty shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Limited Guaranty shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the New York State Supreme Court Commercial Division in and for New York County, New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner set forth in Section 8 or any other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any of the above-named courts for the purpose of any Action arising under the laws of the State of New York out of or relating to this Limited Guaranty brought by any party hereto and (b) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Limited Guaranty and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Limited Guaranty and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 11, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Limited Guaranty, or the subject matter hereof, may not be enforced in or by such courts.

        12.    Waiver of Jury Trial.     Each party hereto hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law any right it may have to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Limited Guaranty.

        13.    Counterparts.     This Limited Guaranty may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        14.    Severability.     If any term or other provision of this Limited Guaranty is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Limited Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Limited Guaranty may not be enforced against any Guarantor without giving effect to the Maximum Amount or the provisions set forth in Section 10 hereof. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guaranty so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        15.    No Third Party Beneficiaries.     Except for the rights of the Non-Recourse Parties provided hereunder, this Limited Guaranty shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this

Limited Guaranty is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein.

        16.    Miscellaneous.

        (a)   This Limited Guaranty, together with the Merger Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        (b)   No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantors in writing.

        (c)   The descriptive headings contained in this Limited Guaranty are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Limited Guaranty.

        (d)   Each of the parties to this Limited Guaranty acknowledges that it has been represented by independent counsel in connection with this Limited Guaranty and the transactions contemplated by this Limited Guaranty. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Limited Guaranty against the drafting party has no application and is expressly waived.

[The remainder of this page is left blank intentionally]

        IN WITNESS WHEREOF, the parties have caused this Limited Guaranty to be executed and delivered as of the date first written above.

GUARANTEED PARTY:
TAOMEE HOLDINGS LIMITED
By:	/s/ SAM LAWN
	Name:	Sam Lawn
	Title:	CFO

        IN WITNESS WHEREOF, the parties have caused this Limited Guaranty to be executed and delivered as of the date first written above.

GUARANTOR:
BENSON HAIBING WANG
/s/ BENSON HAIBING WANG

        IN WITNESS WHEREOF, the parties have caused this Limited Guaranty to be executed and delivered as of the date first written above.

GUARANTOR:
JOY UNION HOLDINGS LIMITED
By:	/s/ BENSON HAIBING WANG
	Name:	Benson Haibing Wang
	Title:	Director

 ANNEX F
LIMITED GUARANTY

        This Limited Guaranty (this "Limited Guaranty"), dated as of December 11, 2015, by Mr. Roc Yunpeng Cheng ("Mr. Cheng") and Charming China Limited ("Charming China") (each, a "Guarantor" and collectively, the "Guarantors"), in favor of Taomee Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Guaranteed Party"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

        This Limited Guaranty is one of three substantially identical guaranties (such other limited guaranties, the "Other Limited Guaranties"), with the other being made by Mr. Benson Haibing Wang, Joy Union Holdings Limited and Orient Ruide Capital Management (Shanghai) Co., Ltd. (the "Other Guarantors") to the Guaranteed Party on the date of this Limited Guaranty.

        1.    Limited Guaranty.     (a) To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date of this Limited Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among Orient TM Parent Limited, a Cayman Islands company ("Parent"), Orient TM Merger Limited, a Cayman Islands company ("Merger Sub") and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party, with the Guaranteed Party surviving the merger and become a wholly owned subsidiary of Parent, each Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, as the primary obligor and not merely as surety, on the terms and subject to the conditions herein, the due and punctual payment, performance and discharge of 10% of the payment obligations of Parent to the Guaranteed Party under Sections 6.08(b), 8.06(b) and 8.06(c) of the Merger Agreement as and when due (the "Guaranteed Obligations"), provided, that in no event shall the Guarantors' liability under this Limited Guaranty exceed an amount equal to (a) US$710,000 (the "Maximum Amount") minus (b) any portion of the Guaranteed Obligations actually paid by Parent or Merger Sub in accordance with the terms hereof and under the Merger Agreement; provided, further, that the Guarantors shall have no obligations with respect to the payment obligations of Parent under Sections 6.08(b) and 8.06(c) unless the underlying expenses are evidenced by invoice or other written evidence, in each case, to the reasonable satisfaction of the Guarantors. This Limited Guaranty may be enforced for the payment of money only. All payments hereunder shall be made in United States dollars, in immediately available funds. The Guarantors shall make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind, except as expressly provided in this Limited Guaranty. Each Guarantor acknowledges that the Guaranteed Party entered into the transactions contemplated by the Merger Agreement in reliance on this Limited Guaranty.

        (b)   Subject to the terms and conditions of this Limited Guaranty, if Parent fails to fully and timely discharge any of the Guaranteed Obligations when due, then all of the Guarantors' liabilities and obligations to the Guaranteed Party hereunder in respect of the Guaranteed Obligations shall, on demand, become immediately due and payable and each Guarantor hereby agrees to promptly fully perform and discharge, or to cause to be promptly fully performed or discharged, any such Guaranteed Obligations. In furtherance of the foregoing, each Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against any Guarantor for the Guaranteed Obligations (subject to the Maximum Amount), regardless of whether any action is brought against Parent, Merger Sub or any Other Guarantor, or whether Parent, Merger Sub or any Other Guarantor is joined in any action or actions. Each Guarantor agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder, but only to the extent that it has been finally determined in accordance with Section 11 that each Guarantor is liable for, but has failed to perform, the Guaranteed Obligations hereunder.

        (c)   The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guaranty were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against any Guarantor to prevent breaches of this Limited Guaranty and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. Each Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity (collectively, the "Prohibited Defenses").

        2.    Nature of Guaranty.     The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantors' obligations hereunder. Subject to the terms hereof, the Guarantors' liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, each Guarantor shall remain liable hereunder with respect to such Guaranteed Obligations (subject to the Maximum Amount) as if such payment had not been made. This Limited Guaranty is an unconditional guarantee of payment and not of collectibility.

        3.    Changes in Guaranteed Obligations, Certain Waivers.     Each Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of such Guarantor, extend the time of performance of any of the Guaranteed Obligations, and may also make any agreement with Parent, Merger Sub or with any other Person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent, Merger Sub or such other Person without in any way impairing or affecting the Guarantors' obligations under this Limited Guaranty or affecting the validity or enforceability of this Limited Guaranty. Each Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by Parent, Merger Sub and the Guaranteed Party in connection with any of the Guaranteed Obligations; (c) the addition, substitution, any legal or equitable discharge or release (in the case of a discharge or release, other than a discharge or release of any Guarantor with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge or release of Parent with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement) of any Guarantor or any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (e) the existence of any claim, set-off, judgment or other right which such Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party or any of their respective Affiliates, whether in connection with the Guaranteed Obligations or otherwise; (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; (g) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (h) any other act or omission that may in any manner or to any extent vary the risk of or to such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity (other than a discharge or release of the Guarantor with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge or release of Parent with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement); or (i) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations. To the fullest extent permitted by Law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. Each Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind (except for notices to be provided to Parent or Merger Sub pursuant to the Merger Agreement or notices expressly provided pursuant to this Limited Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than a breach by the Guaranteed Party of this Limited Guaranty). Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits. Each Guarantor hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, directly or indirectly, any proceeding asserting (i) the Prohibited Defenses, or (ii) subject to clause (ii) of the last sentence of Section 5 hereof, that this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms, in each case subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        4.    No Waiver; Cumulative Rights.     No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other contracts shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time subject to the terms and provisions hereof. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party's rights against Parent or Merger Sub or any other Person now or hereafter liable for any Guaranteed Obligations or interested in the transactions contemplated by the Merger Agreement prior to proceeding against any Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent or Merger Sub shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party.

        5.    No Subrogation.     Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Merger Sub with respect to any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under or in respect of this Limited Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent, Merger Sub or Other Guarantors, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent, Merger Sub or Other Guarantors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Limited Guaranty shall have been paid in full in immediately available funds. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Guaranteed Obligations and all other amounts payable under this Limited Guaranty, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied against all amounts payable by such Guarantor under this Limited Guaranty whether matured or unmatured, or to be held as collateral for any Guaranteed Obligations or all other amounts payable under this Limited Guaranty thereafter arising. Notwithstanding anything to the contrary contained in this Limited Guaranty or otherwise, the Guaranteed Party hereby agrees that subject to Section 3 hereof: (i) to the extent Parent or Merger Sub is relieved of any of the Guaranteed Obligations under the Merger Agreement, each Guarantor shall be similarly relieved of its corresponding payment obligations under this Limited Guaranty; and (ii) each Guarantor shall have all defenses to the payment of its obligations under this Limited Guaranty that would be available to Parent and/or Merger Sub under the Merger Agreement with respect to the Guaranteed Obligations, as well as any defenses in respect of any fraud or willful misconduct of the Guaranteed Party hereunder or any breach by the Guaranteed Party of any of the terms or provisions hereof.

        6.    Representations and Warranties.     Mr. Cheng hereby represents and warrants that (i) he has all requisite power and authority to execute, deliver and perform this Limited Guaranty; and (ii) the execution, delivery and performance of this Limited Guaranty do not, or will not, as the case may be, conflict with or violate any applicable Law or contractual restriction binding on the Guarantor or his assets.

        Charming China hereby represents and warrants that (i) it is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) it has all corporate power and authority to execute, deliver and perform this Limited Guaranty; and (iii) the execution, delivery and performance of this Limited Guaranty (A) have been duly authorized by all necessary corporate action, and (B) do not, or will not, as the case may be, conflict with or violate any provision of its organizational documents, applicable Law or contractual restriction binding on the Guarantor or its assets.

        Each Guarantor hereby represents and warrants that:

        (a)   except as is not, individually or in the aggregate, reasonably likely to impair or delay the Guarantor's performance of its obligations in any material respect, all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Limited Guaranty by the Guarantor;

        (b)   this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

        (c)   the Guarantor has the financial capacity to pay and perform his/its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill his/its obligations under this Limited Guaranty shall be available to the Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 9 hereof.

        7.    No Assignment.     The provisions of this Limited Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Limited Guaranty nor any rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that no assignment by either party shall relieve the assigning party of any of its obligations hereunder. Any purported assignment in violation of this Limited Guaranty will be null and void.

        8.    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested). All notices, requests, claims, demands and other communications hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

  (a)
  If to the Guarantors:

      c/o Taomee Holdings Limited
      16/F, Building No. A-2,
      No. 1528 Gumei Road, Xuhui District
      Shanghai 200233, People's Republic of China
      Attention: Roc Yunpeng Cheng
      Telephone: +86 21 6128 0056
      Email: roc@taomee.com

    with a copy to:

      Shearman & Sterling
      12th Floor, Gloucester Tower
      The Landmark, 15 Queen's Road Central
      Hong Kong
      Attention: Stephanie Tang
      Facsimile: +852 2140 0328
      Email: stephanie.tang@shearman.com

  (b)
  If to the Guaranteed Party:

      Taomee Holdings Limited
      16/F, Building No. A-2,
      No. 1528 Gumei Road, Xuhui District
      Shanghai 200233
      People's Republic of China
      Attention: Sam Lawn
      Telephone: +86 21 6128 0056
      Facsimile: +86 21 3367 4012
      Email: samlawn@taomee.com

    with a copy to:

      Ropes & Gray
      41st Floor, One Exchange Square
      8 Connaught Place
      Hong Kong
      Attention: James T. Lidbury
      Telephone: +852 3664 6521
      Facsimile: +852 3664 6454
      Email: James.Lidbury@ropesgray.com

        9.    Continuing Guaranty.     Subject to last sentence of Section 5, this Limited Guaranty shall remain in full force and effect and shall be binding on the Guarantors, its successors and assigns until all of the Guaranteed Obligations have been fully performed. Notwithstanding the foregoing, this Limited Guaranty shall terminate and the Guarantors shall have no further obligations under this Limited Guaranty as of the earlier of: (i) the Effective Time and (ii) the date falling ninety (90) days from the date of the termination of the Merger Agreement in accordance with its terms if the Guaranteed Party has not presented a bona fide written claim for payment of any Guaranteed Obligation to the Guarantors by such date; provided, that, if the Guaranteed Party has presented such a bona fide written claim by such date, this Limited Guaranty shall terminate upon the date that such claim is finally satisfied or otherwise resolved by agreement of the parties hereto or pursuant to Section 11 hereof. If any payment or payments made by Parent or Merger Sub or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Guaranteed Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

        10.    No Recourse.     The Guarantors shall have no obligations under or in connection with this Limited Guaranty except as expressly provided by this Limited Guaranty. No liability shall attach to, and no recourse shall be had by the Guaranteed Party, any of its Affiliates or any Person purporting to claim by or through any of them or for the benefit of any of them, under any theory of liability (including without limitation by attempting to pierce a corporate or other veil or by attempting to compel any party to enforce any actual or purported right that they may have against any Person) against any former, current or future equity holders, controlling Person, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of any Guarantor, Merger Sub or Parent, or any former, current or future equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of any of the foregoing, excluding however the Guarantors, Parent and Merger Sub (each a "Non-Recourse Party" and collectively the "Non-Recourse Parties") in any way under or in connection with this Limited Guaranty, the Merger Agreement, any other agreement or instrument executed or delivered in connection with this Limited Guaranty or the Merger Agreement or the transactions contemplated hereby or thereby, except for claims (i) against any Guarantor and its successors and assigns under this Limited Guaranty pursuant to the terms hereof, (ii) for the avoidance of doubt, against Parent and Merger Sub and their respective successors and assigns under the Merger Agreement pursuant to the terms thereof, and (iii) against the Sponsor and its successors and assigns under the Equity Commitment Letter ((i), (ii) and (iii) together, the "Retained Claims"); provided that in the event any Guarantor (x) consolidates with or merges with any other person and is not the continuing or surviving entity of such consolidation or merger or (y) transfers or conveys all or a substantial portion of its properties and other assets to any person such that the aggregate sum of such Guarantor's remaining net assets plus uncalled capital is less than the Maximum Amount, then, and in each such case, the Guaranteed Party may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable Law, against such continuing or surviving entity or such person, as the case may be, but only if such Guarantor fails to satisfy its payment obligations hereunder and only to the extent of the liability of such Guarantor hereunder.

        11.    Governing Law; Jurisdiction.     This Limited Guaranty shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Limited Guaranty shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the New York State Supreme Court Commercial Division in and for New York County, New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Action in the manner set forth in Section 8 or any other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any of the above-named courts for the purpose of any Action arising under the laws of the State of New York out of or relating to this Limited Guaranty brought by any party hereto and (b) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Limited Guaranty and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Limited Guaranty and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 11, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Limited Guaranty, or the subject matter hereof, may not be enforced in or by such courts.

        12.    Waiver of Jury Trial.     Each party hereto hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law any right it may have to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Limited Guaranty.

        13.    Counterparts.     This Limited Guaranty may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        14.    Severability.     If any term or other provision of this Limited Guaranty is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Limited Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Limited Guaranty may not be enforced against any Guarantor without giving effect to the Maximum Amount or the provisions set forth in Section 10 hereof. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guaranty so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        15.    No Third Party Beneficiaries.     Except for the rights of the Non-Recourse Parties provided hereunder, this Limited Guaranty shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this

Limited Guaranty is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein.

        16.    Miscellaneous.

        (a)   This Limited Guaranty, together with the Merger Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        (b)   No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantors in writing.

        (c)   The descriptive headings contained in this Limited Guaranty are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Limited Guaranty.

        (d)   Each of the parties to this Limited Guaranty acknowledges that it has been represented by independent counsel in connection with this Limited Guaranty and the transactions contemplated by this Limited Guaranty. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Limited Guaranty against the drafting party has no application and is expressly waived.

[The remainder of this page is left blank intentionally]

        IN WITNESS WHEREOF, the parties have caused this Limited Guaranty to be executed and delivered as of the date first written above.

GUARANTEED PARTY:
TAOMEE HOLDINGS LIMITED
By:	/s/ SAM LAWN
	Name:	Sam Lawn
	Title:	CFO

        IN WITNESS WHEREOF, the parties have caused this Limited Guaranty to be executed and delivered as of the date first written above.

GUARANTOR:
ROC YUNPENG CHENG
/s/ ROC YUNPENG CHENG

        IN WITNESS WHEREOF, the parties have caused this Limited Guaranty to be executed and delivered as of the date first written above.

GUARANTOR:
CHARMING CHINA LIMITED
By:	/s/ ROC YUNPENG CHENG
	Name:	Roc Yunpeng Cheng
	Title:	Director

 ANNEX G
Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238

238. Rights of dissenters

        (1)   A member of a constituent company incorporated under this Law shall be entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation.

        (2)   A member who desires to exercise his entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.

        (3)   An objection under subsection (2) shall include a statement that the member proposes to demand payment for his shares if the merger or consolidation is authorised by the vote.

        (4)   Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.

        (5)   A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of his decision to dissent, stating-

          (a)   his name and address;

          (b)   the number and classes of shares in respect of which he dissents; and

          (c)   a demand for payment of the fair value of his shares.

        (6)   A member who dissents shall do so in respect of all shares that he holds in the constituent company.

        (7)   Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of his shares and the rights referred to in subsections (12) and (16).

        (8)   Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase his shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his shares, the company shall pay to the member the amount in money forthwith.

        (9)   If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires-

          (a)   the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and

          (b)   the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.

        (10) A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).

G-1

        (11) At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

        (12) Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

        (13) The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.

        (14) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.

        (15) Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.

        (16) The enforcement by a member of his entitlement under this section shall exclude the enforcement by the member of any right to which he might otherwise be entitled by virtue of his holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

G-2

 ANNEX H
Opinion of Duff & Phelps

Confidential	December 11, 2015

Special Committee of Independent Directors
Taomee Holdings Limited
16/F, Building No. A-2, No. 1528 Gumei Road,
Xuhui District, Shanghai, China, 200233

Dear Members of the Special Committee:

        Taomee Holdings Limited (the "Company") has engaged Duff & Phelps, LLC ("Duff & Phelps") to serve as an independent financial advisor to the special committee of independent directors (the "Special Committee") of the board of directors (the "Board of Directors") of the Company (solely in its capacity as the Special Committee) to provide an opinion (this "Opinion") as of the date hereof as to the fairness, from a financial point of view, to the holders of ordinary shares, par value US$0.00002 per share, of the Company (individually, a "Share" and collectively, the "Shares"), other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement), and the holders of American Depositary Shares of the Company, each representing twenty Shares (each, an "ADS" and collectively, "ADSs"), other than ADSs representing Excluded Shares of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs).

Description of the Proposed Transaction

        It is Duff & Phelps' understanding that the Company, Orient TM Parent Limited ("Parent"), and Orient TM Merger Limited, a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation, and in connection with such merger, (a) each issued and outstanding Share (other than Excluded Shares and Dissenting Shares) will be cancelled in exchange for the right to receive US$0.1884 in cash per Share without interest (the "Per Share Merger Consideration"), and (b) each issued and outstanding ADS (other than ADSs representing Excluded Shares) will be cancelled in exchange for the right to receive US$3.767 in cash per ADS without interest (the "Per ADS Merger Consideration", and together with the Per Share Merger Consideration, the "Merger Consideration"). The above is collectively referred to as the "Proposed Transaction".

Scope of Analysis

        In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps' procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.
Reviewed the following documents:

a.
The Company's annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission ("SEC") for the years ended December 31, 2014 and 2013;

b.
The Company's unaudited financial statements for the nine months ended September 30, 2015 and the nine months ended September 30, 2014;

c.
A detailed financial projection model for the years ending December 31, 2015 through 2017, prepared and provided to Duff & Phelps by management of the Company, upon which Duff & Phelps has relied, with your consent, in performing its analysis (the "Management Projections");

d.
Other internal documents relating to the past and current business operations, financial conditions and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company;

e.
A letter dated November 2, 2015 from the management of the Company which made certain representations as to the Management Projections and the underlying assumptions for the Company (the "Management Representation Letter"); and

f.
Documents related to the Proposed Transaction, including a draft of the Merger Agreement dated December 8, 2015.

2.
Discussed the information referred to in paragraph 1 above and the business, operations and financial condition and prospects of the Company as well as the background and other elements of the Proposed Transaction with the management of the Company;

3.
Discussed with Company management its plans and intentions with respect to the management and operation of the business;

4.
Reviewed the historical trading price and trading volume of the Company's ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

5.
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and an analysis of premiums paid in selected transactions that Duff & Phelps deemed relevant; and

6.
Conducted such other analyses and inquiries and considered such other information and factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditionsp

        In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Special Committee's consent and without independent verification:

1.
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the Company management;

2.
Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by their respective counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.
Assumed that any estimates, evaluations, forecasts and projections including, without limitation, the Management Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available estimates and good faith judgment of the person furnishing the same, and Duff & Phelps has relied upon such matters in performing its analysis and expresses no opinion to such estimates, evaluations, forecasts and projections or the assumptions on which they are based;

4.
Assumed that (i) the Management Projections are the Company's most current financial projections available and are considered by management of the Company to be its best estimates of the Company's future financial performance and financial results, subject to the uncertainty, assumptions and approximation inherent in any projections, (ii) the assumptions supporting the Management Projections are both reasonable and achievable as of the date hereof and have been reviewed and approved by management of the Company, and (iii) Company management does not know of any facts that have occurred since the date the Management Projections were prepared that would lead them to believe that the Management Projections, taken as a whole, are misleading or inaccurate in any material respect;

5.
Assumed that information, data, opinions and other materials relating to the Company and the Proposed Transaction ("Information") provided to Duff & Phelps and representations made by Company management, either orally or in writing, are substantially accurate, did not and does not contain any untrue statement of material fact in respect of the Company and the Proposed Transaction, and did not and does not omit to state a material fact in respect of the Company and the Proposed Transaction necessary to make the Information not misleading in light of the circumstances under which the Information was provided. Items are considered material, regardless of size, if they involve an omission or misstatement of financial, accounting or other information that would reasonably be expected to change or influence the conclusions of a reasonable person relying thereon;

6.
Assumed that the representations and warranties made by all parties in the Merger Agreement and the Management Representation Letter are true and correct in all material respects and each party to the Merger Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party;

7.
Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form, including the Merger Agreement, conform in all material respects to the drafts reviewed;

8.
Assumed that there has been no material change in the assets, liabilities, financial condition, businesses, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps;

9.
Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in a timely manner in accordance with the Merger Agreement, without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all respects with all applicable laws;

10.
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any undue delay, limitation, restriction or condition that would have a material effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction; and

11.
Assumed any adjustments to the Merger Consideration pursuant to the Merger Agreement will not be material to our analyses or this Opinion.

        To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon for any purpose. Furthermore, in Duff & Phelps' analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction and as to which Duff & Phelps does not express any view or opinion in this Opinion.

        Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon the information made available to Duff & Phelps as of the date hereof and market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. Duff & Phelps has not undertaken to reaffirm or revise this Opinion or otherwise comment upon any event occurring after the date hereof and does not have any obligation to update, revise or reaffirm this Opinion.

        Duff & Phelps did not evaluate the Company's solvency or conduct an independent appraisal or physical inspection of any specific assets, properties or liabilities (contingent or otherwise) of the Company, nor was Duff & Phelps provided with any such appraisal or evaluation other than the contents of the Management Representation Letter. Duff & Phelps did not estimate, and expresses no opinion regarding, the liquidation value of any entity or business. Duff & Phelps did not negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company's perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Proposed Transaction. Duff & Phelps did not advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

        Duff & Phelps is not expressing any opinion as to the market price or value of the Company's Shares or ADSs (or anything else) after the announcement or the consummation of the Proposed Transaction (or any other time). This Opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company's credit worthiness, tax advice, or accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

        In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any of the Company's officers, directors or employees, or any class of such persons, relative to the Merger Consideration, or with respect to the fairness of any such compensation. In addition, this Opinion does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Shares and ADSs (excluding the Excluded Shares and the Dissenting Shares).

        This Opinion is furnished for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps' express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee, the Board of Directors, the Company, any other person including security holders of the Company should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

        This Opinion is solely that of Duff & Phelps, and the Company has agreed to indemnify and limit Duff & Phelps' liability in connection with this Opinion. This Opinion is confidential, and its use and disclosure is strictly limited.

Disclosure of Prior Relationships

        Duff & Phelps' affiliate, Duff & Phelps Securities, LLC ("DPS"), has acted as financial advisor to the Special Committee providing such financial and market related advice and assistance as requested by the Special Committee in connection with the Proposed Transaction, and will receive a fee for its services. In addition, the Company has agreed to reimburse certain expenses of Duff & Phelps and DPS (subject to a cap) and indemnify Duff & Phelps and DPS for certain liabilities. No portion of Duff & Phelps' fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. A portion of Duff & Phelps' fee is payable upon Duff & Phelps informing the Special Committee that it is prepared to render the Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

        Based upon and subject to the foregoing, Duff & Phelps is of the opinion that, as of the date hereof, the Per Share Merger Consideration to be received by the holders of the Shares (other than Excluded Shares and Dissenting Shares), and the Per ADS Merger Consideration to be received by the holders of the ADSs (other than ADSs representing Excluded Shares) in the Proposed Transaction, is fair from a financial point of view to such holders (without giving effect to any impact of the Proposed Transaction on any particular holder of the Shares or the ADSs other than in their capacity as a holder of the Shares or the ADSs).

        This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

/s/ Duff & Phelps, LLC
Duff & Phelps, LLC

 ANNEX I
Directors and Executive Officers of Each Filing Person

1.     Directors and Executive Officers of the Company

        The Company is a company organized under the laws of the Cayman Islands with its principal business address at 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, PRC. The telephone number of the Company at this address is +86 (21) 6128-0056. The name, business address, present principal employment and citizenship of each director and executive officer of the Company are set forth below

Name	Business Address	Present Principal Employment	Citizenship
Jason Liqing Zeng	*	Chairman of the Board of Directors of the Company	PRC
Benson Haibing Wang	*	Co-Founder, Director and Chief Executive Officer of the Company	PRC
Roc Yunpeng Cheng	*	Co-Founder, Director and President of the Company	PRC
Crow Zhen Wei	*	Co-Founder and Director of the Company	PRC
JP Gan	*	Managing director and member of the investment committee of Qiming Venture Partners; Independent Director of the Company	US
Shengwen Rong	*	Independent Director of the Company	US
Ted Lai	*	CEO of Zoodles; Independent Director of the Company	US
Changtian Wang	*	Chairman and CEO of Beijing Enlight Media Co., Ltd.; Independent Director of the Company	PRC
George Kuan	*	Sales leadership role at Nike Inc. Greater China; Independent Director of the Company	US
Sam Lawn	*	Chief Financial Officer of the Company	Taiwan

*
The business address of Jason Liqing Zeng, Benson Haibing Wang, Roc Yunpeng Cheng, Crow Zhen Wei, JP Gan, Shengwen Rong, Ted Lai, Changtian Wang, George Kuan and Sam Lawn is 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, PRC.

        Mr. Jason Liqing Zeng has served as our chairman of the board of directors since October 2008. Mr. Zeng founded Shenzhen Decent Investment Limited, an investment company that focuses on high-technology investment, in May 2007 and has served as the chairman since its inception. Previously, Mr. Zeng co-founded Tencent Holdings Limited, an Internet service company in China listed on the Hong Kong Stock Exchange, and served as its chief operating officer from 1999 to 2007. From 1993 to 1999, Mr. Zeng served as a manager in the Shenzhen Branch of China Telecom Corporation Limited, a company engaging in information service and wired telecommunications and broadband services in China and listed on the Hong Kong Stock Exchange and the New York Stock Exchange. Mr. Zeng is also an independent director of A8 Digital Music Holdings Limited, an integrated digital music company listed on the Hong Kong Stock Exchange, as well as a director of Shenzhen Ruigao, Shenzhen Taole Network Technology Co., Ltd, Shenzhen Kuaibo Technology Co., Ltd. and other several private companies. Mr. Zeng received his EMBA degree from China Europe International Business School in

China in 2007 and his bachelor's degree in computer communication from Xi'an Electronic Technology University in 1993.

        Mr. Benson Haibing Wang is one of the founders and the creative architect of many of our franchises. Mr. Wang is also our chief executive officer and has served as our director since October 2008. Prior to co-founding our company, Mr. Wang worked as a project manager at Tencent Technology (Shenzhen) Company Limited, a subsidiary of Tencent Holdings Limited, from 2004 to 2007. Mr. Wang is also a director of Gamespedia Holdings Limited and Shanghai Weiju. Mr. Wang has approximately ten years of experience in the development of online products in China and has formulated our current strategy and led our rapid growth. Mr. Wang received his bachelor's degree in electrical engineering and his master's degree in computer science from Huazhong University of Science and Technology in 2001 and 2004, respectively.

        Mr. Roc Yunpeng Cheng is one of our founders and our president. Mr. Cheng has served as our director since October 2008. Prior to co-founding our company, Mr. Cheng worked as an assistant general manager of the advertising department of Tencent Technology (Shenzhen) Company Limited from 2001 to 2007, primarily responsible for advertising business in East and South China. Mr. Cheng was a sales manager in the Shenzhen Branch of International Network Communications (Shanghai) Co., Ltd., a company engaging in Internet portal and related business, from 1999 to 2001. Ms. Cheng is also a director of Shanghai Taoyue Information Technology Co., Ltd., an online game development company, a director of Jiangxi Haomi Network Technology Co., Ltd., a company which develops family entertainment and education application on mobile and multi-screen platforms in China and Shanghai Weiju, a Hi-tech toy design and R&D company. Mr. Cheng has approximately 15 years of experience in marketing and operations. Mr. Cheng received his bachelor's degree in materials engineering from Harbin Institute of Technology in 1999.

        Mr. Crow Zhen Wei is one of our founders. Mr. Wei has served as our director since October 2008 and as our chief technology officer from October 2008 to February 2014. Prior to co-founding our company, Mr. Wei worked as a software engineer at Novell China Inc., a company engaging in infrastructure software business, from 2006 to 2007. Mr. Wei was a system architecture designer and project manager at Tencent Technology (Shenzhen) Company Limited from 2004 to 2006. Prior to that, Mr. Wei was a software engineer at Huawei Technologies Co., Ltd., a China-based telecom solutions provider, from July 2003 to December 2003. Mr. Wei has approximately 11 years of experience in software and Internet technology. Mr. Wei received his bachelor's degree in chemistry and his master's degree in computer science from University of Science and Technology of China in 1999 and 2003, respectively.

        Mr. JP Gan has served as our director since May 2009 and is currently our independent director. Mr. Gan has been serving as a managing director and a member of the investment committee of Qiming Venture Partners, a private equity firm affiliated to the Qiming Funds, since 2007. From 2005 to 2006, Mr. Gan was the chief financial officer of Kongzhong Corporation, a Nasdaq listed wireless Internet company. Prior to joining Kongzhong, Mr. Gan was a director of the Carlyle Group responsible for venture capital investments in the Greater China region from 2000 to 2005. Mr. Gan worked at the investment banking division of Merrill Lynch, in Hong Kong from 1999 to 2000, and worked at PricewaterhouseCoopers LLP in the United States from 1994 to 1997. Currently, Mr. Gan is also a director of Ctrip.com International Limited and Jiayuan.com International Ltd., both of which are NASDAQ-listed companies, a director of Playgame Sdn. Bhd, or Playgame, an affiliate of us, and a director of several private companies. Mr. Gan obtained his Masters of Business Administration from the University of Chicago Booth School of Business and his bachelor's degree in business administration from the University of Iowa.

        Mr. Shengwen Rong has served as our independent director since June 2011. From February 2012 to December 2014, Mr. Rong was the chief financial officer of UCWeb Inc., a leading provider of mobile Internet software technology and application services, which was acquired by Alibaba Group Holdings Limited (NYSE: BABA) in June 2014. From April 2010 to January 2012, Mr. Rong was the chief financial officer of Country Style Cooking Restaurant Chain Co., Ltd, a NYSE-listed company. Prior to that, Mr. Rong had been the chief financial officer of two privately held education companies in China since April 2008. From 2000 to 2008, Mr. Rong held multiple financial management positions at Google, Inc. Solectron Corp., and Siebel Systems. Mr. Rong also worked at PricewaterhouseCoopers as an auditor both in its Chicago and Beijing offices. Mr. Rong obtained a bachelor's degree in economics from Renmin University of China in 1991, a master's degree in professional accountancy from West Virginia University in 1996 and an MBA from the Booth School of Business at the University of Chicago in 2000. Mr. Rong is a certified public accountant in the United States.

        Mr. Ted Lai has served as our independent director since June 2012. Mr. Lai is currently CEO of Zoodles, a leading kids' educational mobile app company backed by HTC. Mr. Lai is also the co-founder and steering committee member of Angel Vest, a China based angel investor organization. Previously, Mr. Lai served as executive vice president for Asia of BBC Worldwide, responsible for strategic development across the Asia region, driving growth through new brand, product and service initiatives. Before joining BBC, Mr. Lai spent more than a decade working for Time Warner, including as senior vice president of Warner Bros. International TV. Previously, Mr. Lai was a business development and product management executive in the digital media industry, having worked in several high-profile companies, including idealab's FreePC from inception to merger and initial public offering. Mr. Lai also developed strategic plans for theme parks and location-based entertainment centers for the Walt Disney Company. Mr. Lai earned his MBA at Harvard Business School and master's and bachelor's degrees in engineering at Stanford University.

        Mr. Changtian Wang has served as our independent director since June 2012. Mr. Wang is the chairman and chief executive officer of Beijing Enlight Media Co., Ltd., a company listed on the Shenzhen Stock Exchange. Mr. Wang has more than twenty years' experience in media industry. Before founding Beijing Enlight Media Co., Ltd., Mr. Wang worked for some television channels and newspapers in China, such as Beijing Television. Mr. Wang is also director of JinHua Changfeng Information and Technology Co., Ltd., a Zhejiang-based instant messaging and internet value-added service provider, and is also the chairman or director of several companies which are affiliates or subsidiaries of Beijing Enlight Media Co., Ltd. Mr. Wang earned his bachelor's degree in journalism from Fudan University.

        Mr. George Kuan has served as our independent director since June 2012. Mr. Kuan is currently in a sales leadership role at Nike Inc. Greater China. Prior to joining Nike Inc. Greater China, Mr. Kuan worked at several well-known multinational corporations, including Coca-Cola (China) Beverages, Ltd., SAP, Oracle Corporation and BMC Software Inc. Mr. Kuan earned his bachelor's degree in business administration in finance from the University of Houston in 1996, his master of science in management and systems from New York University in 2004, and his Ph.D. in philosophy from the International School of Management in 2011.

        Mr. Sam Lawn has been our chief financial officer since April 2014. Prior to joining us, Mr. Lawn held a senior executive position at RenRen Inc. (NYSE: RENN) and served as the head of investor relations from 2011 to 2013. From 2009 to 2011, Mr. Lawn served as a research equity analyst at Oppenheimer and covered Internet, online gaming, and media companies in the Chinese ADR market. From 2008 to 2009, he worked as the senior director of business development of Lucky Dragon Group, a global supplier of fashion accessories listed on the Taiwan Stock Exchange. From 2004 to 2008, Mr. Lawn co-founded and served as president of Leap Inc. From 2003 to 2004, he was an operations manager for Universal Distribution Company. From 2001 to 2003, Mr. Lawn worked as a programming business analyst for Accenture Corp., a global management consulting firm. Mr. Lawn received his bachelor's degree in Operations Management Information Systems from Santa Clara University.

        During the last five years, none of the Company or any of its directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

2.     Directors and Executive Officers of Parent

        Parent is an exempted company incorporated under the laws of the Cayman Islands with its registered office located at the offices of Maricorp Services Ltd., P.O. Box 2075, George Town, Grand Cayman KY1-1105, Cayman Islands and its telephone number is +86 (21) 6332-5888. Parent has not engaged in any business except for the activities incident to its formation and in connection with the transactions contemplated by the Merger Agreement.

        The name, business address, present principal employment and citizenship of the sole director of Parent are set forth below. As of the date of this proxy statement, Parent does not have any executive officers.

Name	Business Address	Present Principal Employment	Citizenship
Hai Feng	36/F, Building No. 2, Orient International Financial Plaza 318 South Zhongshan Road Shanghai 200010 PRC	Director	PRC

        During the last five years, none of Parent or any of its directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

3.     Directors and Executive Officers of Merger Sub

        Merger Sub is an exempted company incorporated under the laws of the Cayman Islands with its registered office located at the offices of Maricorp Services Ltd., P.O. Box 2075, George Town, Grand Cayman KY1-1105, Cayman Islands and its telephone number as +86 (21) 6332-5888. Merger Sub has not engaged in any business except for the activities incident to its formation and in connection with the transactions contemplated by the Merger Agreement.

        The name, business address, present principal employment and citizenship of the sole director of Merger Sub are set forth below. As of the date of this proxy statement, Merger Sub does not have any executive officers.

Name	Business Address	Present Principal Employment	Citizenship
Hai Feng	36/F, Building No. 2, Orient International Financial Plaza 318 South Zhongshan Road Shanghai 200010 PRC	Director	PRC

        During the last five years, none of Merger Sub or any of its directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

4.     Directors and Executive Officers of Frontier Technology Holdings Limited

        Frontier Technology Holdings Limited is a British Virgin Islands business company, with its registered office located at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands, and its telephone number is +86 (21) 6128-0056 ("Frontier Technology"). The principal business of Frontier Technology is that of an investment holding company.

        The sole director of Frontier Technology Holdings Limited is Mr. Jason Liqing Zeng, whose name, business address, present principal employment and citizenship are set forth in the table above. As of the date of this proxy statement, Frontier Technology does not have any executive officers.

        During the last five years, none of Frontier Technology or any of its directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

5.     Directors and Executive Officers of Speednext Industrial Limited

        Speednext Industrial Limited is a British Virgin Islands business company, with its registered office located at Offshore Incorporations Limited, P.O Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, and its telephone number is +86 (21) 6128-0056. The principal business of Speednext Industrial Limited is that of an investment holding company.

        The sole director of Speednext Industrial Limited is Mr. Jason Liqing Zeng, whose name, business address, present principal employment and citizenship are set forth in the table above. As of the date of this proxy statement, Speednext Industrial Limited does not have any executive officers.

        During the last five years, none of Speednext Industrial Limited or any of its directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

6.     Directors and Executive Officers of Joy Union Holdings Limited

        Joy Union Holdings Limited is a company incorporated under the laws of the British Virgin Islands with its registered office located at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands and its telephone number is +86 (21) 6128-0056 ("Joy Union"). The principal business of Joy Union is that of an investment holding company.

        The sole director of Joy Union is Mr. Benson Haibing Wang, whose name, business address, present principal employment and citizenship are set forth in the table above. As of the date of this proxy statement, Joy Union does not have any executive officers.

        During the last five years, none of Joy Union or any of its directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement)

that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

7.     Directors and Executive Officers of Charming China Limited

        Charming China Limited is a company incorporated under the laws of the British Virgin Islands with its registered office located at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands and its telephone number is +86 (21) 6128-0056 ("Charming China"). The principal business of Charming China is that of an investment holding company.

        The sole director of Charming China is Mr. Roc Yunpeng Cheng, whose name, business address, present principal employment and citizenship are set forth in the table above. As of the date of this proxy statement, Charming China does not have any executive officers.

        During the last five years, none of Charming China or any of its directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

8.     Directors and Executive Officers of Orient Filing Persons and Its Controlling Persons

           (Dongzhengruibo (Shanghai) Investment Center (Limited Partnership)) ("Orient Ruibo") is a limited partnership formed under the laws of the PRC for the purpose of holding interests in the Parent and completing the transactions contemplated by the Merger. Orient Ruibo has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. The principal business address for Orient Ruibo is 36F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC, and its telephone number is +86 (21) 6332-5888.

        The general partner of Orient Ruibo is Orient Ruide Capital Management (Shanghai) Co., Ltd., a company incorporated under the laws of the PRC ("Orient Ruide"). Orient Ruide is principally engaged in the business of provision of investment management and consultancy services. The principal business address and telephone number for Orient Ruide is 36F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC, +86 (21) 6332-5888.

        Orient Ruide is directly wholly owned by Orient Securities Capital Company Limited, a company incorporated under the laws of the PRC ("Orient Capital"). Orient Capital is principally engaged in the business of making equity investments in private and public companies. The principal business address and telephone number for Orient Capital is 36F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC, +86 (21) 6332-5888.

        Orient Capital is directly wholly owned by Orient Securities Company Limited, a company incorporated under the laws of the PRC ("Orient Securities") and listed on the Shanghai Stock Exchange under the stock code of 600958. Orient Securities is a financial service firm providing securities brokerage, investment consultancy, and equity and debt financing services. The principal business address and telephone number for Orient Securities is 22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC, +86 (21) 6332-5888.

        The name, business address, present principal employment and citizenship of each director and executive officer of Orient Securities are set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Xinjun Pan	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Chairman	PRC
Jianxiong Wu	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Vice Chairman	PRC
Wenzhong Jin	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Director and President	PRC
Qian Zhang	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Director	PRC
Junhao Wu	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Director	PRC
Bin Chen	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Director	PRC
Xiang Li	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Director	PRC
Chao Xu	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Director	PRC
Bichang Chen	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Director	PRC
Yao Zhou	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Director	PRC
Zhiqiang Li	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Independent Director	PRC
Guoxiang Xu	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Independent Director	PRC
Xiuming Tao	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Independent Director	PRC
Anning Wei	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Independent Director	PRC

Name	Business Address	Present Principal Employment	Citizenship
Fei Pan	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Independent Director	PRC
Yucheng Yang	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Vice President and Board Secretary	PRC
Hong Shu	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Vice President	PRC
Jianhui Zhang	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Vice President and Finance Director	PRC
Weihua Du	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Vice President and Human Resources Director	PRC
Bing Yang	22, 23, and 25-29F, Building No. 2, Orient International Finance Center, 318 South Zhong Shan Road, Shanghai, the PRC	Chief Risk Officer and Compliance Director	PRC

        Orient Ruibo and Orient Ruide are collectively referred to herein as the "Orient Filing Persons."

        During the last five years, none of Orient Ruibo, Orient Ruide, Orient Capital, Orient Securities, or any of their directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

 ANNEX J
FORM OF PROXY CARD

TAOMEE HOLDINGS LIMITED

(Incorporated in the Cayman Islands with limited liability)
(NYSE Ticker: TAOM)

        FORM OF PROXY FOR EXTRAORDINARY GENERAL MEETING (OR ANY
ADJOURNMENT THEREOF) TO BE HELD AT THE OFFICES OF 16/F, BUILDING NO. A-2,
NO. 1528 GUMEI ROAD, XUHUI DISTRICT, SHANGHAI, CHINA
ON                                      AT                          (BEIJING TIME)

I/We, _______________________________________________________________________________________________________________________________________
Please Print Name(s)

of _________________________________________________________________________________________________________________________________________________
Please Print Address(es)

the undersigned, being the registered holder(s) of                          ordinary shares1, par value $0.00002 per share, of Taomee Holdings Limited (the "Company"), hereby (a) acknowledge the receipt of the notice of the extraordinary general meeting of the shareholders of the Company to be held on                                      at                          (Beijing time) (the "Extraordinary General Meeting") and the proxy statement, each dated                                     , and (b) appoint the Chairman of the Extraordinary General Meeting2 or                                      of                                     as my/our proxy to attend and act for me/us at the Extraordinary General Meeting and at any adjournment(s) or postponement(s) thereof, and in the event of a poll voting, to vote for me/us as indicated below, or if no such indication is given, as my/our proxy thinks fit.

	PROPOSALS	FOR [3]	AGAINST [3]	ABSTAIN [3]

1.	As a special resolution:	ú	ú	ú

THAT the Agreement and Plan of Merger, dated as of December 11, 2015 (the "Merger Agreement"), among Orient Tm Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Parent"), Orient TM Merger Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company (the Merger

1  Please insert the number of Ordinary shares registered in your name(s) to which this proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the Ordinary Shares in the Company registered in your name(s).

2  If any proxy other than the Chairman is preferred, strike out the words "THE CHAIRMAN OF THE EXTRAORDINARY GENERAL MEETING OR" and insert the name and address of the proxy desired in the space provided. A member may appoint one or more proxies to attend and vote in his or her stead. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALED BY THE PERSON(S) WHO SIGN(S) IT.

3  IMPORTANT: IF YOU WISH TO VOTE FOR THE RESOLUTION, TICK THE APPROPRIATE BOX MARKED "FOR." IF YOU WISH TO VOTE AGAINST THE RESOLUTION, TICK THE APPROPRIATE BOX MARKED "AGAINST." IF YOU WISH TO ABSTAIN FROM VOTING ON A PARTICULAR RESOLUTION, TICK THE APPROPRIATE BOX MARKED "ABSTAIN." Failure to complete any or all the boxes will entitle your proxy to cast his or her votes at his or her discretion.

J-1

Agreement being in the form attached as Annex A to the accompanying proxy statement and to be produced and made available for inspection at the extraordinary general meeting), the plan of merger (the "Plan of Merger") required to be registered with the Registrar of Companies in the Cayman Islands (the Plan of Merger being in the form attached as Annex B to the accompanying proxy statement and to be produced and made available for inspection at the extraordinary general meeting) in order to give effect to the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the "Merger"), and any and all transactions contemplated by the Merger Agreement and the Plan of Merger (collectively, the "Transactions"), including (i) the Merger and (ii) the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of the new memorandum and articles of association in the form attached as Appendix II to the Plan of Merger at the effective time of the Merger, be authorized and approved;

2.	As a special resolution:
THAT the directors of the Company be authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the Transactions, including the Merger;

3.	As ordinary resolution (if necessary):

THAT the extraordinary general meeting be adjourned in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Dated                                                              Signature(s)4

        This form of proxy must be completed, signed by the person registered in the register of members at the close of business in the Cayman Islands on                                      (Cayman Islands time) and returned to the Company's offices at 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai 200233, PRC, Attention: Investor Relations Department, no later than             , 2016 at              (Beijing time).

4  This form of proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must be executed either under seal or under the hand of an officer or attorney duly authorized to sign the same.

J-2

 ANNEX K
FORM OF ADS VOTING INSTRUCTIONS CARD

K-1

SPECIAL RESOLUTIONS

ORDINARY RESOLUTION

TAOMEE HOLDINGS LIMITED
JPMorgan Chase Bank, N.A., Depositary
P.O. Box 64507, St. Paul, MN 55164-0507

Voting Instruction Card

JPMorgan Chase Bank, N.A. (the "Depositary") has received notice that an Extraordinary General Meeting (the "Meeting") of Taomee Holdings Limited (the "Company") will be held at xx:xx xx (Beijing Time), on Xxxday, Xxxx xx, 2016, at 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District, Shanghai, China, for the purposes set forth on this card.

If you are desirous of having the Depositary, through its Nominee or Nominees, vote or execute a proxy to vote the Ordinary Shares represented by your ADSs FOR or AGAINST or to ABSTAIN from voting on the Resolutions to be proposed at the Meeting, kindly execute and forward to the Depositary, the attached Voting Instruction Card. The enclosed postage-paid envelope is provided for this purpose. This Voting Instruction Card should be executed in such a manner as to show clearly how you wish to vote in regard to each of the Company's Proposals. Alternatively, you may check the box instructing the Depositary to give a discretionary proxy to a person designated by the Company. The Voting Instruction Card MUST be forwarded in sufficient time to reach the Depositary before 12:00 p.m., Xxxxx xx, 2016. Only the registered holders of record as of the close of business on Xxxxx xx, 2016, will be entitled to execute the attached Voting Instruction Card.

The signatory, a registered holder of ADSs representing Ordinary Shares of the Company, of record on Xxxxx xx, 2016, hereby requests and authorizes the Depositary, through its Nominee or Nominees, to vote or execute a proxy to vote at the Meeting the underlying Ordinary Shares of the Company represented by such ADSs, in accordance with the instructions given below.

Please visit the following URL link to access the EGM materials on-line:
http://ir.taomee.com/phoenix.zhtml?c=243417&p=irol-egm-new

NOTE: In order to have the aforesaid securities voted, this Voting Instruction Card MUST be returned before 12:00 p.m., Xxxxx xx, 2016.

JPMorgan Chase Bank, N.A., Depositary

PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please see reverse side for Voting Instructions.

K-2

QuickLinks

  Exhibit (a)-(1)
TAOMEE HOLDINGS LIMITED NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2016
PROXY STATEMENT Dated , 2016 SUMMARY VOTING INSTRUCTIONS
TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING AND THE MERGER
SPECIAL FACTORS
MARKET PRICE OF THE COMPANY'S ADSs, DIVIDENDS AND OTHER MATTERS
THE EXTRAORDINARY GENERAL MEETING
THE MERGER AGREEMENT
PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS
DISSENTERS' RIGHTS
FINANCIAL INFORMATION
TRANSACTIONS IN SHARES AND ADSs
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY
FUTURE SHAREHOLDER PROPOSALS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
ANNEX A Merger Agreement AGREEMENT AND PLAN OF MERGER among ORIENT TM PARENT LIMITED, ORIENT TM MERGER LIMITED and TAOMEE HOLDINGS LIMITED Dated as of December 11, 2015
TABLE OF CONTENTS
ARTICLE I THE MERGER
Section 1.01 The Merger.
Section 1.02 Closing; Closing Date.
Section 1.03 Effective Time.
Section 1.04 Effects of the Merger.
Section 1.05 Memorandum and Articles of Association of Surviving Corporation.
Section 1.06 Directors and Officers.
ARTICLE II EFFECT ON ISSUED SECURITIES; EXCHANGE OF CERTIFICATES
Section 2.01 Effect of Merger on Issued Securities.
Section 2.02 Share Incentive Plans; Outstanding Company Equity Awards.
(a) Vesting Acceleration.
(b) Cash-out of Vested Awards.
(c) Assumption of Unvested Awards.
Section 2.03 Dissenting Shares.
Section 2.04 Surrender and Payment, etc.
(a) Paying Agent.
(b) Exchange Procedures.
(c) Lost Certificates.
(d) Untraceable Shareholders.
(e) Adjustments to Merger Consideration.
(f) Investment of Exchange Fund.
(g) Termination of Exchange Fund.
(h) No Liability.
(i) Withholding Rights.
(j) Transfer Taxes.
Section 2.05 No Transfers.
Section 2.06 Termination of Deposit Agreements.
Section 2.07 Agreement of Fair Value.
Section 2.08 No Further Dividends.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.01 Organization and Qualification.
Section 3.02 Memorandum and Articles of Association.
Section 3.03 Capitalization.
Section 3.04 Authority Relative to This Agreement; Fairness.
Section 3.05 No Conflict; Required Filings and Consents.
Section 3.06 Permits; Compliance with Laws.
Section 3.07 SEC Filings; Financial Statements.
Section 3.08 Proxy Statement.
Section 3.09 Absence of Certain Changes or Events.
Section 3.10 Absence of Litigation.
Section 3.11 Labor and Employment Matters.
Section 3.12 Real Property; Title to Assets.
Section 3.13 Intellectual Property.
Section 3.14 Taxes.
Section 3.15 No Secured Creditors; Bankruptcy.
Section 3.16 Material Contracts.
Section 3.17 Environmental Matters.
Section 3.18 Insurance.
Section 3.19 Interested Party Transactions.
Section 3.20 Anti-Takeover Provisions.
Section 3.21 Brokers.
Section 3.22 No Additional Representations.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Section 4.01 Corporate Organization.
Section 4.02 Memorandum and Articles of Association.
Section 4.03 Capitalization; No Prior Activities.
Section 4.04 Authority Relative to This Agreement.
Section 4.05 No Conflict; Required Filings and Consents.
Section 4.06 Financing.
Section 4.07 Brokers.
Section 4.08 Guaranties.
Section 4.09 Proxy Statement.
Section 4.10 Absence of Litigation.
Section 4.11 Solvency.
Section 4.12 Ownership of Company Shares.
Section 4.13 Independent Investigation.
Section 4.14 Buyer Group Contracts.
Section 4.15 Non-Reliance on Company Estimates.
ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER
Section 5.01 Conduct of Business by the Company Pending the Merger.
Section 5.02 Conduct of Business by Parent and Merger Sub Pending the Merger.
Section 5.03 No Control of Other Party's Business.
Section 5.04 Actions Taken at Direction of CEO or President.
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.01 Proxy Statement and Schedule 13E-3.
Section 6.02 Company Shareholders' Meeting.
Section 6.03 Access to Information; Confidentiality.
Section 6.04 No Solicitation of Transactions.
Section 6.05 Directors' and Officers' Indemnification and Insurance.
Section 6.06 Notification of Certain Matters.
Section 6.07 Financing.
Section 6.08 Financing Assistance.
Section 6.09 Further Action; Reasonable Best Efforts.
Section 6.10 Obligations of Merger Sub.
Section 6.11 Participation in Litigation.
Section 6.12 Resignations.
Section 6.13 Public Announcements.
Section 6.14 Stock Exchange Delisting.
Section 6.15 Takeover Statutes.
Section 6.16 Fees and Expenses.
Section 6.17 No Amendment to Equity Commitment Letter and Guaranties.
Section 6.18 Stamp Taxes.
ARTICLE VII CONDITIONS TO THE MERGER
Section 7.01 Conditions to the Obligations of Each Party.
(a) Shareholder Approval.
(b) No Injunction.
Section 7.02 Conditions to the Obligations of Parent and Merger Sub.
(a) Representations and Warranties.
(b) Agreements and Covenants.
(c) Material Adverse Effect.
(d) Officer Certificate.
Section 7.03 Conditions to the Obligations of the Company.
(a) Representations and Warranties.
(b) Agreements and Covenants.
(c) Officer Certificate.
Section 7.04 Frustration of Closing Conditions.
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER
Section 8.01 Termination by Mutual Consent.
Section 8.02 Termination by Either the Company or Parent.
Section 8.03 Termination by the Company.
Section 8.04 Termination by Parent.
Section 8.05 Effect of Termination.
Section 8.06 Fees Following Termination.
ARTICLE IX GENERAL PROVISIONS
Section 9.01 Non-Survival of Representations, Warranties and Agreements.
Section 9.02 Notices.
Section 9.03 Certain Definitions.
Section 9.04 Severability.
Section 9.05 Entire Agreement; Assignment.
Section 9.06 Parties in Interest.
Section 9.07 Specific Performance.
Section 9.08 Governing Law.
Section 9.09 Waiver of Jury Trial.
Section 9.10 Amendment.
Section 9.11 Waiver.
Section 9.12 Headings.
Section 9.13 Counterparts.
ANNEX A PLAN OF MERGER
ANNEX B PLAN OF MERGER
Appendix I
Appendix II
  Execution Version
ANNEX C-1 ROLLOVER AND SUPPORT AGREEMENT
ARTICLE 1 VOTING; GRANT AND APPOINTMENT OF PROXY
Section 1.01. Voting.
Section 1.02. Grant of Irrevocable Proxy; Appointment of Proxy.
Section 1.03. Restrictions on Transfers.
ARTICLE 2 NO SOLICITATION
Section 2.01. Restricted Activities.
Section 2.02. Notification.
Section 2.03. Capacity.
ARTICLE 3 ROLLOVER SHARES
Section 3.01. Cancellation of Rollover Shares.
Section 3.02. Subscription of Parent Shares.
Section 3.03. Rollover Closing.
Section 3.04. Deposit of Rollover Shares.
ARTICLE 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS
Section 4.01. Representations and Warranties.
Section 4.02. Covenants.
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT
ARTICLE 6 TERMINATION
ARTICLE 7 MISCELLANEOUS
Section 7.01. Notices.
Section 7.02. Severability.
Section 7.03. Entire Agreement.
Section 7.04. Specific Performance.
Section 7.05. Amendment; Waiver.
Section 7.06. Governing Law; Dispute Resolution.
Section 7.07. Waiver of Jury Trial.
Section 7.08. No Third Party Beneficiaries.
Section 7.09. Assignment; Binding Effect.
Section 7.10. No Presumption Against Drafting Party.
Section 7.11. Counterparts.
Schedule A Rollover Shares
  Execution Version
ANNEX C-2 AMENDED AND RESTATED ROLLOVER AND SUPPORT AGREEMENT
ARTICLE 1 VOTING; GRANT AND APPOINTMENT OF PROXY
Section 1.01. Voting.
Section 1.02. Grant of Irrevocable Proxy; Appointment of Proxy.
Section 1.03. Restrictions on Transfers.
ARTICLE 2 NO SOLICITATION
Section 2.01. Restricted Activities.
Section 2.02. Notification.
Section 2.03. Capacity.
ARTICLE 3 ROLLOVER SHARES
Section 3.01. Cancellation of Rollover Shares.
Section 3.02. Subscription of Parent Shares.
Section 3.03. Rollover Closing.
Section 3.04. Deposit of Rollover Shares.
ARTICLE 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS
Section 4.01. Representations and Warranties.
Section 4.02. Covenants.
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT
ARTICLE 6 TERMINATION
ARTICLE 7 MISCELLANEOUS
Section 7.01. Notices.
Section 7.02. Severability.
Section 7.03. Entire Agreement.
Section 7.04. Specific Performance.
Section 7.05. Amendment; Waiver.
Section 7.06. Governing Law; Dispute Resolution.
Section 7.07. Waiver of Jury Trial.
Section 7.08. No Third Party Beneficiaries.
Section 7.09. Assignment; Binding Effect.
Section 7.10. No Presumption Against Drafting Party.
Section 7.11. Counterparts.
Schedule A Rollover Shares
ANNEX D LIMITED GUARANTY
1. Limited Guaranty.
2. Nature of Guaranty.
3. Changes in Guaranteed Obligations, Certain Waivers.
4. No Waiver; Cumulative Rights.
5. No Subrogation.
6. Representations and Warranties.
7. No Assignment.
8. Notices.
9. Continuing Guaranty.
10. No Recourse.
11. Governing Law; Jurisdiction.
12. Waiver of Jury Trial.
13. Counterparts.
14. Severability.
15. No Third Party Beneficiaries.
16. Miscellaneous.
ANNEX E LIMITED GUARANTY
1. Limited Guaranty.
2. Nature of Guaranty.
3. Changes in Guaranteed Obligations, Certain Waivers.
4. No Waiver; Cumulative Rights.
5. No Subrogation.
6. Representations and Warranties.
7. No Assignment.
8. Notices.
9. Continuing Guaranty.
10. No Recourse.
11. Governing Law; Jurisdiction.
12. Waiver of Jury Trial.
13. Counterparts.
14. Severability.
15. No Third Party Beneficiaries.
16. Miscellaneous.
ANNEX F LIMITED GUARANTY
1. Limited Guaranty.
2. Nature of Guaranty.
3. Changes in Guaranteed Obligations, Certain Waivers.
4. No Waiver; Cumulative Rights.
5. No Subrogation.
6. Representations and Warranties.
7. No Assignment.
8. Notices.
9. Continuing Guaranty.
10. No Recourse.
11. Governing Law; Jurisdiction.
12. Waiver of Jury Trial.
13. Counterparts.
14. Severability.
15. No Third Party Beneficiaries.
16. Miscellaneous.
ANNEX G Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238
ANNEX H Opinion of Duff & Phelps
ANNEX I Directors and Executive Officers of Each Filing Person
ANNEX J FORM OF PROXY CARD TAOMEE HOLDINGS LIMITED
ANNEX K FORM OF ADS VOTING INSTRUCTIONS CARD